Exhibit 10.7

$391,000,000

AMENDED AND RESTATED

CREDIT AGREEMENT

Dated as of March 10, 2006

and Amended and Restated as of

March 2, 2011

among

SERENA SOFTWARE, INC.,

as Borrower,

and

The Several Lenders

from Time to Time Parties Hereto,

BARCLAYS BANK PLC,

as Administrative Agent and as Collateral Agent,

BARCLAYS CAPITAL,

as Lead Arranger and Bookrunner,

and

BARCLAYS CAPITAL,

as Syndication Agent

Cahill Gordon & Reindel LLP

80 Pine Street

New York, New York 10005

-i-

SECTION 6. [Reserved]		76

SECTION 7. Conditions Precedent to All Credit Events		76

7.1	No Default; Representations and Warranties	76
7.2	Notice of Borrowing; Letter of Credit Request	76

SECTION 8. Representations, Warranties and Agreements		77

8.1	Corporate Status	77
8.2	Corporate Power and Authority	77
8.3	No Violation	77
8.4	Litigation	77
8.5	Margin Regulations	78
8.6	Governmental Approvals	78
8.7	Investment Company Act	78
8.8	True and Complete Disclosure	78
8.9	Financial Condition; Financial Statements	78
8.10	Tax Returns and Payments	78
8.11	Compliance with ERISA	79
8.12	Subsidiaries	79
8.13	Intellectual Property, etc.	79
8.14	Environmental Laws	80
8.15	Properties	80
8.16	Solvency	80
8.17	Representations and Warranties in Merger Agreement	80
8.18	Subordination of Senior Subordinated Notes	80

SECTION 9. Affirmative Covenants		80

9.1	Information Covenants	80
9.2	Books, Records and Inspections	83
9.3	Maintenance of Insurance	83
9.4	Payment of Taxes	84
9.5	Consolidated Corporate Franchises	84
9.6	Compliance with Statutes, Regulations, etc.	84
9.7	ERISA	84
9.8	Maintenance of Properties	85
9.9	Transactions with Affiliates	85
9.10	End of Fiscal Years; Fiscal Quarters	85
9.11	Additional Subsidiary Guarantors and Grantors	85
9.12	Pledges of Additional Stock and Evidence of Indebtedness	85
9.13	Use of Proceeds	86
9.14	Further Assurances	86
9.15	Interest Rate Protection	86

SECTION 10. Negative Covenants		87

10.1	Limitation on Indebtedness	87
10.2	Limitation on Liens	90
10.3	Limitation on Fundamental Changes	91

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10.4	Limitation on Sale of Assets	93
10.5	Limitation on Investments	95
10.6	Limitation on Dividends	96
10.7	Limitations on Debt Payments and Amendments	97
10.8	Limitations on Sale Leasebacks	97
10.9	Consolidated Total Debt to Consolidated EBITDA Ratio	97
10.10	Consolidated EBITDA to Consolidated Interest Coverage Ratio	98
10.11	Capital Expenditures	98
10.12	Changes in Business	99

SECTION 11. Events of Default		99

11.1	Payments	99
11.2	Representations, etc.	99
11.3	Covenants	99
11.4	Default Under Other Agreements	100
11.5	Bankruptcy	100
11.6	ERISA	101
11.7	Guarantee	101
11.8	Pledge Agreement	101
11.9	Security Agreement	101
11.10	Mortgages	101
11.11	Judgments	101
11.12	Change of Control	102
11.13	Investors’ Right To Cure	102

SECTION 12. The Agents		103

12.1	Appointment	103
12.2	Delegation of Duties	103
12.3	Exculpatory Provisions	103
12.4	Reliance by Agents	104
12.5	Notice of Default	104
12.6	Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders	104
12.7	Indemnification	105
12.8	Administrative Agent in Its Individual Capacity	105
12.9	Successor Agents	106
12.10	Withholding Tax	106

SECTION 13. Miscellaneous		106

13.1	Amendments and Waivers	106
13.2	Notices	108
13.3	No Waiver; Cumulative Remedies	109
13.4	Survival of Representations and Warranties	109
13.5	Payment of Expenses and Taxes	109
13.6	Successors and Assigns; Participations and Assignments	110
13.7	Replacements of Lenders under Certain Circumstances	113
13.8	Adjustments; Set-off	113
13.9	Counterparts	114
13.10	Severability	114

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13.11	Integration	114
13.12	Waiver of Judicial Bond	114
13.13	GOVERNING LAW	115
13.14	Submission to Jurisdiction; Waivers; Service of Process	115
13.15	Acknowledgments	115
13.16	WAIVERS OF JURY TRIAL	115
13.17	Confidentiality	116
13.18	Direct Website Communications	116
13.19	USA PATRIOT Act	117
13.20	Preservation of Priority

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SCHEDULES

Schedule 8.12	Subsidiaries
Schedule 10.1	Closing Date Indebtedness
Schedule 10.2	Closing Date Liens
Schedule 10.5	Closing Date Investments

EXHIBITS

Exhibit A	Form of Guarantee
Exhibit B	Form of Perfection Certificate
Exhibit C	Form of Amended and Restated Pledge Agreement
Exhibit D	Form of Amended and Restated Security Agreement
Exhibit E	Form of Letter of Credit Request
Exhibit F	Reserved
Exhibit G	Reserved
Exhibit H	Form of Assignment and Acceptance
Exhibit I-1	Form of Promissory Note (2013 Term Loans)
Exhibit I-2	Form of Promissory Note (2016 Term Loans)
Exhibit I-3	Form of Promissory Note (2012 Revolving Credit Loans)
Exhibit I-4	Form of Promissory Note (2015 Revolving Credit Loans and Swingline Loans)
Exhibit I-5	Form of Promissory Note (New Term Loans)
Exhibit J	Form of Joinder Agreement
Exhibit K	Reserved
Exhibit L-1	Form of Pari Passu Intercreditor Agreement
Exhibit L-2	Form of Junior Lien Intercreditor Agreement

-v-

AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 2, 2011, among SERENA SOFTWARE, INC., a Delaware corporation (the “Company” or, the “Borrower”), the lending institutions from time to time become parties hereto (each a “Lender” and, collectively, the “Lenders”), BARCLAYS BANK PLC, as Administrative Agent and as Collateral Agent, BARCLAYS CAPITAL, as Lead Arranger and Bookrunner, and BARCLAYS CAPITAL, as Syndication Agent (collectively, in such capacities, the “Arranger”).

WHEREAS, the Borrower, the Lenders, Lehman Commercial Paper Inc., as administrative agent and as collateral agent, and certain other parties as arrangers, the documentation agent and the syndication agent are parties to a Credit Agreement, dated as of March 10, 2006 (the “Original Credit Agreement”);

WHEREAS, the Borrower has requested, and the Required Lenders (under and as defined in the Original Credit Agreement) have agreed, to amend and restate the Original Credit Agreement on the terms set forth herein.

WHEREAS, the Borrower has requested, and the 2015 Revolving Credit Lenders have agreed, to extend an aggregate principal amount of $20,000,000 of the Revolving Credit Loans (as defined in the Original Credit Agreement) and Revolving Credit Commitments (as defined in the Original Credit Agreement) to the 2015 Revolving Credit Maturity Date;

WHEREAS, the Borrower has requested, and the 2016 Term Lenders have agreed, to extend an aggregate principal amount of $191,101.014.20 of the Original Term Loans to the 2016 Term Loan Maturity Date (such extended term loans, the “2016 Term Loans”, and such portion of the Original Term Loans not so extended, the “2013 Term Loans”);

WHEREAS, the Lenders and Letter of Credit Issuer are willing to make available to the Borrower such term loans, revolving credit and letter of credit facilities upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

SECTION 1. Definitions.

1.1 Defined Terms.

(a) As used herein, the following terms shall have the meanings specified in this Section 1.1 unless the context otherwise requires (it being understood that defined terms in this Agreement shall include in the singular number the plural and in the plural the singular):

“2012 Final Date” shall mean, with respect to 2012 Revolving Credit Commitments, the date on which the 2012 Revolving Credit Commitments shall have terminated, no 2012 Revolving Credit Loans shall be outstanding and the 2012 Revolving Credit Lenders shall have no more Letter of Credit Exposure with respect to their 2012 Revolving Credit Commitments and 2012 Revolving Credit Loans.

“2012 Letter of Credit Fee” shall have the meaning provided in Section 4.1(b)(i).

“2012 Revolving Credit Commitment” shall mean, (a) with respect to each Revolving Credit Lender (as defined in the Original Credit Agreement) on the Restatement Effective Date which does not execute a signature page to the Amendment Agreement indicating that an amount of such

Lender’s Revolving Credit Commitment (as defined in the Original Credit Agreement) is to be extended and reclassified, the amount of the Revolving Credit Commitment of such Revolving Credit Lender (as defined in the Original Credit Agreement) which shall terminate on the 2012 Revolving Credit Maturity Date, as such Revolving Credit Commitment (as defined in the Original Credit Agreement) may be reduced from time to time pursuant to the terms hereof, (b) with respect to each Revolving Credit Lender (as defined in the Original Credit Agreement) on the Restatement Effective Date which does execute a signature page to the Amendment Agreement indicating that an amount of such Lender’s Revolving Credit Commitment (as defined in the Original Credit Agreement) is to be extended and reclassified, the amount of such Lender’s Revolving Credit Commitment that is not set forth opposite such Lender’s name on the signature page to the Amendment Agreement delivered by such Lender, as such 2012 Revolving Credit Commitment may be reduced from time to time pursuant to the terms hereof and (c) in the case of any Lender that receives an assignment of any portion of a 2012 Revolving Credit Commitment that was held by a 2012 Revolving Credit Lender on the Restatement Effective Date, the amount specified as such Lender’s “2012 Revolving Credit Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total 2012 Revolving Credit Commitment, as such 2012 Revolving Credit Commitment may be reduced from time to time pursuant to the terms hereof. The aggregate amount of the 2012 Revolving Credit Commitments as of the Restatement Effective Date is $55,000,000.

“2012 Revolving Credit Facility” shall mean the revolving credit facility represented by the 2012 Revolving Credit Commitments.

“2012 Revolving Credit Lender” shall mean a Lender providing a 2012 Revolving Credit Commitment.

“2012 Revolving Credit Loan” shall mean Revolving Credit Loans made by any 2012 Revolving Credit Lender pursuant to its 2012 Revolving Credit Commitment.

“2012 Revolving Credit Maturity Date” shall mean March 10, 2012 or, if such date is not a Business Day, the first Business Day thereafter.

“2013 Term Lender” shall mean, (a) as of the Restatement Effective Date, each Term Loan Lender (as defined in the Original Credit Agreement) with respect to any Original Term Loans of such Lender (or a portion thereof) that have not been extended (for each such Lender, the “2013 Term Loan Amount”) and (b) after the Restatement Effective Date, each Lender that holds a 2013 Term Loan.

“2013 Term Loans” shall have the meaning provided in the recitals to this Agreement. The aggregate principal amount of the 2013 Term Loans as of the Restatement Effective Date is $124,898,985.80.

“2013 Term Loan Amount” shall have the meaning provided in the definition of the term “2013 Term Lender.”

“2013 Term Loan Facility” shall mean the 2013 Term Loans.

“2013 Term Loan Maturity Date” shall mean March 10, 2013 or, if such date is not a Business Day, the first Business Day thereafter.

“2013 Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(b).

“2013 Term Loan Repayment Date” shall have the meaning provided in Section 2.5(b).

“2015 Final Date” shall mean, with respect to 2015 Revolving Credit Commitments and Letters of Credit, the date on which the 2015 Revolving Credit Commitments shall have terminated, no 2015 Revolving Credit Loans shall be outstanding and the 2015 Revolving Credit Lenders shall have no more Letter of Credit Exposure.

“2015 Letter of Credit Fee” shall have the meaning provided in Section 4.1(b)(ii).

“2015 Revolving Credit Commitment” shall mean, (a) with respect to each Revolving Credit Lender (as defined in the Original Credit Agreement) on the Restatement Effective Date, the amount set forth on the signature page to the Amendment Agreement as such Lender’s Revolving Credit Commitment (as defined in the Original Credit Agreement) that is to be extended and reclassified, as such 2015 Revolving Credit Commitment may be reduced from time to time pursuant to the terms hereof, (b) in the case of any Lender that receives an assignment of any portion of a 2015 Revolving Credit Commitment that was held by a 2015 Revolving Credit Lender on the Restatement Effective Date, the amount specified as such Lender’s “2015 Revolving Credit Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total 2015 Revolving Credit Commitment, as such 2015 Revolving Credit Commitment may be reduced from time to time pursuant to the terms hereof and (c) in the case of any 2015 Revolving Credit Lender that increases its 2015 Revolving Credit Commitment or becomes an New Revolving Loan Lender with respect to its 2015 Revolving Credit Commitment, in each case pursuant to Section 2.14, the amount specified in the applicable Joinder Agreement, as such 2015 Revolving Credit Commitment may be reduced from time to time pursuant to the terms hereof. The aggregate amount of the 2015 Revolving Credit Commitments as of the Restatement Effective Date is $20,000,000.

“2015 Revolving Credit Facility” shall mean the revolving credit facility represented by the 2013 Revolving Credit Commitments.

“2015 Revolving Credit Lender” shall mean a Lender providing a 2015 Revolving Credit Commitment.

“2015 Revolving Credit Loan” shall mean Revolving Credit Loans made by any 2015 Revolving Credit Lenders pursuant to its 2015 Revolving Credit Commitment.

“2015 Revolving Credit Maturity Date” shall mean March 10, 2015 or, if such date is not a Business Day, the first Business Day thereafter.

“2016 Term Lender” shall mean (a) as of the Restatement Effective Date, each Term Loan Lender (as defined in the Original Credit Agreement) with respect to any Original Term Loans of such Lender (or a portion thereof) that have been extended (for each such Lender, the “2016 Term Loan Amount”) and (b) after the Restatement Effective Date, each Lender that holds a 2016 Term Loan.

“2016 Term Loans” shall have the meaning provided in the recitals to this Agreement. The aggregate principal amount of the 2016 Term Loans as of the Restatement Effective Date is $191,101,014.20.

“2016 Term Loan Amount” shall have the meaning provided in the definition of the term “2016 Term Lender”.

“2016 Term Loan Facility” shall mean the 2016 Term Loans.

“2016 Term Loan Maturity Date” shall mean March 10, 2016 or, if such date is not a Business Day, the first Business Day thereafter; provided that if on the 180th day prior to March 10, 2016 (the “2016 Term Loan Trigger Date”), any of the original principal amount of the Senior Subordinated Notes remain outstanding with a final maturity date that is not later than 91 days later than March 10, 2016, the 2016 Term Loans outstanding shall be due and payable in full on and the 2016 Term Loan Maturity Date shall be, the 2016 Term Loan Trigger Date.

“2016 Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(b).

“2016 Term Loan Repayment Date” shall have the meaning provided in Section 2.5(b).

“ABR” shall mean for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1%.

“ABR Loan” shall mean each Loan that bears interest at a rate based on the ABR.

“Acquired EBITDA” shall mean, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined using such definitions as if references to the Borrower and its Subsidiaries therein were to such Pro Forma Entity and its Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in accordance with GAAP.

“Acquired Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA.”

“Adjusted Revolving Commitment” shall mean, at any time and with respect to any Credit Facility other than a Term Loan Facility, the aggregate Commitments with respect to such Credit Facility of all Lenders less the aggregate Commitments with respect to such Credit Facility of all Defaulting Lenders.

“Adjusted Total Extended Revolving Credit Commitment” shall mean, at any time, with respect to any Extension Series of Extended Revolving Credit Commitments (other than the 2015 Revolving Credit Commitments), the Total Extended Revolving Credit Commitment for such Extension Series (other than the 2015 Revolving Credit Commitments) less the aggregate Extended Revolving Credit Commitments of all Defaulting Lenders in such Extension Series.

“Adjusted Total Revolving Credit Commitment” shall mean at any time the Total Revolving Credit Commitment less the aggregate Revolving Credit Commitments of all Defaulting Lenders.

“Administrative Agent” shall have the meaning provided in the preamble to this Agreement.

“Administrative Agent’s Office” shall mean (a) its office located at 745 Seventh Avenue, 5th Floor, New York, New York 10019 and (b) such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“Administrative Questionnaire” shall have the meaning provided in Section 13.6(b).

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (b) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

“Agent Parties” shall have the meaning provided in Section 13.18(c).

“Agents” shall mean each of the Arranger, the Administrative Agent, the Collateral Agent and the Syndication Agent.

“Aggregate Revolving Credit Outstanding” shall have the meaning provided in Section 5.2(b).

“Agreement” shall mean this Amended and Restated Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Amendment Agreement” shall mean that certain agreement dated as of March 2, 2011, among the Borrower, the Administrative Agent, each 2015 Revolving Credit Lender (as defined therein), each 2016 Term Lender (as defined therein) and the Required Lenders (as defined in the Original Credit Agreement).

“Applicable ABR Margin” shall mean at any date, with respect to

(a) each ABR Term Loan that is a 2013 Term Loan, the applicable percentage per annum set forth below based upon the Status in effect on such date:

Status	Applicable ABR Margin for 2013 Term Loans
Level A Status	1.25%
Level B Status	1.00%

(b) each ABR Loan that is a 2012 Revolving Credit Loan, the applicable percentage per annum set forth below based upon the Status in effect on such date:

Status	Applicable ABR Margin for 2012 Revolving Credit Loans
Level I Status	1.50%
Level II Status	1.25%
Level III Status	1.00%
Level IV Status	0.75%

(c) each ABR Term Loan that is a 2016 Term Loan, the applicable percentage per annum set forth below based upon the Status in effect on such date:

Status	Applicable ABR Margin for 2016 Term Loans
Level A Status	3.25%

Level B Status	3.00%

and (d) each ABR Loan that is a 2015 Revolving Credit Loan or a Swingline Loan, the applicable percentage per annum set forth below based upon the Status in effect on such date:

Status	Applicable ABR Margin for 2015 Revolving Credit Loans and Swingline Loans
Level I Status	3.50%
Level II Status	3.25%
Level III Status	3.00%
Level IV Status	2.75%

“Applicable Amount” shall mean on any date (the “Reference Date”):

(A) the sum of, without duplication,

(i) for purposes of Section 10.5(g) and Section 10.5(i), (x) $50,000,000 plus (y) 100% of the cumulative amount of Excess Cash Flow for all fiscal years completed after the Closing Date (commencing with and including the fiscal year ending January 31, 2007) and prior to the Reference Date minus the portion of such Excess Cash Flow that has been (or will be) applied after the Closing Date and on or prior to the Reference Date to the prepayment of Loans in accordance with Section 5.2(a)(ii);

(ii) for purposes of Sections 10.6(c) and Section 10.7(a)(i), (x) $20,000,000 plus (y) 100% of the cumulative amount of Excess Cash Flow for all fiscal years completed after the Closing Date (commencing with and including the fiscal year ending January 31, 2007) and prior to the Reference Date minus the portion of such Excess Cash Flow that has been (or will be) applied after the Closing Date and on or prior to the Reference Date to the prepayment of Loans in accordance with Section 5.2(a)(ii), provided that the amount in clause (y) shall only be available if the Consolidated Total Debt to Adjusted EBITDA Ratio of the Borrower for the Test Period last ended is less than 6.00:1.00, determined on a pro forma basis after giving effect to any dividend or prepayment, repurchase or redemption actually made pursuant to Section 10.6(c) or 10.7(a)(i); plus

(B) the amount of any capital contributions (other than the Equity Investments and any Cure Amount) made in cash to the Borrower from and including the Business Day immediately following the Closing Date through and including the Reference Date, including contributions with proceeds from the issuance of equity securities of the Borrower, minus

(C) in each case, the portion of such amount used since the Closing Date and prior to the Reference Date to make Investments pursuant to Section 10.5(g) or 10.5(i), to pay dividends pursuant to Section 10.6(c) and/or to make prepayments, repurchases and redemptions pursuant to Section 10.7(a)(i), as applicable.

“Applicable LIBOR Margin” shall mean at any date, with respect to

(a) each LIBOR Term Loan that is a 2013 Term Loan, the applicable percentage per annum set forth below based upon the Status in effect on such date:

Status	Applicable LIBOR Margin for 2013 Term Loans
Level A Status	2.25%
Level B Status	2.00%

(b) each LIBOR Loan that is a 2012 Revolving Credit Loan, the applicable percentage per annum set forth below based upon the Status in effect on such date:

Status	Applicable LIBOR Margin for 2012 Revolving Credit Loans
Level I Status	2.50%
Level II Status	2.25%
Level III Status	2.00%
Level IV Status	1.75%

(c) each LIBOR Term Loan that is a 2016 Term Loan, the applicable percentage per annum set forth below based upon the Status in effect on such date:

Status	Applicable LIBOR Margin for 2016 Term Loans
Level A Status	4.25%
Level B Status	4.00%

and (d) each LIBOR Loan that is a 2015 Revolving Credit Loan, the applicable percentage per annum set forth below based upon the Status in effect on such date:

Status	Applicable LIBOR Margin for 2015 Revolving Credit Loans
Level I Status	4.50%
Level II Status	4.25%
Level III Status	4.00%
Level IV Status	3.75%

“Approved Fund” shall have the meaning provided in Section 13.6.

“Arranger” shall have the meaning provided in the preamble to this Agreement.

“Asset Sale Prepayment Event” shall mean any Disposition of any business units, assets or other property of the Borrower or any of the Restricted Subsidiaries not in the ordinary course of business (including any Disposition of any Stock or Stock Equivalents of any Subsidiary of the Borrower owned by the Borrower or a Restricted Subsidiary, including any sale of any Stock or Stock Equivalents of any Restricted Subsidiary). Notwithstanding the foregoing, the term “Asset Sale Prepayment Event” shall not include any transaction permitted by Section 10.4, other than transactions permitted by Sections 10.4(b) and (e).

“Assignment and Acceptance” shall mean an assignment and acceptance substantially in the form of Exhibit H.

“Authorized Officer” shall mean the President, the Chief Financial Officer, the Treasurer or any other senior officer of the Borrower designated as such in writing to the Administrative Agent by the Borrower.

“Available Commitments” shall mean, at any time, an amount equal to the excess, if any, of (a) the Total Revolving Credit Commitment over (b) the sum of (i) the aggregate principal amount of all Revolving Credit Loans then outstanding and (ii) the aggregate Letters of Credit Outstanding at such time.

“Bankruptcy Code” shall have the meaning provided in Section 11.5.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” shall have the meaning provided in the preamble to this Agreement.

“Borrowing” shall mean (a) Loans of the same Class and Type, made, converted or continued on the same date and having a single Maturity Date and, in the case of LIBOR Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a LIBOR Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases, but excluding any amount representing capitalized interest) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheet of the Borrower and its Subsidiaries, provided that the term “Capital Expenditures” shall not include (a) expenditures made in connection with the replacement, substitution, restoration or repair of assets (i) to the extent financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced, restored or repaired or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (b) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (c) the purchase of plant, property or equipment made within twenty-one months of the sale of any asset to the extent purchased with the proceeds of such sale, (d) expenditures that constitute any part of Consolidated Lease Expense, (e) expenditures that are accounted for as capital expenditures by the Borrower or any Restricted Subsidiary and that actually are paid for by a Person other than the Borrower or any Restricted Subsidiary and for which neither the Borrower nor any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period), (f) the book value of any asset owned by the Borrower or any Restricted Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period, provided that (x) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period in which such expenditure actually is made and (y) such book value shall have been included in Capital Expenditures when such asset was originally acquired, (g) expenditures that constitute Permitted Acquisitions or (h) Transaction Expenses.

“Capital Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person.

“Capitalized Lease Obligations” shall mean, as applied to any Person, all obligations under Capital Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

“Casualty Event” shall mean, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking by a Governmental Authority of, such property for which such Person or any of its Restricted Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

“Change in Law” shall mean (a) the adoption of any law, treaty, order, policy, rule or regulation after the date of this Agreement, (b) any change in any law, treaty, order, policy, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by the Lender with any guideline, request or directive issued or made after the Closing Date by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law).

“Change of Control” shall mean and be deemed to have occurred if (a) the Sponsor and the Management Investors shall at any time not own, in the aggregate, directly or indirectly, beneficially and of record, at least 35% of the voting power of the outstanding Voting Stock of the Borrower (other than as the result of one or more widely distributed underwritten offerings of the common stock of the Borrower or any direct or indirect parent thereof, in each case whether by such parent, the Sponsor or the Management Investors); or (b) any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) shall at any time have acquired direct or indirect beneficial ownership of a percentage of the voting power of the outstanding Voting Stock of the Borrower that exceeds the percentage of the voting power of such Voting Stock then beneficially owned, in the aggregate, by the Sponsor and the Management Investors, unless, in the case of either clause (a) or (b) above, the Sponsor and the Management Investors have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors of the Borrower; or (c) Continuing Directors shall not constitute at least a majority of the board of directors of the Borrower; or (d) at any time, a Change of Control (as defined in the Senior Subordinated Notes Indenture) shall have occurred.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are 2012 Revolving Credit Loans, 2015 Revolving Credit Loans, 2013 Term Loans, 2015 Term Loans, Extended Revolving Credit Loans (of the same Extension Series), other than the 2015 Revolving Credit Loans, Extended Term Loans (of the same Extension Series), other than the 2016 Term Loans, New Term Loans (of each Series) or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a 2013 Revolving Credit Commitment, a 2015 Revolving Credit Commitment, an Extended Revolving Credit Commitment (of the

same Extension Series) other than the 2015 Revolving Credit Commitments, or a New Term Loan Commitment.

“Closing Date” shall mean March 10, 2006, the date of the initial Borrowing under the Original Credit Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Collateral” shall have the meaning provided in any Pledge Agreement, any Security Agreement, any Mortgage or any other Security Document, as applicable.

“Collateral Agent” shall mean Barclays Bank PLC, as collateral agent for the Lenders and the other Secured Parties.

“Commitment Fee Rate” shall mean, with respect to any commitment fee payable pursuant to Section 4.1(a), on any day, the rate per annum set forth below opposite the Status in effect on such day:

Status	Commitment Fee Rate
Level 1 Status	0.500%
Level 2 Status	0.375%

“Commitments” shall mean, with respect to each Lender (to the extent applicable), such Lender’s 2013 Revolving Credit Commitment, 2015 Revolving Credit Commitment, Extended Revolving Credit Commitment, other than 2015 Revolving Credit Commitment or New Term Loan Commitment, if any.

“Communications” shall have the meaning provided in Section 13.18(a).

“Company” shall have the meaning provided in the preamble to this Agreement.

“Company Material Adverse Effect” shall mean any change, event, circumstance or development that, individually or in the aggregate, has had or is reasonably likely to result in a material adverse change, event, circumstance or development with respect to, or material adverse effect on (any of the foregoing an “Effect”), the business, assets, liabilities, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or any event that would materially impede the ability of the Company to effect the consummation of the transactions contemplated by the Merger Agreement; provided, however, that none of the following, to the extent occurring after the Closing Date, shall constitute, or shall be considered in determining whether there has occurred, a Company Material Adverse Effect: (i) any Effect resulting from general national or world economic conditions and any acts of war or terrorism, except to the extent that such Effects disproportionately affect the Company and its subsidiaries in any significant respect relative to other participants in the industries or markets in which they operate; (ii) any Effect resulting from the announcement of the execution of the Merger Agreement or the pendency of the Merger; (iii) any Effect resulting from changes in law, rule or regulations or generally accepted accounting principles or the interpretation thereof, except to the extent that such Effects disproportionately affect the Company and its subsidiaries in any significant respect relative to other participants in the industries or markets in which they operate; (iv) any Effect resulting from any action (or failure to act) outside the ordinary course of business of the Company and its subsidiaries required to be taken pursuant to the Merger Agreement (other than consummation of the Merger); (v) a decline in the price of the Company’s common stock on The NASDAQ National Market (it being understood that the facts and circumstances giving rise to such decline may be deemed to constitute and shall be taken into account in determining whether there has been a Company Material Adverse Effect); (vi) any failure by the Company to meet published financial projections, in and of itself (it being understood that the facts and circumstances giving rise to such failure to meet published financial projections may be considered and shall be taken into account in determining whether there has been a Company Material Adverse Effect); and (vii) any litigation relating to an alleged breach of fiduciary duty in connection with the Merger Agreement or any Effect resulting from such litigation.

“Confidential Information” shall have the meaning provided in Section 13.17.

“Confidential Information Memorandum” shall mean the Confidential Information Memorandum of the Borrower dated February, 2006, delivered to the Lenders in connection with this Agreement.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, plus:

(a) without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) total interest expense and to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, and costs of surety bonds in connection with financing activities,

(ii) provision for taxes based on income, profits or capital of the Borrower and the Restricted Subsidiaries, including state, franchise and similar taxes and foreign withholding taxes paid or accrued during such period,

(iii) depreciation and amortization (including any amortization of acquired technology),

(iv) Non-Cash Charges,

(v) extraordinary losses and unusual or non-recurring charges, severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans,

(vi) restructuring charges or reserves (including any one-time costs incurred in connection with acquisitions after the Closing Date and to closure and/or consolidation of facilities),

(vii) any deductions attributable to minority interests,

(viii) the amount of management, monitoring, consulting and advisory fees and related expenses paid to the Sponsor, and

(ix) any costs or expenses incurred by the Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Stock or Stock Equivalents of the Borrower (other than preferred Stock or preferred Stock Equivalents that are not Qualified PIK Securities), less

(b) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) extraordinary gains and unusual or non-recurring gains,

(ii) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period),

(iii) gains on asset sales (other than asset sales in the ordinary course of business),

(iv) any net after-tax income from the early extinguishment of Indebtedness or hedging obligations or other derivative instruments, and

(v) all gains from investments recorded using the equity method,

in each case, as determined on a consolidated basis for the Borrower and the Restricted Subsidiaries in accordance with GAAP; provided that, to the extent included in Consolidated Net Income,

(i) there shall be excluded in determining Consolidated EBITDA currency translation gains and losses related to currency remeasurements of Indebtedness (including the net loss or gain resulting from Hedge Agreements for currency exchange risk),

(ii) there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of Statement of Financial Accounting Standards No. 133,

(iii) for purposes of Section 6.17 only, there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from investment gains or losses resulting from the liquidation or disposition of Investments the proceeds of which will be used to finance the Merger, and

(iv) there shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by the Borrower or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) to the extent not subsequently sold, transferred, abandoned or otherwise disposed by the Borrower or such Restricted Subsidiary (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion), and (B) an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) as specified in a Pro Forma Adjustment Certificate and delivered to the Lenders and the Administrative Agent and (C) there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred, abandoned or otherwise disposed of, closed or classified as discontinued operations by the Borrower or any Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”) and the Acquired EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition or conversion).

“Consolidated Interest Coverage Ratio” shall mean, for any Test Period, the ratio of (x) Consolidated EBITDA for such Test Period to (y) Consolidated Interest Expense for such Test Period.

“Consolidated Interest Expense” shall mean, for any period, the cash interest expense (including that attributable to Capital Leases in accordance with GAAP), net of cash interest income, of the Borrower and the Restricted Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and the Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Hedge Agreements (other than currency swap agreements, currency future or option contracts and other similar agreements), but excluding, however, amortization of deferred financing costs and any other amounts of non-cash interest, all as calculated on a consolidated basis in accordance with GAAP, provided that for purposes of the definition of the term “Permitted Acquisition” and Sections 10.3 and 10.10, there shall be included in determining Consolidated Interest Expense for any period the cash interest expense (or income) of any Acquired Entity or Business acquired during such period based on the cash interest expense (or income) of such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition or conversion) assuming any Indebtedness incurred or repaid in connection with any such acquisition or conversion had been incurred or prepaid on the first day of such period. Notwithstanding anything to the contrary contained herein, for purposes of determining Consolidated Interest Expense for any period ending prior to the first anniversary of the Closing Date, Consolidated Interest Expense shall be an amount equal to actual Consolidated Interest Expense from the Closing Date through the date of determination multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days from the Closing Date through the date of determination.

“Consolidated Lease Expense” shall mean, for any period, all rental expenses of the Borrower and the Restricted Subsidiaries during such period under operating leases for real or personal property (including in connection with Permitted Sale Leasebacks), excluding real estate taxes, insurance costs and common area maintenance charges and net of sublease income, other than (a) obligations under vehicle leases entered into in the ordinary course of business, (b) all such rental expenses associated with assets acquired pursuant to a Permitted Acquisition to the extent that such rental expenses relate to operating leases in effect at the time of (and immediately prior to) such acquisition and (c) Capitalized Lease Obligations, all as determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from Consolidated Lease Expense for any period the rental expenses of all Unrestricted Subsidiaries for such period to the extent otherwise included in Consolidated Lease Expense.

“Consolidated Net Income” shall mean, for any period, the net income (loss) of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication, (a) extraordinary items for such period, (b) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income, (c) in the case of any period that includes a fiscal quarter ending prior to or during the fiscal year ending January 31, 2007, Transaction Expenses, (d) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, recapitalization, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, (e) any income (loss) for such period attributable to the early extinguishment of Indebtedness and (f) accruals and reserves that are established that are so required to be established or adjusted as a result of the Transactions in accordance with GAAP or changes as a result of adoption of or modification of accounting policies, in each case, within twelve months after the Closing Date. There shall be excluded from Consolidated Net Income for any period the purchase accounting effects of adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries), as a result of the Transactions, any consummated acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development).

“Consolidated Senior Debt” shall mean at any time, (a) all Consolidated Total Debt of the Borrower and its Restricted Subsidiaries minus (b) the aggregate amount of Subordinated Indebtedness of the Borrower and its Restricted Subsidiaries.

“Consolidated Senior Debt to Consolidated EBITDA Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Senior Debt as of the last day of the relevant Test Period to (b) Consolidated EBITDA for such Test Period.

“Consolidated Total Debt” shall mean, as of any date of determination, (a) the sum of all Indebtedness of the types described in clause (a) and, clause (e) of the definition thereof actually owing by the Borrower and the Restricted Subsidiaries on such date determined on a consolidated basis (provided that the amount of any Capitalized Lease Obligations or any such Indebtedness issued at a discount to its face value shall be determined in accordance with GAAP) minus (b) the aggregate cash included in the cash accounts listed on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as at such date in excess of $5,000,000 to the extent the use thereof for application to payment of Indebtedness is not prohibited by law or any contract to which the Borrower or any of the Restricted Subsidiaries is a party minus, without duplication of any amounts deducted under the preceding clause (b), (c) the aggregate amount of cash, if any, that has been deposited as of such date in a segregated account for the Conversion, repayment or repurchase of the Existing Convertible Securities in accordance with their terms.

“Consolidated Total Debt to Consolidated EBITDA Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Total Debt as of the last day of the relevant Test Period to (b) Consolidated EBITDA for such Test Period.

“Consolidated Working Capital” shall mean, at any date, the excess of (a) the sum of all amounts (other than cash, cash equivalents and bank overdrafts) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries on such date, but excluding (i) the current portion of any Funded Debt (including the current portion of Capital Lease Obligations), (ii) without duplication of clause (i) above, all Indebtedness consisting of Loans and Letter of Credit Exposure to the extent otherwise included therein and (iii) the current portion of deferred income taxes.

“Continuing Director” shall mean, at any date, an individual (a) who is a member of the board of directors of the Borrower on the Closing Date, (b) who, as at such date, has been a member of such board of directors for at least the 12 preceding months, (c) who has been nominated to be a member of such board of directors, directly or indirectly, by the Sponsor or Persons nominated by the Sponsor or (d) who has been nominated to be a member of such board of directors by a majority of the other Continuing Directors then in office.

“Contract Consideration” shall have the meaning provided in the definition of Excess Cash Flow.

“Conversion” means, to the extent not already converted, the ability of the Existing Convertible Securities to become convertible into cash upon the terms and subject to the conditions set forth in the indenture with respect to such securities.

“Converted Restricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA.”

“Credit Documents” shall mean this Agreement, the Security Documents, each Letter of Credit and any Notes issued by the Borrower hereunder.

“Credit Event” shall mean and include the making (but not the conversion or continuation) of a Loan and the issuance of a Letter of Credit.

“Credit Facilities” shall mean, collectively, each category of Commitments and/or each category of Term Loans and each extension of credit hereunder.

“Credit Facility” shall mean a category of Commitments and extensions of credit thereunder.

“Credit Party” shall mean each of the Borrower, the Subsidiary Guarantors and each other Subsidiary of the Borrower that is a party to a Credit Document.

“Cure Amount” shall have the meaning provided in Section 11.13(a).

“Cure Right” shall have the meaning provided in Section 11.13(a).

“Debt Incurrence Prepayment Event” shall mean any issuance or incurrence by the Borrower or any of the Restricted Subsidiaries of any Indebtedness (excluding any Indebtedness permitted to be issued or incurred under Section 10.1(A), other than Section 10.1(A)(o)).

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, examinership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” shall mean any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean a Lender that (i) has failed for two or more Business Days to comply with its obligations under this Agreement to make a Term Loan, Revolving Credit Loan, Extended Revolving Credit Loan, make a payment to the Letter of Credit Issuer in respect of an L/C Participation and/or make a payment to the Swingline Lender in respect of a Swingline Loan (each a “Lender Funding Obligation”), in each case, required to be funded hereunder, (ii) has notified the Administrative Agent, or has stated publicly, that it will not comply with any such Lender Funding Obligation hereunder (absent a good faith dispute), (iii) has, for three or more Business Days, failed to confirm in writing to the Administrative Agent, in response to a written request of the Administrative Agent or the Borrower (based on the reasonable belief that it may not fulfill its Lender Funding Obligations), that it will comply with its Lender Funding Obligations hereunder (absent a good faith dispute); provided, that any such Lender shall cease to be a Defaulting Lender under this clause (iii) upon receipt of such confirmation by the Administrative Agent, or (iv) with respect to which a Lender Insolvency Event has occurred and is continuing (provided that neither the reallocation of Lender Funding Obligations provided for in Section 2.16 as a result of a Lender being a Defaulting Lender nor the performance by Non-Defaulting Lenders of such reallocated Lender Funding Obligations will by themselves cause the relevant Defaulting Lender to become a Non-Defaulting Lender). The Administrative Agent will promptly send to all parties hereto a copy of any notice to the Borrower provided for in this definition.

“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 10.4(b) or Section 10.4(c) that is designated as Designated Non-Cash Consideration pursuant to a certificate of an Authorized Officer of the Borrower setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

“Disposed EBITDA” shall mean, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Sold Entity or Business or Converted Unrestricted Subsidiary and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business.

“Disposition” shall have the meaning provided in Section 10.4(b).

“Dividends” or “dividends” shall have the meaning provided in Section 10.6.

“Drawing” shall have the meaning provided in Section 3.4(b).

“Environmental Claims” shall mean any and all actions, suits, orders, decrees, demands, demand letters, claims, liens, notices of noncompliance, violation or potential responsibility or investigation (other than internal reports prepared by the Borrower or any of the Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, “Claims”), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief relating to the presence, release or threatened release of Hazardous Materials or arising from alleged injury or threat of injury to health or safety (to the extent relating to human exposure to Hazardous Materials), or the environment including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands.

“Environmental Law” shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the protection of environment, including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands, or human health or safety (to the extent relating to human exposure to Hazardous Materials), or Hazardous Materials.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities but excluding debt securities convertible into or exchangeable for any of the foregoing).

“Equity Investments” shall mean the Equity Financing and the Rollover Equity Investments, collectively.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) that together with the Borrower or a Subsidiary would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“Event of Default” shall have the meaning provided in Section 11.

“Excess Cash Flow” shall mean, for any period, an amount equal to the excess (if positive) of

(a) the sum, without duplication, of

(i) Consolidated Net Income for such period,

(ii) an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income,

(iii) an amount equal to the provision for taxes based on income, profits or capital of the Borrower and the Restricted Subsidiaries, including state, franchise and similar taxes and foreign withholding taxes paid or accrued during such period to the extent deducted in arriving at such Consolidated Net Income,

(iv) decreases in Consolidated Working Capital for such period, and

(v) an amount equal to the aggregate net non-cash loss on the sale, lease, transfer or other disposition of assets by the Borrower and the Restricted Subsidiaries during such period (other than sales in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income, over

(b) the sum, without duplication, of

(i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges included in clauses (a) through (e) of the definition of Consolidated Net Income (other than cash charges in respect of Transaction Expenses paid on or about the Closing Date to the extent financed with the proceeds of Indebtedness incurred on the Closing Date or the Equity Investments),

(ii) the amount of Capital Expenditures made in cash during such period, except to the extent that such Capital Expenditures were financed with the proceeds of Indebtedness of the Borrower or the Restricted Subsidiaries,

(iii) the aggregate amount of all prepayments of Revolving Credit Loans and Swingline Loans made during such period to the extent accompanying reductions of the Total Revolving Credit Commitments, except to the extent financed with the proceeds of other Indebtedness of the Borrower or the Restricted Subsidiaries,

(iv) the aggregate amount of all principal payments of Indebtedness of the Borrower or the Restricted Subsidiaries (including any Term Loans and the principal component of payments in respect of Capitalized Lease Obligations but excluding Revolving Credit Loans, Swingline Loans and voluntary prepayments of Term Loans pursuant to Section 5.1) made during such period, except to the extent financed with the proceeds of other Indebtedness of the Borrower or the Restricted Subsidiaries,

(v) an amount equal to the aggregate net non-cash gain on the sale, lease, transfer or other disposition of assets by the Borrower and the Restricted Subsidiaries during such period (other than sales in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,

(vi) increases in Consolidated Working Capital for such period,

(vii) payments by the Borrower and the Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and the Restricted Subsidiaries other than Indebtedness,

(viii) without duplication of amounts deducted pursuant to clause (x) below in prior fiscal years, the aggregate amount of cash consideration paid by the Borrower and the Restricted Subsidiaries in connection with Investments (including acquisitions) made during such period pursuant to Section 10.5 to the extent that such Investments were financed with internally generated cash flow of the Borrower and the Restricted Subsidiaries,

(ix) the amount of dividends paid during such period pursuant to clause (b) of the proviso to Section 10.6 to the extent such dividends were paid with the proceeds of any amount referred to in clause (a) of this definition,

(x) the aggregate amount of expenditures actually made by the Borrower and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period,

(xi) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and the Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness and that are accounted for as extraordinary items,

(xii) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period, provided that to the extent the aggregate amount of internally generated cash actually utilized to finance such Permitted Acquisitions during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters, and

(xiii) the amount of Taxes paid in cash in such period.

“Excluded Stock” shall mean (a) any Stock or Stock Equivalents with respect to which, in the reasonable judgment of the Administrative Agent and the Collateral Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse tax consequences) of pledging such Stock or Stock Equivalents shall be excessive in relation to the value to be obtained by the Secured Parties therefrom, (b) solely in the case of any pledge of Stock or Stock Equivalents of any Non-U.S. Subsidiary to secure the Obligations, any Stock or Stock Equivalent that is Voting Stock of such Non-U.S. Subsidiary in excess of 65% of the outstanding Stock and Stock Equivalents of such class, (c) any Stock or Stock Equivalents of any Person to the extent the pledge thereof would be prohibited by the terms of such Person’s organizational or joint venture documents or Requirements of Law, (d) the Stock or Stock Equivalents of any Subsidiary that is not wholly owned by the Borrower and its Restricted Subsidiaries at the time such Subsidiary becomes a Subsidiary (for so long as such Subsidiary remains a non-wholly owned Subsidiary), (e) the Stock or Stock Equivalents of any Unrestricted Subsidiary, (f) the Stock or Stock Equivalents of any Subsidiary of a Non-U.S. Subsidiary or (g) any Stock or Stock Equivalents of any Subsidiary with respect to which the Borrower with the written consent of the Administrative Agent (not to be unreasonably withheld or delayed) shall have provided the Administrative Agent a certificate of an Authorized Officer to the effect that, based on the advice of outside counsel or tax advisors of national recognition, the pledge of such Stock or Stock Equivalents would result in material adverse tax consequences to the Borrower or any Subsidiary as reasonably determined by the Borrower.

“Excluded Subsidiary” means (a) any Subsidiary that is prohibited by any applicable Requirement of Law from guaranteeing the Obligations, (b) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition financed solely with secured Indebtedness incurred pursuant to Section 10.1(A)(j) and Section 10.1(A)(k) and each Restricted Subsidiary thereof that guarantees such Indebtedness to the extent that and so long as the financing documentation relating to such Permitted Acquisition to which such Restricted Subsidiary is party prohibits the ability of such Restricted Subsidiary to guarantee or grant a Lien on any of its assets to secure the Obligations, and provided that each such Restricted Subsidiary shall cease to be an Excluded Subsidiary under this clause (b) if such secured Indebtedness is repaid or becomes unsecured or if such Restricted Subsidiary ceases to guarantee such secured Indebtedness, as applicable, or to the extent such prohibition no longer applies, (c) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (d) each Unrestricted Subsidiary, (e) each Non-U.S. Subsidiary and (f) any Subsidiary that is not a wholly owned Subsidiary on any date on which such Subsidiary would otherwise be required to become a Guarantor pursuant to Section 9.10 (for so long as such Subsidiary remains a non-wholly owned Subsidiary).

“Excluded Taxes” shall mean, with respect to any Agent or any Lender, (a) (i) net income taxes and franchise taxes (imposed in lieu of net income taxes) and capital taxes imposed on any Agent or any Lender and (ii) any taxes imposed on any Agent or any Lender as a result of any current of former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or having been a party to or having enforced this Agreement or any other Credit Document) and (b) in the case of a Non-U.S. Lender, (i) any U.S. federal withholding tax that is imposed on amounts payable to such Non-U.S. Lender under the law in effect at the time such Non-U.S. Lender becomes a party to this Agreement (or, in the case of a Non-U.S. Participant, on the date such Non-U.S. Participant became a Participant hereunder); provided that this clause (b)(i) shall not apply to the extent that (x) the indemnity payments or additional amounts any Lender (or Participant) would be entitled to receive (without regard to this clause (b)(i)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Lender (or Participant) would have been entitled to receive in the absence of such assignment, participation or transfer or (y) any Tax is imposed on a Lender in connection with an interest or participation in any Loan or other obligation that such Lender was required to acquire pursuant to Section 13.8(a) of this Agreement or that such Lender acquired pursuant to Section 13.7 of this Agreement (it being understood and agreed, for the avoidance of doubt, that any withholding tax imposed on a Non-U.S. Lender as a result of a Change in Law occurring after the time such Non-U.S. Lender became a party to this Agreement (or designates a new lending office) shall not be an Excluded Tax) or (ii) any Tax to the extent attributable to such Non-U.S. Lender’s failure to comply with Section 5.4(d).

“Existing Class” shall mean Existing Term Loan Classes, and each Class of Existing Revolving Credit Loans and Existing Revolving Credit Commitments.

“Existing Convertible Securities” shall mean the Company’s 1.5% Convertible Subordinated Securities due 2023.

“Existing Revolving Credit Commitments” shall have the meaning provided in Section 2.15(a)(ii). The 2012 Revolving Credit Commitments shall be deemed Existing Revolving Credit Commitments for all purposes of this Agreement.

“Existing Revolving Credit Loans” shall have the meaning provided in Section 2.15(a)(ii). The 2012 Revolving Credit Loans shall be deemed Existing Revolving Credit Loans for all purposes of this Agreement.

“Existing Term Loan Class” shall have the meaning provided in Section 2.15(a)(i). The 2013 Term Loan Facility shall be deemed to be the Existing Term Loan Class from which the 2016 Term Loans were extended for all purposes of this Agreement.

“Existing Term Loans” shall have the meaning provided in Section 2.15(a)(i). The 2013 Term Loans shall be deemed to be Existing Term Loans for all purposes of this Agreement.

“Extended Loans/Commitments” shall mean Extended Term Loans, Extended Revolving Credit Loans and/or Extended Revolving Credit Commitments.

“Extended Repayment Date” shall have the meaning provided in Section 2.5(b)(ii).

“Extended Revolving Credit Commitments” shall have the meaning provided in Section 2.15(a)(ii). The 2015 Revolving Credit Commitments shall be deemed to be Extended Revolving Credit Commitments for all purposes of this Agreement.

“Extended Revolving Credit Facility” shall mean each tranche of Extended Revolving Credit Commitments established pursuant to Section 2.15(a)(ii). The 2015 Revolving Credit Facility shall be deemed to be an Extended Revolving Credit Facility for all purposes of this Agreement.

“Extended Revolving Credit Loans” shall have the meaning provided in Section 2.15(a)(ii). The 2015 Revolving Credit Loans shall be deemed to be Extended Revolving Credit Loans for all purposes of this Agreement.

“Extended Term Loan Facility” shall mean each tranche of Extended Term Loans made pursuant to Section 2.15. The 2016 Term Loan Facility shall be deemed to be an Extended Term Loan Facility for all purposes of this Agreement.

“Extended Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(b)(ii).

“Extended Term Loans” shall have the meaning provided in Section 2.15(a)(i). The 2016 Term Loans shall be deemed to be Extended Term Loans for all purposes of this Agreement.

“Extending Lender” shall have the meaning provided in Section 2.15(b). The 2015 Revolving Credit Lenders and 2016 Term Lenders shall be deemed to be Extending Lenders for all purposes of this Agreement.

“Extension Agreement” shall have the meaning provided in Section 2.15(c).

“Extension Election” shall have the meaning provided in Section 2.15(b).

“Extension Request” shall mean Term Loan Extension Requests and Revolving Credit Extension Requests.

“Extension Series” shall mean all Extended Term Loans and Extended Revolving Credit Commitments that are established pursuant to the same Extension Agreement (or any subsequent Extension Agreement to the extent such Extension Agreement expressly provides that the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins, extension fees, if any, and amortization schedule.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the per annum rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fees” shall mean all amounts payable pursuant to, or referred to in, Section 4.1.

“Final Date” shall mean, in respect of the 2012 Revolving Credit Commitments, the 2012 Final Date and, in respect of the 2015 Revolving Credit Commitments, the 2015 Final Date.

“First Lien Obligations” shall mean the Obligations and the Permitted Other Debt Obligations (other than any Permitted Other Debt Obligations that are unsecured or are secured by a Lien ranking junior to the Lien securing the Obligations), collectively.

“Foreign Asset Sale” shall have the meaning provided in Section 5.2(h).

“Foreign Plan” shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by the Borrower or any of its Subsidiaries with respect to employees employed outside the United States.

“Fronting Fee” shall have the meaning provided in Section 4.1(c).

“Funded Debt” shall mean all indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of the Borrower or any Restricted Subsidiary, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all amounts of Funded Debt required to be paid or prepaid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

“GAAP” shall mean generally accepted accounting principles in the United States of America, as in effect from time to time; provided that if there occurs after the Closing Date any change in GAAP that affects in any respect the calculation of any covenant contained in Section 10, the Lenders and the Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 10 shall be calculated as if no such change in GAAP has occurred.

“Governmental Authority” shall mean any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive,

legislative, judicial, regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange.

“Guarantee” shall mean (a) the Guarantee, made by each Subsidiary Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit A, and (b) any other guarantee of the Obligations made by a Restricted Subsidiary in form and substance reasonably acceptable to the Administrative Agent, in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Guarantee and Collateral Exception Amount” shall mean, at any time (a) $25,000,000, minus (b) the sum of (i) the aggregate amount of Indebtedness incurred or assumed prior to such time pursuant to Sections 10.1(A)(j)(z) or 10.1(A)(k)(z) that is outstanding at such time and that was used to acquire, or was assumed in connection with the acquisition of, Stock, Stock Equivalents and/or assets in respect of which guarantees, pledges and security have not been given pursuant to Sections 9.11 and 9.12, (ii) the aggregate New Loan Commitments at such time and (iii) any Indebtedness incurred by any Restricted Subsidiary that is not a Subsidiary Guarantor, provided that if such amount is a negative number, the Guarantee and Collateral Exception Amount shall be zero.

“Guarantee Obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any Environmental Law.

“Hedge Agreements” shall mean interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity price protection agreements or other commodity price hedging agreements, and other similar agreements entered into by the Borrower or any Subsidiary Guarantor in the ordinary course of business (and not for speculative purposes) in order to protect the Borrower or any of the Restricted Subsidiaries against fluctuations in interest rates, currency exchange rates or commodity prices.

“Historical Financial Statements” shall mean as of the Closing Date, the audited financial statements of the Company and its Subsidiaries for the three years ended January 31, 2005 consisting of consolidated balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for such fiscal years; provided that if the Closing Date shall have not occurred prior to March 31, 2005, Historical Financial Statements shall include the audited financial statements of the Borrower and its Subsidiaries for the year ended January 31, 2006.

“Increased Amount Date” shall have the meaning provided in Section 2.14.

“Indebtedness” of any Person shall mean (a) all indebtedness of such Person for borrowed money, (b) the deferred purchase price of assets or services that in accordance with GAAP would be included as liabilities in the balance sheet of such Person, (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (d) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (e) all Capitalized Lease Obligations of such Person, (f) all obligations of such Person under interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity price protection agreements or other commodity price hedging agreements and other similar agreements and (g) without duplication, all Guarantee Obligations of such Person, provided that Indebtedness shall not include (i) trade payables and accrued expenses, in each case payable directly or through a bank clearing arrangement and arising in the ordinary course of business, (ii) deferred or prepaid revenue, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller and (iv) liabilities in respect of netting services, overdraft protection, employee credit card programs and similar treasury, depository or cash management arrangements, in each case, (A) arising in the ordinary course of business and (B) to the extent such liability is not included as debt on such Person’s balance sheet.

“Indemnified Taxes” shall mean all Taxes (other than Excluded Taxes) and Other Taxes.

“Intellectual Property” shall mean all intellectual property rights or similar rights existing anywhere in the world, including without limitation, intellectual property rights associated with all (a) patents, inventions, copyrights, copyrightable works, designs and trade secrets, (b) trademarks, service marks, trade names, domain names, and other source indicators, (c) applications for and registrations of such patents, trademarks, service marks, trade names, domain names, copyrights and designs, (d) lists (including customer lists), databases, processes, formulae, methods, schematics, technology, know-how, computer software programs and applications (both source code and object code), applications and related documentation, and (e) other tangible or intangible proprietary or confidential information and materials.

“Interest Coverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated EBITDA for the last relevant Test Period to (b) Consolidated Interest Expense for such Test Period.

“Interest Period” shall mean, with respect to any Term Loan, Revolving Credit Loan or Extended Revolving Credit Loan (other than the 2015 Revolving Credit Loans), the interest period applicable thereto, as determined pursuant to Section 2.9.

“Investment” shall mean, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of Stock, Stock Equivalents, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 364 days arising in the ordinary course of business and excluding also any Investment in leases entered into in the ordinary course of business; or (c) the entering into of any guarantee of, or other contingent obligation with respect to, Indebtedness or other monetary liability of any other Person.

“Investors” shall mean the Sponsor, the Management Investors and each other investor providing a portion of the Equity Investments on the Closing Date.

“Joinder Agreement” shall mean an agreement substantially in the form of Exhibit J.

“Joint Ventures” shall mean any Person in which the Borrower or a Restricted Subsidiary maintains an equity investment, but which is not a Subsidiary of the Borrower or a Restricted Subsidiary.

“Junior Lien Intercreditor Agreement” shall mean an intercreditor agreement substantially in the form of Exhibit L-2.

“L/C Maturity Date” shall mean the date that is five Business Days prior to the 2015 Revolving Credit Maturity Date.

“L/C Participant” shall have the meaning provided in Section 3.3(a).

“L/C Participation” shall have the meaning provided in Section 3.3(a).

“Lender” shall have the meaning provided in the preamble to this Agreement.

“Lender Funding Obligation” has the meaning specified in the definition of “Defaulting Lender.”

“Lender Insolvency Event” means that (i) a Lender or its Parent Company is determined or adjudicated to be insolvent by a Governmental Authority, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment; provided that a Lender-Insolvency Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interest in any Lender or its Parent Company by a Governmental Authority or an instrumentality thereof.

“Letter of Credit” shall have the meaning provided in Section 3.1(a).

“Letter of Credit Commitment” shall mean the commitment of the Letter of Credit Issuer to issue Letters of Credit subject to the terms and conditions contained herein in an amount not to exceed $20,000,000, as the same may be reduced from time to time pursuant to Section 3.1(c).

“Letter of Credit Exposure” shall mean, with respect to any Lender, at any time, the sum of (a) the amount of any Unpaid Drawings in respect of which such Lender has made (or is required to have made) payments to the Letter of Credit Issuer pursuant to Section 3.4(a) at such time and (b) such Lender’s Revolving Credit Commitment Percentage of the Letters of Credit Outstanding at such time (excluding the portion thereof consisting of Unpaid Drawings in respect of which the Lenders have made (or are required to have made) payments to the Letter of Credit Issuer pursuant to Section 3.4(a)).

“Letter of Credit Fee” shall mean the 2012 Letter of Credit Fee or the 2015 Letter of Credit Fee, as applicable.

“Letter of Credit Issuer” shall mean Barclays Bank PLC and/or any Lender or Affiliate of a Lender that agrees to act in the capacity of a Letter of Credit Issuer and which is approved by the Borrower and the Administrative Agent. Each such Letter of Credit Issuer shall execute a counterpart of this Agreement and shall thereafter be a Letter of Credit Issuer for all purposes hereunder. The Letter of Credit Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Letter of Credit Issuer, and in each such case the term “Letter of Credit Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. In the event that there is more than one Letter of Credit Issuer at any time, references herein and in the other Credit Documents to the Letter of Credit Issuer shall be deemed to refer to the Letter of Credit Issuer in respect of the applicable Letter of Credit or to all Letter of Credit Issuers, as the context requires. For the avoidance of doubt, neither Barclays Bank PLC nor any of its branches or affiliates shall be required to issue any commercial letter of credit.

“Letter of Credit Request” shall have the meaning provided in Section 3.2(a).

“Letters of Credit Outstanding” shall mean at any time, the sum of, without duplication, (a) the aggregate Stated Amount of all outstanding Letters of Credit and (b) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

“Level A Status” shall mean, on any date, the Consolidated Total Debt to Consolidated EBITDA Ratio is greater than or equal to 5.50 to 1.00 as of such date.

“Level B Status” shall mean, on any date, the circumstance that Level A Status does not exist and the Consolidated Total Debt to Consolidated EBITDA Ratio is less than 5.50 to 1.00 as of such date.

“Level 1 Status” shall mean, on any date, the Consolidated Total Debt to Consolidated EBITDA Ratio is greater than or equal to 4.50 to 1.00 as of such date.

“Level 2 Status” shall mean, on any date, the circumstance that Level 1 Status does not exist and the Consolidated Total Debt to Consolidated EBITDA Ratio is less than 4.50 to 1.00 as of such date.

“Level I Status” shall mean, on any date, the Consolidated Total Debt to Consolidated EBITDA Ratio is greater than or equal to 5.50 to 1.00 as of such date.

“Level II Status” shall mean, on any date, the circumstance that Level I Status does not exist and the Consolidated Total Debt to Consolidated EBITDA Ratio is greater than or equal to 5.00 to 1.00 as of such date.

“Level III Status” shall mean, on any date, the circumstance that neither Level I Status nor Level II Status exists and the Consolidated Total Debt to Consolidated EBITDA Ratio with respect to the Applicable ABR Margin and Applicable LIBOR Margin, is greater than or equal to 4.50 to 1.00 as of such date.

“Level IV Status” shall mean, on any date, the circumstance that none of Level I Status, Level II Status or Level III Status exist and the Consolidated Total Debt to Consolidated EBITDA Ratio is less than 4.50 to 1.00.

“LIBOR Loan” shall mean any LIBOR Term Loan or LIBOR Revolving Credit Loan.

“LIBOR Rate” shall mean, in the case of any LIBOR Term Loan or LIBOR Revolving Credit Loan, with respect to each day during each Interest Period pertaining to such LIBOR Loan, (a) the rate of interest determined on the basis of the rate for deposits in U.S. Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 a.m. (London time) two Business Days prior to the beginning of such Interest Period multiplied by (b) the Statutory Reserve Rate. In the event that any such rate does not appear on the applicable Page of the Telerate Service (or otherwise on such service), the “LIBOR Rate” for the purposes of this paragraph shall be determined by reference to such other publicly available service for displaying LIBOR rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, the “LIBOR Rate” for the purposes of this paragraph shall instead be the rate per annum notified to the Administrative Agent by the Reference Lender as the rate at which the Reference Lender is offered U.S. Dollar deposits at or about 11:00 a.m. (London time) two Business Days prior to the beginning of such Interest Period in the interbank LIBOR market where the LIBOR and foreign currency and exchange operations in respect of its LIBOR Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its LIBOR Term Loan or LIBOR Revolving Credit Loan, as the case may be, to be outstanding during such Interest Period.

“LIBOR Revolving Credit Loan” shall mean any Revolving Credit Loan or any Extended Revolving Credit Loans (other than the 2015 Revolving Credit Loans) bearing interest at a rate determined by reference to the LIBOR Rate.

“LIBOR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the LIBOR Rate.

“Lien” shall mean any mortgage, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

“Loan” shall mean any Revolving Credit Loan, Extended Revolving Credit Loan (other than the 2015 Revolving Credit Loans), Swingline Loan or Term Loan made by any Lender hereunder.

“Management Agreement” shall mean that certain Management Agreement dated as of November 11, 2005 by and among the Borrower (together with its successors (including the Company) after the Merger and permitted assigns), and Silver Lake Technology Management, L.L.C.

“Management Investors” shall mean the directors, management officers and employees of the Company and its Subsidiaries who are investors in the Borrower on the Closing Date.

“Material Adverse Change” shall mean any event or circumstance which has resulted or is reasonably likely to result in a material adverse change in the business, assets, operations, properties or financial condition of the Borrower and its Subsidiaries, taken as a whole, or that would materially adversely affect the ability of the Borrower and the other Credit Parties, taken as a whole, to perform their respective payment obligations under this Agreement or any of the other Credit Documents.

“Material Adverse Effect” shall mean a circumstance or condition affecting the business, assets, operations, properties or financial condition of the Borrower and its Subsidiaries, taken as a whole, that would materially adversely affect (a) the ability of the Borrower and the other Credit Parties, taken as a whole, to perform their respective payment obligations under this Agreement or any of the other Credit Documents or (b) the rights and remedies of the Agents and the Lenders under this Agreement or any of the other Credit Documents.

“Material Subsidiary” shall mean, at any date of determination, each Restricted Subsidiary of the Borrower (a) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which Section 9.1 Financials have been delivered were equal to or greater than 5% of the consolidated total assets of the Borrower and the Restricted Subsidiaries at such date or (b) whose gross revenues for such Test Period were equal to or greater than 5% of the consolidated gross revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

“Maturity Date” shall mean the 2013 Term Loan Maturity Date, the 2016 Term Loan Maturity Date, the 2012 Revolving Credit Maturity Date, the 2015 Revolving Credit Maturity Date, any New Term Loan Maturity Date, any maturity date related to any Extension Series of Extended Term Loans (other than the 2016 Term Loans) and any maturity date related to any Extension Series of Extended Revolving Credit Commitments (other than 2015 Revolving Credit Commitments).

“Merger” shall mean the merger of Spyglass Merger Corp. with and into the Borrower pursuant to the Merger Agreement.

“Merger Agreement” means that certain Agreement and Plan of Merger dated as of November 11, 2005 by and between Spyglass Merger Corp., a Delaware corporation, where Spyglass Merger Corp. merged with and into the Borrower, with the Borrower surviving the Merger.

“Minimum Borrowing Amount” shall mean, with respect to any Borrowing, $1,000,000.

“Minority Investment” shall mean any Person (other than a Subsidiary) in which the Borrower or any Restricted Subsidiary owns Stock or Stock Equivalents.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.

“Mortgage” shall mean a Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement or other security document entered into by the owner of a Mortgaged Property and the Collateral Agent for the benefit of the Secured Parties in respect of that Mortgaged Property, in form and substance reasonably acceptable to the Collateral Agent, entered into after the Closing Date pursuant to Section 9.14(b), in each case, as the same may be amended, supplemented or otherwise modified from time to time.

“Mortgaged Property” shall mean each parcel of real estate and the improvements thereto owned by a Credit Party with respect to which a Mortgage is granted pursuant to Section 9.14.

“Net Cash Proceeds” shall mean, with respect to any Prepayment Event or the issuance after the Closing Date by the Borrower of any Stock or Stock Equivalents (a) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable) received by or on behalf of the Borrower or any of the Restricted Subsidiaries in respect of such Prepayment Event or issuance, as the case may be, less (b) the sum of:

(i) in the case of any Prepayment Event, the amount, if any, of all Taxes paid or estimated to be payable by the Borrower or any of the Restricted Subsidiaries in connection with such Prepayment Event,

(ii) in the case of any Prepayment Event, the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) associated with the assets that are the subject of such Prepayment Event and (y) retained by the Borrower or any of the Restricted Subsidiaries, provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such a Prepayment Event occurring on the date of such reduction,

(iii) in the case of any Prepayment Event, the amount of any Indebtedness secured by a Lien on the assets that are the subject of such Prepayment Event to the extent that the instrument creating or evidencing such Indebtedness requires that such Indebtedness be repaid upon consummation of such Prepayment Event,

(iv) in the case of any Asset Sale Prepayment Event (other than a transaction permitted by Section 10.4(e)(ii)), Casualty Event or Permitted Sale Leaseback, the amount of any proceeds of such Prepayment Event that (A) the Borrower has paid as dividends pursuant to Section 10.6(c) or has used to repay, repurchase or redeem or otherwise defease any Subordinated Indebtedness pursuant to Section 10.7(a)(ii) (or any other Senior Subordinated Notes or any Permitted Additional Notes that do not constitute Subordinated Indebtedness to the extent the conditions set forth in Section 10.7(a)(ii) would be satisfied with respect to such Asset Sale Prepayment Event) and (B) the Borrower or any Subsidiary has reinvested (or intends to reinvest within the Reinvestment Period or has entered into a binding commitment prior to the last day of the Reinvestment Period to reinvest) in the business of the Borrower or any of the Restricted Subsidiaries (subject to Section 10.11), provided that any portion of such proceeds that has not been so used within such Reinvestment Period shall, unless the Borrower or a Subsidiary has entered into a binding commitment prior to the last day of such Reinvestment Period to reinvest such proceeds, (x) be deemed to be Net Cash Proceeds of an Asset Sale Prepayment Event, Casualty Event or Permitted Sale Leaseback occurring on the last day of such Reinvestment Period or 180 days after the date the Borrower or such Subsidiary has entered into such binding commitment, as applicable, and (y) be applied to the repayment of Term Loans in accordance with Section 5.2(a)(i), and

(v) in the case of any Prepayment Event or the issuance by the Borrower of any Stock or Stock Equivalents, reasonable and customary fees, commissions, expenses, issuance costs, discounts and other costs paid by the Borrower or any of the Restricted Subsidiaries, as applicable, in connection with such Prepayment Event or issuance, as the case may be (other than those payable to the Borrower or any Subsidiary of the Borrower), in each case only to the extent not already deducted in arriving at the amount referred to in clause (a) above.

“New Loan Commitments” shall have the meaning provided in Section 2.14.

“New Revolving Credit Commitments” shall have the meaning provided in Section 2.14.

“New Revolving Loan Lender” shall have the meaning provided in Section 2.14.

“New Revolving Loans” shall have the meaning provided in Section 2.14.

“New Term Loan Commitments” shall have the meaning provided in Section 2.14.

“New Term Loan Lender” shall have the meaning provided in Section 2.14.

“New Term Loan Maturity Date” shall mean the date on which a New Term Loan matures.

“New Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(b)(ii).

“New Term Loan Repayment Date” shall have the meaning provided in Section 2.5(b)(ii).

“New Term Loans” shall have the meaning provided in Section 2.14.

“Non-Cash Charges” means, for the purpose of the definition of “Consolidated EBITDA,” (a) losses on sales of assets, disposals or abandonments, (b) any impairment charge or asset write-off related to intangible assets, long-lived assets, and investments in debt and equity securities pursuant to GAAP, (c) all losses from investments recorded using the equity method, (d) stock-based awards compensation expense, and (e) other non-cash charges, including the non-cash effects of purchase accounting or similar adjustments required or permitted by GAAP in connection with the Merger or any Permitted Acquisition (provided that if any non-cash charges referred to in this clause (e) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).

“Non-Consenting Lender” shall have the meaning provided in Section 13.7(b)

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Non-U.S. Lender” shall mean any Lender that is not, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or partnership or entity treated as a corporation or partnership created or organized in or under the laws of the United States, or any political subdivision thereof, (iii) an estate whose income is subject to U.S. federal income taxation regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or a trust that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

“Non-U.S. Participant” shall mean any Participant that would qualify as a Non-U.S. Lender if it were a Lender.

“Non-U.S. Subsidiary” shall mean each Subsidiary of the Borrower that is organized under the laws of any jurisdiction outside of the United States of America, any state or territory thereof, or the District of Columbia.

“Note” shall have the meaning provided in Section 13.6(d).

“Notice of Borrowing” shall have the meaning provided in Section 2.3(b).

“Notice of Conversion or Continuation” shall have the meaning provided in Section 2.6(a).

“Notice of Intent to Cure” shall have the meaning provided in Section 9.1(d).

“Obligations” shall have the meaning assigned to such term in the Security Documents.

“Original Credit Agreement” shall have the meaning provided in the recitals hereto.

“Original Term Loans” shall have the meaning provided in Section 2.1(a).

“Other Taxes” shall mean any and all present or future stamp, documentary or any other excise, property or similar taxes (including interest, fines, penalties, additions to tax and related expenses with regard thereto) arising directly from any payment made or required to be made under this Agreement or from the execution or delivery of, registration or enforcement of, consummation or administration of, or otherwise with respect to, this Agreement or any other Credit Document.

“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the economic or voting Equity Interests of such Lender.

“Pari Passu Intercreditor Agreement” shall mean an intercreditor agreement substantially in the form of Exhibit L-1.

“Participant” shall have the meaning provided in Section 13.6(c)(i).

“Patriot Act” shall have the meaning provided in Section 13.19.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Perfection Certificate” shall mean a certificate of the Borrower in the form of Exhibit B or any other form approved by the Collateral Agent.

“Permitted Acquisition” shall mean the acquisition, by merger or otherwise, by the Borrower or any of the Restricted Subsidiaries of assets or Stock or Stock Equivalents, so long as (a) such acquisition and all transactions related thereto shall be consummated in accordance with applicable law; (b) such acquisition shall result in the issuer of such Stock or Stock Equivalents becoming a Restricted Subsidiary and a Subsidiary Guarantor, to the extent required by Section 9.11; (c) such acquisition shall result in the Collateral Agent, for the benefit of the applicable Lenders, being granted a security interest in any Stock, Stock Equivalents or any assets so acquired, to the extent required by Sections 9.11, 9.12 and/or 9.14; (d) after giving effect to such acquisition, no Default or Event of Default shall have occurred and be continuing; and (e) the Borrower shall be in compliance, on a pro forma basis after giving effect to such acquisition (including any Indebtedness assumed or permitted to exist or incurred pursuant to Sections 10.1(A)(j) and 10.1(A)(k), respectively, and any related Pro Forma Adjustment), with the covenants set forth in Section 10.9 and Section 10.10 as such covenants are recomputed as at the last day of the most recently ended Test Period under such Section as if such acquisition had occurred on the first day of such Test Period.

“Permitted Additional Notes” shall mean senior or senior subordinated notes issued by the Borrower, (a) the terms of which (i) do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the date on which the final maturity of the Senior Subordinated Notes occurs (as in effect on the Closing Date) (other than customary offers to purchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default) and (ii) to the extent senior subordinated notes, provide for customary subordination to the Obligations under the Credit Documents, (b) the covenants, events of default, guarantees and other terms of which (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to the Borrower and the Subsidiaries than those in the Senior Subordinated Notes; provided that a certificate of an Authorized Officer of the Borrower is delivered to the Administrative Agent at least ten Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notify the Borrower within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), and (c) of which no Subsidiary of the Borrower (other than a Subsidiary Guarantor) is an obligor under such notes that is not an obligor under the Senior Subordinated Notes.

“Permitted Capital Expenditure Amount” shall have the meaning provided in Section 10.11.

“Permitted Investments” shall mean:

(a) securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof, in each case having maturities of not more than 24 months from the date of acquisition thereof;

(b) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service);

(c) commercial paper issued by any Lender or any bank holding company owning any Lender;

(d) commercial paper maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(e) certificates of deposit or bankers’ acceptances issued by, or time deposits with, any Lender or any other bank having combined capital and surplus of not less than $250,000,000 in the case of domestic banks and $100,000,000 (or the U.S. Dollar equivalent thereof) in the case of foreign banks, in each case, having maturities of no more than two years;

(f) repurchase agreements with a term of not more than 30 days for underlying securities of the type described in clauses (a), (b) and (e) above entered into with any bank meeting the qualifications specified in clause (e) above or securities dealers of recognized national standing;

(g) marketable short-term money market and similar funds (x) either having assets in excess of $250,000,000 or (y) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(h) shares of investment companies that are registered under the Investment Company Act of 1940 and substantially all the investments of which are one or more of the types of securities described in clauses (a) through (g) above; and

(i) in the case of Investments by any Restricted Subsidiary organized under the law of a jurisdiction outside of the United States of America or Investments made in a country outside the United States of America, other customarily utilized high-quality Investments in the country where such Restricted Subsidiary is located or in which such Investment is made.

“Permitted Liens” shall mean:

(a) Liens for taxes, assessments or governmental charges or claims not yet due or which are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP;

(b) Liens in respect of property or assets of the Borrower or any of the Subsidiaries imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, in each case so long as such Liens arise in the ordinary course of business and do not individually or in the aggregate have a Material Adverse Effect;

(c) Liens arising from judgments or decrees in circumstances not constituting an Event of Default under Section 11.11;

(d) Liens incurred or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business;

(e) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;

(f) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole;

(g) any interest or title of a lessor or secured by a lessor’s interest under any lease permitted by this Agreement;

(h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(i) Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Borrower or any of its Subsidiaries, provided that such Lien secures only the obligations of the Borrower or such Subsidiaries in respect of such letter of credit to the extent permitted under Section 10.1;

(j) leases or subleases granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole; and

(k) Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts of the Borrower and the Restricted Subsidiaries held at such banks or financial institutions, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts in the ordinary course of business.

“Permitted Other Debt” shall mean senior secured or senior unsecured, senior subordinated or subordinated debt (which debt, if secured, may either have the same lien priority as the Obligations or may be secured by a Lien ranking junior to the Lien securing the Obligations), in either case issued by any Credit Party, (a) the terms of which do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the latest Maturity Date of any Credit Facility outstanding on the date of such incurrence (determined at the time of incurrence of any such Permitted Other Debt) (other than customary offers to repurchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights after an event of default), (b) the covenants, events of default, guarantees, collateral and other terms of such Indebtedness (provided that such Indebtedness shall have interest rates, rate floors, fees, funding discounts and redemption or prepayment premiums determined by the Borrower to be market rates, rate floors, fees, discounts and premiums at the time of issuance of such Indebtedness), taken as a whole, are determined by the Borrower to be market terms on the date of issuance and in any event are not more restrictive on the Borrower and its Restricted Subsidiaries than the terms of this Agreement (as in effect on the Restatement Effective Date) and do not require the maintenance or achievement of any financial performance standards other than as a condition to the relevant Credit Party’s right to take specified actions under the relevant Permitted Other Debt Documents; provided that a certificate of an Authorized Officer of the relevant Credit Party shall be delivered to the Administrative Agent prior to the pricing (or any similar commitment event on the part of the Credit Parties) of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements, (c) if such Indebtedness is senior subordinated or subordinated Indebtedness, the terms of such Indebtedness provide for customary subordination of such Indebtedness to the Obligations, (d) if such Indebtedness is secured, such Indebtedness shall not be secured by any property or assets other than the Collateral, (e) no Subsidiary of the Borrower (other than a Guarantor) is an obligor under such Indebtedness and (f) the Net Cash Proceeds from the issuance of such Indebtedness shall be applied to repay Term Loans in accordance with the terms of Section 5.2(a)(i).

“Permitted Other Debt Documents” shall mean any document or instrument (including any guarantee, security agreement or mortgage and which may include any or all of the Credit Documents) issued or executed and delivered with respect to any Permitted Other Debt by any Credit Party.

“Permitted Other Debt Obligations” shall mean, if any secured Permitted Other Debt is issued or incurred, the collective reference to (a) the due and punctual payment of (i) the principal of and premium, if any, and interest at the applicable rate provided in the Permitted Other Debt Documents (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding, under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding) on the indebtedness outstanding thereunder, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment, redemption or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding, under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding), of the Borrower or any other Credit Party to any of the Permitted Other Debt Secured Parties under the Permitted Other Debt Documents and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower and each other Credit Party under or pursuant to the Permitted Other Debt Documents.

“Permitted Other Debt Secured Parties” shall mean the holders from time to time of the secured Permitted Other Debt Obligations (and any representative on their behalf).

“Permitted Sale Leaseback” shall mean any Sale Leaseback consummated by the Borrower or any of the Restricted Subsidiaries after the Closing Date, provided that any such Sale Leaseback not between the Borrower and any Subsidiary Guarantor or any Subsidiary Guarantor and another Subsidiary Guarantor is consummated for fair value as determined at the time of consummation in good faith by the Borrower or such Restricted Subsidiary and, in the case of any Sale Leaseback (or series of related Sale Leasebacks) the aggregate proceeds of which exceed $10,000,000, the board of directors of the Borrower or such Restricted Subsidiary (which such determination may take into account any retained interest or other Investment of the Borrower or such Restricted Subsidiary in connection with, and any other material economic terms of, such Sale Leaseback).

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority.

“Plan” shall mean any multiemployer or single-employer plan, as defined in Section 4001 of ERISA and subject to Title IV of ERISA, that is or was within any of the preceding six plan years maintained or contributed to by (or to which there is or was an obligation to contribute or to make payments to) the Borrower, a Subsidiary or an ERISA Affiliate.

“Platform” shall have the meaning provided in Section 13.18(b).

“Pledge Agreement” shall mean (a) the Amended and Restated Pledge Agreement, entered into by the relevant pledgors party thereto and the Collateral Agent for the benefit of the Lenders and other Secured Parties, substantially in the form of Exhibit C, on the Restatement Effective Date and (b) any other pledge agreement delivered pursuant to Section 9.12, in each case, as the same may be amended, supplemented or otherwise modified from time to time.

“Post-Acquisition Period” means, with respect to any Permitted Acquisition, the period beginning on the date such Permitted Acquisition is consummated and ending on the last day of the sixth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition is consummated.

“Prepayment Event” shall mean any Asset Sale Prepayment Event, Debt Incurrence Prepayment Event, Casualty Event or any Permitted Sale Leaseback.

“Prime Rate” shall mean the prime lending rate as set forth on the British Banking Association Telerate Page 5 (or such other comparable page as determined by the Administrative Agent as its reference rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Barclays Bank PLC in connection with extensions of credit to debtors).

“Pro Forma Adjustment” shall mean, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or the Consolidated EBITDA of the Borrower, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith as a result of (a) actions taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business with the operations of the Borrower and the Restricted Subsidiaries; provided that, so long as such actions are taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, the cost savings related to such actions or such additional costs, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided further that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.

“Pro Forma Adjustment Certificate” shall mean any certificate of an Authorized Officer of the Borrower delivered pursuant to Section 9.1(h) or setting forth the information described in clause (iv) to Section 9.1(d).

“Qualified PIK Securities” shall mean (1) any preferred Stock or preferred Stock Equivalents of the Borrower (a) that does not provide for any cash dividend payments or other cash distributions in respect thereof on or prior to the latest Maturity Date of any Credit Facility outstanding on the date of such incurrence (determined at the time of issuance of any such Qualified PIK Securities) and (b) that by its terms (and by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event does not (i)(x) mature or become mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (y) become convertible or exchangeable at the option of the holder thereof for Indebtedness or preferred stock that is not Qualified PIK Securities or (z) become redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale event), in whole or in part, in each case on or prior to the first anniversary of the latest Maturity Date of any Credit Facility outstanding on the date of such incurrence (determined at the time of issuance of any such Qualified PIK Securities) and (ii) provide holders thereunder with any rights upon the occurrence of a “change of control” event or asset sale event prior to the repayment of the Obligations under any Credit Document and (2) any Indebtedness of the Borrower which has payment terms at least as favorable to the Borrower and the Lenders as described in clauses (1)(a) and (b) above and is subordinated on customary terms and conditions (including remedy standstills at all times prior to the latest Maturity Date of any Credit Facility outstanding on the date of such incurrence (determined at the time of issuance of any such Qualified PIK Securities)) and has other terms, other than with respect to interest rates, at least as favorable to the Borrower and Lenders as the Senior Subordinated Notes.

“Real Estate” shall have the meaning provided in Section 9.1(f).

“Reference Lender” shall mean Barclays Bank PLC.

“Register” shall have the meaning provided in Section 13.6(b)(iv).

“Regulation D” shall mean Regulation D of the Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Reinvestment Period” shall mean 15 months following the date of an Asset Sale Prepayment Event or Casualty Event.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees, advisors of such Person and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Repayment Amount” shall mean a 2013 Term Loan Repayment Amount, a 2016 Term Loan Repayment Amount, an Extended Term Loan Repayment Amount with respect to any Extension Series of Extended Term Loans (other than the 2016 Term Loans) or a New Term Loan Repayment Amount, as applicable.

“Repayment Date” shall mean a 2013 Term Loan Repayment Date, a 2016 Term Loan Repayment Date, an Extended Term Loan Repayment Date with respect to any Extension Series of Extended Term Loans (other than the 2016 Term Loans) and a New Term Loan Repayment Date, as applicable.

“Replacement Term Loans” shall have the meaning provided in Section 13.1.

“Reportable Event” shall mean an event described in Section 4043 of ERISA and the regulations thereunder.

“Repricing Transaction” means the prepayment or refinancing of all or a portion of the 2016 Term Loans with the incurrence by any Credit Party of any long-term bank debt financing incurred for the primary purpose of repaying, refinancing, substituting or replacing the 2016 Term Loans and having an effective interest cost or weighted average yield (as determined by the Administrative Agent consistent with generally accepted financial practice and, in any event, excluding any arrangement or commitment fees in connection therewith) that is less than the interest rate for or weighted average yield (as determined by the Administrative Agent on the same basis) of the 2016 Term Loans, including without limitation, as may be effected through any amendment to this Agreement relating to the interest rate for, or weighted average yield of, the 2016 Term Loans.

“Required Credit Facility Lenders” shall mean, (a) with respect to any Credit Facility consisting of Term Loans, the “Required Term Class Lenders” with respect to such Credit Facility and (b) with respect to any Credit Facility that is not a Term Loan Facility, the “Required Revolving Class Lenders” with respect to such Credit Facility.

“Required Lenders” shall mean, at any date, Non-Defaulting Lenders having or holding a majority of the sum of (a) the outstanding principal amount of the Term Loans (excluding Term Loans held by Defaulting Lenders) in the aggregate at such date, (b)(i) the Adjusted Total Revolving Credit Commitment at such date or (ii) if the Total Revolving Credit Commitment has been terminated or for the purposes of acceleration pursuant to Section 11, the outstanding principal amount of the Revolving Credit Loans and Letter of Credit Exposure (excluding the Letter of Credit Exposure of Defaulting Lenders) in the aggregate at such date and (c)(i) the Adjusted Total Extended Revolving Credit Commitments of each Extension Series (other than the 2015 Revolving Credit Commitments) at such date or (ii) if the Total Extended Revolving Credit Commitments of any Extension Series (other than the 2015 Revolving Credit Commitments) has been terminated or for the purposes of acceleration pursuant to Section 11, the outstanding principal amount of the Extended Revolving Credit Loans of such Extension Series (other than the 2015 Revolving Credit Commitments) and the related Letter of Credit Exposure (excluding the Letter of Credit Exposure of Defaulting Lenders) in the aggregate at such date.

“Required Revolving Class Lenders” shall mean, at any date and with respect to any Credit Facility that is not a Term Loan Facility, Non-Defaulting Lenders having or holding a majority of (a) the Commitments at such date with respect to such Credit Facility or (b) if the Commitments with respect to such Credit Facility have been terminated or, for the purposes of acceleration pursuant to Section 11, the aggregate outstanding principal amount of the Loans and Revolving Credit Exposure, in each case with respect to such Credit Facility (excluding the Revolving Credit Exposure with respect to such Credit Facility of Defaulting Lenders) at such time.

“Required Term Class Lenders” shall mean, at any date and with respect to any Credit Facility consisting of Term Loans, Non-Defaulting Lenders having or holding a majority of the outstanding principal amount of the Term Loans of such Credit Facility in the aggregate at such date.

“Requirement of Law” shall mean, as to any Person, the Certificate of Incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Restatement Effective Date” shall mean the date upon which the conditions set forth in Section 4 of the Amendment Agreement are satisfied.

“Restricted Subsidiary” shall mean any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Revolving Credit Commitment” shall mean, (a) with respect to each Lender that is a Lender prior to the Restatement Effective Date, the “Revolving Credit Commitments” as defined in the Original Credit Agreement as in effect at any time prior to such date and (b) with respect to each Lender that is a Lender on and after the Restatement Effective Date, the sum of such Lender’s 2012 Revolving Credit Commitments and 2015 Revolving Credit Commitments. The aggregate amount of Revolving Credit Commitments in effect prior to the Restatement Effective Date is $75,000,000. The aggregate amount of the Revolving Credit Commitments in effect on the Restatement Effective Date is $75,000,000.

“Revolving Credit Commitment Percentage” shall mean at any time, for each Lender, the percentage obtained by dividing (a) such Lender’s Revolving Credit Commitments by (b) the aggregate amount of the Revolving Credit Commitments, provided that at any time when the Total Revolving Credit Commitment shall have been terminated, each Lender’s Revolving Credit Commitment Percentage shall be its Revolving Credit Commitment Percentage as in effect immediately prior to such termination.

“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of the Revolving Credit Loans of such Lender then outstanding and (b) such Lender’s Letter of Credit Exposure at such time.

“Revolving Credit Extension Request” shall have the meaning provided in Section 2.15(a)(ii).

“Revolving Credit Facility” shall mean the collective reference to the 2012 Revolving Credit Facility and 2015 Revolving Credit Facility.

“Revolving Credit Lender” shall mean any Lender with a Revolving Credit Commitment.

“Revolving Credit Loans” shall have the meaning provided in Section 2.1(b), and shall include 2012 Revolving Credit Loans and/or 2015 Revolving Credit Loans, as applicable.

“S&P” shall mean Standard & Poor’s Ratings Services or any successor by merger or consolidation to its business.

“Sale Leaseback” shall mean any transaction or series of related transactions pursuant to which the Borrower or any of the Restricted Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Section 9.1 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Section 9.1(a) or (b) together with the accompanying officer’s certificate delivered, or required to be delivered, pursuant to Section 9.1(d).

“Section 2.15 Additional Agreement” shall have the meaning provided in Section 2.15(c).

“Secured Parties” shall have the meaning assigned to such term in the applicable Security Documents.

“Security Agreement” shall mean (a) the Amended and Restated Security Agreement entered into by the relevant grantors party thereto and the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit D, on the Restatement Effective Date and (b) any other security agreement or other similar instrument entered into pursuant to Section 9.11, in each case, as the same may be amended, supplemented or otherwise modified from time to time.

“Security Documents” shall mean, collectively, (a) the Guarantee, (b) the Pledge Agreement, (c) the Security Agreement, (d) the Mortgages, (e) any intercreditor agreement executed and delivered pursuant to Section 10.2 and (f) each other security agreement or other instrument or document executed and delivered pursuant to Section 9.11 or 9.12 or pursuant to any of the Security Documents to secure any of the Obligations.

“Senior Subordinated Notes” shall mean (a) the Borrower’s 10.375% Senior Subordinated Notes due 2016 outstanding on the Restatement Effective Date and (b) any replacement or refinancing thereof that constitutes Permitted Additional Notes, provided that any such amendment, replacement or refinancing shall bear a rate of interest determined by the board of directors of the Borrower to be a market rate of interest at the date of such amendment, replacement or refinancing and have other terms customary for similar issuances under similar market conditions or otherwise be on terms reasonably acceptable to the Administrative Agent.

“Senior Subordinated Notes Indenture” shall mean the Indenture dated as of the Closing Date, among the Borrower, the guarantors party thereto and The Bank of New York, as trustee, pursuant to which the Senior Subordinated Notes, are issued, as the same may be amended, supplemented or otherwise modified from time to time in accordance therewith.

“Series” shall have the meaning as provided in Section 2.14(a).

“Sold Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA.”

“Solvent” shall mean, with respect to the Borrower, that as of the Closing Date, both (i) (a) the sum of the Borrower’s debt (including contingent liabilities) does not exceed the present fair saleable value of the Borrower’s present assets; (b) the Borrower’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date; and (c) the Borrower has not incurred and does not intend to incur, or believe that it will incur, debts including current obligations beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) the Borrower is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standards No. 5).

“Specified Existing Revolving Credit Commitment Class” shall have the meaning provided in Section 2.15(a)(ii).

“Specified Subsidiary” shall mean, at any date of determination, (a) any Material Subsidiary, (b) any Unrestricted Subsidiary (i) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which Section 9.1 Financials have been delivered were equal to or greater than 5% of the consolidated total assets of the Borrower and the Subsidiaries at such date or (ii) whose gross revenues for such Test Period were equal to or greater than 5% of the consolidated gross revenues of the Borrower and the Subsidiaries for such period, in each case determined in accordance with GAAP and (c) each other Subsidiary that, when such Subsidiary’s total assets and gross revenues are aggregated with each other Subsidiary that is the subject of an Event of Default described in Section 11.5, would constitute a Specified Subsidiary under clause (a) or (b) above.

“Sponsor” shall mean Silver Lake Partners II, L.P. and its Affiliates, collectively.

“Stated Amount” of any Letter of Credit shall mean the maximum amount from time to time available to be drawn thereunder, determined without regard to whether any conditions to drawing could then be met.

“Status” shall mean, as to the Borrower as of any date, the existence of Level A Status, Level B Status, Level I Status, Level II Status, Level III Status or Level IV Status, as the case may be on such date. Changes in Status resulting from changes in the Consolidated Total Debt to Consolidated EBITDA Ratio shall become effective (the date of such effectiveness, the “Effective Date”) as of the first day following the last day of the most recent fiscal year or period for which (a) Section 9.1 Financials are delivered to the Lenders under Section 9.1 and (b) an officer’s certificate is delivered by the Borrower to the Lenders setting forth, with respect to such Section 9.1 Financials, the then-applicable Status, and shall remain in effect until the next change to be effected pursuant to this definition, provided that (i) if the Borrower shall have made any payments in respect of interest or commitment fees during the period (the “Interim Period”) from and including the Restatement Effective Date and, subsequent to the Restatement Effective Date, each Effective Date to but excluding the day any change in Status is determined as provided above, then the amount of the next such payment due on or after such day shall be increased or decreased by an amount equal to any underpayment or overpayment so made by the Borrower during such Interim Period and (ii) each determination of the Consolidated Total Debt to Consolidated EBITDA Ratio pursuant to this definition shall be made with respect to the Test Period ending at the end of the fiscal period covered by the relevant financial statements.

“Statutory Reserve Rate” shall mean for any day as applied to any LIBOR Loan, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages that are in effect on that day (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, as prescribed by the Board and to which the Administrative Agent is subject, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Stock” shall mean shares of capital stock or shares in the capital, as the case may be (whether denominated as common stock or preferred stock or ordinary shares or preferred shares, as the case may be), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

“Stock Equivalents” shall mean all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

“Subordinated Indebtedness” shall mean Indebtedness of the Borrower or any Subsidiary Guarantor that is by its terms subordinated in right of payment to the obligations of the Borrower and such Subsidiary Guarantor, as applicable, under this Agreement.

“Subsidiary” of any Person shall mean and include (a) any corporation more than 50% of whose Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to a “Subsidiary” or “Subsidiaries” shall mean a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantors” shall mean each Subsidiary (other than an Excluded Subsidiary) (a) existing on the Closing Date that is a party to the Guarantee and a Security Agreement or (b) that becomes a party to the Guarantee and the Security Agreement after the Closing Date, including pursuant to Section 9.11.

“Successor Borrower” shall have the meaning provided in Section 10.3(a).

“Swingline Commitment” shall mean the commitment of the Swingline Lender to make Swingline Loans subject to the terms and conditions contained herein in an amount not to exceed $15,000,000.

“Swingline Lender” shall mean Barclays Bank PLC.

“Swingline Loans” shall have the meaning provided in Section 2.1(c).

“Swingline Maturity Date” shall mean, with respect to any Swingline Loan, the date that is five Business Days prior to the 2015 Revolving Credit Maturity Date.

“Syndication Agent” shall mean Barclays Capital, together with its affiliates, as the syndication agent for the Lenders under this Agreement and the other Credit Documents.

“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority whether computed on a separate, consolidated, unitary, combined or other basis and any and all liabilities (including interest, fines, penalties or additions to tax) with respect to the foregoing.

“Term Loan Extension Request” shall have the meaning provided in Section 2.15(a)(i).

“Term Loan Facility” shall mean any of the 2013 Term Loan Facility, 2016 Term Loan Facility, any New Term Loan Facility and any Extended Term Loan Facility other than the 2016 Term Loan Facility.

“Term Loan Lender” shall mean each Lender having a Term Loan Commitment.

“Term Loans” shall mean the 2013 Term Loans, the 2016 Term Loans, any Extended Term Loans (other than the 2016 Term Loans) or any New Term Loan, as applicable.

“Test Period” shall mean, for any determination under this Agreement, the four consecutive fiscal quarters of the Borrower then last ended.

“Total 2012 Revolving Credit Commitment” shall mean, on any date, the sum of the 2012 Revolving Credit Commitments on such date of all 2012 Revolving Credit Lenders.

“Total 2015 Revolving Credit Commitment” shall mean, on any date, the sum of the 2015 Revolving Credit Commitments on such date of all 2015 Revolving Credit Lenders.

“Total Commitment” shall mean the sum of the Total New Term Loan Commitment, the Total Revolving Credit Commitment and the Total Extended Revolving Credit Commitment of each Extension Series (other than the 2015 Revolving Credit Commitments).

“Total Credit Exposure” shall mean, at any date, the sum of (a) the Total Commitment at such date and (b) the outstanding principal amount of all Term Loans at such date.

“Total Extended Revolving Credit Commitment” shall mean the sum of the Extended Revolving Credit Commitments on such date of all Lenders of each Extension Series (other than the 2016 Revolving Credit Commitments).

“Total New Term Loan Commitment” shall mean the sum of the New Term Loan Commitments of any Series of New Term Loans of all New Term Loan Lenders providing such Series of New Term Loans.

“Total Revolving Credit Commitment” shall mean the sum of the Revolving Credit Commitments and the New Revolving Credit Commitments, if applicable, of all the Lenders.

“Transaction Expenses” shall mean any fees or expenses incurred or paid by the Borrower or any of its Subsidiaries in connection with the Transactions, this Agreement and the other Credit Documents and the transactions contemplated hereby and thereby.

“Transactions” shall mean, collectively, the transactions contemplated by the Original Credit Agreement, the Senior Subordinated Notes Indenture, the Merger Agreement, the Conversion and the Equity Investments.

“Transferee” shall have the meaning provided in Section 13.6(e).

“Type” shall mean (a) as to any Term Loan, its nature as an ABR Loan or a LIBOR Term Loan and (b) as to any Revolving Credit Loan, its nature as an ABR Revolving Credit Loan or LIBOR Revolving Credit Loan.

“Unfunded Current Liability” of any Plan shall mean the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 87 as in effect on the Closing Date, based upon the actuarial assumptions that would be used by the Plan’s actuary in a termination of the Plan, exceeds the fair market value of the assets allocable thereto.

“Unpaid Drawing” shall have the meaning provided in Section 3.4(a).

“Unrestricted Subsidiary” shall mean

(a) any Subsidiary of the Borrower that is formed or acquired after the Closing Date; provided that at such time (or promptly thereafter) the Borrower designates such Subsidiary as an Unrestricted Subsidiary in a written notice to the Administrative Agent;

(b) any Restricted Subsidiary subsequently redesignated as an Unrestricted Subsidiary by the Borrower in a written notice to the Administrative Agent,

provided that in the case of (a) and (b),

(x) such designation or redesignation shall be deemed to be an Investment on the date of such redesignation in an Unrestricted Subsidiary in an amount equal to the sum of:

(i) the Borrower’s direct or indirect equity ownership percentage of the net worth of such designated or re-designated Restricted Subsidiary immediately prior to such designation or redesignation (such net worth to be calculated without regard to any guarantee provided by such designated or redesignated Restricted Subsidiary);

(ii) the aggregate principal amount of any Indebtedness owed by such designated or redesignated Restricted Subsidiary to the Borrower or any other Restricted Subsidiary immediately prior to such designation or redesignation, all calculated, except as set forth in the parenthetical to clause (i), on a consolidated basis in accordance with GAAP; and

(y) no Default or Event of Default would result from such designation or redesignation; and

(c) each Subsidiary of an Unrestricted Subsidiary; provided that at the time of any written designation or redesignation by the Borrower to the Administrative Agent that any Unrestricted Subsidiary shall no longer constitute an Unrestricted Subsidiary, such Unrestricted Subsidiary shall cease to be an Unrestricted Subsidiary to the extent no Default or Event of Default would result from such designation or redesignation.

On or promptly after the date of its formation, acquisition, designation or re-designation, as applicable, each Unrestricted Subsidiary shall have entered into a tax sharing agreement containing terms that, in the reasonable judgment of the Administrative Agent, provide for an appropriate allocation of tax liabilities and benefits.

“U.S. Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Voting Stock” shall mean, with respect to any Person, such Person’s Stock or Stock Equivalents having the right to vote for the election of directors of such Person under ordinary circumstances.

The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to Sections of this Agreement unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

This Agreement amends and restates the provisions of the Original Credit Agreement and (i) all of the terms and provisions of the Original Credit Agreement shall continue to apply for the period from the Closing Date to the Restatement Effective Date, including any determinations of payment dates, interest rates, Events of Default or any amount that may be payable to any Agent or any Lender (or their assignees or replacements), and (ii) the obligations under the Original Credit Agreement which have not been repaid shall from and after the Restatement Effective Date continue to be owing in accordance with, and subject to, the terms of this Agreement. All references in any Credit Document to (i) the “Credit Agreement” shall be deemed to include references to this Agreement and (ii) the “Lenders” or a “Lender” or the “Administrative Agent” shall mean such terms as defined in this Agreement. As to all periods occurring on or after the Restatement Effective Date, all of the terms and conditions set forth in the Original Credit Agreement shall be of no further force and effect, it being understood that all obligations of each Credit Party under the Original Credit Agreement and related Credit Documents shall be governed by this Agreement and the related Credit Documents from and after the Restatement Effective Date.

The parties hereto acknowledge and agree that all principal, interest, fees, costs, reimbursable expenses and indemnification obligations accruing or arising under or in connection with the Original Credit Agreement which remain unpaid and outstanding as of the Restatement Effective Date shall be and remain outstanding and payable as an obligation under this Agreement and the other Credit Documents.

SECTION 2. Amount and Terms of Credit.

2.1 Commitments and Loans.

(a) Term Loans

(i) Subject to and upon terms and conditions set forth in the Original Credit Agreement, each Term Loan Lender (as defined in the Original Credit Agreement) made a term loan or loans (each, an “Original Term Loan”) to the Borrower on the Closing Date.

(ii) As of the Restatement Effective Date, but subject to the terms and conditions set forth in this Agreement, each Term Loan Lender (as defined in the Original Credit Agreement) agrees that (i) (x) its Original Term Loans will, in an amount equal to its 2016 Term Loan Amount (if any), be exchanged into 2016 Term Loans pursuant to the provisions of Section 2.15 and the Amendment Agreement and (y) the remainder of its Original Term Loans will, in an amount equal to its 2013 Term Loan Amount (if any), be reclassified as 2013 Term Loans. All accrued and unpaid interest up to, but not including, the Restatement Effective Date, under the Original Term Loans outstanding immediately prior to the Restatement Effective Date shall have been paid to the Administrative Agent (as defined in the Original Credit Agreement) for the account of each Term Loan Lender. For the avoidance of doubt the Interest Periods in effect for the Original Term Loans immediately prior to the Restatement Effective Date shall not be caused to expire on the Restatement Effective Date. The 2013 Term Loans and the 2016 Term Loans may thereafter, at the option of the Borrower, be maintained as, and/or converted into, ABR Loans or LIBOR Term Loans in accordance with Section 2.6. The 2013 Term Loans and the 2016 Term Loans may be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid may not be reborrowed. With respect to the 2013 Term Lenders, on the 2013 Term Loan Maturity Date, all outstanding 2013 Term Loans shall be repaid in full. With respect to 2016 Term Lenders, on the 2016 Term Loan Maturity Date, all outstanding 2016 Term Loans shall be repaid in full.

(b) Revolving Credit Commitments. Subject to and upon the terms and conditions herein set forth, each Revolving Lender severally agrees to make a loan or loans to the Borrower or (each a “Revolving Credit Loan” and, collectively, the “Revolving Credit Loans”), which Revolving Credit Loans (A) shall be made at any time and from time to time on and after the Closing Date and, in the case of Lenders with 2012 Revolving Credit Commitments, prior to the 2012 Revolving Credit Maturity Date and, in the case of Lenders with 2015 Revolving Credit Commitments, prior to the 2015 Revolving Credit Maturity Date, (B) may, at the option of the Borrower be incurred and maintained as, and/or converted into, ABR Loans or LIBOR Revolving Credit Loans, provided that all Revolving Credit Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Credit Loans of the same Type, (C) may be repaid and reborrowed in accordance with the provisions hereof, (D) shall not, for any such Lender at any time, after giving effect thereto and to the application of the proceeds thereof, result in such Lender’s Revolving Credit Exposure at such time exceeding such Lender’s Revolving Credit Commitment at such time and (E) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate amount of the Lenders’ Revolving Credit Exposures at such time exceeding the Total Revolving Credit Commitment then in effect. With respect to 2012 Revolving Credit Lenders, on the 2012 Revolving Credit Maturity Date, all outstanding 2012 Revolving Credit Loans shall be repaid in full. With respect to 2015 Revolving Credit Lenders, on the 2015 Revolving Credit Maturity Date, all outstanding 2015 Revolving Credit Loans shall be repaid in full. For the avoidance of doubt, prior to the 2012 Revolving Credit Maturity Date, all borrowings of Revolving Credit Loans under this Section 2.1(b) shall be made by each Lender with a Revolving Credit Commitment pro rata based on each such Lender’s Revolving Credit Commitment Percentage without regard to the Class of the Revolving Credit Commitments held by such Lender. For the avoidance of doubt, commencing on the Restatement Effective Date, (i) each 2015 Revolving Credit Loan and each 2015 Revolving Credit Commitment of a 2015 Revolving Credit Lender shall be treated for all purposes of this Agreement as a 2015 Revolving Credit Loan and a 2015 Revolving Credit Commitment, respectively, and (ii) each 2012 Revolving Credit Loan and each 2012 Revolving Credit Commitment of a 2012 Revolving Credit Lender shall be treated for all purposes of this Agreement as a 2012 Revolving Credit Loan and a 2012 Revolving Credit Commitment, respectively.

(c) Swingline Commitments.

(i) Subject to and upon the terms and conditions herein set forth, the Swingline Lender in its individual capacity agrees, at any time and from time to time on and after the Closing Date and prior to the Swingline Maturity Date, to make a loan or loans to the Borrower (each a “Swingline Loan” and, collectively, the “Swingline Loans”), which Swingline Loans (a) shall be ABR Loans, (b) shall not exceed at any time outstanding the Swingline Commitment, (c) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate amount of the Lenders’ Revolving Credit Exposures at such time exceeding the Total Revolving Credit Commitment then in effect, and (d) may be repaid and reborrowed in accordance with the provisions hereof.

(ii) On the Swingline Maturity Date, each outstanding Swingline Loan shall be repaid in full. The Swingline Lender shall not make any Swingline Loan after receiving a written notice from any Credit Party or any Lender stating that a Default or Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice of (A) rescission of all such notices from the party or parties originally delivering such notice or (B) the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1. Notwithstanding anything to the contrary contained in this Section 2.1(c) or elsewhere in this Agreement, the Swingline Lender shall not be obligated to make any Swingline Loan at a time when a Revolving Credit Lender is a Defaulting Lender unless the Swingline Lender has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate the Swingline Lender’s risk with respect to the Defaulting Lender’s or Defaulting Lenders’

participation in such Swingline Loans, including the allocation of such risk to Non-Defaulting Lenders, or by cash collateralizing, or obtaining a backstop letter of credit from an issuer reasonably satisfactory to the Swingline Lender to support, such Defaulting Lender’s or Defaulting Lenders’ Revolving Credit Commitment Percentage in respect of the outstanding Swingline Loans or a combination thereof.

(d) Mandatory Borrowing. On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Revolving Credit Lenders that all then-outstanding Swingline Loans shall be funded with Revolving Credit Loans constituting ABR Loans, in which case Revolving Credit Loans (each such Borrowing, a “Mandatory Borrowing”) shall be made on the immediately succeeding Business Day by all Revolving Credit Lenders pro rata based on each Revolving Credit Lender’s Revolving Credit Commitment Percentage (regardless of the Class of Revolving Credit Commitments held by such Lender), and the proceeds thereof shall be applied directly to the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each Revolving Credit Lender hereby irrevocably agrees to make such Revolving Credit Loans upon one Business Day’s notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified to it in writing by the Swingline Lender notwithstanding (A) that the amount of the Mandatory Borrowing may not comply with the minimum amount for each Borrowing specified in Section 2.2, (B) whether any conditions specified in Section 7 are then satisfied, (C) whether a Default or an Event of Default has occurred and is continuing, (D) the date of such Mandatory Borrowing or (E) any reduction in the Total Commitment after any such Swingline Loans were made. In the event that, in the sole judgment of the Swingline Lender, any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each Revolving Credit Lender hereby agrees that it shall forthwith purchase from the Swingline Lender (without recourse or warranty) such participation of the outstanding Swingline Loans as shall be necessary to cause the Revolving Credit Lenders to share in such Swingline Loans ratably based upon their respective Revolving Credit Commitment Percentages (regardless of the Class of Revolving Credit Commitments held by such Lender), provided that all principal and interest payable on such Swingline Loans shall be for the account of the Swingline Lender until the date the respective participation is purchased and, to the extent attributable to the purchased participation, shall be payable to the Revolving Credit Lender purchasing same from and after such date of purchase. On the Final Date for any Class of Revolving Credit Commitments, such participations of the Revolving Credit Lenders under and in respect of such Class shall be automatically reallocated to the remaining Revolving Credit Lenders pro rata based on such Lender’s Revolving Credit Commitment Percentage after giving effect to such Final Date.

2.2 Minimum Amount of Each Borrowing; Maximum Number of Borrowings. The aggregate principal amount of each Borrowing of Term Loans, Revolving Credit Loans or Swingline Loans shall be in a multiples of $1,000,000. More than one Borrowing may be incurred on any date, provided that at no time shall there be outstanding more than ten (10) Borrowings of LIBOR Loans.

2.3 Notice of Borrowing.

(a) New Term Loan Borrowings. The Borrower shall give the Administrative Agent notice of any Borrowing of New Term Loans in the manner specified in the applicable Joinder Agreement.

(b) Notice of Borrowing. Each notice under clause (a) above (together with each notice of a Borrowing of Revolving Credit Loans pursuant to Section 2.3(b) and each notice of a Borrowing of Swingline Loans pursuant to Section 2.3(c), a “Notice of Borrowing”) shall specify (A) the aggregate principal amount of the New Term Loans to be made, (B) the date of the Borrowing, (C) whether the New

Term Loans shall consist of ABR Loans and/or LIBOR Term Loans, and (D) if the New Term Loans are to include LIBOR Term Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each New Term Loan Lender written notice of the proposed Borrowing of New Term Loans, of such New Term Loan Lender’s proportionate share thereof and of the other matters covered by the related Notice of Borrowing.

(c) Revolving Credit Borrowings. Whenever the Borrower desires to incur Revolving Credit Loans (other than borrowings to repay Unpaid Drawings), it shall give the Administrative Agent, (A) prior to 12:00 Noon (New York City time) at least three Business Days’ prior written notice of the proposed Borrowing of LIBOR Loans, and (B) prior to 10:00 a.m. (New York City time) at least one Business Days’ prior written notice of the proposed Borrowing of ABR Loans. Each such Notice of Borrowing, except as otherwise expressly provided in Section 2.10, shall be irrevocable and shall specify (1) the aggregate principal amount of the Revolving Credit Loans to be made pursuant to such Borrowing, (2) the date of the proposed Borrowing (which shall be a Business Day), (3) whether the respective Borrowing shall consist of ABR Loans or LIBOR Revolving Credit Loans and, if LIBOR Revolving Credit Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Revolving Credit Borrowing, of such Lender’s proportionate share thereof and of the other matters covered by the related Notice of Borrowing.

(d) Swingline Borrowings. Whenever the Borrower desires to incur Swingline Loans hereunder, the Borrower shall give the Administrative Agent prior to 1:00 p.m. (New York City time) on the date of such proposed Borrowing prior written notice of such proposed Borrowing, provided that the aggregate principal amount of all Swingline Loans requested to be made on any single date shall not exceed the Swingline Commitment less the Swingline Loans then outstanding as of such date. Each such notice shall be irrevocable and shall specify (1) the aggregate principal amount of the proposed Swingline Loans to be made pursuant to such Borrowing and (2) the date of the proposed Borrowing (which shall be a Business Day).

(e) Borrowings to reimburse Unpaid Drawings shall be made upon the notice specified in Section 3.4(a).

2.4 Disbursement of Funds.

(a) No later than 12:00 Noon (New York City time) on the date specified in each Notice of Borrowing, each Lender will make available its pro rata portion, if any, of each Borrowing requested to be made on such date in the manner provided below; provided, that, for the avoidance of doubt, prior to the 2012 Final Date, all Borrowings of Revolving Credit Loans hereunder shall be made by each Lender with a Revolving Credit Commitment pro rata based on each such Lender’s Revolving Credit Commitment Percentage without regard to the Class of the Revolving Credit Commitments held by such Lender.

(b) Each Lender shall make available all amounts it is to fund to the Borrower under any Borrowing for its applicable Commitments, and in immediately available funds to the Administrative Agent at the Administrative Agent’s Office and the Administrative Agent will (except in the case of Borrowings to repay Unpaid Drawings) make available to the Borrower, by depositing to the Borrower’s account at the Administrative Agent’s Office the aggregate of the amounts so made available. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the Federal Funds Effective Rate or (ii) if paid by the Borrower, the then-applicable rate of interest or fees, calculated in accordance with Section 2.8, for the Loans of the applicable Class.

(c) Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).

2.5 Repayment of Loans; Evidence of Debt.

(a) The Borrower shall repay to the Administrative Agent, for the benefit of the applicable Lenders, (i) on the 2013 Term Loan Maturity Date, all then outstanding 2013 Term Loans, (ii) on the 2016 Term Loan Maturity Date, all then outstanding 2016 Term Loans, (iii) on the relevant maturity date for any Series of New Term Loans, all then outstanding New Term Loans of such Series, (iv) on the 2012 Revolving Credit Maturity Date, all then outstanding 2012 Revolving Credit Loans, (v) on the 2015 Revolving Credit Maturity Date, all then outstanding 2015 Revolving Credit Loans, (vi) on the relevant maturity date for any Extension Series of Extended Term Loans other than the 2016 Term Loans, all then outstanding Extended Term Loans of such Extension Series, (vii) on the relevant maturity date for any other Extension Series of Extended Revolving Credit Commitments other than the 2015 Revolving Credit Commitments, all then outstanding Extended Revolving Credit Loans of such Extension Series and (viii) on the Swingline Maturity Date, all then outstanding Swingline Loans.

(b) (i) The Borrower shall repay to the Administrative Agent, for the benefit of the 2013 Term Lenders and the 2016 Term Lenders, on each date set forth below (each, with respect to the 2013 Term Lenders, a “2013 Term Loan Repayment Date” and with respect to the 2016 Term Lenders, a “2016 Term Loan Repayment Date”), a principal amount of the 2013 Term Loans (each such amount, a “2013 Term Loan Repayment Amount”) and/or a principal amount of the 2016 Term Loans (each such amount, a “2016 Term Loan Repayment Amount”), in each case as set forth below opposite such Repayment Date:

Repayment Date	2013 Term Loan Repayment Amount	2016 Term Loan Repayment Amount
March 31, 2011	0.25%	0.25%
June 30, 2011	0.25%	0.25%
September 30, 2011	0.25%	0.25%
December 31, 2011	0.25%	0.25%
March 31, 2012	0.25%	0.25%

June 30, 2012	0.25%	0.25%
September 30, 2012	0.25%	0.25%
December 31, 2012	0.25%	0.25%
March 31, 2013	0.25%	0.25%
2013 Term Loan Maturity Date	Balance of outstanding 2013 Term Loans	0.25%
June 30, 2013	—	0.25%
September 30, 2013	—	0.25%
December 31, 2013	—	0.25%
March 31, 2014	—	0.25%
June 30, 2014	—	0.25%
September 30, 2014	—	0.25%
December 31, 2014	—	0.25%
March 31, 2015	—	0.25%
June 30, 2015		0.25%
September 30, 2015		0.25%
December 31, 2015		0.25%
March 31, 2016		0.25%
2016 Term Loan Maturity Date	—	Balance of outstanding 2016 Term Loans

It is understood and agreed that all such Repayment Amounts in respect of 2013 Term Loans and 2016 Term Loans (other than the balance of such Term Loans due on the 2013 Term Loan Maturity Date or the 2016 Term Loan Maturity Date, as applicable) have been satisfied by the optional and mandatory prepayments of Term Loans made since the Closing Date in accordance with Sections 5.1 and 5.2(c) of the Original Credit Agreement and Section 5.1 and 5.2(c) of this Agreement)

(ii) In the event that any New Term Loans are made, such New Term Loans shall, subject to Section 2.14(d), be repaid by the Borrower in the amounts (each, a “New Term Loan Repayment Amount”) and on the dates (each a “New Term Loan Repayment Date”) set forth in the applicable Joinder Agreement. In the event that any Extended Term Loans other than 2016 Term Loans are established, such Extended Term Loans shall, subject to the requirements of Section 2.15, be repaid by the Borrower in the amounts (each such amount, an “Extended Term Loan Repayment Amount”) and on the dates (each an “Extended Repayment Date”) set forth in the applicable Extension Agreement. In the event any Extended Revolving Credit Commitments (other than 2015 Revolving Credit Commitments) are established, such Extended Revolving Credit Commitments shall, subject to Section 2.15, be terminated (and all Extended Revolving Credit Loans of the same Extension Series repaid) on the dates set forth in the applicable Extension Agreement.

(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(d) The Administrative Agent shall maintain the Register pursuant to Section 13.6(b), and a sub-account for each Lender, in which Register and sub-accounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, whether such Loan is a 2013 Term Loan, a 2016 Term Loan, a New Term Loan (and the relevant Series thereof), a 2012 Revolving Credit Loan, a 2015 Revolving Credit Loan, an Extended Term Loan other than a 2016 Term Loan, an Extended

Revolving Credit Loan other than 2015 Revolving Credit Loans or a Swingline Loan, as applicable, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender or the Swingline Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(e) The entries made in the Register and accounts and sub-accounts maintained pursuant to paragraphs (c) and (d) of this Section 2.5 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such sub-account, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

2.6 Conversions and Continuations.

(a) The Borrower shall have the option on any Business Day to convert all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Term Loans, Revolving Credit Loans or Extended Revolving Credit Loans made to the Borrower, as applicable, of one Type into a Borrowing or Borrowings of another Type and the Borrower shall have the option on any Business Day to continue the outstanding principal amount of any LIBOR Term Loans as LIBOR Term Loans or any LIBOR Revolving Credit Loans as LIBOR Revolving Credit Loans, as the case may be, for an additional Interest Period, provided that (i) no partial conversion of such Loans shall reduce the outstanding principal amount of such LIBOR Term Loans or LIBOR Revolving Credit Loans, as applicable, made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (ii) (A) ABR Loans may not be converted into LIBOR Loans and (B) LIBOR Revolving Credit Loans may not be continued as LIBOR Loans, as applicable, for an additional Interest Period, if a Default or Event of Default is in existence on the date of the proposed continuation or conversion, as the case may be, and the Administrative Agent has or (1) in the case of Term Loans, the Required Term Class Lenders, (2) in the case Revolving Credit Loans, the Required Revolving Class Lenders, as applicable, have determined in its or their sole discretion not to permit such conversion or continuation, as the case may be, and (iii) Borrowings resulting from conversions of Loans pursuant to this Section 2.6 shall be limited in number as provided in Section 2.2. Each such conversion or continuation shall be effected by the Borrower by giving the Administrative Agent at prior to 12:00 Noon (New York City time) at least three Business Days’ (or one Business Day’s notice in the case of a conversion into ABR Loans) prior written notice (each, a “Notice of Conversion or Continuation”) specifying in the case of a conversion or continuation, the Loans to be so converted or continued, the Type of Loans to be converted or continued into and, if such Loans are to be converted into or continued as LIBOR Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each applicable Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Loans.

(b) If any Default or Event of Default is in existence at the time of any proposed continuation of any LIBOR Term Loans or LIBOR Revolving Credit Loans and the Administrative Agent has or (i) in the case of Term Loans, the Required Term Class Lenders or (ii) in the case of Revolving Credit Loans, the Required Revolving Class Lenders, as applicable, have determined in its or their sole discretion not to permit such continuation, such LIBOR Loans, shall be automatically converted on the last day of the current Interest Period into ABR Loans. If upon the expiration of any Interest Period in respect of any LIBOR Loans, the Borrower has failed to elect a new Interest Period to be applicable thereto as provided in clause (a) above, the Borrower shall be deemed to have elected to convert such Borrowing of LIBOR Loans into a Borrowing of ABR Loans.

2.7 Pro Rata Borrowings. Each Borrowing of Revolving Credit Loans under this Agreement shall be granted by the Revolving Credit Lenders pro rata on the basis of their then-applicable Revolving Credit Commitments without regard to the Class of the Revolving Credit Commitments held by such Lender. Each Borrowing of New Term Loans under this Agreement shall be granted by the Lenders of the relevant Series thereof pro rata on the basis of their then-applicable New Term Loan Commitments. It is understood that (a) no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be severally obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder, (b) other than as expressly provided herein with respect to a Defaulting Lender, failure by a Lender to perform any of its obligations under any of the Credit Documents shall not release any Person from performance of its obligation under any Credit Document and (c) the rights of each Lender under each Credit Document are separate and independent rights and any Indebtedness owed to such Lender under any Credit Document shall be a separate and independent Indebtedness.

2.8 Interest.

(a) The unpaid principal amount of each ABR Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable ABR Margin plus the applicable ABR in effect from time to time.

(b) The unpaid principal amount of each LIBOR Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable LIBOR Margin in effect from time to time plus the relevant LIBOR Rate.

(c) If all or a portion of (i) the principal amount of any Loan or (ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2% or (y) in the case of any overdue interest, to the extent permitted by applicable law, the rate described in Section 2.8(a) or (b), as applicable, plus 2% from and including the date of such non-payment to but excluding the date on which such amount is paid in full (after as well as before judgment).

(d) Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each ABR Loan, quarterly in arrears on the last day of each March, June, September and December, (ii) in respect of each LIBOR Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period (provided that, for the avoidance of doubt, all interest on LIBOR Loans that accrued prior to, but not including, the Restatement Efffective Date was paid on the Restatement Effective Date notwithstanding the continuation of an Interest Period through the Restatement Effective Date), and (iii) in respect of each Loan (except, other than in the case of prepayments, any ABR Loan), on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(e) All computations of interest hereunder shall be made in accordance with Section 5.5.

(f) The Administrative Agent, upon determining the interest rate for any Borrowing of LIBOR Loans, shall promptly notify the Borrower and the relevant Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.

2.9 Interest Periods. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of LIBOR Loans (in the case of the initial Interest Period applicable thereto) or prior to 10:00 a.m. (New York City time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of LIBOR Loans, the Borrower shall have the right to elect by giving the Administrative Agent written notice the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower be a one, two, three, six or (in the case of Revolving Credit Loans and/or Extended Revolving Credit Loans, if available to all the Lenders making such loans as determined by such Lenders in good faith based on prevailing market conditions) nine or twelve month period or a shorter period, provided that the initial Interest Period may be for a period less than one month if agreed upon by the Borrower and the Administrative Agent.

Notwithstanding anything to the contrary contained above:

(a) the initial Interest Period for any Borrowing of LIBOR Loans shall commence on the date of such Borrowing (including, in the case of LIBOR Loans, the date of any conversion from a Borrowing of ABR Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(b) if any Interest Period relating to a Borrowing of LIBOR Revolving Credit Loans begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of a LIBOR Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the first Business Day thereafter; and

(d) the Borrower shall not be entitled to elect any Interest Period in respect of any LIBOR Loan if such Interest Period would extend beyond the applicable Maturity Date of such Loan.

2.10 Increased Costs, Illegality, etc.

(a) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):

(i) on any date for determining the LIBOR Rate for any Interest Period that (x) deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the relevant market or (y) by reason of any changes arising on or after the Closing Date affecting the interbank LIBOR market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the “LIBOR Rate”; or

(ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any LIBOR Loans (other than any such increase or reduction attributable to Taxes) because of (x) any change since the Closing Date in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order), such as, for example, without limitation, a change in official reserve requirements, and/or (y) other circumstances affecting the interbank LIBOR market or the position of such Lender in the interbank LIBOR market; or

(iii) at any time, that the making or continuance of any LIBOR Loan has become unlawful by compliance by such Lender in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the Closing Date that materially and adversely affects the interbank LIBOR market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall within a reasonable time thereafter give written notice to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, LIBOR Term Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent agrees to give at such time when such circumstances no longer exist), and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to LIBOR Term Loans or LIBOR Revolving Credit Loans, as applicable, that have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, promptly after receipt of written demand therefor such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by law.

(b) At any time that any LIBOR Loan is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the Borrower may (and in the case of a LIBOR Loan affected pursuant to Section 2.10(a)(iii) shall) either (x) if the affected LIBOR Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent written notice thereof on the same date that the Borrower was notified by a Lender pursuant to Section 2.10(a)(ii) or (iii) or (y) if the affected Loan is a LIBOR Loan then outstanding, upon at least three Business Days’ notice to the Administrative Agent, require the affected Lender to convert each such Loan into an ABR Loan, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(b).

(c) If, after the Closing Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, the National Association of Insurance Commissioners, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by a Lender or its parent with any request or directive made or adopted after the Closing Date regarding capital adequacy (whether or not having the force of law) of any such authority, association, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s or its parent’s or its Affiliate’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent or its Affiliate could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender’s or its parent’s policies with respect to capital adequacy), then from time to time, promptly after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent for such reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender’s compliance with, or pursuant to any request or directive to comply with, any such law, rule or regulation as in effect on the Closing Date. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 2.13, release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(c) upon receipt of such notice.

(d) It is understood that to the extent duplicative of Section 5.4, this Section 2.10 shall not apply to Taxes.

2.11 Compensation. If (a) any payment of principal of any LIBOR Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such LIBOR Loan as a result of a payment or conversion pursuant to Section 2.5, 2.6, 2.10, 5.1, 5.2 or 13.7, as a result of acceleration of the maturity of the Loans pursuant to Section 11 or for any other reason, (b) any Borrowing of LIBOR Loans is not made as a result of a withdrawn Notice of Borrowing, (c) any ABR Loan is not converted into a LIBOR Loan as a result of a withdrawn Notice of Conversion or Continuation, (d) any LIBOR Loan is not continued as a LIBOR Loan, as the case may be, as a result of a withdrawn Notice of Conversion or Continuation or (e) any prepayment of principal of any LIBOR Loan is not made as a result of a withdrawn notice of prepayment pursuant to Section 5.1 or 5.2, the Borrower shall, after receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue or failure to prepay, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such LIBOR Loan.

2.12 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii), 2.10(a)(iii), 2.10(b), 3.5 or 5.4 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to change its Applicable Lending Office for any Loans affected by such event, provided that such change is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 2.10, 3.5 or 5.4.

2.13 Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 2.10, 2.11, 3.5 or 5.4 is given by any Lender more than 180 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Section 2.10, 2.11, 3.5 or 5.4, as the case may be, for any such amounts incurred or accruing prior to the 181st day prior to the giving of such notice to the Borrower.

2.14 Incremental Facilities.

(a) The Borrower may by written notice to the Administrative Agent elect to request the establishment of one or more (x) New Term Loan commitments (the “New Term Loan Commitments”) and/or (y) additional revolving credit commitments (the “New Revolving Credit Commitment” and, together with the New Loan Commitments, the “New Loan Commitments”), by an aggregate amount not in excess of $150,000,000 in the aggregate and not less than $25,000,000 individually (or such lesser amount which shall be approved by the Administrative Agent or such lesser amount that shall constitute the difference between $150,000,000 and all such New Loan Commitments obtained prior to such date), and integral multiples of $5,000,000 in excess of that amount. Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that the New Loan Commitments shall be effective, which shall be a date not less than 5 Business Days after the date on which such notice is delivered to the Administrative Agent; provided that any Lender offered or approached to provide all or a portion of the New Loan Commitments may elect or decline, in its sole discretion, to provide a New Loan Commitment. Such New Loan Commitments shall become effective, as of such Increased Amount Date; provided that (i) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Loan Commitments, as applicable; (ii) both before and after giving effect to the making of any Series of New Term Loans or New Revolving Credit Commitments, each of the conditions set forth in Section 7 shall be satisfied; (iii) the Borrower and its Subsidiaries shall be in pro forma compliance with the covenants set forth in Section 10.9 and Section 10.10 as of the last day of the most recently ended fiscal quarter after giving effect to such New Loan Commitments and such other adjustment events in connection with any concurrent Permitted Acquisitions or Dispositions; (iv) the New Loan Commitments shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Borrower and the Administrative Agent, and each of which shall be recorded in the Register and shall be subject to the requirements set forth in Section 5.4(d); (v) the Borrower shall make any payments required pursuant to Section 2.11 in connection with the New Loan Commitments, as applicable; and (vi) the Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction. Any New Term Loans made on an Increased Amount Date shall be designated a separate series (a “Series”) of New Term Loans for all purposes of this Agreement.

(b) On any Increased Amount Date on which New Revolving Credit Commitments are effected, subject to the satisfaction of the foregoing terms and conditions and obtaining any required approval from any Governmental Authority, (a) each of the Lenders with Revolving Credit Commitments shall assign to each Lender with a New Revolving Credit Commitment (each, a “New Revolving Loan Lender”) and each of the New Revolving Loan Lenders shall purchase from each of the Lenders with Revolving Credit Commitments, at the principal amount thereof (together with accrued interest), such interests in the Revolving Credit Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans will be held by existing Lenders with Revolving Credit Loans and New Revolving Loan Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to the addition of such New Revolving Credit Commitments to the Revolving Credit Commitments, (b) each New Revolving Credit Commitment shall be deemed for all purposes a 2015 Revolving Credit Commitment (or any other Class of Extended Revolving Credit Commitments) and each Loan made thereunder (a “New Revolving Loan”) shall be deemed, for all purposes, a 2015 Revolving Credit Loan (or any other Class of Extended

Revolving Credit Loans) and (c) each New Revolving Loan Lender shall become a Lender with respect to the New Revolving Loan Commitment and all matters relating thereto.

(c) On any Increased Amount Date on which any New Term Loan Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each Lender with a New Term Loan Commitment (each, a “New Term Loan Lender”) of any Series shall make a Loan to the Borrower (a “New Term Loan”) in an amount equal to its New Term Loan Commitment of such Series, and (ii) each New Term Loan Lender of any Series shall become a Lender hereunder with respect to the New Term Loan Commitment of such Series and the New Term Loans of such Series made pursuant thereto.

(d) The terms and provisions of the New Term Loans and New Term Loan Commitments of any Series shall be, except as otherwise set forth herein or in the Joinder Agreement, identical to the 2016 Term Loans (or any other Class of Extended Term Loans) or as otherwise agreed by the Borrower and the New Term Loan Lenders; provided that (i) the applicable New Term Loan Maturity Date of each Series shall be no earlier than the 2016 Term Loan Maturity Date and the mandatory prepayment and other payment rights (other than scheduled amortization) of the New Term Loans and the 2016 Term Loans (or any other Class of Extended Term Loans) shall be identical and (ii) the rate of interest and the amortization schedule applicable to the New Term Loans of each Series shall be determined by the Borrower and the applicable new Lenders and shall be set forth in each applicable Joinder Agreement; provided further that to the extent the terms and provisions of the New Term Loans and New Term Loan Commitments of any Series are not consistent with those of the 2016 Term Loans (or any other Class of Extended Term Loans) (other than as contemplated by the preceding clauses (i) and (ii)), such terms and provisions shall be reasonably satisfactory to the Administrative Agent. The terms and provisions of the New Revolving Loans and New Revolving Credit Commitments shall be identical to the 2015 Revolving Credit Loans (or any other Class of Extended Revolving Credit Loans) and the 2015 Revolving Credit Commitments (or any other Class of Extended Revolving Credit Commitments).

(e) Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provision of this Section 2.14.

2.15 Extensions of Term Loans, Revolving Credit Loans and Revolving Credit Commitments.

(a) (i) The Borrower may at any time and from time to time request that all or a portion of each Term Loan of any Class (an “Existing Term Loan Class”) be exchanged to extend the scheduled final maturity date thereof (any such Term Loans which have been so extended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.15. Prior to entering into any Extension Agreement with respect to any Extended Term Loans, the Borrower shall provide written notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Term Loan Class) (a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which terms shall be substantially identical to, or less favorable to the investors providing such Extended Term Loans than, the terms of the Term Loans of the Existing Term Loan Class from which they are to be extended except (x) the scheduled final maturity date shall be extended and all or any of the scheduled amortization payments of all or a portion of any principal amount of such Extended Term Loans may be delayed to later dates than the scheduled amortization of principal of the Term Loans of such Existing Term Loan Class (with any such delay resulting in a corresponding adjustment to the scheduled amortization payments reflected in Section 2.5 or in the applicable Joinder Agreement, as the case may be, with respect to the Existing Term Loan Class of Term Loans from which such Extended Term Loans were extended, in each case as more particularly set forth in Section 2.15(c) below), (y) all-in pricing (including, without limitation, margins, rate floors, discounts, fees and premiums) with respect to the Extended Term Loans may be higher or lower than the all-in pricing (including, without limitation, margins, rate floors, discounts, fees and premiums) for the Term Loans of such Existing Term Loan Class, in each case, to the extent provided in the applicable Extension Agreement and (z) the voluntary and mandatory prepayment rights of the Extended Term Loans shall be subject to the provisions set forth in Sections 5.1 and 5.2. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Class exchanged into Extended Term Loans pursuant to any Term Loan Extension Request. Any Extended Term Loans of any Extension Series shall constitute a separate Class of Term Loans from the Existing Term Loan Class of Term Loans from which they were extended; provided that in no event shall there be more than six Classes of Term Loans outstanding at any time.

(ii) The Borrower may at any time and from time to time request that all or a portion of the Revolving Credit Commitments (including any previously extended Revolving Credit Commitments) existing at the time of such request (each, an “Existing Revolving Credit Commitment” and any related revolving credit loans under any such facility, “Existing Revolving Credit Loans”) be exchanged to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of Existing Revolving Credit Loans related to such Existing Revolving Credit Commitments (any such Existing Revolving Credit Commitments which have been so extended, “Extended Revolving Credit Commitments” and any related revolving credit loans, “Extended Revolving Credit Loans”) and to provide for other terms consistent with this Section 2.15. Prior to entering into any Extension Agreement with respect to any Extended Revolving Credit Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Class of Existing Revolving Credit Commitments) (a “Revolving Credit Extension Request”) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established thereunder, which terms shall be identical to those applicable to the Existing Revolving Credit Commitments from which they are to be extended (the “Specified Existing Revolving Credit Commitment Class”) except (x) all or any of the final maturity dates of such Extended Revolving Credit Commitments may be delayed to later dates than the final maturity dates of the Existing Revolving Credit Commitments of the Specified Existing Revolving Credit Commitment Class, (y) the all-in pricing (including, without limitation, margins, rate floors, discounts, fees and premiums) with respect to the Extended Revolving Credit Commitments may be higher or lower than the all-in pricing (including, without limitation, margins, rate floors, discounts, fees and premiums) for the Existing Revolving Credit Commitments of the Specified Existing Revolving Credit Commitment Class and (z) the revolving credit commitment and undrawn fee rate with respect to the Extended Revolving Credit Commitments may be higher or lower than the revolving credit commitment and undrawn fee rate for Existing Revolving Credit Commitments of the Specified Existing Revolving Credit Commitment, in each case, to the extent provided in the applicable Extension Agreement; provided that, notwithstanding anything to the contrary in this Section 2.15 or otherwise, (1) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments) of the Extended Revolving Credit Loans under any Extended Revolving Credit Commitments shall be made on a pro rata basis with any borrowings and repayments of the Existing Revolving Credit Loans (the mechanics for which may be implemented through the applicable Extension Agreement and may include technical changes related to the borrowing and repayment procedures of the applicable Credit Facility), (2) assignments and participations of Extended Revolving Credit Commitments and Extended Revolving Credit Loans shall be governed by the assignment and participation provisions set forth in Section 13.6 and (3) no termination of Extended Revolving Credit Commitments and no repayment of Extended Revolving Credit Loans accompanied by a corresponding permanent reduction in Extended Revolving Credit Commitments shall be permitted unless such termination or repayment (and corresponding reduction) is accompanied by at least a pro rata termination or permanent repayment (and corresponding pro rata permanent reduction), as applicable, of the Existing Revolving Credit Loans and Existing Revolving Credit Commitments of the Specified Existing Revolving Credit Commitment Class (or all Existing Revolving Credit Commitments of such Class and related Existing Revolving Credit Loans shall have otherwise been terminated and repaid in full). No Lender shall have any obligation to agree to have any of its Revolving Credit Commitments or Revolving Credit Loans exchanged into Extended Revolving Credit Commitments or Extended Revolving Credit Loans, as applicable, pursuant to any Revolving Credit Extension Request. Any Extended Revolving Credit Commitments of any Extension Series shall constitute a separate Class of revolving credit commitments from Existing Revolving Credit Commitments of the Specified Existing Revolving Credit Commitment Class and from any other Existing Revolving Credit Commitments (together with any other Extended Revolving Credit Commitments so established on such date); provided that in no event shall there be more than four Classes of revolving credit commitments outstanding at any one time.

(b) The Borrower shall provide the applicable Extension Request at least five (5) Business Days prior to the date on which Lenders under the Existing Class are requested to respond. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Term Loans or Revolving Credit Commitments (or any earlier extended Extended Revolving Credit Commitments) of an Existing Class subject to such Extension Request exchanged into Extended Loans/Commitments shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans or Revolving Credit Commitments (and/or any earlier extended Extended Revolving Credit Commitments) which it has elected to convert into Extended Loans/Commitments. In the event that the aggregate amount of Term Loans or Revolving Credit Commitments (and any earlier extended Extended Revolving Credit Commitments) subject to Extension Elections exceeds the amount of Extended Loans/Commitments requested pursuant to the Extension Request, Term Loans and Revolving Credit Commitments (and any earlier extended Extended Revolving Credit Commitments) subject to Extension Elections shall be exchanged to Extended Loans/Commitments on a pro rata basis (or another methodology as may be agreed between the Administrative Agent and the Borrower) based on the amount of Term Loans and Revolving Credit Commitments (and any earlier extended Extended Revolving Credit Commitments) included in each such Extension Election. Notwithstanding the conversion of any Existing Revolving Credit Commitment into an Extended Revolving Credit Commitment, such Extended Revolving Credit Commitment shall be treated identically to all Existing Revolving Credit Commitments of the Specified Existing Revolving Credit Commitment Class for purposes of the obligations of a Revolving Credit Lender in respect of Swingline Loans under Section 2.1(e) and Letters of Credit under Section 3, except that the applicable Extension Agreement may provide that the Swingline Maturity Date and/or the last day for issuing Letters of Credit may be extended and the related obligations to make Swingline Loans and issue Letters of Credit may be continued (pursuant to mechanics set forth in the applicable Extension Agreement) so long as the Swingline Lender and/or the applicable Letter of Credit Issuer, as applicable, have consented to such extensions (it being understood that no consent of any other Lender shall be required in connection with any such extension).

(c) Extended Loans/Commitments shall be established pursuant to an amendment (an “Extension Agreement”) to this Agreement (which, except to the extent expressly contemplated by the penultimate sentence of this Section 2.15(c) and notwithstanding anything to the contrary set forth in Section 13.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Loans/Commitments established thereby) executed by the Credit Parties, the Administrative Agent and the Extending Lenders. Notwithstanding anything to the contrary in this Section 2.15 and without limiting the generality or applicability of Section 13.1 to any Section 2.15 Additional Agreements, any Extension Agreement may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.15 Additional Agreement”) to this Agreement and the other Credit Documents; provided that such Section 2.15

Additional Agreements do not become effective prior to the time that such Section 2.15 Additional Agreements have been consented to (including, without limitation, pursuant to (1) consents applicable to holders of New Term Loans provided for in any Joinder Agreement and (2) consents applicable to holders of any Extended Loans/Commitments provided for in any Extension Agreement) by such of the Lenders, Credit Parties and other parties (if any) as may be required in order for such Section 2.15 Additional Agreements to become effective in accordance with Section 13.1. It is understood and agreed that each Lender that has consented to this Agreement has consented and shall at the effective time thereof be deemed to consent to each amendment in this Agreement and the other Credit Documents authorized by this Section 2.15 and the arrangements described above in connection therewith except that the foregoing shall not constitute a consent on behalf of any Lender to the terms of any Section 2.15 Additional Agreement. In connection with any Extension Agreement, the Borrower shall deliver an opinion of counsel reasonably acceptable to the Administrative Agent (i) as to the enforceability of such Extension Agreement, the Credit Agreement as amended thereby, and such of the other Credit Documents (if any) as may be amended thereby (in the case of such other Credit Documents as contemplated by the immediately preceding sentence), (ii) to the effect that such Extension Agreement, including without limitation, the Extended Loans/Commitments provided for therein, does not conflict with or violate the terms and provisions of Section 13.1 of this Agreement and (iii) as to any other matter reasonably requested by the Administrative Agent.

2.16 Defaulting Lenders.

(a) Reallocation of Defaulting Lender Commitment, Etc. Notwithstanding any provision of this Agreement to the contrary, if a Lender becomes, and during the period it remains, a Defaulting Lender, the following provisions shall apply with respect to any outstanding L/C Participation pursuant to Section 3.3 and Swingline Loan participation pursuant to Section 2.1(c) of such Defaulting Lender:

(i) the L/C Participation pursuant to Section 3.3 and Swingline Loan participation pursuant to Section 2.1(c), in each case, of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Revolving Credit Commitments; provided that (a) the Revolving Credit Exposure of each Non-Defaulting Lender (with the aggregate amount of such Lenders’ risk participations and funded participation in L/C Participations and Swingline Loans being deemed “held” by such Lender) may not in any event exceed the Revolving Credit Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation and (b) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Letter of Credit Issuer, the Swingline Lender or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender;

(ii) to the extent that any portion (the “unreallocated portion”) of the Defaulting Lender’s L/C Participation pursuant to Section 3.3 and Swingline Loan participation pursuant to Section 2.1(c) cannot, or can only partially, be so reallocated, whether by reason of the first proviso in clause (i) above or otherwise, the Borrower will, not later than two Business Days after demand by the Administrative Agent (at the direction of the Letter of Credit Issuer and/or the Swingline Lender, as the case may be), at its option, (1) cash collateralize the unreallocated portion of the obligations of the Borrower to the Letter of Credit Issuer in respect of such L/C Participation pursuant to Section 3.3 in an amount equal to the aggregate amount of the unreallocated portion of such L/C Participation pursuant to Section 3.3, or (2) in the case of such Swingline Loan participation pursuant to Section 2.1(c), prepay in full the unreallocated portion thereof, or

(3) make other arrangements reasonably satisfactory to the Administrative Agent, and to the Letter of Credit Issuer and the Swingline Lender, as the case may be, in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender; and

(iii) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 11 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 13.8), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, in the case of a Revolving Credit Lender, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to each Letter of Credit Issuer and the Swingline Lender hereunder; third, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, in the case of a Revolving Credit Lender, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fifth, to the payment of any amounts owing to the Lenders, the Letter of Credit Issuer or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, such Letter of Credit Issuer or the Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or Unpaid Drawings, such payment shall be applied solely to pay the relevant Loans of, and Unpaid Drawings owed to, the relevant non-Defaulting Lenders on a pro rata basis prior to being applied in the manner set forth in this Section 2.16(b)(iii). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(b) Fees. Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to any fees accruing during such period pursuant to Section 4.1 (without prejudice to the rights of the Lenders other than Defaulting Lenders in respect of such fees); provided that in the case of a Defaulting Lender that was or is a Lender (x) to the extent that a portion of the L/C Participation pursuant to Section 3.3 of such Defaulting Lender is reallocated to the Non-Defaulting Lenders pursuant to Section 2.16(a), such fees that would have accrued for the benefit of such Defaulting Lender will instead accrue for the benefit of and be payable to such Non-Defaulting Lenders, pro rata in accordance with their respective Commitments, and (y) to the extent any portion of such L/C Participation pursuant to Section 3.3 cannot be so reallocated or cash collateralized, such fees will instead accrue for the benefit of and be payable to the Letter of Credit Issuer until such exposure is cash collateralized or reallocated.

(c) Termination of Defaulting Lender Commitment. The Borrower may terminate the unused amount of the Commitment of a Defaulting Lender upon not less than three Business Days’ prior notice to the Administrative Agent (which will promptly notify the Lenders thereof), and in such event the provisions of Section 2.16(a)(iii) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender that is a Lender under this Agreement (in each case whether on account of principal, interest, fees, indemnity or other amounts), provided that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, the Letter of Credit Issuer, the Swingline Lender or any Lender may have against such Defaulting Lender.

(d) Cure. If the Borrower, the Administrative Agent, the Letter of Credit Issuer and the Swingline Lender agree in writing in their discretion that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, as the case may be, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the segregated account referred to in Section 2.16(a)), such Lender will, to the extent applicable, purchase such portion of outstanding Loans of the other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the total Revolving Credit Commitments, Revolving Credit Loans, L/C Participations pursuant to Section 3.3 and Swingline Loan participations pursuant to Section 2.1(c) of the Lenders to be on a pro rata basis in accordance with their respective Commitments, whereupon such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender (and such Commitments and Loans of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

SECTION 3. Letters of Credit.

3.1 Letters of Credit.

(a) Subject to and upon the terms and conditions herein set forth, at any time and from time to time after the Closing Date and prior to the L/C Maturity Date, the Borrower may request that the Letter of Credit Issuer issue for the account of the Borrower a standby letter of credit or letters of credit (the “Letters of Credit” and each, a “Letter of Credit”) in such form as may be approved by the Letter of Credit Issuer in its reasonable discretion. Each letter of credit issued pursuant to the Original Credit Agreement and outstanding on the Restatement Effective Date shall continue to be outstanding and shall be deemed to be Letters of Credit hereunder, subject to the terms and conditions hereof.

(b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letters of Credit Outstanding at such time, would exceed the Letter of Credit Commitment then in effect; (ii) no Letter of Credit shall be issued the Stated Amount of which would cause the aggregate amount of the Lenders’ Revolving Credit Exposures at such time to exceed the Revolving Credit Commitment then in effect; (iii) each Letter of Credit shall have an expiration date occurring no later than one year after the date of issuance thereof, unless otherwise agreed upon by the Administrative Agent and the Letter of Credit Issuer, provided that in no event shall such expiration date occur later than the L/C Maturity Date; (iv) no Letter of Credit shall be issued if it is requested to be denominated in any currency other than U.S. Dollars; (v) no Letter of Credit shall be issued if it would be illegal under any applicable law for the beneficiary of the Letter of Credit to have a Letter of Credit issued in its favor; (vi) no Letter of Credit shall be issued if any Revolving Credit Lender is a Defaulting Lender, unless such Defaulting Lender’s exposure is reallocated to the Non-Defaulting Lenders, the Letter of Credit Issuer has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate the Letter of Credit Issuer’s risk with respect to the participation in Letters of Credit by all such Defaulting Lenders, including by cash collateralizing, or obtaining a backstop letter of credit from an issuer reasonably satisfactory to the Letter of Credit Issuer to support, each such Defaulting Lender’s Revolving Credit Commitment Percentage of any L/C Participation or a combination thereof; and (vii) no Letter of Credit shall be issued by the Letter of Credit Issuer after it has received a written notice from any Credit Party or any Lender stating that a Default or Event of Default has occurred and is continuing until such time as the Letter of Credit Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering such notice or (y) the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1.

(c) Upon at least one Business Day’s prior written notice to the Administrative Agent and the Letter of Credit Issuer (which notice the Administrative Agent shall promptly transmit to each of the applicable Lenders), the Borrower shall have the right, on any day, permanently to terminate or reduce the Letter of Credit Commitment in whole or in part, provided that, after giving effect to such termination or reduction, the Letters of Credit Outstanding shall not exceed the Letter of Credit Commitment.

3.2 Letter of Credit Requests.

(a) Whenever the Borrower desires that a Letter of Credit be issued for its account, it shall give the Administrative Agent and the Letter of Credit Issuer at least five (or such lesser number as may be agreed upon by the Administrative Agent and the Letter of Credit Issuer) Business Days’ written notice thereof. Each notice shall be executed by the Borrower and shall be in the form of Exhibit E (each a “Letter of Credit Request”) and shall be accompanied by a letter of credit application in the Administrative Agent’s customary form. The Administrative Agent shall promptly transmit copies of each Letter of Credit Request to each Lender.

(b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that the Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.1(b).

3.3 Letter of Credit Participations.

(a) Immediately upon the issuance by the Letter of Credit Issuer of any Letter of Credit, the Letter of Credit Issuer shall be deemed to have sold and transferred to each Revolving Credit Lender (each such other Revolving Credit Lender, in its capacity under this Section 3.3, an “L/C Participant”), and each such L/C Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto (each, a “L/C Participation”) pro rata based on such L/C Participant’s Revolving Credit Commitment Percentage without regard to the Class of the Revolving Credit Commitments held by such Lender, and any security therefor or guaranty pertaining thereto; provided that the Letter of Credit Fees will be paid directly to the Administrative Agent for the ratable account of the L/C Participants as provided in Section 4.1(b) and the L/C Participants shall have no right to receive any portion of any Fronting Fees). On the Final Date for any Class of Revolving Credit Commitments, such participations of Revolving Credit Lenders under and in respect of such Class shall, notwithstanding whether any conditions specified in Section 7 are then satisfied, be automatically reallocated to the then remaining Revolving Credit Lenders pro rata based on each such Lender’s Revolving Credit Commitment Percentage after giving effect to such Final Date.

(b) In determining whether to pay under any Letter of Credit, the Letter of Credit Issuer shall have no obligation relative to any L/C Participants other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Letter of Credit Issuer under or in connection with any Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Letter of Credit Issuer any resulting liability.

(c) In the event that the Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the Borrower shall not have repaid such amount in full to the Letter of Credit Issuer pursuant to Section 3.4(a), the Letter of Credit Issuer shall promptly notify the Administrative Agent and each L/C Participant of such failure, and each such L/C Participant shall promptly and unconditionally pay to the Administrative Agent for the account of the Letter of Credit Issuer, the amount of such L/C Participant’s Revolving Credit Commitment Percentage of such unreimbursed payment in U.S. Dollars and in immediately available funds; provided that no L/C Participant shall be obligated to pay to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of such unreimbursed amount arising from any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer. If the Letter of Credit Issuer so notifies, prior to 11:00 a.m. (New York City time) on any Business Day, any L/C Participant required to fund a payment under a Letter of Credit, such L/C Participant shall make available to the Administrative Agent for the account of the Letter of Credit Issuer such L/C Participant’s Revolving Credit Commitment Percentage, as applicable, of the amount of such payment on such Business Day in immediately available funds. If and to the extent such L/C Participant shall not have so made its Revolving Credit Commitment Percentage of the amount of such payment available to the Administrative Agent for the account of the Letter of Credit Issuer, such L/C Participant agrees to pay to the Administrative Agent for the account of the Letter of Credit Issuer, forthwith on demand, such amount, together with interest thereon for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Letter of Credit Issuer at the Federal Funds Effective Rate. The failure of any L/C Participant to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of any payment under any Letter of Credit shall not relieve any other L/C Participant of its obligation hereunder to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage, of any payment under such Letter of Credit on the date required, as specified above, but no L/C Participant shall be responsible for the failure of any other L/C Participant to make available to the Administrative Agent such other L/C Participant’s Revolving Credit Commitment Percentage of any such payment. For the avoidance of doubt, all distributions under this Section 3.3(c) shall be made to each Lender with a Revolving Credit Commitment pro rata based on each such Lender’s Revolving Credit Commitment Percentage without regard to the Class of the Revolving Credit Commitments held by such Lender.

(d) Whenever the Letter of Credit Issuer receives a payment in respect of an unpaid reimbursement obligation as to which the Administrative Agent has received for the account of the Letter of Credit Issuer any payments from the L/C Participants pursuant to clause (c) above, the Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each L/C Participant that has paid its Revolving Credit Commitment Percentage of such reimbursement obligation, in immediately available funds, an amount equal to such L/C Participant’s share (based upon the proportionate aggregate amount originally funded by such L/C Participant to the aggregate amount funded by all L/C Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective L/C Participations. For the avoidance of doubt, all distributions under this Section 3.3(d) shall be made to each Lender with a Revolving Credit Commitment pro rata based on each such Lender’s Revolving Credit Commitment Percentage without regard to the Class of the Revolving Credit Commitments held by such Lender.

(e) The obligations of the L/C Participants to make payments to the Administrative Agent for the account of the Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including under any of the following circumstances:

(i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Letter of Credit Issuer, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in such Letter of Credit);

(iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

(v) the occurrence of any Default or Event of Default;

provided that no L/C Participant shall be obligated to pay to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of any unreimbursed amount arising from any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer.

3.4 Agreement To Repay Letter of Credit Drawings.

(a) The Borrower hereby agrees to reimburse the Letter of Credit Issuer by making payment to the Administrative Agent (in the case of reimbursement made by the Borrower) in immediately available funds for any payment or disbursement made by the Letter of Credit Issuer under any Letter of Credit (each such amount so paid until reimbursed, an “Unpaid Drawing”) immediately after, and in any event on the date of, such payment, with interest on the amount so paid or disbursed by the Letter of Credit Issuer, to the extent not reimbursed prior to 5:00 p.m. (New York City time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date the Letter of Credit Issuer is reimbursed therefor at a rate per annum that shall at all times be the Applicable LIBOR Margin applicable to the 2015 Revolving Credit Loans plus the LIBOR Rate as in effect from time to time, provided that, notwithstanding anything contained in this Agreement to the contrary, (i) unless the Borrower shall have notified the Administrative Agent and the Letter of Credit Issuer prior to 10:00 a.m. (New York City time) on the date of such drawing that the Borrower intends to reimburse the Letter of Credit Issuer for the amount of such drawing with funds other than the proceeds of Loans, the Borrower shall be deemed to have given a Notice of Borrowing requesting that, with respect to Letters of Credit, that the Lenders with Revolving Credit Commitments or make Revolving Credit Loans (which shall be ABR Loans), and (ii) the Administrative Agent shall promptly notify each L/C Participant of such drawing and the amount of its Revolving Credit Loan to be made in respect thereof, and each such L/C Participant shall be irrevocably obligated to make a Revolving Credit Loan to the Borrower in the manner deemed to have been requested in the amount of its Revolving Credit Commitment Percentage of the applicable Unpaid Drawing by 12:00 Noon (New York City time) on such Business Day by making the amount of such Revolving Credit Loan available to the Administrative Agent. Such Revolving Credit Loans shall be made without regard to the Minimum Borrowing Amount. The Administrative Agent shall use the proceeds of such Revolving Credit Loans solely for purpose of reimbursing the Letter of Credit Issuer for the related Unpaid Drawing. For the avoidance of doubt, all Borrowings of Revolving Credit Loans under this Section 3.4(a) shall be made by each Lender with a Revolving Credit Commitment pro rata based on each such Lender’s Revolving Credit Commitment Percentage without regard to the Class of the Revolving Credit Commitments held by such Lender.

(b) The obligations of the Borrower under this Section 3.4 to reimburse the Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment that the Borrower or any other Person may have or have had against the Letter of Credit Issuer, the Administrative Agent or any Lender (including in its capacity as an L/C Participant), including any defense based upon the failure of any drawing under a Letter of Credit (each a “Drawing”) to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Drawing, provided that the Borrower shall not be obligated to reimburse the Letter of Credit Issuer for any wrongful payment made by the Letter of Credit Issuer under the Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer.

3.5 Increased Costs. If after the Closing Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or actual compliance by the Letter of Credit Issuer or any L/C Participant with any request or directive made or adopted after the Closing Date (whether or not having the force of law), by any such authority, central bank or comparable agency shall either (a) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by the Letter of Credit Issuer, or any L/C Participant’s L/C Participation therein, or (b) impose on the Letter of Credit Issuer or any L/C Participant any other conditions affecting its obligations under this Agreement in respect of Letters of Credit or L/C Participations therein or the Letter of Credit or such L/C Participant’s L/C Participation therein, and the result of any of the foregoing is to increase the cost to any Letter of Credit Issuer or such L/C Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by the Letter of Credit Issuer or such L/C Participant hereunder (other than any such increase or reduction attributable to taxes) in respect of Letters of Credit or L/C Participations therein, then, promptly after receipt of written demand to the Borrower by the Letter of Credit Issuer or such L/C Participant, as the case may be, (a copy of which notice shall be sent by such Letter of Credit Issuer or such L/C Participant to the Administrative Agent, the Borrower shall pay to the Letter of Credit Issuer or such L/C Participant such additional amount or amounts as will compensate the Letter of Credit Issuer or such L/C Participant for such increased cost or reduction, it being understood and agreed, however, that the Letter of Credit Issuer or a L/C Participant shall not be entitled to such compensation as a result of such Person’s compliance with, or pursuant to any request or directive to comply with, any such law, rule or regulation as in effect on the Closing Date. A certificate submitted to the Borrower by the Letter of Credit Issuer or a L/C Participant, as the case may be (a copy of which certificate shall be sent by the Letter of Credit Issuer or such L/C Participant to the Administrative Agent), setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate the Letter of Credit Issuer or such L/C Participant as aforesaid shall be conclusive and binding on the Borrower absent clearly demonstrable error.

3.6 Successor Letter of Credit Issuer. The Letter of Credit Issuer may resign as Letter of Credit Issuer upon 60 days’ prior written notice to the Administrative Agent or the Revolving Credit Lenders and the Borrower. If the Letter of Credit Issuer shall resign as Letter of Credit Issuer under this Agreement, then the Borrower shall appoint from among the Revolving Credit Lenders, a successor issuer of Letters of Credit whereupon such successor issuer shall succeed to the rights, powers and duties of such resigning Letter of Credit Issuer, and the term “Letter of Credit Issuer” as used in relation to such resigning Letter of Credit Issuer shall mean such successor issuer effective upon such appointment. At the time such resignation shall become effective, the Borrower shall pay to the resigning Letter of Credit Issuer all accrued and unpaid fees pursuant to Sections 4.1(c) and (d). The acceptance of any appointment as the Letter of Credit Issuer hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent and, from and after the effective date of such agreement, such successor Lender shall have all the rights and obligations of the resigning Letter of Credit Issuer under this Agreement and the other Credit Documents. At the time such resignation shall become effective, the Borrower shall pay to the resigning Letter of Credit Issuer all accrued and unpaid fees pursuant to Sections 4.1(c) and (d). After the resignation of the Letter of Credit Issuer hereunder, such resigning Letter of Credit Issuer shall remain a party hereto and shall continue to have all the rights and obligations of the Letter of Credit Issuer under this Agreement and the other Credit Documents with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit. After any resigning Letter of Credit Issuer’s resignation as Letter of Credit Issuer, the provisions of this Agreement relating to the Letter of Credit Issuer shall inure to its benefit as to any actions taken or omitted to be taken by it (a) while it was the Letter of Credit Issuer under this Agreement or (b) at any time with respect to Letters of Credit issued by such Letter of Credit Issuer.

SECTION 4. Fees; Commitments.

4.1 Fees.

(a) The Borrower agrees to pay to the Administrative Agent, for the account of each Revolving Credit Lender (in each case pro rata according to the respective Revolving Credit Commitments of all Revolving Credit Lenders), a commitment fee for each day from and including the Closing Date to but excluding the applicable Final Date. Such commitment fee shall be payable in arrears (x) on the last day of each March, June, September and December (for the three-month period (or portion thereof) ended on such day for which no payment has been received) and (y) on the applicable Final Date (for the period ended on such date for which no payment has been received pursuant to clause (x) above), and shall be computed for each day during such period at a rate per annum equal to the Commitment Fee Rate in effect on such day on the Available Commitments in effect on such day.

(b) (i) The Borrower agrees to pay to the Administrative Agent for the account of each 2012 Revolving Credit Lender, pro rata according to the Letter of Credit Exposure of such Lender, a fee in respect of each Letter of Credit (the “2012 Letter of Credit Fee”), for the period from and including the date of issuance of such Letter of Credit to but excluding the termination or expiration date of such Letter of Credit, computed at the per annum rate for each day equal to the product of (x) the Applicable LIBOR Margin for LIBOR Revolving Credit Loans then in effect for 2012 Revolving Credit Loans and (y) the product of (A) the average daily Stated Amount of such Letter of Credit and (B) the quotient obtained by dividing (I) the aggregate amount of 2012 Revolving Credit Commitments by (II) the sum of 2012 Revolving Credit Commitments and 2015 Revolving Credit Commitments. The 2012 Letter of

Credit Fee shall be due and payable quarterly in arrears on (x) the last day of each March, June, September and December and (y) on the 2012 Final Date (for the period ended on such date for which no payment has been received pursuant to clause (x) above). If there is any change in the Applicable LIBOR Margin during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable LIBOR Margin separately for each period during such quarter that such Applicable LIBOR Margin was in effect.

(ii) The Borrower agrees to pay to the Administrative Agent for the account of each 2015 Revolving Credit Lender, pro rata according to the Letter of Credit Exposure of such Lender, a fee in respect of each Letter of Credit (the “2015 Letter of Credit Fee”) for the period from and including the date of issuance of such Letter of Credit to but excluding the termination or expiration date of such Letter of Credit, computed at the per annum rate for each day equal to the product of (x) the Applicable LIBOR Margin for LIBOR Revolving Credit Loans then in effect for 2015 Revolving Credit Loans and (y) the product of (A) the average daily Stated Amount of such Letter of Credit and (B) the quotient obtained by dividing (I) the aggregate amount of 2015 Revolving Credit Commitments by (II) the sum of 2012 Revolving Credit Commitments and 2015 Revolving Credit Commitments. The 2015 Letter of Credit Fee shall be due and payable quarterly in arrears on (x) the last day of each March, June, September and December and (y) on the 2015 Final Date (for the period ended on such date for which no payment has been received pursuant to clause (x) above). If there is any change in the Applicable LIBOR Margin during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable LIBOR Margin separately for each period during such quarter that such Applicable LIBOR Margin was in effect.

(c) The Borrower agrees to pay to the Administrative Agent for the account of the Letter of Credit Issuer a fee in respect of each Letter of Credit issued by it (the “Fronting Fee”), for the period from and including the date of issuance of such Letter of Credit to but excluding the termination date of such Letter of Credit, computed at the rate for each day equal to 0.250% per annum on the average daily Stated Amount of such Letter of Credit. Such Fronting Fees shall be due and payable quarterly in arrears on the last day of each March, June, September and December and on the date upon which the Total Revolving Credit Commitment terminates and the Letters of Credit Outstanding shall have been reduced to zero.

(d) The Borrower agrees to pay directly to the Letter of Credit Issuer upon each issuance of, drawing under, and/or amendment of, a Letter of Credit issued by it such amount as the Letter of Credit Issuer and the Borrower shall have agreed upon for issuances of, drawings under or amendments of Letters of Credit issued by it.

4.2 Voluntary Reduction of Revolving Credit Commitments. Upon at least one Business Day’s prior written notice to the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each of the applicable Lenders), the Borrower shall have the right, without premium or penalty, on any day, permanently to terminate or reduce any of the Revolving Credit Commitments in whole or in part, provided that (i) any such reduction shall apply proportionately and permanently to reduce such Revolving Credit Commitment of each of the Lenders under such Commitment except that, notwithstanding the foregoing, in connection with the establishment on any date of any Extended Revolving Credit Commitments pursuant to Section 2.15, including the 2015 Revolving Credit Commitments, the Revolving Credit Commitments of any one or more Lenders providing any such Extended Revolving Credit Commitments on such date shall be reduced in an amount equal to the amount of Revolving Credit Commitments so extended on such date (provided that (x) after giving effect to any such reduction and to the repayment of any Revolving Credit Loans made on such date, the Revolving Credit Exposure of any such Lender does not exceed the Revolving Credit Commitment thereof (such

Revolving Credit Exposure and Revolving Credit Commitment being determined in each case, for the avoidance of doubt, exclusive of such Lender’s Extended Revolving Credit Commitment and any exposure in respect thereof) and (y) for the avoidance of doubt, any such repayment of Revolving Credit Loans contemplated by the preceding clause shall be made in compliance with the requirements of Section 5.3(a) with respect to the ratable allocation of payments hereunder, with such allocation being determined after giving effect to any conversion pursuant to Section 2.15 of Revolving Credit Commitments and Revolving Credit Loans into Extended Revolving Credit Commitments and Extended Revolving Credit Loans respectively, and prior to any reduction being made to the Revolving Credit Commitment of any other Lender), (ii) any partial reduction pursuant to this Section 4.2 shall be in the amount of at least $1,000,000, (iii) no termination of Extended Revolving Credit Commitments and no repayment of corresponding Extended Revolving Credit Loans accompanied by a corresponding permanent reduction in Extended Revolving Credit Commitments shall be permitted unless such termination or repayment (and corresponding reduction) is accompanied by at least a pro rata termination or permanent repayment (and corresponding pro rata permanent reduction), as applicable, of the Existing Revolving Credit Loans and Existing Revolving Credit Commitments of the Specified Existing Revolving Credit Class (or all Existing Revolving Credit Commitments and related Existing Revolving Credit Loans shall have otherwise been terminated and repaid in full) and (iv) after giving effect to such termination or reduction and to any prepayments of the Loans made on the date thereof in accordance with this Agreement, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Exposures at such time shall not exceed the Total Revolving Credit Commitment then in effect.

4.3 Mandatory Termination of Commitments.

(a) The (i) Total 2012 Revolving Credit Commitment shall terminate at 5:00 p.m. (New York City time) on the 2012 Revolving Credit Maturity Date and (ii) the Total 2015 Revolving Credit Commitment shall terminate at 5:00 p.m. (New York City time) on the 2015 Revolving Credit Maturity Date. The Swingline Commitments shall terminate at 5:00 p.m. (New York City time) on the Swingline Maturity Date.

(b) The New Term Loan Commitment for any Series shall terminate at 5:00 p.m. (New York City time) on the Increased Amount Date for such Series.

(c) If any prepayment of Term Loans would otherwise be required pursuant to Section 5.2(a) but cannot be made because there are no Term Loans outstanding, or because the amount of the required prepayment exceeds the outstanding amount of Term Loans, then, on the date that such prepayment is required, the Revolving Credit Commitments shall be permanently reduced by an aggregate amount equal to the amount of the required prepayment, or the excess of such amount over the outstanding amount of Term Loans, as the case may be, and the Borrower shall comply with Section 5.2(b) after giving effect to such reduction. With respect to each mandatory reduction and termination of Revolving Credit Commitments (and any previously extended Extended Revolving Credit Commitments) required by this Section 4.3(c), the Borrower may designate (A) the Classes of Commitments to be reduced and terminated and (B) the corresponding Classes of Loans to be prepaid; provided that (x) any such reduction and termination shall apply proportionately and permanently to reduce the Commitments of each of the Lenders within any such Class and (y) no such reduction and termination of Extended Revolving Credit Commitments (and prepayment of Extended Revolving Credit Loans accompanying a corresponding permanent reduction in such Extended Revolving Credit Commitments) shall be permitted unless the Existing Revolving Credit Commitments of the Specified Existing Revolving Credit Commitment Class (and Existing Revolving Credit Loans related to such Commitments) shall have been terminated and repaid on at least a pro rata basis.

SECTION 5. Payments.

5.1 Voluntary Prepayments. The Borrower shall have the right to prepay Term Loans, Revolving Credit Loans and Swingline Loans, in each case, without premium or penalty (other than as set forth in the last sentence of this Section 5.1), in whole or in part from time to time on the following terms and conditions: (a) the Borrower shall give the Administrative Agent written notice of its intent to make such prepayment, the amount of such prepayment and the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower no later than (i) in the case of Term Loans or Revolving Credit Loans, 10:00 a.m. (New York City time) one Business Day prior to, or (ii) in the case of Swingline Loans, 10:00 a.m. (New York City time) on, the date of such prepayment and shall promptly be transmitted by the Administrative Agent to each of the applicable Lenders or the Swingline Lender, as the case may be; (b) each partial prepayment of any Borrowing of Term Loans or Revolving Credit Loans shall be in a multiple of $100,000 and in an aggregate principal amount of at least $1,000,000 and each partial prepayment of Swingline Loans shall be in a multiple of $10,000 and in an aggregate principal amount of at least $100,000, provided that no partial prepayment of LIBOR Term Loans or LIBOR Revolving Credit Loans made pursuant to a single Borrowing shall reduce the outstanding LIBOR Term Loans or LIBOR Revolving Credit Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for LIBOR Term Loans or LIBOR Revolving Credit Loans, and (c) any prepayment of LIBOR Term Loans or LIBOR Revolving Credit Loans pursuant to this Section 5.1 on any day other than the last day of an Interest Period applicable thereto shall be subject to compliance by the Borrower with the applicable provisions of Section 2.11. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. Each prepayment in respect of any tranche of Term Loans pursuant to this Section 5.1 shall be applied to reduce the Repayment Amount in such order as the Borrower may determine and may be applied to any Class of Term Loans as directed by the Borrower; provided that the Borrower may not prepay Extended Term Loans of any Extension Series pursuant to this Section 5.1 unless such prepayment is accompanied by at least a pro rata prepayment, based upon the applicable remaining Repayment Amounts due in respect thereof, of Term Loans of the Existing Term Loan Class from which such Extended Term Loans were exchanged (or such Term Loans of the Existing Term Loan Class have otherwise been repaid in full). For the avoidance of doubt, the Borrower may prepay Term Loans of an Existing Term Loan Class pursuant to this Section 5.1 without any requirement to prepay Extended Term Loans that were exchanged from such Existing Term Loan Class. In the event that the Borrower does not specify the order in which to apply prepayments to reduce Repayment Amounts, the Borrower shall be deemed to have elected that such proceeds be applied to reduce the Repayment Amounts in direct order of maturity. All prepayments under this Section 5.1 shall also be subject to the provisions of Section 5.2(c). At the Borrower’s election in connection with any prepayment pursuant to this Section 5.1, such prepayment shall not be applied to any Term Loan or Revolving Credit Loan of a Defaulting Lender. In the event that, on or prior to the second anniversary of the Restatement Effective Date, the Borrower (x) makes any prepayment of 2016 Term Loans in connection with any Repricing Transaction or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each applicable 2016 Term Lender, (I) in the case of clause (x), a prepayment premium of (1) on or prior to the first anniversary of the Restatement Effective Date, 2% or (2) subsequent to the first anniversary of the Restatement Effective Date but on or prior to the second anniversary of the Restatement Effective Date, 1%, in each case of the aggregate principal amount of the 2016 Term Loans being prepaid and (II) in the case of clause (y), a payment equal to (1) on or prior to the first anniversary of the Restatement Effective Date, 2% or (2) subsequent to the first anniversary of the Restatement Effective Date but on or prior to the second anniversary of the Restatement Effective Date, 1%, in each case of the aggregate principal amount of the 2016 Term Loans outstanding immediately prior to such amendment.

5.2 Mandatory Prepayments.

(a) Term Loan Prepayments.

(i) On each occasion that a Prepayment Event occurs, the Borrower shall, within one Business Day after the occurrence of a Debt Incurrence Prepayment Event and within five Business Days after the occurrence of any other Prepayment Event, prepay, in accordance with paragraph (c) below, the principal amount of Term Loans in an amount equal to 100% of the Net Cash Proceeds from such Prepayment Event, provided that at the option of the Borrower, the Net Cash Proceeds from any transaction permitted by Section 10.4(e) may be applied to repay Revolving Credit Loans, which repayment shall automatically result in the reduction of the Revolving Credit Commitment of each Lender by an amount equal to the amount of the Revolving Credit Loans prepaid to such Lender.

(ii) Not later than the date that is ninety days after the last day of any fiscal year (commencing with and including the fiscal year ending January 31, 2007), the Borrower shall prepay, in accordance with paragraph (c) below, the principal of Term Loans in an amount equal to (x) the percentage of Excess Cash Flow set forth in the table below opposite the Borrower’s Consolidated Total Debt to Consolidated EBITDA Ratio as of the end of such fiscal year minus (y) the principal amount of Term Loans voluntarily prepaid pursuant to Section 5.1 during such fiscal year and the principal amount of Revolving Credit Loans voluntarily prepaid pursuant to Section 5.1 during such fiscal year to the extent accompanied by a corresponding reduction in Revolving Credit Commitments pursuant to Section 4.2).

Consolidated Total Debt to Consolidated EBITDA Ratio	Excess Cash Flow Percentage
≥ 5.50 to 1.00	50%
< 5.50 to 1.00	25%
≤ 4.00 to 1.00	0%

(b) Repayment of Revolving Credit Loans. If on any date the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Exposures (all the foregoing, collectively, the “Aggregate Revolving Credit Outstanding”) exceeds 100% of the Total Revolving Credit Commitment as then in effect, the Borrower shall forthwith repay on such date the principal amount of Revolving Credit Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Revolving Credit Loans, the Aggregate Revolving Credit Outstanding exceeds the Total Revolving Credit Commitment then in effect, the Borrower shall pay to the Administrative Agent an amount in cash equal to such excess and the Administrative Agent shall instruct the Collateral Agent to hold such payment for the benefit of the Revolving Credit Lenders as security for the obligations of the Borrower hereunder (including obligations in respect of Letters of Credit Outstanding) pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to the Administrative Agent (which shall permit certain Investments in Permitted Investments satisfactory to the Administrative Agent, until the proceeds are applied to the secured obligations).

(c) Application to Repayment Amounts. Each prepayment of Term Loans required by Sections 5.2(a)(i) and (ii) shall be applied to reduce the scheduled Repayment Amounts of any Class of Term Loans in direct order of maturity; provided that, subject to the pro rata application to Repayment Amounts within any Class of Term Loans, the Borrower may allocate such prepayment in its sole discretion among the Class or Classes of Term Loans as the Borrower may specify, subject only to the following limitations: (A) the Borrower shall not allocate to Extended Term Loans of any Extension Series any mandatory prepayment made pursuant to Section 5.2(a) unless such prepayment is accompanied by at least a pro rata prepayment, based upon the applicable remaining Repayment Amounts due in respect thereof, of Term Loans of the Existing Term Loan Class, if any, from which such Extended Term Loans were exchanged (or such Term Loans of the Existing Term Loan Class have otherwise been repaid in full); and (B) prepayments within any Class of Term Loans must be applied (1) pro rata to Repayment Amounts within any Class of Term Loans and (2) to reduce the scheduled Repayment Amounts in direct order of maturity. With respect to each such prepayment, the Borrower will, not later than the date specified in Section 5.2(a) for making such prepayment, give the Administrative Agent written notice requesting the Administrative Agent to provide notice of such prepayment to each Term Loan Lender. Each such prepayment shall be accompanied by an amount equal to the accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(d) Application to Term Loans. With respect to each prepayment of Term Loans elected by the Borrower pursuant to Section 5.1 or required by Section 5.2(a), the Borrower may designate the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made, provided that if LIBOR Term Loans made pursuant to a single Borrowing shall be reduced to an amount less than the Minimum Borrowing Amount for LIBOR Loans, the outstanding Term Loans made pursuant to such Borrowing shall immediately be converted into ABR Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.

(e) Application to Revolving Credit Loans. Each prepayment of Revolving Credit Loans elected by the Borrower pursuant to Section 5.2(a) or if required pursuant to Section 5.2(b) shall be applied as follows: first, at the option of the Administrative Agent in its reasonable discretion, to repay the outstanding principal balance of the Swingline Loans until all Swingline Loans shall have been repaid in full; second, to repay the outstanding principal balance of the Revolving Credit Loans until all Revolving Credit Loans shall have been paid in full; and third, to provide cash collateral for the Letter of Credit Exposure, in an amount equal to 105% of the Letter of Credit Exposure at such time, pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent (which shall permit certain Investments in Permitted Investments satisfactory to the Administrative Agent, until the proceeds are applied to the Obligations), until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth therein; provided that no prepayment of Revolving Credit Loans pursuant to Section 5.2(a) shall be applied to the Revolving Credit Loans of any Defaulting Lender. For the avoidance of doubt, prior to the 2012 Final Date, the amount of any prepayment of Revolving Credit Loans shall either (x) be allocated among the Revolving Credit Loans of each Lender pro rata based on each such Lender’s Revolving Credit Commitment Percentage without regard to the Class of the Revolving Credit Commitments held by such Lender or (y) be allocated among the 2012 Revolving Credit Loans of each Lender based on each such Lender’s Revolving Credit Commitment Percentage.

(f) [Reserved].

(g) Minimum Amount. No prepayment shall be required pursuant to Section 5.2(a)(i) unless and until the amount at any time of Net Cash Proceeds from Prepayment Events required to be applied at or prior to such time pursuant to such Section and not yet applied at or prior to such time to prepay Term Loans pursuant to such Section exceeds (i) $5,000,000 for a single Prepayment Event or (ii) $15,000,000 in the aggregate for all such Prepayment Events.

(h) Foreign Asset Sales. Notwithstanding any other provisions of this Section 5.2, (i) to the extent that any or all of the Net Cash Proceeds of any asset sale by the Borrower or a Restricted Subsidiary giving rise to an Asset Sale Prepayment Event (a “Foreign Asset Sale”) or Excess Cash Flow is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 5.2 but may be retained by the Borrower or the applicable Restricted Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to cause the applicable Restricted Subsidiary to promptly take all actions required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 5.2 and (ii) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Asset Sale or Excess Cash Flow would have a material adverse tax cost consequence with respect to such Net Cash Proceeds or Excess Cash Flow, the Net Cash Proceeds or Excess Cash Flow so affected may be retained by Borrower or the applicable Restricted Subsidiary, provided that, in the case of this clause (ii), on or before the date on which any Net Cash Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to Section 5.2(a) (or such Excess Cash Flow would have been so required if it were Net Cash Proceeds), (x) the Borrower applies an amount equal to such Net Cash Proceeds or Excess Cash Flow to such reinvestments or prepayments as if such Net Cash Proceeds or Excess Cash Flow had been received by the Borrower rather than such Restricted Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Cash Proceeds or Excess Cash Flow had been repatriated (or, if less, the Net Cash Proceeds or Excess Cash Flow that would be calculated if received by such Restricted Subsidiary), or (y) such Net Cash Proceeds or Excess Cash Flow is applied to the repayment of Indebtedness of a Restricted Subsidiary.

5.3 Method and Place of Payment.

(a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrower, without set-off, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Lenders entitled thereto, the Letter of Credit Issuer or the Swingline Lender, as the case may be, not later than 12:00 Noon (New York City time) on the date when due and shall be made in immediately available funds at the Administrative Agent’s Office or at such other office as the Administrative Agent shall specify for such purpose by notice to the Borrower, it being understood that written or facsimile notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower’s account at the Administrative Agent’s Office shall constitute the making of such payment to the extent of such funds held in such account. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 p.m. (New York City time) on such day) like funds relating to the payment of principal or interest or Fees ratably to the Lenders entitled thereto.

(b) Any payments under this Agreement that are made later than 2:00 p.m. (New York City time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

5.4 Net Payments.

(a) Any and all payments made by or on behalf of the Borrower or any Subsidiary Guarantor under this Agreement or any other Credit Document shall be made free and clear of, and without deduction or withholding for or on account of, any Indemnified Taxes; provided that if the Borrower or any Subsidiary Guarantor shall be required by law to deduct or withhold any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions or withholdings applicable to additional sums payable under this Section 5.4) the Administrative Agent, the Collateral Agent or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower or any Subsidiary Guarantor shall make such deductions or withholdings and (iii) the Borrower or any Subsidiary Guarantor shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law. Whenever any Indemnified Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt (or other evidence acceptable to such Lender, acting reasonably) received by the Borrower showing payment thereof.

(b) The Borrower shall pay and shall indemnify and hold harmless the Administrative Agent, the Collateral Agent and each Lender (whether or not such Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority) with regard to any Other Taxes.

(c) The Borrower shall indemnify and hold harmless the Administrative Agent, the Collateral Agent and each Lender within 15 Business Days after written demand therefor, for the full amount of any Indemnified Taxes imposed on the Administrative Agent, the Collateral Agent or such Lender as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any Subsidiary Guarantor hereunder or under any other Credit Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.4) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent or the Collateral Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(d) Each Non-U.S. Lender shall to the extent it is legally entitled to do so:

(i) deliver to the Borrower and the Administrative Agent two copies of either (x) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, United States Internal Revenue Service Form W-8BEN (together with a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), or (y) Internal Revenue Service Form W-8BEN or Form W-8ECI, in each case properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement; and

(ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower;

unless in any such case any Change in Law has occurred prior to the date on which any such delivery would otherwise be required that renders any such form inapplicable or would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Each Person that shall become a Participant pursuant to Section 13.6 or a Lender pursuant to Section 13.6 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 5.4(d), provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

(e) If the Borrower determines in good faith that a reasonable basis exists for contesting any taxes for which indemnification has been demanded hereunder, the relevant Lender, the Administrative Agent or the Collateral Agent, as applicable, shall cooperate with the Borrower in challenging such taxes at the Borrower’s expense if so requested by the Borrower. If any Lender, the Administrative Agent or the Collateral Agent, as applicable, receives a refund of a tax for which a payment has been made by the Borrower pursuant to this Agreement, which refund in the good faith judgment of such Lender, the Administrative Agent or the Collateral Agent, as the case may be, is attributable to such payment made by the Borrower, then the Lender, the Administrative Agent or the Collateral Agent, as the case may be, shall reimburse the Borrower for such amount (together with any interest received thereon) as the Lender or the Administrative Agent, as the case may be, determines to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position (taking into account expenses or any taxes imposed on the refund) than it would have been in if the payment had not been required. A Lender, an Administrative Agent or the Collateral Agent shall claim any refund that it determines is available to it, unless it concludes in its reasonable discretion that it would be adversely affected by making such a claim. Neither such Lender nor the Administrative Agent nor the Collateral Agent shall be obliged to disclose any information regarding its tax affairs or computations to any Credit Party in connection with this clause (e) or any other provision of this Section 5.4.

(f) The agreements in this Section 5.4 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

5.5 Computations of Interest and Fees.

(a) Interest on LIBOR Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest on ABR Loans and interest on overdue interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.

(b) Fees and Letters of Credit Outstanding shall be calculated on the basis of a 360 day year for the actual days elapsed.

5.6 Limit on Rate of Interest.

(a) No Payment Shall Exceed Lawful Rate. Notwithstanding any other term of this Agreement, the Borrower shall not be obliged to pay any interest or other amounts under or in connection with this Agreement in excess of the amount or rate permitted under or consistent with any applicable law, rule or regulation.

(b) Payment at Highest Lawful Rate. If the Borrower is not obliged to make a payment which it would otherwise be required to make, as a result of Section 5.6(a), the Borrower shall make such payment to the maximum extent permitted by or consistent with applicable laws, rules and regulations.

(c) Adjustment if Any Payment Exceeds Lawful Rate. If any provision of this Agreement or any of the other Credit Documents would obligate the Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by any applicable law, rule or regulation, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law, such adjustment to be effected, to the extent necessary, by reducing the amount or rate of interest required to be paid by the Borrower to the affected Lender under Section 2.8.

Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from the Borrower an amount in excess of the maximum permitted by any applicable law, rule or regulation, then the Borrower shall be entitled, by notice in writing to the Administrative Agent to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to the Borrower.

SECTION 6. [Reserved].

SECTION 7. Conditions Precedent to All Credit Events.

The agreement of each Lender to make any Loan requested to be made by it on any date (excluding Mandatory Borrowings) and the obligation of the Letter of Credit Issuer to issue Letters of Credit on any date is subject to the satisfaction of the following conditions precedent:

7.1 No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto (other than any Credit Event on the Closing Date) (a) no Default or Event of Default shall have occurred and be continuing and (b) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents (other than Section 8.17) shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

7.2 Notice of Borrowing; Letter of Credit Request.

(a) Prior to the making of each Term Loan, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.3.

(b) Prior to the making of each Revolving Credit Loan (other than any Revolving Credit Loan made pursuant to Section 3.4(a)) and each Swingline Loan, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.3.

(c) Prior to the issuance of each Letter of Credit, the Administrative Agent and the Letter of Credit Issuer shall have received a Letter of Credit Request meeting the requirements of Section 3.2(a).

(d) The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to each of the Lenders that all the applicable conditions specified above exist as of that time.

SECTION 8. Representations, Warranties and Agreements.

In order to induce the Lenders to enter into this Agreement, to make the Loans and issue or participate in Letters of Credit as provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit:

8.1 Corporate Status. Each of the Borrower and each Material Subsidiary (a) is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (b) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

8.2 Corporate Power and Authority. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity.

8.3 No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof nor the consummation of the Merger and the other transactions contemplated hereby or thereby will (a) contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents) pursuant to, the terms of any material indenture (including the Senior Subordinated Notes Indenture), loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which such Credit Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound or (c) violate any provision of the certificate of incorporation, bylaws or other constitutional documents of such Credit Party or any of the Restricted Subsidiaries.

8.4 Litigation. There are no actions, suits or proceedings (including Environmental Claims) pending or, to the knowledge of the Borrower, threatened with respect to the Borrower or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect or a Material Adverse Change.

8.5 Margin Regulations. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, U or X of the Board.

8.6 Governmental Approvals. The execution, delivery and performance of the Merger Agreement or any Credit Document does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents and (iii) such licenses, approvals, authorizations or consents the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect.

8.7 Investment Company Act. The Borrower is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

8.8 True and Complete Disclosure.

(a) None of the factual information and data (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower, any of its Subsidiaries or any of their respective authorized representatives in writing to the Administrative Agent and/or any Lender on or before the Closing Date (including (i) the Confidential Information Memorandum and (ii) all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein contained any untrue statement or omitted to state any material fact necessary to make such information and data (taken as a whole) not misleading at such time in light of the circumstances under which such information or data was furnished, it being understood and agreed that for purposes of this Section 8.8(a), such factual information and data shall not include projections and pro forma financial information.

(b) The projections and pro forma financial information contained in the information and data referred to in clause (a) above were based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

8.9 Financial Condition; Financial Statements. The (a) unaudited historical consolidated financial information of the Borrower as set forth in the Confidential Information Memorandum, and (b) Historical Financial Statements, in each case present or will, when provided, present fairly in all material respects the combined financial position of the Borrower and its Subsidiaries at the respective dates of said information, statements and results of operations for the respective periods covered thereby. The financial statements referred to in clause (b) of this Section 8.9 have been prepared in accordance with GAAP consistently applied. After the Closing Date, there has been no Material Adverse Change since July 31, 2005.

8.10 Tax Returns and Payments. The Borrower and each of its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material Taxes payable by it that have become due, other than those (a) not yet delinquent or (b) contested in good faith as to which adequate reserves have been provided in accordance with GAAP and which could not reasonably be expected to result in a Material Adverse Effect. The Borrower and each of its Subsidiaries have paid, or have provided adequate reserves (in the good faith judgment of the management of the Borrower) in accordance with GAAP for the payment of, all material federal, state, provincial and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the Closing Date.

8.11 Compliance with ERISA.

(a) Each Plan is in compliance with ERISA, the Code and any applicable Requirement of Law; no Reportable Event has occurred (or is reasonably likely to occur) with respect to any Plan; no Plan is insolvent or in reorganization (or is reasonably likely to be insolvent or in reorganization), and no written notice of any such insolvency or reorganization has been given to the Borrower, any Subsidiary or any ERISA Affiliate; no Plan (other than a multiemployer plan) has an accumulated or waived funding deficiency (or is reasonably likely to have such a deficiency); none of the Borrower, any Subsidiary or any ERISA Affiliate has incurred (or is reasonably likely expected to incur) any liability to or on account of a Plan pursuant to Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code or has been notified in writing that it will incur any liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted (or are reasonably likely to be instituted) to terminate or to reorganize any Plan or to appoint a trustee to administer any Plan, and no written notice of any such proceedings has been given to the Borrower, any Subsidiary or any ERISA Affiliate; and no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary or any ERISA Affiliate exists (or is reasonably likely to exist) nor has the Borrower, any Subsidiary or any ERISA Affiliate been notified in writing that such a lien will be imposed on the assets of the Borrower, any Subsidiary or any ERISA Affiliate on account of any Plan, except to the extent that a breach of any of the representations, warranties or agreements in this Section 8.11 would not result, individually or in the aggregate, in an amount of liability that would be reasonably likely to have a Material Adverse Effect or relates to any matter disclosed in the financial statements of the Borrower contained in the Confidential Information Memorandum. No Plan (other than a multiemployer plan) has an Unfunded Current Liability that would, individually or when taken together with any other liabilities referenced in this Section 8.11, be reasonably likely to have a Material Adverse Effect. With respect to Plans that are multiemployer plans (as defined in Section 3(37) of ERISA), the representations and warranties in this Section 8.11(a), other than any made with respect to (i) liability under Section 4201 or 4204 of ERISA or (ii) liability for termination or reorganization of such Plans under ERISA, are made to the best knowledge of the Borrower.

(b) All Foreign Plans are in compliance with, and have been established, administered and operated in accordance with, the terms of such Foreign Plans and applicable law, except for any failure to so comply, establish, administer or operate the Foreign Plans as would not reasonably be expected to have a Material Adverse Effect. All contributions or other payments which are due with respect to each Foreign Plan have been made in full and there are no funding deficiencies thereunder, except to the extent any such events would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.12 Subsidiaries. Schedule 8.12 lists each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein), in each case existing on the Closing Date. To the knowledge of the Borrower, after due inquiry, each Material Subsidiary as of the Closing Date has been so designated on Schedule 8.12.

8.13 Intellectual Property, etc. The Borrower and each of the Restricted Subsidiaries own or otherwise have rights to use all Intellectual Property that are necessary for the operation of their respective businesses as currently conducted, except where the failure to own or otherwise have any such rights could not reasonably be expected to have a Material Adverse Effect.

8.14 Environmental Laws.

(a) Except as could not reasonably be expected to have a Material Adverse Effect: (i) the Borrower and its Subsidiaries and all Real Estate are in compliance with all Environmental Laws; (ii) neither the Borrower nor any of its Subsidiaries is subject to any Environmental Claim or any other liability under any Environmental Law; (iii) the Borrower and its Subsidiaries are not conducting any investigation, removal, remedial or other corrective action pursuant to any Environmental Law at any location; and (iv) no underground storage tank or related piping, or any impoundment or other disposal area containing Hazardous Materials is located at, on or under any Real Estate currently owned or leased by the Borrower or any of its Subsidiaries.

(b) Neither the Borrower nor any of the Subsidiaries has treated, stored, transported, released or disposed or arranged for disposal or transport for disposal of Hazardous Materials at, on, under or from any currently or formerly owned or leased Real Estate or facility in a manner that could reasonably be expected to have a Material Adverse Effect.

8.15 Properties. (a) The Borrower and each of its Subsidiaries has good and marketable title to or leasehold interest in all properties that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, free and clear of all Liens (other than any Liens permitted by this Agreement) and except where the failure to have such good title could not reasonably be expected to have a Material Adverse Effect and (b) no Mortgage encumbers improved Real Estate that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the National Flood Insurance Act of 1968 unless flood insurance available under such Act has been obtained in accordance with Section 9.3.

8.16 Solvency. On the Closing Date (after giving effect to the Transactions), immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, the Borrower on a consolidated basis with its Subsidiaries will be Solvent.

8.17 Representations and Warranties in Merger Agreement. All representations and warranties of the Company set forth in the Merger Agreement are true and correct in all material respects as of the Closing Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

8.18 Subordination of Senior Subordinated Notes. The Obligations are “Senior Debt,” the Guarantee Obligations are “Guarantor Senior Debt” and the Obligations and Guaranteed Obligations are “Designated Senior Debt,” in each case, within the meaning of the Senior Subordinated Notes Indenture.

SECTION 9. Affirmative Covenants.

The Borrower hereby covenants and agrees that on the Closing Date and thereafter, until the Commitments, the Swingline Commitment and each Letter of Credit have terminated and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

9.1 Information Covenants. The Borrower will furnish to each Lender and the Administrative Agent:

(a) Annual Financial Statements. As soon as available and in any event on or before the date on which such financial statements are required to be filed with the SEC or delivered to the holders of the Senior Subordinated Notes (or, if such financial statements are not required to be filed with the SEC or delivered to the holders of the Senior Subordinated Notes, on or before the date that is 90 days after the end of each such fiscal year), the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statement of operations and cash flows for such fiscal year, setting forth comparative consolidated figures for the preceding fiscal year, and certified by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of the Borrower and its Subsidiaries as a going concern (other than solely with respect to or resulting solely from any projected failure to comply with the covenants set forth in Section 10.9 or 10.10 in a future period or for a future date), together in any event with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Borrower and the Material Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default relating to Section 10.9 or Section 10.10 that has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

(b) Quarterly Financial Statements. As soon as available and in any event on or before the date on which such financial statements are required to be filed with the SEC or delivered to the holders of the Senior Subordinated Notes with respect to each of the first three quarterly accounting periods in each fiscal year of the Borrower (or, if such financial statements are not required to be filed with the SEC or delivered to the holders of the Senior Subordinated Notes, on or before the date that is 45 days after the end of each such quarterly accounting period), the consolidated balance sheet of (i) the Borrower and the Restricted Subsidiaries and (ii) the Borrower and its Subsidiaries, in each case as at the end of such quarterly period, and the related consolidated statement of operations for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and the related consolidated statement of cash flows for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and setting forth comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the prior fiscal year, all of which shall be certified by an Authorized Officer of the Borrower, subject to changes resulting from audit and normal year-end audit adjustments.

(c) Budgets. Within 60 days after the commencement of each fiscal year of the Borrower, a budget of the Borrower in reasonable detail for such fiscal year as customarily prepared by management of the Borrower for their internal use consistent in scope with the financial statements provided pursuant to Section 9.l(a), setting forth the principal assumptions upon which such budgets are based.

(d) Officer’s Certificates. At the time of the delivery of the financial statements provided for in Sections 9.1(a) and (b), a certificate of an Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth (i) the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Section 10.9 and Section 10.10 as at the end of such fiscal year or period, as the case may be, (ii) a specification of any change in the identity of the Restricted Subsidiaries and Unrestricted Subsidiaries as at the end of such fiscal year or period, as the case may be, from the Restricted Subsidiaries and Unrestricted Subsidiaries, respectively, provided to the Lenders on the Closing

Date or the most recent fiscal year or period, as the case may be, (iii) the then applicable Status and (iv) the amount of any Pro Forma Adjustment not previously set forth in a Pro Forma Adjustment Certificate or any change in the amount of a Pro Forma Adjustment set forth in any Pro Forma Adjustment Certificate previously provided and, in either case, in reasonable detail, the calculations and basis therefore and, if such certificate demonstrates an Event of Default of the covenants under Section 10.9 or 10.10, any of the Investors may deliver, together with such certificate, notice of their intent to cure (a “Notice of Intent to Cure”) such Event of Default pursuant to Section 11.13. At the time of the delivery of the financial statements provided for in Section 9.1(a), (i) a certificate of an Authorized Officer of the Borrower setting forth in reasonable detail the Applicable Amount as at the end of the fiscal year to which such financial statements relate and (ii) a certificate of an Authorized Officer and the chief legal officer of the Borrower (x) setting forth the information required pursuant to Section 1(a) of the Perfection Certificate or confirming that there has been no change in such information since the Closing Date or the date of the most recent certificate delivered pursuant to this subsection (d)(ii), as the case may be, and (y) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (x) above to the extent necessary to protect and perfect the security interests under the Security Documents.

(e) Notice of Default or Litigation. Promptly after an Authorized Officer of any Credit Party or any of the Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (ii) any litigation or governmental proceeding pending against any Credit Party or any of the Subsidiaries that could reasonably be expected to result in a Material Adverse Effect or a Material Adverse Change.

(f) Environmental Matters. The Borrower will promptly advise the Lenders and the Administrative Agent in writing after the Borrower or any Subsidiary obtaining knowledge of any one or more of the following environmental matters, unless such environmental matters would not, individually or when aggregated with all other such matters, be reasonably expected to result in a Material Adverse Effect:

(i) Any pending or threatened Environmental Claim against any Credit Party or any Real Estate;

(ii) Any condition or occurrence on any Real Estate that (x) could reasonably be expected to result in noncompliance by any Credit Party with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against any Credit Party or any Real Estate;

(iii) Any condition or occurrence on any Real Estate that could reasonably be anticipated to cause such Real Estate to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Estate under any Environmental Law; and

(iv) The conduct of any investigation, or any removal, remedial or other corrective action in response to the actual or alleged presence, release or threatened release of any Hazardous Material on, at, under or from any Real Estate.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the response thereto. The term “Real Estate” shall mean land, buildings and improvements owned or leased by any Credit Party, but excluding all operating fixtures and equipment, whether or not incorporated into improvements.

(g) Other Information. Promptly upon filing thereof, copies of any filings (including on Form 10-K, 10-Q or 8-K) or registration statements with, and reports to, the SEC or any analogous Government Authority in any relevant jurisdiction by the Borrower or any of its Subsidiaries (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Lenders and the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statements on Form S-8) and copies of all financial statements, proxy statements, notices and reports that the Borrower or any of its Subsidiaries shall send to the holders of any publicly issued debt of the Borrower or any of its Subsidiaries (including any Senior Subordinated Notes (whether publicly issued or not)) in their capacity as such holders (in each case to the extent not theretofore delivered to the Lenders and the Administrative Agent pursuant to this Agreement) and, with reasonable promptness, such other information (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of any Lender may reasonably request in writing from time to time.

(h) Pro Forma Adjustment Certificate. Not later than the consummation of the acquisition of any Acquired Entity or Business by the Borrower or any Restricted Subsidiary for which there shall be a Pro Forma Adjustment or not later than any date on which financial statements are delivered with respect to any four-quarter period in which a Pro Forma Adjustment is made as a result of the consummation of the acquisition of any Acquired Entity or Business by the Borrower or any Restricted Subsidiary for which there shall be a Pro Forma Adjustment, a certificate of an Authorized Officer of the Borrower setting forth the amount of such Pro Forma Adjustment and, in reasonable detail, the calculations and basis therefor.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 9.1 (other than the certificate delivery requirement of the independent certified public accountants set forth in Section 9.1(a)) may be satisfied with respect to financial information of the Borrower and the Restricted Subsidiaries by furnishing the Borrower’s Form 10-K or 10-Q, as applicable, filed with the SEC.

9.2 Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or the Required Lenders to visit and inspect any of the properties or assets of the Borrower and any such Subsidiary in whomsoever’s possession to the extent that it is within such party’s control to permit such inspection, and to examine the books and records of the Borrower and any such Subsidiary and discuss the affairs, finances and accounts of the Borrower and of any such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Lenders may desire.

9.3 Maintenance of Insurance. The Borrower will, and will cause each of the Material Subsidiaries to, at all times maintain in full force and effect, with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts and against at least such risks (and with such risk retentions) as are usually insured against in the same general area by companies engaged in the same or a similar business; and will furnish to the Lenders, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

9.4 Payment of Taxes. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful material claims that, if unpaid, could reasonably be expected to become a material Lien upon any properties of the Borrower or any of the Restricted Subsidiaries, provided that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of the Borrower) with respect thereto in accordance with GAAP and the failure to pay could not reasonably be expected to result in a Material Adverse Effect.

9.5 Consolidated Corporate Franchises. The Borrower will do, and will cause each Material Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, corporate rights and authority, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that the Borrower and its Subsidiaries may consummate any transaction permitted under Section 10.3, 10.4 or 10.5.

9.6 Compliance with Statutes, Regulations, etc. The Borrower will, and will cause each Subsidiary to, comply with all applicable laws, rules, regulations and orders applicable to it or its property, including all governmental approvals or authorizations required to conduct its business, and to maintain all such governmental approvals or authorizations in full force and effect, in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

9.7 ERISA. Promptly after the Borrower or any Subsidiary or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following events that, individually or in the aggregate (including in the aggregate such events previously disclosed or exempt from disclosure hereunder, to the extent the liability therefor remains outstanding), would be reasonably likely to have a Material Adverse Effect, the Borrower will deliver to each of the Lenders a certificate of an Authorized Officer or any other senior officer of the Borrower setting forth details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by the Borrower, such Subsidiary, such ERISA Affiliate, the PBGC, a Plan participant (other than notices relating to an individual participant’s benefits) or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application is to be made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a Plan having an Unfunded Current Liability has been or is to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA (including the giving of written notice thereof); that a Plan has an Unfunded Current Liability that has or will result in a lien under ERISA or the Code; that proceedings will be or have been instituted to terminate a Plan having an Unfunded Current Liability (including the giving of written notice thereof); that a proceeding has been instituted against the Borrower, a Subsidiary or an ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the PBGC has notified the Borrower, any Subsidiary or any ERISA Affiliate of its intention to appoint a trustee to administer any Plan; that the Borrower, any Subsidiary or any ERISA Affiliate has failed to make a required installment or other payment pursuant to Section 412 of the Code with respect to a Plan; or that the Borrower, any Subsidiary or any ERISA Affiliate has incurred or will incur (or has been notified in writing that it will incur) any liability (including any contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code.

9.8 Maintenance of Properties. The Borrower will, and will cause each of the Restricted Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

9.9 Transactions with Affiliates. The Borrower will conduct, and cause each of the Restricted Subsidiaries to conduct, all transactions with any of its Affiliates (other than the Borrower or the Restricted Subsidiaries) on terms that are substantially as favorable to the Borrower or such Restricted Subsidiary as it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate, provided that the foregoing restrictions shall not apply to (a) the payment of fees pursuant to the Management Agreement and other customary fees to the Sponsor for consulting and financial services rendered to the Borrower and the Subsidiaries and customary investment banking fees paid to the Sponsor for services rendered to the Borrower and the Subsidiaries in connection with divestitures, acquisitions, financings and other transactions, (b) customary fees paid to members of the board of directors the Borrower and the Subsidiaries and (c) transactions permitted by Section 10.6.

9.10 End of Fiscal Years; Fiscal Quarters. The Borrower will, for financial reporting purposes, cause (a) each of its, and each of its Subsidiaries’, fiscal years to end on January 31 of each year and (b) each of its, and each of its Subsidiaries’, fiscal quarters to end on dates consistent with such fiscal year-end and the Borrower’s past practice; provided that the Borrower may, upon written notice to the Administrative Agent, change the financial reporting convention specified above to any other financial reporting convention reasonably acceptable to the Administrative Agent, in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

9.11 Additional Subsidiary Guarantors and Grantors. Except as set forth in Sections 10.1(A)(j) or 10.1(A)(k) and subject to any applicable limitations set forth in the Guarantee or any Security Document, the Borrower will cause each direct or indirect Subsidiary (other than any Excluded Subsidiary) formed or otherwise purchased or acquired after the Closing Date (including pursuant to a Permitted Acquisition) to execute a supplement to each of the Guarantee and the relevant Security Agreement, in form and substance reasonably satisfactory to the Administrative Agent or Collateral Agent, as applicable, to the respective agreement in order to become a Subsidiary Guarantor under the Guarantee and a grantor under relevant Security Agreement or, to the extent reasonably requested by the Collateral Agent, enter into a new Security Agreement in form and substance reasonable satisfactory to the Collateral Agent.

9.12 Pledges of Additional Stock and Evidence of Indebtedness.

(a) Subject to any applicable limitations set forth in the Security Documents, the Borrower shall pledge, and, if applicable, shall cause each Subsidiary Guarantor to pledge, to the Collateral Agent for the benefit of the Secured Parties, (i) all the Stock and Stock Equivalents (other than Excluded Stock) of each Subsidiary owned by the Borrower or a Subsidiary Guarantor, in each case, formed or otherwise purchased or acquired after the Closing Date, in each case pursuant to a supplement to the Pledge Agreement in form and substance reasonably satisfactory to Administrative Agent and the Collateral Agent, (ii) all evidences of Indebtedness in excess of $2,500,000 received by the Borrower or any of the Subsidiary Guarantors in connection with any disposition of assets pursuant to Section 10.4(b), in each case pursuant to a supplement to the Pledge Agreement in form and substance reasonably satisfactory to Administrative Agent and the Collateral Agent and (iii) any global promissory notes executed after the Closing Date evidencing Indebtedness of the Borrower, each Subsidiary and each Minority Investment that is owing to the Borrower or any Subsidiary Guarantor, in each case pursuant to a supplement to the Pledge Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.

(b) The Borrower agrees that all Indebtedness in excess of $2,500,000 of the Borrower and each Subsidiary that is owing to any Credit Party by the Borrower or any Subsidiary pledged pursuant to a Pledge Agreement shall be evidenced by one or more global promissory notes.

9.13 Use of Proceeds.

(a) The Borrower will use the Letters of Credit and the proceeds of all Revolving Credit Loans, Extended Revolving Credit Loans and Swingline Loans solely for working capital and general corporate purposes.

9.14 Further Assurances.

(a) Subject to any applicable limitations set forth in the Security Documents, the Borrower will, and will cause each other Credit Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Collateral Agent or the Required Lenders may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by any Security Agreement, any Pledge Agreement or any Mortgage, all at the expense of the Borrower and the Restricted Subsidiaries.

(b) Subject to any applicable limitations set forth in the Security Documents, if any assets (including any real estate or improvements thereto or any interest therein) with a book value or fair market value in excess of $2,500,000 are acquired by the Borrower or any other Credit Party from the Borrower, any of its Subsidiaries or any other Person after the Closing Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien of the Security Agreement upon acquisition thereof) that are, in the case of personal property, of the nature secured by the Security Agreement, the Borrower will notify the Collateral Agent and the Lenders thereof, and, if requested by the Collateral Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the applicable Obligations and will take, and cause the other Credit Parties to take, such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect such Liens consistent with the applicable requirements of the Security Documents, including actions described in clause (a) of this Section 9.14, all at the expense of the Borrower. Any Mortgage delivered to the Collateral Agent in accordance with the preceding sentence shall be accompanied by (x) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 10.2, together with such endorsements, coinsurance and reinsurance as the Administrative Agent and the Collateral Agent may reasonably request and (y) an opinion of local counsel to the Borrower (or in the event a Subsidiary of the Borrower is the mortgagor, to such Subsidiary) in form and substance reasonably satisfactory to Administrative Agent and the Collateral Agent.

9.15 Interest Rate Protection. As promptly as practicable, but in no event, later than the 90th day after the Closing Date, the Borrower shall enter into, and for a minimum of two years thereafter maintain, Hedge Agreements with terms and conditions acceptable to the Administrative Agent that result in at least 50% of the aggregate principal amount of Indebtedness under the Term Loan Facility being effectively subject to interest at a fixed rate or the interest cost in respect of which shall be fixed, in each case, on terms and conditions reasonable satisfactory to the Administrative Agent.

SECTION 10. Negative Covenants.

The Borrower hereby covenants and agrees that on the Closing Date and thereafter, until the Commitments, the Swingline Commitments and each Letter of Credit have terminated and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

10.1 Limitation on Indebtedness.

(A) The Borrower will not, nor will it permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness arising under the Credit Documents;

(b) Indebtedness of (i) the Borrower to any Subsidiary and (ii) subject to compliance with Section 10.5(g), any Subsidiary to the Borrower or any other Restricted Subsidiary of the Borrower;

(c) Indebtedness in respect of (x) any bankers’ acceptance, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business and (y) any letter of credit issued in favor of the Letter of Credit Issuer or the Swingline Lender to support any Defaulting Lender’s participation in Letters of Credit or Swingline Loans, respectively, as contemplated by Section 2.1(c) or 3.1(b), respectively;

(d) except as provided in clauses (j) and (k) below, subject to compliance with Section 10.5(g), Guarantee Obligations incurred by (i) Restricted Subsidiaries in respect of Indebtedness of the Borrower or other Restricted Subsidiaries that is permitted to be incurred under this Agreement and (ii) the Borrower in respect of Indebtedness of the Restricted Subsidiaries that is permitted to be incurred under this Agreement, provided that there shall be no Guarantee (a) by a Restricted Subsidiary that is not a Subsidiary Guarantor of any Indebtedness of the Borrower and (b) in respect of the Senior Subordinated Notes or Permitted Additional Notes, unless such Guarantee is made by a Subsidiary Guarantor and such Guarantee is unsecured (and subordinated in the case of Permitted Additional Notes or New Notes that are subordinated);

(e) Guarantee Obligations incurred in the ordinary course of business in respect of obligations of suppliers, customers, franchisees, lessors and licensees;

(f) (i) Indebtedness (including Indebtedness arising under Capital Leases) incurred within 270 days of the acquisition, construction or improvement of fixed or capital assets to finance the acquisition, construction or improvement of such fixed or capital assets or otherwise incurred in respect of Capital Expenditures permitted by Section 10.10, (ii) Indebtedness arising under Capital Leases entered into in connection with Permitted Sale Leasebacks and (iii) Indebtedness arising under Capital Leases, other than Capital Leases in effect on the Closing Date and Capital Leases entered into pursuant to subclauses (i) or (ii) above, provided that the aggregate amount of Indebtedness incurred pursuant to this subclause (iii) shall not exceed $15,000,000 at any time outstanding, and (iv) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i), (ii) or (iii) above, provided that the principal amount thereof is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension;

(g) (i) Indebtedness represented by the Existing Convertible Securities to the extent Borrower complies with all applicable provisions of the Convertible Securities Indenture relating to the Conversion, repayment or repurchase thereof, and (ii) other Indebtedness outstanding on the Closing Date and listed on Schedule 10.1 and any refinancing, refunding, renewal or extension of such other Indebtedness, provided that (x) the principal amount thereof is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension, except to the extent otherwise permitted hereunder and (y) the direct and contingent obligors with respect to such Indebtedness are not changed;

(h) Indebtedness in respect of Hedge Agreements;

(i) Indebtedness in respect of the Senior Subordinated Notes in an aggregate principal amount not to exceed $200,000,000 (or such lesser aggregate principal amount as may be incurred on the Closing Date);

(j) (i) Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Restricted Subsidiary (or is a Restricted Subsidiary that survives a merger with such person) or Indebtedness attaching to assets that are acquired by the Borrower or any Restricted Subsidiary, in each case after the Closing Date as the result of a Permitted Acquisition, provided that:

(w) the Borrower is in compliance with the covenants set forth in Section 10.9 and Section 10.10 for the Test Period last ended determined on a pro forma basis after giving effect to such Permitted Acquisition and the incurrence of such Indebtedness,

(x) such Indebtedness existed at the time such Person became a Restricted Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof,

(y) such Indebtedness is not guaranteed in any respect by the Borrower or any Restricted Subsidiary (other than by any such person that so becomes a Restricted Subsidiary or is the survivor of a merger with such person), and

(z)(A) the Stock and Stock Equivalents of such Person is pledged to the Collateral Agent to the extent required under Section 9.12 and (B) such Person executes a supplement to each of the Guarantee, the relevant Security Agreement and the relevant Pledge Agreement (or alternative guarantee and security arrangements in relation to the Obligations reasonably acceptable to the Administrative Agent) to the extent required under Section 9.11 or 9.12, as applicable, provided that the requirements of this subclause (z) shall not apply to an aggregate amount of Indebtedness subject to this Section 10.1(A)(j) at any time outstanding of up to (and including) the Guarantee and Collateral Exception Amount at such time;

and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above, provided that, except to the extent otherwise permitted hereunder, (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension and (y) the direct and contingent obligors with respect to such Indebtedness are not changed;

(k) (i) Indebtedness of the Borrower or any Restricted Subsidiary (including any Permitted Additional Notes) incurred to finance a Permitted Acquisition, provided that:

(x)(A) the Borrower is in compliance with the covenants set forth in Section 10.9 and Section 10.10 for the Test Period last ended, determined on a pro forma basis after giving effect to such Permitted Acquisition and the incurrence of such Indebtedness; and (B) to the extent such Indebtedness consists of Permitted Additional Notes that are senior notes, the Consolidated Senior Debt to Consolidated EBITDA Ratio for the Test Period last ended, determined on a pro forma basis after giving effect to such Permitted Acquisition and the incurrence of such Indebtedness, shall be less than 3.5 to 1.00;

(y) except in the case of Permitted Additional Notes, such Indebtedness is not guaranteed in any respect by any Restricted Subsidiary (other than any Person acquired (the “Acquired Person”) as a result of such Permitted Acquisition or the Restricted Subsidiary so incurring such Indebtedness) or, in the case of Indebtedness of any Restricted Subsidiary, subject to compliance with Section 10.5(g), by the Borrower; and

(z)(A) the Borrower pledges the Stock and Stock Equivalents of such acquired Person to the Collateral Agent to the extent required under Section 9.12 and (B) such acquired Person executes a supplement to the Guarantee, the relevant Security Agreement and the relevant Pledge Agreement (or alternative guarantee and security arrangements in relation to the Obligations reasonably acceptable to the Administrative Agent) to the extent required under Section 9.11 or 9.12, as applicable, provided that the requirements of this subclause (z) shall not apply to an aggregate amount of Indebtedness subject to this Section 10.1(A)(k) at any time outstanding of up to (and including) the Guarantee and Collateral Exception Amount at such time, and (ii) any refinancing, refunding, renewal or extension of any such Indebtedness, provided that (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension and (y) the direct and contingent obligors with respect to such Indebtedness are not changed, except to the extent otherwise permitted hereunder;

(l) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations not in connection with money borrowed, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(m) (i) Indebtedness incurred in connection with any Permitted Sale Leaseback in an aggregate amount not to exceed $20,000,000 (provided that the Net Cash Proceeds thereof are promptly applied to the extent required by Section 5.2) and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above, provided that, except to the extent otherwise permitted hereunder, (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension and (y) the direct and contingent obligors with respect to such Indebtedness are not changed;

(n) (i) additional Indebtedness and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided that the aggregate amount of Indebtedness incurred and remaining outstanding pursuant to this clause (n) shall not at any time exceed $75,000,000; provided that not more than $25,000,000 in aggregate principal amount of Indebtedness of the Borrower or any Restricted Subsidiary (other than a Restricted Subsidiary that is not a Subsidiary Guarantor) incurred under this clause (n) shall be secured;

(o) Indebtedness in respect of (i) Permitted Other Debt issued or incurred in exchange for, or to the extent the Net Cash Proceeds therefrom are applied to the prepayment of, Term Loans in the manner set forth in Section 5.2, and (ii) any refinancing, refunding, renewal or extension of any Permitted Other Debt incurred pursuant to subclause (i) above; provided that, in the case of this clause (ii), except to the extent otherwise permitted hereunder, (A) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal, extension or prepayment (except for any original issue discount thereon and the amount of fees, accrued interest, expenses and premium in connection with such refinancing) and (B) such Indebtedness otherwise complies with the definition of Permitted Other Debt; and

(p) Indebtedness in respect of overdraft facilities and other cash management arrangements in an aggregate amount not to exceed $10,000,000 at any time outstanding.

(B) The Borrower shall not, and shall not permit any Subsidiary to, issue any preferred Stock or other preferred Stock Equivalents, except that the Borrower may issue Qualified PIK Securities.

10.2 Limitation on Liens. The Borrower will not, nor will it permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired, except:

(a) Liens arising under (i) the Credit Documents securing the Obligations, (ii) on cash or deposits granted in favor of the Swingline Lender or the Letter of Credit Issuer to cash collateralize any Defaulting Lender’s participation in Letters of Credit or Swingline Loans, as contemplated by 2.1(c), 3.1(b) and 2.16(a)(ii), respectively, and (iii) the Security Documents and the Permitted Other Debt Documents securing Permitted Other Debt Obligations permitted to be incurred under Section 10.1(A)(o); provided that, (A) in the case of Liens securing Permitted Other Debt Obligations that constitute First Lien Obligations pursuant to subclause (ii) above the applicable Permitted Other Debt Secured Parties (or a representative thereof on behalf of such holders) shall have entered into, or otherwise joined to as a party, with the Collateral Agent the Pari Passu Intercreditor Agreement, and (B) in the case of Liens securing Permitted Other Debt Obligations that do not constitute First Lien Obligations pursuant to subclause (ii) above, the applicable Permitted Other Debt Secured Parties (or a representative thereof on behalf of such holders) shall have entered into, or otherwise joined to as a party, with the Collateral Agent the Junior Intercreditor Agreement. Without any further consent of the Lenders, the Administrative Agent and the Collateral Agent shall be authorized to negotiate, execute and deliver on behalf of the Secured Parties any intercreditor agreement (including any changes to the Pari Passu Intercreditor Agreement and/or the Junior Intercreditor Agreement) or any amendment (or amendment and restatement) to the Security Documents or such intercreditor agreements contemplated by, or to effect the provisions of, this Section 10.2(a);

(b) Permitted Liens;

(c) (i) Liens securing Indebtedness permitted pursuant to Section 10.1(A)(f), provided that such Liens attach at all times only to the assets so financed, and (ii) Liens on the assets of Restricted Subsidiaries that are not Subsidiary Guarantors securing Indebtedness permitted pursuant to Section 10.1(A)(n);

(d) Liens existing on the Closing Date and listed on Schedule 10.2;

(e) the replacement, extension or renewal of any Lien permitted by clauses (a) through (d) above and clause (f) of this Section 10.2 upon or in the same assets theretofore subject to such Lien or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor except to the extent otherwise permitted hereunder) of the Indebtedness secured thereby;

(f) Liens existing on the assets of any Person that becomes a Restricted Subsidiary (or is a Restricted Subsidiary that survives a merger with such person), or existing on assets acquired, pursuant to a Permitted Acquisition to the extent the Liens on such assets secure Indebtedness permitted by Section 10.1(A)(j), provided that such Liens attach at all times only to the same assets that such Liens attached to, and secure only the same Indebtedness that such Liens secured, immediately prior to such Permitted Acquisition; and

(g) (i) Liens placed upon the Stock and Stock Equivalents of any Restricted Subsidiary acquired pursuant to a Permitted Acquisition to secure Indebtedness of the Borrower or any other Restricted Subsidiary incurred pursuant to Section 10.1(A)(k) in connection with such Permitted Acquisition and in an aggregate amount at any time outstanding not to exceed the amount provided in the proviso to clause (z) of such Section 10.1(A)(k) and (ii) Liens placed upon the assets of such Restricted Subsidiary to secure a guarantee by such Restricted Subsidiary of any such Indebtedness of the Borrower or any other Restricted Subsidiary incurred pursuant to Section 10.1(A)(k) in connection with such Permitted Acquisition in an aggregate amount at any time outstanding not to exceed the amount provided in the proviso to clause (z) of such Section 10.1(A)(k); and

(h) additional Liens so long as the aggregate principal amount of the obligations so secured does not exceed $25,000,000 at any time outstanding.

10.3 Limitation on Fundamental Changes. Except as expressly permitted by Section 10.4 or 10.5, the Borrower will not, nor will it permit any of the Restricted Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all its business units, assets or other properties, except that:

(a) any Subsidiary of the Borrower or any other Person may be merged or consolidated with or into the Borrower, provided that (i) the Borrower shall be the continuing or surviving corporation or the Person formed by or surviving any such merger or consolidation (if other than the Borrower) shall be an entity organized or existing under the laws of (x) the United States, any state thereof, the District of Columbia or any territory thereof (the Borrower or such Person, as the case may be, being herein referred to as the “Successor Borrower”), (ii) the Successor Borrower (if other than the Borrower) shall expressly assume all the obligations of the Borrower under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (iii) no Default or Event of Default would result from the consummation of such merger or consolidation, (iv) the Borrower shall be in compliance, on a pro forma basis after giving effect to such merger or consolidation, with the covenants set forth in Section 10.9 and Section 10.10, as such covenants are recomputed as at the last day of the most recently ended Test Period under such Sections as if such merger or consolidation had occurred on the first day of such Test Period, (v) each Subsidiary Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Guarantee confirmed that its Guarantee shall apply to the Successor Borrower’s obligations under this Agreement, (vi) each Subsidiary grantor and each Subsidiary pledgor, unless it is the other party to such merger or consolidation, shall have by a supplement to the relevant Security Agreement or the relevant Pledge Agreement, as applicable, confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (vii) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, and (viii) the Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Security Document comply with this Agreement; provided, further, that if the foregoing are satisfied, the Successor Borrower (if other than a Borrower) will succeed to, and be substituted for, the Borrower under this Agreement;

(b) any Subsidiary of the Borrower or any other Person may be merged, amalgamated or consolidated with or into any one or more Subsidiaries of the Borrower, provided that (i) in the case of any merger, amalgamation or consolidation involving one or more Restricted Subsidiaries, (A) a Restricted Subsidiary shall be the continuing or surviving corporation or (B) the Borrower shall take all steps necessary to cause the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Restricted Subsidiary) to become a Subsidiary, (ii) in the case of any merger, amalgamation or consolidation involving one or more Subsidiary Guarantors, a Subsidiary Guarantor shall be the continuing or surviving corporation or the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Subsidiary Guarantor) shall execute a supplement to the Guarantee Agreement, the relevant Pledge Agreement and the relevant Security Agreement and any applicable Mortgage in form and substance reasonably satisfactory to the Administrative Agent in order to become a Subsidiary Guarantor and pledgor, mortgagor and grantor of Collateral for the benefit of the Secured Parties, (iii) no Default or Event of Default would result from the consummation of such merger, amalgamation or consolidation, (iv) the Borrower shall be in compliance, on a pro forma basis after giving effect to such merger, amalgamation or consolidation, with the covenants set forth in Section 10.9 and Section 10.10, as such covenants are recomputed as at the last day of the most recently ended Test Period under such Sections as if such merger or consolidation had occurred on the first day of such Test Period, and (v) the Borrower shall have delivered to the Administrative Agent an officers’ certificate stating that such merger, amalgamation or consolidation and such supplements to any Security Document comply with this Agreement;

(c) any Restricted Subsidiary that is not a Subsidiary Guarantor may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower, a Subsidiary Guarantor or any other Restricted Subsidiary;

(d) any Subsidiary Guarantor may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Subsidiary Guarantor; and

(e) any Restricted Subsidiary may liquidate or dissolve if (i) the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (ii) to the extent such Restricted Subsidiary is a Credit Party, any assets or business not otherwise disposed of or transferred in accordance with Section 10.4 or 10.5, or, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, another Credit Party after giving effect to such liquidation or dissolution.

10.4 Limitation on Sale of Assets. The Borrower will not, nor will it permit any of the Restricted Subsidiaries to: (i) convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including receivables and leasehold interests), whether now owned or hereafter acquired (other than any such sale, transfer, assignment or other disposition resulting from any casualty or condemnation, of any assets of the Borrower or the Restricted Subsidiaries) or (ii) sell to any Person (other than the Borrower or a Restricted Subsidiary Guarantor) any shares owned by it of any Restricted Subsidiary’s Stock and Stock Equivalents, except that:

(a) the Borrower and the Restricted Subsidiaries may sell, transfer or otherwise dispose of used or surplus equipment, vehicles, inventory and other assets in the ordinary course of business;

(b) the Borrower and the Subsidiaries may sell, transfer or otherwise dispose of other assets (other than accounts receivable) (each a “Disposition”) for fair value, provided that

(i) with respect to any Disposition pursuant to this clause (b) for a purchase price in excess of $2,500,000, the Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided that for the purposes of this clause (i),

(A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing,

(B) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition, and

(C) any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) and clause (C) of Section 10.4(c)(i) that is at that time outstanding, not in excess of 6.0% of Total Assets (as such term is defined in the Senior Subordinated Notes Indenture as of the Closing Date) at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value shall in each case under this clause (i) be deemed to be cash;

(ii) any non-cash proceeds received are pledged to the Collateral Agent to the extent required under Section 9.12,

(iii) with respect to any such sale, transfer or disposition (or series of related sales, transfers or dispositions), the Borrower shall be in compliance, on a pro forma basis after giving effect to such sale, transfer or disposition, with the covenants set forth in Section 10.9 and Section 10.10, as such covenants are recomputed as at the last day of the most recently ended Test Period under such Sections as if such sale, transfer or disposition had occurred on the first day of such Test Period,

(iv) to the extent applicable, the Net Cash Proceeds thereof to the Borrower and the Restricted Subsidiaries are promptly applied to the prepayment and/or commitment reductions as provided for in Section 5.2, and

(v) after giving effect to any such sale, transfer or disposition, no Default or Event of Default shall have occurred and be continuing;

(c) the Borrower and the Restricted Subsidiaries may make sales of assets to the Borrower or to any Restricted Subsidiary, provided that with respect to any such sales to Subsidiaries that are not Subsidiary Guarantors

(i) such sale, transfer or disposition shall be for fair value,

(ii) with respect to any Disposition pursuant to this clause (c) for a purchase price in excess of $2,500,000, the Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided that for the purposes of this clause (ii),

(A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing,

(B) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition, and

(C) any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) and clause (C) of Section 10.4(b)(i) that is at that time outstanding, not in excess of 6.0% of Total Assets (as such term is defined in the Senior Subordinated Notes Indenture as of the Closing Date) at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash

Consideration being measured at the time received and without giving effect to subsequent changes in value,

shall in each case under this paragraph (ii) be deemed to be cash, and

(iii) any non-cash proceeds received are pledged to the Collateral Agent to the extent required under Section 9.12;

(d) The Borrower or any Restricted Subsidiary may effect any transaction permitted by Section 10.3;

(e) in addition to selling or transferring accounts receivable pursuant to the other provisions hereof, the Borrower and the Restricted Subsidiaries may (i) sell or discount without recourse accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof and (ii) sell or transfer accounts receivable and related rights pursuant to customary receivables financing facilities so long as, in the case of clauses (i) and (ii) the Net Cash Proceeds thereof to the Borrower and the Restricted Subsidiaries (except in the case of transactions permitted by Section 10.4(e)(i), to the extent the Net Cash Proceeds of any such transaction do not exceed $10,000) are promptly applied to the prepayment and/or commitment reductions as provided for in Section 5.2; and

(f) The Borrower and the Restricted Subsidiaries may lease, or sub-lease, any real property or personal property in the ordinary course of business.

10.5 Limitation on Investments. The Borrower will not, nor will it permit any of the Restricted Subsidiaries to, make any advance, loan, extensions of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets of, or make any other Investment in, any Person, except:

(a) extensions of trade credit and asset purchases in the ordinary course of business;

(b) Permitted Investments;

(c) loans and advances to officers, directors and employees of the Borrower or any of its Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes (including employee payroll advances), (ii) in connection with such Person’s purchase of Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof) to the extent that the amount of such loans and advances are contributed to the Borrower in cash and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding not to exceed $5,000,000;

(d) Investments existing on, or contemplated as of, the Closing Date and listed on Schedule 10.5 and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (d) is not increased at any time above the amount of such Investments existing on the Closing Date;

(e) Investments received in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, customers arising in the ordinary course of business;

(f) Investments to the extent that payment for such Investments is made solely with Stock or Stock Equivalents of the Borrower;

(g) Investments (i) in any Subsidiary Guarantor or the Borrower, (ii) in Restricted Subsidiaries that are not Subsidiary Guarantors, in an aggregate amount pursuant to this clause (ii) not to exceed $7,500,000 plus the Applicable Amount at such time, and (iii) in Restricted Subsidiaries that are not Subsidiary Guarantors so long as such Investment is part of a series of simultaneous Investments by Restricted Subsidiaries in other Restricted Subsidiaries that result in the proceeds of the initial Investment being invested in one or more Subsidiary Guarantors;

(h) Investments constituting Permitted Acquisitions;

(i) (i) Investments (including Investments in Minority Investments and Unrestricted Subsidiaries) and (ii) Investments in joint ventures or similar entities that do not constitute Restricted Subsidiaries, in each case, as valued at the fair market value of such Investment at the time each such Investment is made, (A) in an amount that, at the time such Investment is made, would not exceed the sum of (x) the Applicable Amount at such time plus (y) an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually received in cash in respect of any such Investment (which amount shall not exceed the amount of such Investment valued at the fair market value of such Investment at the time such Investment was made) and/or (B) in the case of clause (ii) only, in any amount that, at the time such Investment is made, would be permitted to be expended as a Capital Expenditure under Section 10.11, to the extent that (x) such joint venture owns an interest in assets the addition of which would have been a Capital Expenditure if acquired or constructed, and owned, directly by the Borrower or a Restricted Subsidiary, and (y) the ability of the Borrower and/or one or more Restricted Subsidiaries to receive cash flows attributable to its interest therein substantially as they would if they directly owned such asset or portion thereof is not prohibited by contract, applicable law or otherwise;

(j) Investments constituting non-cash proceeds of sales, transfers and other dispositions of assets to the extent permitted by Section 10.4(b) or (c);

(k) Investments made to repurchase or retire Stock and Stock Equivalents of the Borrower issued under by any employee stock ownership plan or key employee stock ownership plan of the Borrower; and

(l) Investments permitted by Section 10.6.

10.6 Limitation on Dividends. The Borrower will not declare or pay any dividends (other than dividends payable solely in its Stock) or return any capital to its stockholders or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its Stock or Stock Equivalents or the Stock or Stock Equivalents of any direct or indirect parent now or hereafter outstanding, or set aside any funds for any of the foregoing purposes, or permit any of the Restricted Subsidiaries to purchase or otherwise acquire for consideration (other than in connection with an Investment permitted by Section 10.5) any Stock or Stock Equivalents of the Borrower, now or hereafter outstanding (all of the foregoing “dividends”), provided that, so long as no Default or Event of Default exists or would exist after giving effect thereto:

(a) The Borrower may redeem in whole or in part any of its Stock or Stock Equivalents for another class of its Stock or Stock Equivalents or with proceeds from substantially concurrent equity contributions or issuances of new Stock or Stock Equivalents, provided that such new Stock or Stock Equivalents contain terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the Stock or Stock Equivalents redeemed thereby;

(b) The Borrower may (or may make dividends to permit any direct or indirect parent thereof to) repurchase shares of its (or such parent’s) Stock or Stock Equivalents held by officers, directors and employees of the Borrower and its Subsidiaries, so long as such repurchase is pursuant to, and in accordance with the terms of, management and/or employee stock plans, stock subscription agreements or shareholder agreements;

(c) The Borrower may pay dividends on the Stock or Stock Equivalents of the Borrower in an amount not to exceed the Applicable Amount; and

(d) The Borrower may pay dividends to effect the Transactions.

10.7 Limitations on Debt Payments and Amendments.

(a) The Borrower will not, nor will it permit any Restricted Subsidiary to, prepay, repurchase or redeem or otherwise defease the Senior Subordinated Notes or any other Subordinated Indebtedness (other than the Existing Convertible Securities in accordance with their terms); provided that so long as no Default or Event of Default shall have occurred and be continuing at the date of such prepayment, repurchase, redemption or other defeasance or would result therefrom, the Borrower or any Restricted Subsidiary may prepay, repurchase or redeem the Senior Subordinated Notes or Subordinated Indebtedness (i) for an aggregate price not in excess of the Applicable Amount at such time of prepayment, repurchase or redemption or (ii) with the proceeds of Subordinated Indebtedness that (A) is permitted by Section 10.1 (other than Section 10.1(A)(o)) and (B) has terms material to the interests of the Lenders not materially less advantageous to the Lenders than those of such Subordinated Indebtedness being refinanced.

(b) The Borrower will not waive, amend, modify, terminate or release any Subordinated Indebtedness or the Senior Subordinated Notes Indenture to the extent that any such waiver, amendment, modification, termination or release would be adverse to the Lenders in any material respect.

10.8 Limitations on Sale Leasebacks. The Borrower will not, nor will it permit any of the Restricted Subsidiaries to, enter into or effect any Sale Leasebacks, other than Permitted Sale Leasebacks.

10.9 Consolidated Total Debt to Consolidated EBITDA Ratio. The Borrower will not permit the Consolidated Total Debt to Consolidated EBITDA Ratio for any Test Period ending on the last day of the fiscal quarter set forth below to be greater than the ratio set forth below opposite such period:

Period	Ratio
May 1, 2006 to July 31, 2006	7.75 to 1.00
August 1, 2006 to October 31, 2006	7.75 to 1.00
November 1, 2006 to January 31, 2007	7.50 to 1.00
February 1, 2007 to April 30, 2007	7.50 to 1.00

Period	Ratio
May 1, 2007 to July 31, 2007	7.50 to 1.00
August 1, 2007 to October 31, 2007	7.50 to 1.00
November 1, 2007 to January 31, 2008	6.75 to 1.00
February 1, 2008 to April 30, 2008	6.75 to 1.00
May 1, 2008 to July 31, 2008	6.75 to 1.00
August 1, 2008 to October 31, 2008	6.75 to 1.00
November 1, 2008 to January 31, 2009	6.00 to 1.00
February 1, 2009 to April 30, 2009	6.00 to 1.00
May 1, 2009 to July 31, 2009	6.00 to 1.00
August 1, 2009 to October 31, 2009	6.00 to 1.00
November 1, 2009 to January 31, 2010	5.50 to 1.00
February 1, 2010 to April 30, 2010	5.50 to 1.00
May 1, 2010 to July 31, 2010	5.50 to 1.00
August 1, 2010 to October 31, 2010	5.50 to 1.00
November 1, 2010 to January 31, 2011	5.00 to 1.00
February 1, 2011 to July 31, 2012	5.50 to 1.00
August 1, 2012 to October 31, 2012 and thereafter	5.00 to 1.00

10.10 Consolidated EBITDA to Consolidated Interest Coverage Ratio. The Borrower will not permit the Consolidated EBITDA to Consolidated Interest Coverage Ratio for any Test Period ending on the last day of the fiscal quarter set forth below to be less than the ratio set forth below opposite such period:

Period	Ratio
May 1, 2006 to July 31, 2006	1.35 to 1.00
August 1, 2006 to October 31, 2006	1.35 to 1.00
November 1, 2006 to January 31, 2007	1.40 to 1.00
February 1, 2007 to April 30, 2007	1.40 to 1.00
May 1, 2007 to July 31, 2007	1.40 to 1.00
August 1, 2007 to October 31, 2007	1.40 to 1.00
November 1, 2007 to January 31, 2008	1.60 to 1.00
February 1, 2008 to April 30, 2008	1.60 to 1.00
May 1, 2008 to July 31, 2008	1.60 to 1.00
August 1, 2008 to October 31, 2008	1.60 to 1.00
November 1, 2008 to January 31, 2009	1.75 to 1.00
February 1, 2009 to April 30, 2009	1.75 to 1.00
May 1, 2009 to July 31, 2009	1.75 to 1.00
August 1, 2009 to October 31, 2009	1.75 to 1.00
November 1, 2009 to January 31, 2010 and thereafter	2.00 to 1.00

10.11 Capital Expenditures.

(a) The Borrower will not, nor will it permit any of the Restricted Subsidiaries to, make any Capital Expenditures (other than Permitted Acquisitions that constitute Capital Expenditures), that would cause the aggregate amount of such Capital Expenditures made by the Borrower and the

Restricted Subsidiaries in any fiscal year of the Borrower to exceed the amount set forth opposite such fiscal year in the table below (such amount, together with the carry-forward amount (as defined clause (b) below) for such fiscal year, the “Permitted Capital Expenditure Amount”):

Fiscal Year Ended:	Permitted Capital Expenditure Amount:
January 31, 2007	$10,000,000
January 31, 2008	$10,000,000
January 31, 2009 and thereafter	$12,500,000

(b) To the extent that Capital Expenditures (other than Permitted Acquisitions that constitute Capital Expenditures) made by the Borrower and the Restricted Subsidiaries during any fiscal year are less than the Permitted Capital Expenditure Amount for such fiscal year, 100% of such unused amount (each such amount, a “carry-forward amount”) may be carried forward to the immediately succeeding fiscal year and utilized to make such Capital Expenditures in such immediately succeeding fiscal year; provided that no carry-forward amount may be carried forward beyond the first fiscal year immediately succeeding the fiscal year in which it arose.

Notwithstanding the foregoing, the Permitted Capital Expenditure Amount for any fiscal year shall be reduced at the time of and in the amount of any Investment made pursuant to clause (B) of Section 10.5(i) during such fiscal year.

10.12 Changes in Business. The Borrower and the Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by the Borrower and the Subsidiaries, taken as a whole, on the Closing Date and other business activities incidental or related to any of the foregoing.

SECTION 11. Events of Default.

Upon the occurrence of any of the following specified events (each an “Event of Default”):

11.1 Payments. The Borrower shall (a) default in the payment when due of any principal of the Loans or (b) default, and such default shall continue for five or more days, in the payment when due of any interest or stamping fees on the Loans or any Fees or any Unpaid Drawings or of any other amounts owing hereunder or under any other Credit Document; or

11.2 Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any Credit Document or any certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

11.3 Covenants. Any Credit Party shall:

(a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.1(e) or Section 10 (provided, that with respect to a default in respect of Section 10.9 or 10.10, if the Borrower has delivered a Notice of Intent to Cure, an Event of Default shall not be deemed to have occurred until the earlier to occur of (i) the date upon which the Borrower indicates in writing to the Administrative Agent that it shall not exercise its Cure Right or (ii) the tenth day after the date on which the Section 9.1 Financials for the Test

Period in which the covenant set forth in Section 10.9 or Section 10.10 is being measured were required to be delivered pursuant to Section 9.1); or

(b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 11.1 or 11.2 or clause (a) of this Section 11.3) contained in this Agreement, any Security Document or the Fee Letter dated February 18, 2011 between the Borrower and the Administrative Agent and such default shall continue unremedied for a period of at least 30 days after receipt of written notice by the Borrower from the Administrative Agent or the Required Lenders; or

11.4 Default Under Other Agreements. (a) The Borrower or any of the Restricted Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) in excess of $25,000,000 in the aggregate, for the Borrower and such Restricted Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist (other than, with respect to Indebtedness consisting of any Hedge Agreements, termination events or equivalent events pursuant to the terms of such Hedge Agreements), the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity; or (b) without limiting the provisions of clause (a) above, any such Indebtedness shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (and, with respect to Indebtedness consisting of any Hedge Agreements, other than due to a termination event or equivalent event pursuant to the terms of such Hedge Agreements), prior to the stated maturity thereof; or

11.5 Bankruptcy. The Borrower or any Specified Subsidiary shall commence a voluntary case, proceeding or action concerning itself under (a) Title 11 of the United States Code entitled “Bankruptcy,” or (b) in the case of any Non-U.S. Subsidiary that is a Specified Subsidiary, any domestic or foreign law relating to bankruptcy, judicial management, insolvency reorganization or relief of debtors legislation of its jurisdiction of incorporation, in each case as now or hereafter in effect, or any successor thereto (collectively, the “Bankruptcy Code”); or an involuntary case, proceeding or action is commenced against, the Borrower or any Specified Subsidiary and the petition is not controverted within 10 days after commencement of the case, proceeding or action; or an involuntary case, proceeding or action is commenced against the Borrower or any Specified Subsidiary and the petition is not dismissed within 60 days after commencement of the case, proceeding or action; or a custodian (as defined in the Bankruptcy Code) judicial manager, receiver, receiver manager, trustee or similar person is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any Specified Subsidiary; or the Borrower or any Specified Subsidiary commences any other proceeding or action under any reorganization, arrangement, judicial management, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any Specified Subsidiary; or there is commenced against the Borrower or any Specified Subsidiary any such proceeding or action that remains undismissed for a period of 60 days; or the Borrower or any Specified Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding or action is entered; or the Borrower or any Specified Subsidiary suffers any appointment of any custodian, judicial manager, receiver, receiver manager, trustee or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any Specified Subsidiary makes a general assignment for the benefit of creditors; or any corporate action is taken by any the Borrower or any Specified Subsidiary for the purpose of effecting any of the foregoing; or

11.6 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code; any Plan is or shall have been terminated or is the subject of termination proceedings under ERISA (including the giving of written notice thereof); an event shall have occurred or a condition shall exist in either case entitling the PBGC to terminate any Plan or to appoint a trustee to administer any Plan (including the giving of written notice thereof); any Plan shall have an accumulated funding deficiency (whether or not waived), the Borrower or any Subsidiary or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code (including the giving of written notice thereof); (b) there could result from any event or events set forth in clause (a) of this Section 11.6 the imposition of a lien, the granting of a security interest, or a liability, or the reasonable likelihood of incurring a lien, security interest or liability; and (c) such lien, security interest or liability will or would be reasonably likely to have a Material Adverse Effect; or

11.7 Guarantee. Any Guarantee provided by the Borrower or any Material Subsidiary or any material provision thereof shall cease to be in full force or effect or any such Subsidiary Guarantor thereunder or any Credit Party shall deny or disaffirm in writing any such Subsidiary Guarantor’s obligations under any such Guarantee (or any of the foregoing shall occur with respect to a Guarantee provided by a Subsidiary that is not a Material Subsidiary and shall continue unremedied for a period of at least 30 days after receipt of written notice by the Borrower from the Administrative Agent, the Collateral Agent or the Required Lenders); or

11.8 Pledge Agreement. The Pledge Agreement pursuant to which the Stock or Stock Equivalents of the Borrower or any Material Subsidiary is pledged or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof or as a result of acts or omissions of the Collateral Agent or any Lender) or any pledgor thereunder or any Credit Party shall deny or disaffirm in writing any pledgor’s obligations under the Pledge Agreement (or any of the foregoing shall occur with respect to a pledge of the Stock or Stock Equivalents of a Subsidiary that is not a Material Subsidiary and shall continue unremedied for a period of at least 30 days after receipt of written notice by the Borrower from the Administrative Agent, the Collateral Agent or the Required Lenders); or

11.9 Security Agreement. Any Security Agreement pursuant to which the assets of the Borrower or any Material Subsidiary are pledged as Collateral or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof or as a result of acts or omissions of the Collateral Agent or any Lender) or any grantor thereunder or any Credit Party shall deny or disaffirm in writing any grantor’s obligations under any such Security Agreement (or any of the foregoing shall occur with respect to Collateral provided by a Subsidiary that is not a Material Subsidiary and shall continue unremedied for a period of at least 30 days after receipt of written notice by the Borrower from the Administrative Agent, the Collateral Agent or the Required Lenders); or

11.10 Mortgages. Any Mortgage or any material provision of any Mortgage relating to any material portion of the Collateral shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof or as a result of acts or omissions of the Collateral Agent or any Lender) or any mortgagor thereunder or any Credit Party shall deny or disaffirm in writing any mortgagor’s obligations under any Mortgage; or

11.11 Judgments. One or more judgments or decrees shall be entered against the Borrower or any of the Restricted Subsidiaries involving a liability of $25,000,000 or more in the aggregate for all such judgments and decrees for, the Borrower and the Restricted Subsidiaries (to the extent not paid or fully covered by insurance provided by a carrier not disputing coverage) and any such judgments or decrees shall not have been satisfied, vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

11.12 Change of Control. A Change of Control shall occur; then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 11.5 shall occur with respect to the Borrower or any Specified Subsidiary, the result that would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i), (ii) and (iv) below shall occur automatically without the giving of any such notice): (i) declare the Total Revolving Credit Commitment terminated, whereupon the Commitments and Swingline Commitment, if any, of each Lender or the Swingline Lender, as the case may be, shall forthwith terminate immediately and any Fees theretofore accrued shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest and fees in respect of all Loans and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) terminate any Letter of Credit that may be terminated in accordance with its terms; and/or (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 11.5 with respect to the Borrower or any Specified Subsidiary, it will pay) to the Administrative Agent such additional amounts of cash, to be held as security for the Borrower’s respective reimbursement obligations for Drawings that may subsequently occur thereunder, equal to the aggregate Stated Amount of all Letters of Credit issued and then outstanding.

11.13 Investors’ Right To Cure.

(a) Notwithstanding anything to the contrary contained in Section 11.3(a), in the event that the Borrower fails to comply with the requirement of the covenants set forth in Section 10.9 or Section 10.10, until the expiration of the tenth day after the date on which Section 9.1 Financials with respect to the Test Period in which the covenant set forth in Section 10.9 or Section 10.10 is being measured are required to be delivered pursuant to Section 9.1, any of the Investors shall have the right to make a direct or indirect equity investment in the Borrower in cash (the “Cure Right”), and upon the receipt by such Person of net cash proceeds pursuant to the exercise of the Cure Right (including through the capital contribution of any such net cash proceeds to such Person, the “Cure Amount”), the covenants set forth in Section 10.9 and 10.10 shall be recalculated, giving effect to a pro forma increase to Consolidated EBITDA for such Test Period in an amount equal to such net cash proceeds; provided that such pro forma adjustment to Consolidated EBITDA shall be given solely for the purpose of determining the existence of a Default or an Event of Default under the covenants set forth in Section 10.9 and Section 10.10 with respect to any Test Period that includes the fiscal quarter for which such Cure Right was exercised and not for any other purpose under any Credit Document.

(b) If, after the exercise of the Cure Right and the recalculations pursuant to clause (a) above, the Borrower shall then be in compliance with the requirements of the covenants set forth in Section 10.9 and Section 10.10 during such Test Period (including for purposes of Section 7.1), the Borrower shall be deemed to have satisfied the requirements the covenants set forth in Section 10.9 and 10.10 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Default or Event of Default under Section 11.3 that had occurred shall be deemed cured; provided that (i) in each Test Period there shall be at least one fiscal quarter in which no Cure Right is exercised, (ii) during each eight consecutive fiscal quarter period there shall be at least four consecutive fiscal quarters in which no Cure Right is exercised, (iii) with respect to any exercise of the Cure Right, such Cure Amount shall be no greater than the amount required to cause the Borrower to be in compliance with the covenants set forth in Section 10.9 and Section 10.10 (but in no event shall such Cure Amount exceed 10% of Consolidated EBITDA), (iv) no Indebtedness repaid with the proceeds of any Cure Amount shall be deemed repaid for purposes of calculating the Consolidated Total Debt to Consolidated EBITDA Ratio or the Interest Coverage Ratio for the period in respect of which such contribution is made; and (v) the proceeds from any Cure Amount shall be utilized by the Borrower solely in the ordinary course of its business.

SECTION 12. The Agents.

12.1 Appointment.

(a) Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Credit Documents, and each Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent.

(b) The Administrative Agent, each Lender, each Swingline Lender and the Letter of Credit Issuer hereby irrevocably designates and appoints the Collateral Agent as the agent of the Administrative Agent, such Lender, the Swingline Lender and the Letter of Credit Issuer under this Agreement and the other Credit Documents, and the Administrative Agent, such Lender, the Swingline Lender and the Letter of Credit Issuer irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with the Administrative Agent, such Lender, the Swingline Lender or the Letter of Credit Issuer, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Collateral Agent. The Syndication Agent, in its capacity as such, shall not have any obligations, duties or responsibilities under this Agreement but shall be entitled to all benefits of this Section 12.

12.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

12.3 Exculpatory Provisions. Neither the Administrative Agent nor the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Credit Document (except for its or such Person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower, any Subsidiary Guarantor, any other Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Collateral Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure of the Borrower, any Subsidiary Guarantor or any other Credit Party to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party. The Collateral Agent shall not be under any obligation to the Administrative Agent, any Lender, the Swingline Lender or the Letter of Credit Issuer to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party.

12.4 Reliance by Agents. The Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent or Collateral Agent. The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

12.5 Notice of Default. The Administrative Agent or the Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent or the Collateral Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, it shall give notice thereof to the Lenders and the Collateral Agent. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders (except to the extent that this Agreement requires that such action be taken only with the approval of the Required Lenders or each of the Lenders).

12.6 Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor the Collateral Agent nor

any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or the Collateral Agent hereinafter taken, including any review of the affairs of the Borrower, any Subsidiary Guarantor or any other Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Collateral Agent to any Lender, the Swingline Lender or the Letter of Credit Issuer. Each Lender, the Swingline Lender and the Letter of Credit Issuer represents to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, any Subsidiary Guarantor and any other Credit Party and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, any Subsidiary Guarantor and any other Credit Party. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of the Borrower, any Subsidiary Guarantor or any other Credit Party that may come into the possession of the Administrative Agent or the Collateral Agent any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

12.7 Indemnification. The Lenders agree to indemnify the Administrative Agent and the Collateral Agent, each in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective portions of the Total Credit Exposure in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective portions of the Total Credit Exposure in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent or the Collateral Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or the Collateral Agent under or in connection with any of the foregoing, provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s or the Collateral Agent’s gross negligence or willful misconduct. The agreements in this Section 12.7 shall survive the payment of the Loans and all other amounts payable hereunder.

12.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, any Subsidiary Guarantor, and any other Credit Party as though the Administrative Agent were not the Administrative Agent hereunder and under the other Credit Documents. With respect to the Loans made by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not the Administrative

Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.

12.9 Successor Agents. The Administrative Agent may resign as Administrative Agent and the Collateral Agent may resign as Collateral Agent upon 20 days’ prior written notice to the Lenders and the Borrower. If (a) the Administrative Agent shall resign as Administrative Agent or the Collateral Agent shall resign as Collateral Agent under this Agreement and the other Credit Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent in each case, shall be approved by the Borrower (which approval shall not be unreasonably withheld) so long as no Default or Event of Default is continuing, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent or the Collateral Agent, as the case may be, and the term “Administrative Agent” or “Collateral Agent”, as the case may be, shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s or Collateral Agent’s rights, powers and duties as Administrative Agent or Collateral Agent, as the case may be, shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or Collateral Agent, as the case may be, or any of the parties to this Agreement or any holders of the Loans. After the retiring Administrative Agent’s or Collateral Agent’s resignation as Administrative Agent or Collateral Agent, as the case may be, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent under this Agreement and the other Credit Documents.

12.10 Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

SECTION 13. Miscellaneous.

13.1 Amendments and Waivers. Neither this Agreement nor any other Credit Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 13.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the relevant Credit Party or Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Credit Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided that no such waiver and no such amendment, supplement or modification shall directly

(i) forgive or reduce any portion of any Loan or extend the final scheduled maturity date of any Loan or reduce the stated rate, or forgive any portion, or extend the date for the payment,

of any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates), or extend the final expiration date of any Lender’s Commitment or extend the final expiration date of any Letter of Credit beyond the L/C Maturity Date, or increase the aggregate amount of the Commitments of any Lender, or amend or modify any provisions of Section 5.2(a) and (c) and Section 5.3(a) (in each case in a manner that would alter the pro rata allocation of any payments thereunder among the Lenders) and 13.8(a), in each case without the written consent of each Lender directly and adversely affected thereby, or

(ii) amend, modify or waive any provision of this Section 13.1 or reduce the percentages specified in the definitions of the terms “Required Lenders”, “Required Term Class Lenders”, “Required Revolving Class Lenders” or “Required Credit Facility Lenders” or consent to the assignment or transfer by the Borrower of its rights and obligations under any Credit Document to which it is a party (except as permitted pursuant to Section 10.3), in each case without the written consent of each Lender directly and adversely affected thereby, or

(iii) amend, modify or waive any provision of Section 12 without the written consent of the then-current Administrative Agent, or

(iv) amend, modify or waive any provision of Section 3 with respect to any Letter of Credit without the written consent of the Letter of Credit Issuer, or

(v) amend, modify or waive any provisions hereof relating to Swingline Loans without the written consent of the Swingline Lender, or

(vi) change any Revolving Credit Commitment to a New Term Loan Commitment, or change any New Term Loan Commitment to a Revolving Credit Commitment, in each case without the prior written consent of each Lender directly and adversely affected thereby, or

(vii) release all or substantially all of the Subsidiary Guarantors under the Guarantee (except as expressly permitted by the Guarantee) or release all or substantially all of the Collateral under the Pledge Agreement, the Security Agreement and the Mortgages, in each case without the prior written consent of each Lender, or

(viii) amend Section 2.9 so as to permit Interest Period intervals greater than six months without regard to availability to Lenders, without the written consent of each Lender directly and adversely affected thereby, or

(ix) decrease any Repayment Amount, extend any scheduled Repayment Date or decrease the amount or allocation of any mandatory prepayment to be received by any Lender holding any Term Loans, in each case without the written consent of the Required Term Class Lenders.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon the Borrower, such Lenders, the Administrative Agent and all future holders of the affected Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (x) the Commitment of such Lender may not be increased or extended without the consent of such Lender and (y) the principal and accrued and unpaid interest of such Lender’s Loans shall not be reduced or forgiven without the consent of such Lender.

13.2 Notices. Except as set forth in Section 13.18, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile or electronic mail confirmed by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy or electronic mail notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth on Schedule I to the lender addendum to which such Lender is a party in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

Any Credit Party:

Serena Software, Inc. 1900 Seaport Blvd., Second Floor Redwood City, California 94063 Attention: Chief Financial Officer Fax: (650) 481-3700

with a copy to:

Silver Lake Partners 2725 Sand Hill Road, Suite 150 Menlo Park, California 94025 Attention: Todd Morgenfeld, Managing Director Fax: (650) 233-8125

The Administrative Agent or Collateral Agent:

Notices (other than Requests for Extensions of Credit):

Barclays Bank PLC

Bank Debt Management Group

745 Seventh Avenue

New York, NY 10019

Attn: Serena Software Portfolio Manager: Greg Fishbein

Tel: 212-526-3441

Facsimile: 212-526-5115

Email: gregory.fishbein@barcap.com

For Payments and Requests for Extensions of Credit:

Barclays Bank PLC

Loan Operations

1301 Avenue of the Americas

New York, NY 10019

Attn: Agency Services - Serena Software: Sookie Siew

Tel: 212-320-7205

Facsimile: 917-522-0569

Email: xrausloanops5@barclayscapital.com

with a copy to:

Cahill Gordon & Reindel LLP 80 Pine Street New York, New York 10005 Attention: Jonathan Schaffzin, Esq. Fax: (212) 269-5420

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Sections 2.3, 2.6, 2.9, 4.2 and 5.1 shall not be effective until received.

13.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

13.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

13.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Agents for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of counsel to the Agents, (b) to pay or reimburse each Lender and Agent for all its reasonable and documented costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including the reasonable fees, disbursements and other charges of counsel to each Lender and of counsel to the Agents, (c) to pay, indemnify, and hold harmless each Lender and Agent from, any and all recording and filing fees and (d) to pay, indemnify, and hold harmless each Lender and Agent and their respective directors, officers, employees, trustees, investment advisors and agents from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable and documented fees, disbursements and other charges of counsel, with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law or to any actual or alleged presence, release or threatened release of Hazardous Materials involving or attributable to the operations of the Borrower, any of its Subsidiaries or any of the Real Estate (all the foregoing in this clause (d), collectively, the “indemnified liabilities”), provided that the Borrower shall have no obligation hereunder to the Administrative Agent or any Lender nor any of their respective directors, officers, employees and agents with respect to indemnified liabilities to the extent attributable to (i) the gross negligence or willful misconduct of the party to be indemnified as determined in a final and non-appealable judgment by a court of competent jurisdiction or (ii) disputes among the Administrative Agent, the Lenders and/or their transferees. The agreements in this Section 13.5 shall survive repayment of the Loans and all other amounts payable hereunder.

13.6 Successors and Assigns; Participations and Assignments.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Letter of Credit Issuer that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 13.6. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Letter of Credit Issuer that issues any Letter of Credit), Participants (to the extent provided in clause (c) of this Section 13.6) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Letter of Credit Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in clause (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not be unreasonably withheld or delayed; it being understood that, without limitation, the Borrower shall have the right to withhold its consent to any assignment if, in order for such assignment to comply with applicable law, the Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority) of:

(A) the Borrower (which consent shall not be unreasonably withheld or delayed), provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender (unless increased costs would result therefrom except if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing), an Approved Fund or, if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing, any other assignee; and

(B) the Administrative Agent (which consent shall not be unreasonably withheld or delayed) provided that no consent of the Administrative Agent shall be required for an assignment of (1) any Commitment to an assignee that is a Lender with a Commitment of the same Class immediately prior to giving effect to such assignment or (2) any Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, in the case of New Term Loan Commitment or Term Loan, $1,000,000), and increments of $1,000,000 in excess thereof, unless each of the Borrower and the Administrative

Agent otherwise consents (which consents shall not be unreasonably withheld or delayed), provided that no such consent of the Borrower shall be required if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing; provided that contemporaneous assignments to a single assignee made by Affiliates of Lenders and related Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, provided that only one such fee shall be payable in the event of simultaneous assignments to or from two or more Approved Funds; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in a form approved by the Administrative Agent (the “Administrative Questionnaire”).

For the purpose of this Section 13.6(b), the term “Approved Fund” shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to clause (b)(v) of this Section 13.6, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 3.5, 5.4 and 13.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section 13.6.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and any payment made by the Letter of Credit Issuer under any Letter of Credit owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Letter of Credit Issuer and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Letter of Credit Issuer and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note (if the assigning Lender’s Loans are evidenced by a Note), the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section 13.6 and any written consent to such assignment required by clause (b) of this Section 13.6, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register.

(c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Letter of Credit Issuer or the Swingline Lender, sell participations to one or more banks or other entities (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it), provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Letter of Credit Issuer and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 13.1 that affects such Participant. Subject to clause (c)(ii) of this Section 13.6, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.11 and 5.4 to the same extent as if it were a Lender (subject to the requirements of those Sections) and had acquired its interest by assignment pursuant to clause (b) of this Section 13.6. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.8(b) as though it were a Lender, provided such Participant agrees to be subject to Section 13.8(a) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.10 or 5.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (which consent shall not be unreasonably withheld).

(d) Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 13.6 shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In order to facilitate such pledge or assignment, the Borrower hereby agrees that, upon request of any Lender at any time and from time to time after the Borrower has made its initial borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower’s own expense, a promissory note, substantially in the form of Exhibit I-1, I-2, I-3, I-4 or I-5, as the case may be, evidencing the 2013 Term Loans, 2016 Term Loans, 2012 Revolving Credit Loans, 2015 Revolving Credit Loans and Swingline Loans and New Term Loans, respectively, owing by the Borrower to such Lender (each a “Note”).

(e) Subject to Section 13.17, the Borrower authorizes each Lender to disclose to any Participant, secured creditor of such Lender or assignee (each a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning the Borrower and its Affiliates that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower and its Affiliates in connection with such Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

13.7 Replacements of Lenders under Certain Circumstances.

(a) The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.10, 2.12, 3.5 or 5.4, (b) is affected in the manner described in Section 2.10(a)(iii) and as a result thereof any of the actions described in such Section is required to be taken or (c) becomes a Defaulting Lender, with a replacement bank or other financial institution, provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts (other than any disputed amounts), pursuant to Section 2.10, 2.11, 2.12, 3.5 or 5.4, as the case may be) owing to such replaced Lender prior to the date of replacement, (iv) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (v) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 13.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein) and (vi) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

(b) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 13.1 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then provided that no Event of Default then exists, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans, and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent, provided that: (a) all Obligations of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, and (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment, the Borrower, the Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 13.6.

13.8 Adjustments; Set-off.

(a) If any Lender (a “benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11.5, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

13.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be as effective as delivery of an original counterpart. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

13.10 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 13.10, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the Letter of Credit Issuer or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

13.11 Integration. This Agreement and the other Credit Documents represent the agreement of the Borrower, the Collateral Agent, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, Collateral Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

13.12 Waiver of Judicial Bond. To the fullest extent permitted by applicable law, each Credit Party waives the requirement to post any bond or furnish any security for costs that otherwise may be required of any Secured Party in connection with any judicial proceeding to enforce such Secured Party’s rights to payment hereunder, security interest in or other rights to the Collateral or in connection with any other legal or equitable action or proceeding arising out of, in connection with, or related to this Agreement and the other Credit Documents to which it is a party.

13.13 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

13.14 Submission to Jurisdiction; Waivers; Service of Process. The Borrower hereby irrevocably and unconditionally:

(a) Submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof.

(b) Consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.

(c) Agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth in Section 13.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto.

(d) Agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

(e) Waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13.14 any special, exemplary, punitive or consequential damages.

13.15 Acknowledgments. The Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

(b) neither the Administrative Agent nor the Collateral Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between the Administrative Agent the Collateral Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

13.16 WAIVERS OF JURY TRIAL. THE BORROWER, EACH AGENT AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

13.17 Confidentiality. The Administrative Agent and each Lender shall hold all non-public information furnished by or on behalf of the Borrower in connection with such Lender’s evaluation of whether to become a Lender hereunder or obtained by such Lender or the Administrative Agent pursuant to the requirements of this Agreement (“Confidential Information”), confidential in accordance with its customary procedure for handling confidential information of this nature and (in the case of a Lender that is a bank) in accordance with safe and sound banking practices and in any event may make disclosure as required or requested by any governmental agency or representative thereof or pursuant to legal process or to such Lender’s or the Administrative Agent’s attorneys, professional advisors or independent auditors or Affiliates, provided that unless specifically prohibited by applicable law or court order, each Lender and the Administrative Agent shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such nonpublic information prior to disclosure of such information, and provided that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Borrower or any Subsidiary of the Borrower. Each Lender and the Administrative Agent agrees that it will not provide to prospective Transferees or to prospective direct or indirect contractual counterparties in swap agreements to be entered into in connection with Loans made hereunder any of the Confidential Information unless such Person is advised of and agrees to be bound by the provisions of this Section 13.17.

13.18 Direct Website Communications.

(a) Delivery. (i) The Borrower may, at its option, provide to the Administrative Agent any information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Credit Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (A) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (B) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (C) provides notice of any default or event of default under this Agreement or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit thereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent to Xrausloanops5@barclayscapital.com. Nothing in this Section 13.18 shall prejudice the right of the Borrower, the Administrative Agent or any Lender to give any notice or other communication pursuant to any Credit Document in any other manner specified in such Credit Document.

(ii) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Credit Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Credit Documents. Each Lender agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address.

(b) Posting. The Borrower further agree that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”), so long as the access to such Platform is limited (i) to the Agents and the Lenders and (ii) remains subject the confidentiality requirements set forth in Section 13.17.

(c) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Communications, or the adequacy of the platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent Parties in connection with the Communications or the Platform. In no event shall the Administrative Agent, the Collateral Agent or any of their respective affiliates or any of their respective officers, directors, employees, agents, advisors or representatives (collectively, “Agent Parties”) have any liability to the Borrower, any Lender or any other person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Communications through the Internet, except to the extent the liability of any Agent Party is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Agent Party’s gross negligence or willful misconduct.

13.19 USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act. Preservation of Priority. It is the intention of each of the parties hereto that the Original Credit Agreement be amended and restated in its entirety pursuant to this Agreement so as to preserve the perfection and priority of all Liens securing indebtedness and obligations under the Original Credit Agreement and that all Indebtedness and Obligations of the Borrower and the other Credit Parties hereunder shall be secured by the Liens evidenced under the Credit Documents and that this Agreement does not constitute a novation or termination of the obligations and liabilities existing under the Original Credit Agreement.

[signature pages follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

SERENA SOFTWARE, INC.

By:	/s/ Robert I. Pender Jr.
	Name:	Robert I. Pender Jr.
	Title:	Senior Vice President, Chief Financial Officer

BARCLAYS BANK PLC, as Administrative Agent and Collateral Lender

By:	/s/ Ritam Bhalla
	Name:	Ritam Bhalla
	Title:	Vice President

SCHEDULE 8.12

SUBSIDIARIES

Subsidiary	Jurisdiction of Organization	Owner(s)	% Ownership

SERENA Software (UK) Limited	UK	Serena Software Europe Ltd.	100%

SERENA Software Canada Limited	Canada	Serena Software, Inc.	100%

SERENA Software GmbH*	Germany	Serena Software, Inc.	100%

SERENA Software International FSC, Inc.	Barbados	Serena Software, Inc.	100%

SERENA Software France SARL	France	Serena Software, Inc.	100%

SERENA Software Benelux BVBA	Belgium	Serena Software, Inc.	100%

SERENA Software Nordic AB	Sweden	Serena Software, Inc.	100%

Serena Holdings	UK	Serena Software, Inc.	99.9%
		Merant, Inc.	1 share

Merant Limited (in liquidation)	UK	Serena Holdings	100%

Serena Software Europe Limited	UK	Merant Holdings	100%

Merant Holdings	UK	Merant Limited	99.9%
		Serena Holdings	1 share

Merant Trustees Limited	Jersey (UK)	Merant Limited	100%

Serena Software SA	France	Mark Woodward	1 share - 0.2%
		Vita Strimaitis	1 share - 0.2%
		Bob Pender	1 share - 0.2%
		Erik Daems	1 share - 0.2%
		Serena Holdings	1 share - 0.2%
		Merant Holdings	495 shares - 99.0%

Serena Software Pty. Ltd.	Australia	Merant Holdings	100%

Serena Software Pte. Ltd.	Singapore	Merant Holdings	100%

*	Represents a Material Subsidiary, as defined in the Credit Agreement.

Subsidiary	Jurisdiction of Organization	Owner(s)	% Ownership

Merant BV	Netherlands	Merant Holdings	100%

Merant Solutions SA	Spain	Merant Holdings	100%

Millennium UK Ltd. (dormant)	UK	Merant Limited	100%

Intersolv Ltd. (dormant)	UK	Merant Limited	100%

Merant UK Limited (dormant)	UK	Merant Limited	100%

SQL Holdings Ltd. (dormant)	UK	Merant Holdings	100%

Merant Solutions PLC.	UK	Merant Holdings	100%

SQL Software Ltd. (dormant)	UK	Serena Software Europe Ltd.	100%

Merant Solution PVT Ltd. (in liquidation)	India	Merant Holdings	99%

		Serena Software Europe Ltd.	1%

Merant Technology NV	Aruba	Merant Holdings	100%

Serena Software (Holland)	Holland	Branch of SERENA Software Benelux BVBA	100%

Serena Software (Switzerland)	Switzerland	Branch of SERENA Software GmbH	100%

Microfocus Tech Investment Co.	Aruba	Merant Holdings	100%

Schedule 9.16

Post Closing Matters

To the extent not delivered on the Closing Date, the Borrower shall, as expeditiously as possible, but in no event later than the number of days after the Closing Date applicable to each item set forth below; provided, that in each case, the Collateral Agent may extend the number of days for compliance, subject to such conditions as the Collateral Agent may reasonably determine:

1. Within 15 Business Days of the Closing Date, the Collateral Agent shall have delivered Federal and state tax and judgment lien searches in each of the following counties (a) San Mateo County, California, (b) Washington County, Oregon, (c) El Paso County, Colorado and (d) solely with respect to Serena Software, Inc., Rockland County, New York, for each of the entities listed below:

Serena Software, Inc.

Spyglass Merger Corp.

Apptero, Inc.

Merant Inc.

Merant Distributors Inc.

Merant Solutions Inc.

Intersolv Technology Holding Corp

Intersolv International Holdings Corp.

SA Acquisition, Inc.

Serena Colorado, Inc.

EnterpriseLink Corporation

TeamShare, Inc.

2. Within 20 Business Days of the Closing Date, the Collateral Agent shall have received an executed note evidencing indebtedness in excess of $2,500,000 of Serena Holdings in favor of Serena Software, Inc., in form and substance satisfactory to the Collateral Agent, together with note power or other instrument of transfer with respect thereto endorsed in blank;

3. Within 20 Business Days of the Closing Date, the Collateral Agent shall have received (a) the original unnumbered certificate representing 62,480,198 ordinary shares of Serena Holdings (f/k/a Merant (2004) Limited (Registered in England No. 5188292)) or (b) to the extent such original shall not be located, an affidavit of loss duly executed by such entity and new certificate(s) or instrument representing or evidencing such shares, in each case together with a stock power or other instrument of transfer with respect thereto endorsed in blank.

SCHEDULE 10.1

CLOSING DATE INDEBTEDNESS

Indebtedness pursuant to the Facility Letter dated October 29, 2004, as amended on November 1, 2005, and as may be further amended or renewed from time to time, between Serena Software Europe Limited and HSBC Bank plc, in an aggregate principal amount not to exceed GBP 150,000.

SCHEDULE 10.2

CLOSING DATE LIENS

Liens existing pursuant to the Pledge Agreement, made as of December 15, 2003, by Serena Software, Inc. in favor of U.S. Bank National Association, as trustee under the Convertible Securities Indenture.

SCHEDULE 10.5

CLOSING DATE INVESTMENTS

Investments in connection with the acquisition of Data Scientific Corporation (whether pursuant to merger, consolidation, stock or asset purchase or otherwise).

EXHIBIT A

TO CREDIT AGREEMENT

FORM OF GUARANTEE

GUARANTEE dated as of [            ], 200[    ], by each of the signatories listed on the signature pages hereto (together with each of the other entities that becomes a party hereto pursuant to Section 19 hereof each, individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”), in favor of the Collateral Agent for the benefit of the Secured Parties.

W I T N E S S E T H:

WHEREAS, the Borrower is party to the Amended and Restated Credit Agreement, dated as of March 2, 2011 (as amended, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among SERENA SOFTWARE, INC., a Delaware corporation (the “Borrower”), the lending institutions from time to time party thereto (each a “Lender” and collectively, the “Lenders”), BARCLAYS BANK PLC, as Administrative Agent and as Collateral Agent, BARCLAYS CAPITAL, as Lead Arranger and Bookrunner, and BARCLAYS CAPITAL, as Syndication Agent., pursuant to which, among other things, the Lenders have severally agreed to make Loans to the Borrower and the Letter of Credit Issuer has agreed to issue Letters of Credit for the account of the Borrower (collectively, the “Extensions of Credit”) upon the terms and subject to the conditions set forth therein;

WHEREAS, one or more Lenders or affiliates of Lenders may from time to time enter into Hedge Agreements with the Borrower;

WHEREAS, each Subsidiary Guarantor is a direct or indirect wholly-owned Subsidiary of the Borrower;

WHEREAS, the proceeds of the Extensions of Credit will be used in part to enable the Borrower to make valuable transfers to the Subsidiary Guarantors in connection with the operation of their respective businesses;

WHEREAS, each Subsidiary Guarantor acknowledges that it will derive substantial direct and indirect benefit from the making of the Extensions of Credit; and

WHEREAS, it is a condition precedent to the obligation of the Lenders and the Letter of Credit Issuer to make their respective Extensions of Credit to the Borrower under the Credit Agreement that the Subsidiary Guarantors shall have executed and delivered this Guarantee to the Collateral Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Collateral Agent, the Syndication Agent, the Lenders and Letter of Credit Issuer to enter into the Credit Agreement and to induce the respective Lenders and the Letter of Credit Issuer to make their respective Extensions of Credit to the Borrower under the Credit Agreement and to induce one or more Lenders or affiliates of Lenders to enter into Hedge Agreements with the Borrower, the Subsidiary Guarantors hereby agree with the Collateral Agent, for the benefit of the Secured Parties, as follows:

1. Defined Terms.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b) As used herein, the term “Obligations” shall mean the collective reference to (i) the due and punctual payment of (x) the principal of and premium, if any, and interest at the applicable rate provided in the Credit Agreement (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding, under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (y) each payment required to be made by the Borrower under the Credit Agreement or any other Credit Documents in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (z) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any proceeding under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding), of the Borrower or any other Credit Party to any of the Secured Parties under the Credit Agreement and any other Credit Documents, (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to the Credit Agreement and the other Credit Documents, (iii) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each other Credit Party under or pursuant to this Guarantee or the other Credit Documents, (iv) the due and punctual payment and performance of all obligations of each Credit Party under each Hedge Agreement that (x) is in effect on the Closing Date with a counterparty that is a Lender or an affiliate of a Lender as of the Closing Date or (y) is entered into after the Closing Date with any counterparty that is a Lender or an affiliate of a Lender at the time such Hedge Agreement is entered into and (v) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to the Administrative Agent or its affiliates arising from or in connection with (a) treasury, depositary, cash management services or (b) automated clearinghouse transfer of funds.

(c) As used herein, the term “Secured Parties” shall mean, collectively, (i) the Lenders, (ii) the Administrative Agent, (iii) the Collateral Agent, (iv) the Letter of Credit Issuer, (v) the Swingline Lender, (vi) the Syndication Agent, (vii) each counterparty to a Hedge Agreement the obligations under which constitute Obligations, (viii) the beneficiaries of each indemnification obligation undertaken by any Credit Party under the Credit Agreement or any document executed pursuant thereto and (ix) any successors, indorsees, transferees and assigns of each of the foregoing.

(d) References to “Lenders” in this Guarantee shall be deemed to include affiliates of Lenders that may from time to time enter into Hedge Agreements with the Borrower.

(e) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section references are to Sections of this Guarantee unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(f) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Guarantee.

(a) Subject to the provisions of Section 2(b), each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees, as primary obligor and not merely as surety, to the Collateral Agent, for the benefit of the Secured Parties, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b) Anything herein or in any other Credit Document to the contrary notwithstanding, the maximum liability of each Subsidiary Guarantor hereunder and under the other Credit Documents shall in no event exceed the amount that can be guaranteed by such Subsidiary Guarantor under the Bankruptcy Code or any applicable laws relating to the insolvency of debtors.

(c) Each Subsidiary Guarantor further agrees to pay any and all expenses (including all reasonable fees and disbursements of counsel) that may be paid or incurred by the Administrative Agent or the Collateral Agent or any other Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Subsidiary Guarantor under this Guarantee.

(d) Each Subsidiary Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Subsidiary Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Administrative Agent or the Collateral Agent or any other Secured Party hereunder.

(e) No payment or payments made by the Borrower, any of the Subsidiary Guarantors, any other Subsidiary Guarantor or any other Person or received or collected by the Administrative Agent or the Collateral Agent or any other Secured Party from the Borrower, any of the Subsidiary Guarantors, any other Subsidiary Guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Subsidiary Guarantor hereunder, which shall, notwithstanding any such payment or payments other than payments made by such Subsidiary Guarantor in respect of the Obligations or payments received or collected from such Subsidiary Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of such Subsidiary Guarantor hereunder until the Obligations under the Credit Documents are paid in full, the Commitments are terminated and no Letters of Credit shall be outstanding.

(f) Each Subsidiary Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or the Collateral Agent or any other Secured Party on account of its liability hereunder, it will notify the Administrative Agent or Collateral Agent in writing that such payment is made under this Guarantee for such purpose.

3. Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder (including by way of set-off rights being exercised against it), such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder who has not paid its proportionate share of such payment. Subject to the terms of this Guarantee, each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 8 hereof. The provisions of this Section 6 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Collateral Agent and the other Secured Parties, and each Subsidiary Guarantor shall remain liable to the Collateral Agent and the other Secured Parties for the full amount guaranteed by such Subsidiary Guarantor hereunder.

4. Right of Set-off. In addition to any rights and remedies of the Secured Parties provided by law, each Subsidiary Guarantor hereby irrevocably authorizes each Secured Party at any time and from time to time following the occurrence and during the continuance of an Event of Default without notice to such Subsidiary Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, upon any amount becoming due and payable by such Subsidiary Guarantor hereunder (whether at stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Guarantor. Each Secured Party shall notify such Subsidiary Guarantor promptly of any such set-off and the appropriation and application made by such Secured Party, provided that the failure to give such notice shall not affect the validity of such set-off and application.

5. No Subrogation. Notwithstanding any payment or payments made by any of the Subsidiary Guarantors hereunder or any set-off or appropriation and application of funds of any of the Subsidiary Guarantors by the Collateral Agent or any other Secured Party, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights (or if subrogated by operation of law, such Subsidiary Guarantor hereby waives such rights to the extent permitted by applicable law) of the Collateral Agent or any other Secured Party against the Borrower or any other Subsidiary Guarantor or any collateral security or guarantee or right of offset held by the Collateral Agent or any other Secured Party for the payment of the Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Collateral Agent and the other Secured Parties by the Credit Parties on account of the Obligations under the Credit Documents are paid in full, the Commitments are terminated and no Letters of Credit shall be outstanding. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all the Obligations shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Collateral Agent, if required), to be applied against the Obligations, whether due or to become due, in such order as the Collateral Agent may determine.

6. Amendments, etc. with Respect to the Obligations; Waiver of Rights. Each Subsidiary Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Subsidiary Guarantor and without notice to or further assent by any Guarantor, (a) any demand for payment of any of the Obligations made by the Collateral Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, (c) the Credit Agreement, the other Credit Documents, the Letters of Credit and any other documents executed and delivered in connection therewith and the Hedge Agreements and any other documents executed and delivered in connection therewith and any documents entered into with the Administrative Agent or the Collateral Agent or any of its respective affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be, or, in the case of any Hedge Agreement or documents entered into with the Administrative Agent or any of its respective affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds, the party thereto) may deem advisable from time to time, and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against any Guarantor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on the Borrower or any Subsidiary Guarantor or any other person, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from the Borrower or any Subsidiary Guarantor or any other person or any release of the Borrower or any Subsidiary Guarantor or any other person shall not relieve any Subsidiary Guarantor in respect of which a demand or collection is not made or any Subsidiary Guarantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

7. Guarantee Absolute and Unconditional.

(a) Each Subsidiary Guarantor waives any and all notice of the creation, contraction, incurrence, renewal, extension, amendment, waiver or accrual of any of the Obligations, and notice of or proof of reliance by the Collateral Agent or any other Secured Party upon this Guarantee or acceptance of this Guarantee, the Obligations or any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, waived or accrued, in reliance upon this Guarantee; and all dealings between the Borrower and any of the Subsidiary Guarantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. To the fullest extent permitted by applicable law, each Subsidiary Guarantor waives diligence, promptness, presentment, protest and notice of protest, demand for payment or performance, notice of default or nonpayment, notice of acceptance, and any other notice in respect of the Obligations or any part of them, and any defense arising by reason of any disability or other defense of the Borrower or any of the Subsidiary Guarantors with respect to the Obligations. Each Subsidiary Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement, any other Credit Document, any Letter of Credit, any Hedge Agreement, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or the Collateral Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by the Borrower against the Administrative Agent or the Collateral Agent or any other Secured Party or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of such Subsidiary Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent and any other Secured Party may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any other Secured Party to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Subsidiary Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or the Collateral Agent and the other Secured Parties against such Guarantor.

(b) This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Subsidiary Guarantor and the successors and assigns thereof and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns until all Obligations (other than any contingent indemnity obligations not then due) shall have been satisfied by payment in full, the Commitments thereunder shall be terminated and no Letters of Credit thereunder shall be outstanding, notwithstanding that from time to time during the term of the Credit Agreement and any Hedge Agreement the Credit Parties may be free from any Obligations.

(c) A Subsidiary Guarantor shall automatically be released from its obligations hereunder and the Guarantee of such Subsidiary Guarantor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement, as a result of which such Subsidiary Guarantor ceases to be a Subsidiary Guarantor.

8. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Subsidiary Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

9. Payments. Each Subsidiary Guarantor hereby guarantees that payments hereunder will be paid to the Collateral Agent without set-off or counterclaim in Dollars at the Collateral Agent’s Office.

10. Representations and Warranties; Covenants.

(a) Each Subsidiary Guarantor hereby represents and warrants that the representations and warranties set forth in Section 8 of the Credit Agreement as of the Closing Date, as they relate to such Subsidiary Guarantor or in the other Credit Documents to which such Subsidiary Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Collateral Agent and each other Secured Party shall be entitled to rely on each of them as if they were fully set forth herein.

(b) Each Subsidiary Guarantor hereby covenants and agrees with the Collateral Agent and each other Secured Party that, from and after the date of this Guarantee until the Obligations under the Credit Documents are paid in full, the Commitments are terminated and no Letter of Credit remains outstanding, such Subsidiary Guarantor shall take, or shall refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Section 9 or Section 10 of the Credit Agreement and so that no Default or Event of Default, is caused by any act or failure to act of such Subsidiary Guarantor or any of its Subsidiaries.

11. Authority of the Collateral Agent.

(a) The Collateral Agent enters into this Guarantee in its capacity as agent for the Secured Parties from time to time. The rights and obligations of the Collateral Agent under this agreement at any time are the rights and obligations of the Secured Parties at that time. Each of the Secured

Parties has (subject to the terms of the Credit Documents) a several entitlement to each such right, and a several liability in respect of each such obligation, in the proportions described in the Credit Documents. The rights, remedies and discretions of the Secured Parties, or any of them, under this Guarantee may be exercised by the Collateral Agent. No party to this Guarantee is obliged to inquire whether an exercise by the Collateral Agent of any such right, remedy or discretion is within the Collateral Agent’s authority as agent for the Secured Parties.

(b) Each party to this Guarantee acknowledges and agrees that any changes (in accordance with the provisions of the Credit Documents) in the identity of the persons from time to time comprising the Secured Parties gives rise to an equivalent change in the Secured Parties, without any further act. Upon such an occurrence, the persons then comprising the Secured Parties are vested with the rights, remedies and discretions and assume the obligations of the Lender under this Guarantee. Each party to this agreement irrevocably authorizes the Collateral Agent to give effect to the change in Lender contemplated in this Section 11(b) by countersigning an Assignment and Acceptance.

12. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Guarantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Credit Agreement.

13. Counterparts. This Guarantee may be executed by one or more of the parties to this Guarantee on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Guarantee signed by all the parties shall be lodged with the Collateral Agent and the Company.

14. Severability. Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

15. Integration. This Guarantee together with the other Credit Documents represents the agreement of each Subsidiary Guarantor and the Collateral Agent with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

16. Amendments in Writing; No Waiver; Cumulative Remedies.

(a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except in accordance with Section 13.1 of the Credit Agreement.

(b) Neither the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 16(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or any Secured Party would otherwise have on any future occasion.

(c) The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

17. Section Headings. The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

18. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of each Subsidiary Guarantor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors and assigns except that no Subsidiary Guarantor may assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Collateral Agent.

19. Additional Subsidiary Guarantors. Each Subsidiary of the Borrower that is required to become a party to this Guarantee pursuant to Section 9.11 of the Credit Agreement shall become a Guarantor, with the same force and effect as if originally named as a Subsidiary Guarantor herein, for all purposes of this Guarantee upon execution and delivery by such Subsidiary of a written supplement substantially in the form of Annex A hereto. The execution and delivery of any instrument adding an additional Subsidiary Guarantor as a party to this Guarantee shall not require the consent of any other Subsidiary Guarantor hereunder. The rights and obligations of each Subsidiary Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Guarantee.

20. WAIVER OF JURY TRIAL. EACH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

21. Submission to Jurisdiction; Waivers; Service of Process. Each Subsidiary Guarantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Guarantee and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Subsidiary Guarantor at the Borrower’s address referred to in Section 12;

(d) agrees that nothing herein shall affect the right of the Administrative Agent or the Collateral Agent or any other Secured Party to effect service of process in any other manner permitted by law or shall limit the right of the Administrative Agent or the Collateral Agent or any other Secured Party to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 21 any special, exemplary, punitive or consequential damages.

22. GOVERNING LAW. THIS GUARANTEE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

[SUBSIDIARY GUARANTORS]

By:
Name:
Title:

BARCLAYS BANK PLC as Collateral Agent

By:
Name:
Title:

ANNEX A TO

THE GUARANTEE

SUPPLEMENT NO. [ ] dated as of [            ] to the GUARANTEE dated as of [            ], 20[ ], among each of the Subsidiary Guarantors listed on the signature pages thereto (each such subsidiary individually, a “Guarantor” and, collectively, the “Guarantors”), and BARCLAYS BANK PLC, as Collateral Agent for the lenders (the “Lenders”) from time to time parties to the Credit Agreement referred to below.

A. Credit Agreement, dated as of March 2, 2011 (as amended, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among SERENA SOFTWARE, INC., a Delaware Corporation (the “Borrower”), the several lenders from time to time parties thereto (each a “Lender” and, collectively, the “Lenders”), BARCLAYS BANK PLC, as Administrative Agent and as Collateral Agent, BARCLAYS CAPITAL, as Lead Arranger and Bookrunner, and BARCLAYS CAPITAL, as Syndication Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee.

C. The Subsidiary Guarantors have entered into the Guarantee in order to induce the Collateral Agent, the Syndication Agent and the Lenders and the Letter of Credit Issuer to enter into the Credit Agreement and to induce the Lenders and the Letter of Credit Issuer to make their respective Extensions of Credit to the Borrower under the Credit Agreement and to induce one or more Lenders or affiliates of Lenders to enter into Hedge Agreements with the Borrower. Section 9.11 of the Credit Agreement and Section 19 of the Guarantee provide that additional Subsidiaries may become Subsidiary Guarantors under the Guarantee by execution and delivery of an instrument in the form of this Supplement. Each undersigned Subsidiary (each a “New Subsidiary Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor under the Guarantee in order to induce the Lenders and the Letter of Credit Issuer to make additional Extensions of Credit and as consideration for Extensions of Credit previously made.

Accordingly, the Collateral Agent and each New Subsidiary Guarantor agrees as follows:

SECTION 1. In accordance with Section 19 of the Guarantee, each New Subsidiary Guarantor by its signature below becomes a Subsidiary Guarantor under the Guarantee with the same force and effect as if originally named therein as a Subsidiary Guarantor and each New Subsidiary Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee applicable to it as a Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Subsidiary Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a Subsidiary Guarantor in the Guarantee shall be deemed to include each New Subsidiary Guarantor. The Guarantee is hereby incorporated herein by reference.

SECTION 2. Each New Subsidiary Guarantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic

[SIGNATURE PAGE TO GUARANTEE]

transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Borrower and the Collateral Agent. This Supplement shall become effective as to each New Subsidiary Guarantor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New Subsidiary Guarantor and the Collateral Agent.

SECTION 4. Except as expressly supplemented hereby, the Guarantee shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Guarantee, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement. All communications and notices hereunder to each New Subsidiary Guarantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Credit Agreement.

SECTION 8. Each New Subsidiary Guarantor agrees to reimburse the Collateral Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Collateral Agent.

IN WITNESS WHEREOF, each New Subsidiary Guarantor and the Collateral Agent have duly executed this Supplement to the Guarantee as of the day and year first above written.

[NAME OF NEW SUBSIDIARY GUARANTOR]

By:
Name:
Title:

BARCLAYS BANK PLC, as Collateral Agent

By:
Name:
Title:

EXHIBIT B

TO CREDIT AGREEMENT

FORM OF PERFECTION CERTIFICATE

Reference is hereby made to (i) that certain Amended and Restated Security Agreement dated as of March 2, 2011 (the “Security Agreement”), among Serena Software, Inc., a Delaware corporation (the “Borrower”), each of the Subsidiaries of the Borrower listed on the signature pages thereto and the Collateral Agent (as hereinafter defined) and (ii) that certain Amended and Restated Credit Agreement dated as of March 2, 2011 (the “Credit Agreement”) among the Borrower, certain other parties thereto and Barclays Bank PLC, as Collateral Agent (in such capacity, the “Collateral Agent”). Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement.

As used herein, the term “Companies” or “Company” means each of the Borrower and each other Guarantor.

The undersigned hereby certify to the Collateral Agent as follows:

1. Names.

(a) The exact legal name of each Company, as such name appears in its respective certificate of incorporation or any other organizational document, is set forth in Schedule 1(a). Each Company is the type of entity disclosed next to its name in Schedule 1(a). Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Company that is a registered organization, the Federal Taxpayer Identification Number of each Company and the jurisdiction of formation of each Company.

(b) Set forth in Schedule 1(b) hereto is any other corporate, trade or organizational names each Company has had in the past five years, including any name used by any other business or organization to which any Company became the successor by merger, consolidation, acquisition, change in form or otherwise.

(c) Except as set forth in Schedule 1(c), no Company has changed its jurisdiction of organization at any time during the past four months.

2. Current Locations.

(a) The chief executive office of each Company is located at the address set forth in Schedule 2(a) hereto.

(b) Set forth in Schedule 2(b) hereto are all the other material places of business of each Company.

(c) Set forth in Schedule 2(c) hereto are all other locations where each Company maintains any material Collateral or has maintained any material Collateral in the last four months.

(d) Set forth in Schedule 2(d) hereto are the names and addresses of all persons or entities other than each Company, such as lessees, consignees, warehousemen or purchasers, which have possession of any material tangible Collateral of each Company.

3. Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described on Schedule 3 attached hereto, all of the Collateral has been originated by each Company in the ordinary course of business or consists of goods which have been acquired by such Company in the ordinary course of business from a person in the business of selling goods of that kind.

4. Schedule of Filings. Attached hereto as Schedule 4 is a schedule setting forth the proper Uniform Commercial Code filing office in the jurisdiction in which each Company is located and, to the extent any of the Collateral is comprised of fixtures, in the proper local jurisdiction, in each case as set forth with respect to such Company in Section 2 hereof.

5. Real Property. Attached hereto as Schedule 5 is a list of all real property owned or leased by each Company, on or prior to the date hereof, whether owned or leased, the name of the Company that owns or leases such real property, and the fair market value of any such owned or leased real property, to the extent an appraisal exists with respect to any such owned or leased real property, or, in the absence of any such appraisal, the book value of any such owned real property or the current annual rent with respect to any such leased real property.

6. Stock Ownership and Other Equity Interests. Attached hereto as Schedule 6(a) is a true and correct list of each of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of each Company and its Subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Also set forth on Schedule 6(b) is each equity investment of each Company that represents 50% or less of the equity of the entity in which such investment was made.

7. Instruments and Tangible Chattel Paper. Attached hereto as Schedule 7 is a true and correct list of all promissory notes, instruments, tangible chattel paper and other evidence of Indebtedness held by each Company and each other Credit Party having a principal amount in excess of $2,500,000 that are required to be pledged under the Pledge Agreement, including all intercompany notes between Credit Parties.

8. Intellectual Property. Attached hereto as Schedule 8(a) is a schedule setting forth all of each Company’s Patents, Patent Licenses, Trademarks and Trademark Licenses (each as defined in the Security Agreement) registered with the United States Patent and Trademark Office, and all other Patents, Patent Licenses, Trademarks and Trademark Licenses, including the name of the registered owner and the registration number of each Patent, Patent License, Trademark and Trademark License owned by each Company. Attached hereto as Schedule 8(b) is a schedule setting forth all of each Company’s United States Copyrights and Copyright Licenses (each as defined in the Security Agreement), and all other Copyrights and Copyright Licenses, including the name of the registered owner and the registration number of each Copyright or Copyright License owned by each Company.

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of this              day of             , 20    .

SERENA SOFTWARE, INC.

By:
Name:
Title:

Schedule 1(a)

Legal Names, Etc.

Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number[1]	Federal Taxpayer Identification Number	State of Formation

[1]	If none, so state.

Schedule 1(b)

Prior Organizational Names

Company/Subsidiary	Prior Name	Date of Change

Schedule 1(c)

Changes in Corporate Identity; Other Names

Company/Subsidiary	Corporate Name of Entity	Action	Date of Action	State of Formation	List of All Other Names Used During Past Five Years

[Add Information required by Section 1 to the extent required by Section 1(c) of the Perfection Certificate]

Schedule 2(a)

Chief Executive Offices

Company/Subsidiary	Address	County	State

Schedule 2(b)

Other Places of Business

Company/Subsidiary	Address	County	State

Schedule 2(c)

Additional Locations of Equipment and Inventory

Company/Subsidiary	Address	County	State

Schedule 2(d)

Locations of Collateral in Possession of Persons Other Than Company or Any Subsidiary

Company/Subsidiary	Name of Entity in Possession of Collateral/Capacity of such Entity	Address/Location of Collateral	County	State

Schedule 3

Transactions Other Than in the Ordinary Course of Business

Company/Subsidiary	Description of Transaction Including Parties Thereto	Date of Transaction

Schedule 4

Filings/Filing Offices

Type of Filing[1]	Entity	Applicable Collateral Document [Mortgage, Security Agreement or Other]	Jurisdictions

[1]	UCC-1 financing statement, fixture filing, mortgage, intellectual property filing or other necessary filing.

Schedule 5

Real Property

Entity of Record	Location Address	Owned or Leased	Landlord/Owner if Leased	Description of Lease Documents

Schedule 6

(a) Equity Interests of Companies and Subsidiaries

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged

(b) Other Equity Interests

Schedule 7

Instruments and Tangible Chattel Paper

1.	Promissory Notes:

Entity	Principal Amount	Date of Issuance	Interest Rate	Maturity Date

2.	Chattel Paper:

Schedule 8(a)

Patents and Trademarks

UNITED STATES PATENTS:

Registrations:

OWNER	REGISTRATION NUMBER	DESCRIPTION

Applications:

OWNER	APPLICATION NUMBER	DESCRIPTION

Licenses:

LICENSEE	LICENSOR	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

OTHER PATENTS:

Registrations:

OWNER	REGISTRATION NUMBER	COUNTRY/STATE	DESCRIPTION

Applications:

OWNER	APPLICATION NUMBER	COUNTRY/STATE	DESCRIPTION

Licenses:

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

UNITED STATES TRADEMARKS:

Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK

Applications:

OWNER	APPLICATION NUMBER	TRADEMARK

Licenses:

LICENSEE	LICENSOR	REGISTRATION/ APPLICATION NUMBER	TRADEMARK

OTHER TRADEMARKS:

Registrations:

OWNER	REGISTRATION NUMBER	COUNTRY/STATE	TRADEMARK

Applications:

OWNER	APPLICATION NUMBER	COUNTRY/STATE	TRADEMARK

Licenses:

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	TRADEMARK

Schedule 8(b)

Copyrights

UNITED STATES COPYRIGHTS

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	APPLICATION NUMBER

Licenses:

LICENSEE	LICENSOR	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

OTHER COPYRIGHTS

Registrations:

OWNER	COUNTRY/STATE	TITLE	REGISTRATION NUMBER

Applications:

OWNER	COUNTRY/STATE	APPLICATION NUMBER

Licenses:

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

EXHIBIT C

TO THE CREDIT AGREEMENT

PLEDGE AGREEMENT

PLEDGE AGREEMENT dated as of March 2, 2011, among SERENA SOFTWARE, INC., a Delaware corporation (the “Borrower”), each of the Subsidiaries of the Borrower listed on the signature pages hereto (each such entity being a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; the Subsidiary Pledgors and the Borrower are referred to collectively as the “Pledgors”) and BARCLAYS BANK PLC, as Collateral Agent (in such capacity, the “Collateral Agent”) under the Credit Agreement (as defined below) for the benefit of the First Lien Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, the Borrower entered into the Credit Agreement, dated as of March 10, 2006 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Original Credit Agreement”), among SPYGLASS MERGER CORP., (which merged into the Borrower), the Borrower, the lending institutions and other financial institutions from time to time party thereto and LEHMAN COMMERCIAL PAPER INC., as administrative agent and collateral agent thereunder (in such capacity, the “Original Agent”);

WHEREAS, pursuant to the Original Credit Agreement, the Borrower entered into the Pledge Agreement, dated as of March 10, 2006 (as amended, supplemented or otherwise modified prior to the date hereof, the “Original Pledge Agreement”) in favor of the Original Agent for the benefit of the lenders party to the Original Credit Agreement in order to secure the extensions of credit made to the Borrower thereunder;

WHEREAS, the Borrower, BARCLAYS BANK PLC and certain of the Lenders (as defined below) party thereto have entered into the Amendment Agreement, dated as March 2, 2011 (the “Amendment”) in order to amend the Original Credit Agreement, the Original Security Agreement and certain of the other Credit Documents (as defined in the Original Credit Agreement) and to appoint BARCLAYS BANK PLC as successor to the Original Agent;

WHEREAS, pursuant to the Amendment, the Borrower entered into the Amended and Restated Credit Agreement, dated as of March 2, 2011 (as amended, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among the Borrower, the lending institutions from time to time party thereto (each a “Lender” and collectively, the “Lenders”), BARCLAYS BANK PLC, as Administrative Agent and as Collateral Agent, BARCLAYS CAPITAL, as Lead Arranger and Bookrunner and BARCLAYS CAPITAL as Syndication Agent;

WHEREAS, (a) pursuant to the Credit Agreement, among other things, the Lenders have severally agreed to continue to make Loans to the Borrower and the Letter of Credit Issuer has agreed to issue Letters of Credit for the account of the Borrower upon the terms and subject to the conditions set forth therein, (b) one or more Lenders or affiliates of Lenders may from time to time enter into Hedge Agreements, and (c) the Credit Parties may incur Additional First Lien Obligations from time to time to the extent permitted by the Credit Agreement and each Additional First Lien Agreement (clauses (a), (b) and (c), collectively, the “Extensions of Credit”);

WHEREAS, the Pledgors are party to the Security Agreement dated as of the date hereof (as the same may be further amended, restated, supplemented or otherwise modified or replaced from time to time, the “Security Agreement”), among the Pledgors and the Collateral Agent;

WHEREAS, pursuant to the Guarantee (as amended, supplemented or modified from time to time, the “Guarantee”) entered into from time to time by the Subsidiary Pledgors, each Subsidiary Pledgor has unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, to the Secured Parties, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (as defined below);

WHEREAS, each of the Subsidiary Pledgors may also unconditionally and irrevocably guaranty, as primary obligors and not merely as sureties, for the benefit of the First Lien Secured Parties under any Additional First Lien Agreements, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Additional First Lien Obligations;

WHEREAS, each of the Subsidiary Pledgors are Guarantors and may be guarantors of the Additional First Lien Obligations;

WHEREAS, each Pledgor is a U.S. Subsidiary;

WHEREAS, the proceeds of the Extensions of Credit have been or will be, as the case may be, used in part to enable the Borrower to make valuable transfers to the Subsidiary Pledgors in connection with the operation of their respective businesses;

WHEREAS, each Pledgor acknowledges that it has derived or will derive, as the case may be, substantial direct and indirect benefit from the making of the Extensions of Credit;

WHEREAS, as a condition precedent to the obligation of the Lenders and the Letter of Credit Issuer to make their respective Extensions of Credit to the Borrower under the Original Credit Agreement the Borrower and the Subsidiary Pledgors executed and delivered this Pledge Agreement to the Collateral Agent for the ratable benefit of the “Secured Parties” (as defined in the Original Credit Agreement);

WHEREAS, pursuant to the Amendment and the Credit Agreement, the Borrower and the Subsidiary Pledgors have agreed to amend and restate the Original Pledge Agreement on the terms set forth in this Pledge Agreement for the benefit of the First Lien Secured Parties; and

WHEREAS, (a) the Borrower and the Subsidiary Pledgors are the legal and beneficial owners of the Equity Interests, as described under Schedule 1 hereto and issued by the entities named therein (the pledged Equity Interests are, together with any Equity Interests obtained in the future of the issuer of such Pledged Shares (the “After-acquired Shares”), referred to collectively herein as the “Pledged Shares”) and (b) each of the Pledgors is the legal and beneficial owner of the Indebtedness (the “Pledged Debt”), as described under Schedule 1 hereto and issued by the entities named therein, in each case as such schedule may be amended pursuant to Section 9.12 of the Credit Agreement or any equivalent provision of any Additional First Lien Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Collateral Agent, the Syndication Agent, the Lenders and the Letter of Credit Issuer to enter into the Credit Agreement and to induce the respective Lenders and the Letter of Credit Issuer to make their respective Extensions of Credit to the Borrower under the Credit Agreement, to induce the holders of any Additional First Lien Obligations to make their advances under the applicable Additional First

Lien Agreement, to induce the holders of any Additional First Lien Obligations to make their advances under the applicable Additional First Lien Agreement and to induce one or more Lenders or affiliates of Lenders to enter into Hedge Agreements, the Pledgors hereby agree with the Collateral Agent, for the benefit of the First Lien Secured Parties, to amend and restate the Original Pledge Agreement as follows:

1. Defined Terms.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b) “Proceeds” and any other term used herein or in the Credit Agreement without definition that is defined in the UCC has the meaning given to it in the UCC.

(c) “Additional First Lien Agreement” shall mean any indenture, credit agreement or other document, instrument or agreement, if any, pursuant to which any Pledgor has or will incur Additional First Lien Obligations; provided that, in each case, the Indebtedness thereunder has been designated as Additional First Lien Obligations pursuant to and in accordance with Section 8.16 of the Security Agreement.

(d) “Additional First Lien Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Pledgor arising under any Additional First Lien Agreement which is permitted under the Credit Agreement as Permitted Other Debt, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Pledgor or any Affiliate thereof of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, in each case, that have been designated as Additional First Lien Obligations pursuant to and in accordance with Section 8.16 of the Security Agreement.

(e) “Additional First Lien Secured Party Consent” shall mean a consent in the form of Annex F to the Security Agreement.

(f) “Authorized Representative” shall mean (i) the Administrative Agent with respect to the Credit Agreement and (ii) any duly authorized agent, trustee or representative of any other First Lien Secured Party under Additional First Lien Agreements designated as “Authorized Representative” for any First Lien Secured Party in an Additional First Lien Secured Party Consent delivered to the Collateral Agent.

(g) “Credit Party” shall mean the Borrower, the Subsidiary Pledgors and each other Subsidiary of the Borrower that is a party to the Credit Agreement, any other Credit Document or any Additional First Lien Agreement.

(h) “Default” or “Event of Default” shall mean a “default” or “event of default” under the Credit Agreement or under any Additional First Lien Agreement.

(i) As used herein, the term “Equity Interests” shall mean, collectively, Stock and Stock Equivalents.

(j) “First Lien Obligations” shall mean collectively, the Obligations and any Additional First Lien Obligations.

(k) “First Lien Secured Parties” shall mean collectively, the Secured Parties and, if any, the holders of Additional First Lien Obligations and any Authorized Representative with respect thereto.

(l) “Intercreditor Agreement” shall mean the Pari Passu Intercreditor Agreement or any other intercreditor agreement among holders of First Lien Obligations.

(m) As used herein, the term “Obligations” shall mean the collective reference to (i) the due and punctual payment of (x) the principal of and premium, if any, and interest at the applicable rate provided in the Credit Agreement (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding, under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (y) each payment required to be made by the Borrower under the Credit Agreement or any other Credit Documents in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (z) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any proceeding under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding), of the Borrower or any other Credit Party to any of the Secured Parties under the Credit Agreement and any other Credit Documents, (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to the Credit Agreement and the other Credit Documents, (iii) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each other Credit Party under or pursuant to this Pledge Agreement or the other Credit Documents, (iv) the due and punctual payment and performance of all obligations of each Credit Party under each Hedge Agreement that (x) is in effect on the Closing Date with a counterparty that is a Lender or an affiliate of a Lender as of the Closing Date or (y) is entered into after the Closing Date with any counterparty that is a Lender or an affiliate of a Lender at the time such Hedge Agreement is entered into and (v) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to the Administrative Agent or its affiliates arising from or in connection with (a) treasury, depositary, cash management services or (b) automated clearinghouse transfer of funds.

(n) “Original Agent” shall have the meaning assigned to such term in the recitals hereto.

(o) “Original Credit Agreement” shall have the meaning assigned to such term in the recitals hereto.

(p) “Original Pledge Agreement” shall have the meaning assigned to such term in the recitals hereto.

(q) As used herein, the term “Secured Parties” shall mean, collectively, (i) the Lenders, (ii) the Administrative Agent, (iii) the Collateral Agent, (iv) the Letter of Credit Issuer, (v) the Swingline Lender, (vi) the Syndication Agent, (vii) each counterparty to a Hedge Agreement the obligations under which constitute Obligations, (viii) the beneficiaries of each indemnification obligation undertaken by any Credit Party under the Credit Agreement or any document executed pursuant thereto and (ix) any successors, indorsees, transferees and assigns of each of the foregoing.

(r) As used herein, the term “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the First Lien Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions

(s) As used herein, the term “U.S. Subsidiary” shall mean each Subsidiary of the Borrower that is organized under the laws of the United States, any state or territory thereof, or the District of Columbia.

(t) References to “Lenders” in this Pledge Agreement shall be deemed to include (x) affiliates of Lenders that may from time to time enter into Hedge Agreements and (y) if there are any Additional First Lien Obligations outstanding, subject to the terms of any Intercreditor Agreement, the requisite holders or lenders of such Additional First Lien Obligations.

(u) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement, and Section references are to Sections of this Pledge Agreement unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(v) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(w) This Pledge Agreement amends and restates the Original Pledge Agreement. The Obligations of the Pledgors under the Original Pledge Agreement and the grant of security interest in the Collateral by the Pledgors under the Original Pledge Agreement shall continue under this Pledge Agreement, and shall not in any event be terminated, extinguished or annulled, but shall hereafter be governed by this Pledge Agreement. All references to the term “Pledge Agreement” in any Credit Document (other than this Pledge Agreement) or other document or instrument delivered in connection therewith shall be deemed to refer to this Pledge Agreement and the provisions hereof. It is understood and agreed that the Original Pledge Agreement is being amended and restated by entry into this Pledge Agreement on the date hereof.

2. Grant of Security. Each Pledgor hereby transfers, assigns and pledges to the Collateral Agent, for the ratable benefit of the First Lien Secured Parties, and grants to the Collateral Agent, for the benefit of the First Lien Secured Parties, and confirms its prior grant under the Original Pledge Agreement for the benefit of the Secured Parties, a lien on and a security interest in (“Security Interest”) all of such Pledgor’s right, title and interest in, to and under the following, whether now owned or existing or at any time hereafter acquired or existing (collectively, the “Collateral”):

(a) the Pledged Shares held by such Pledgor and the certificates representing such Pledged Shares and any interest of such Pledgor in the entries on the books of the issuer of the Pledged Shares or any financial intermediary pertaining to the Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares.

(b) the Pledged Debt and the instruments evidencing the Pledged Debt owed to such Pledgor, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Debt; and

(c) to the extent not covered by clauses (a) and (b) above, respectively, all proceeds of any or all of the foregoing Collateral. For purposes of this Pledge Agreement, the term “proceeds” includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guarantee payable to any Pledgor or the Collateral Agent from time to time with respect to any of the Collateral.

Notwithstanding anything to the contrary in this Section 2, the Collateral shall not include (i) any Excluded Stock and (ii) General Intangibles or Investment Property to the extent the grant of a Lien therein pursuant to this Agreement is prohibited by any contract, agreement, instrument or indenture governing such General Intangibles or Investment Property without the consent of any other party thereto (other than a Credit Party or a wholly owned subsidiary of a Credit Party) unless such consent has been expressly obtained, or would give any other party (other than a Credit Party or a wholly owned subsidiary of a Credit Party) to any such contract, agreement, instrument or indenture the right to terminate its obligations thereunder (other than to the extent that any such prohibition referred to in clauses (ii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate any Pledgor to seek or obtain any such consents referred to in clause (ii) above).

(d) Notwithstanding anything to the contrary in this Section 2, at the Borrower’s option, the term Collateral, as it refers to the Collateral securing Additional First Lien Obligations, shall not include any Stock and other securities of a Subsidiary to the extent that the pledge of such Stock and other securities would result in the Borrower being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence and only with respect to the relevant Additional First Lien Obligations affected; provided that neither the Borrower nor any Subsidiary shall take any action in the form of a reorganization, merger or other restructuring a principal purpose of which is to provide for the release of the Lien on any Stock pursuant to this clause (ii). In addition, in the event that Rule 3-16 of Regulation S-X under the Securities Act of 1933, as amended (“Rule 3-16”) is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other Governmental Authority) of separate financial statements of any Subsidiary of the Borrower due to the fact that such Subsidiary’s Stock secures the Additional First Lien Obligations affected thereby, then the Stock of such Subsidiary will automatically be deemed not to be part of the Collateral securing the relevant Additional First Lien Obligations affected thereby but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement. In such event, this Pledge Agreement may be amended or modified, without the consent of any First Lien Secured Party, to the extent necessary to release the Security Interests in favor of the Collateral Agent on the shares of Stock that are so deemed to no longer constitute part of the Collateral for the relevant Additional First Lien Obligations only. In the event that Rule 3-16 is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Stock to secure the Additional First Lien Obligations in excess of the amount then pledged without the filing with the SEC (or any other Governmental Authority) of separate financial statements of such Subsidiary, then the Stock of such Subsidiary will automatically be deemed to be a part of the Collateral for the relevant Additional First Lien Obligations. For the avoidance of doubt and notwithstanding anything to the contrary in this Pledge Agreement, nothing in this clause (d) shall limit the pledge of such Stock and other securities from securing the Obligations (as defined in the Credit Agreement) at all times or from securing any Additional First Lien Obligations that are not in respect of securities subject to regulation by the SEC.

3. Security for the First Lien Obligations. This Pledge Agreement secures the payment of all the First Lien Obligations of each Credit Party. Without limiting the generality of the foregoing, this Pledge Agreement secures the payment of all amounts that constitute part of the First Lien Obligations and would be owed by any of the Credit Parties to First Lien Secured Parties under the Credit Documents or any Additional First Lien Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Credit Party.

4. Delivery of the Collateral. All certificates or instruments, if any, representing or evidencing the Collateral shall be promptly delivered to and held by or on behalf of the Collateral Agent pursuant hereto to the extent required by the Credit Agreement, any Additional First Lien Agreement or any Intercreditor Agreement then in effect and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent; provided that, the Borrower shall have no duty to deliver any Collateral held by the Original Agent as of the date hereof but shall use its commercially reasonable efforts to cause the Original Agent to deliver such Collateral. Subject to the terms of any Intercreditor Agreement, the Collateral Agent shall have the right, at any time after the occurrence and during the continuance of an Event of Default and with notice to the relevant Pledgor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Shares. Each delivery of Collateral (including any After-acquired Shares) shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which shall be attached hereto as Schedule 1 and made a part hereof, provided that the failure to attach any such schedule hereto shall not affect the validity of such pledge of such securities. Each schedule so delivered shall supersede any prior schedules so delivered.

5. Representations and Warranties. Each Pledgor represents and warrants as follows:

(a) Schedule 1 hereto (i) correctly represents as of the Closing Date (A) the issuer, the certificate number, the Pledgor and the record and beneficial owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Pledged Shares and (B) the issuer, the initial principal amount, the Pledgor and holder, date of and maturity date of all Pledged Debt and (ii) together with the comparable schedule to each supplement hereto, includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder or any equivalent provision of any Additional First Lien Agreement. Except as set forth on Schedule 1, the Pledged Shares represent all (or 65 percent, in the case of any issuer that is not a U.S. Subsidiary) of the issued and outstanding Equity Interests of each class of Equity Interests in the issuer on the Closing Date.

(b) Such Pledgor is the legal and beneficial owner of the Collateral pledged or assigned by such Pledgor hereunder free and clear of any Lien, except for the Lien created by this Pledge Agreement and by any Additional First Lien Agreement.

(c) As of the date of this Pledge Agreement, the Pledged Shares pledged by such Pledgor hereunder have been duly authorized and validly issued and, in the case of Pledged Shares issued by a corporation, are fully paid and non-assessable.

(d) The execution and delivery by such Pledgor of this Pledge Agreement and the pledge of the Collateral pledged by such Pledgor hereunder pursuant hereto create a legal, valid and enforceable security interest in such Collateral and, upon delivery of such Collateral to the Collateral Agent, shall constitute a fully perfected Lien on and security interest in the Collateral, securing the payment of the First Lien Obligations, in favor of the Collateral Agent for the benefit of the First Lien Secured

Parties, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

(e) Such Pledgor has full power, authority and legal right to pledge all the Collateral pledged by such Pledgor pursuant to this Pledge Agreement and this Pledge Agreement constitutes a legal, valid and binding obligation of each Pledgor, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

6. Certification of Limited Liability Company, Limited Partnership Interests and Pledged Debt.

(a) The Equity Interests in any U.S. Subsidiary that is organized as a limited liability company or limited partnership and pledged hereunder are represented by a certificate and in the organizational documents of such U.S. Subsidiary, the applicable Pledgor shall cause the issuer of such interests to elect to treat such interests as a “security” within the meaning of Article 8 of the UCC of its jurisdiction of organization or formation, as applicable, by including in its organizational documents language substantially similar to the following and, accordingly, such interests shall be governed by Article 8 of the UCC:

“The Partnership/Company hereby irrevocably elects that all membership interests in the Partnership/Company shall be securities governed by Article 8 of the Uniform Commercial Code of [jurisdiction of organization or formation, as applicable]. Each certificate evidencing partnership/membership interests in the Partnership/Company shall bear the following legend: “This certificate evidences an interest in [name of Partnership/LLC] and shall be a security for purposes of Article 8 of the Uniform Commercial Code.” No change to this provision shall be effective until all outstanding certificates have been surrendered for cancellation and any new certificates thereafter issued shall not bear the foregoing legend.”

(b) Each Pledgor will cause any Indebtedness for borrowed money in an aggregate principal amount exceeding $2,500,000 owed to such Pledgor and required to be pledged hereunder pursuant to Section 9.12 of the Credit Agreement or in any equivalent provision of any Additional First Lien Agreement to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent pursuant to the terms hereof or any Additional First Lien Agreement.

7. Further Assurances. Subject to the proviso to the first sentence in Section 4, each Pledgor agrees that at any time and from time to time, at the expense of such Pledgor, it will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Collateral Agent or the Required Lenders (or if there are any Additional First Lien Obligations outstanding, subject to the terms of any Intercreditor Agreement among the holders of First Lien Obligations, the requisite holders or lenders of such Additional First Lien Obligations) may reasonably request, in order (x) to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby (including the priority thereof) or (y) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

8. Voting Rights; Dividends and Distributions; Etc.

(a) So long as no Event of Default shall have occurred and be continuing:

(i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not prohibited by the terms of this Pledge Agreement, the other Credit Documents or any Additional First Lien Agreement.

(ii) The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above.

(b) Subject to paragraph (c) below, each Pledgor shall be entitled to receive and retain and use, free and clear of the Lien of this Pledge Agreement, any and all dividends, distributions, principal and interest made or paid in respect of the Collateral to the extent permitted by the Credit Agreement or any Additional First Lien Agreement, as applicable; provided, however, that any and all noncash dividends, interest, principal or other distributions that would constitute Pledged Shares or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Shares or received in exchange for Pledged Shares or Pledged Debt or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Collateral and shall, if received by such Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary indorsement).

(c) Upon written notice to a Pledgor by the Collateral Agent following the occurrence and during the continuance of an Event of Default,

(i) all rights of such Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 8(a)(i) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights during the continuance of such Event of Default (subject to the terms of any Intercreditor Agreement), provided that, unless otherwise directed by the Required Lenders (or if there are any Additional First Lien Obligations outstanding, subject to the terms of any Intercreditor Agreement among the holders of First Lien Obligations, the requisite holders or lenders of such Additional First Lien Obligations), the Collateral Agent shall have the right from time to time following the occurrence and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate to that effect, each Pledgor will have the right to exercise the voting and consensual rights that such Pledgor would otherwise be entitled to exercise pursuant to the terms of Section 8(a)(i) (and the obligations of the Collateral Agent under Section 8(a)(ii) shall be reinstated);

(ii) all rights of such Pledgor to receive the dividends, distributions and principal and interest payments that such Pledgor would otherwise be authorized to receive and retain pursuant to Section 8(b) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Collateral such dividends, distributions and principal and interest payments during the continuance of such Event of Default. After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall repay to each Pledgor (without interest) all dividends, distributions and principal and interest payments that such Pledgor would otherwise be permitted to receive, retain and use pursuant to the terms of Section 8(b);

(iii) all dividends, distributions and principal and interest payments that are received by such Pledgor contrary to the provisions of Section 8(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall forthwith be delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary indorsements); and

(iv) in order to permit the Collateral Agent to receive all dividends, distributions and principal and interest payments to which it may be entitled under Section 8(b) above, to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to Section 8(c)(i) above, and to receive all dividends, distributions and principal and interest payments that it may be entitled to under Sections 8(c)(ii) and (c)(iii) above, such Pledgor shall, if necessary, upon written notice from the Collateral Agent, from time to time execute and deliver to the Collateral Agent, appropriate proxies, dividend payment orders and other instruments as the Collateral Agent may reasonably request.

9. Transfers and Other Liens; Additional Collateral; Etc. Each Pledgor shall:

(a) not (i) except as permitted by the Credit Agreement and each Additional First Lien Agreement, sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) create or suffer to exist any consensual Lien upon or with respect to any of the Collateral, except for the Lien under this Pledge Agreement and the Liens permitted under the Credit Agreement and any Additional First Lien Agreement, provided that in the event such Pledgor sells or otherwise disposes of assets permitted by the Credit Agreement and each Additional First Lien Agreement, and such assets are or include any of the Collateral, the Collateral Agent shall release such Collateral to such Pledgor free and clear of the Lien under this Pledge Agreement concurrently with the consummation of such sale;

(b) pledge and, if applicable, cause each U.S. Subsidiary to pledge, to the Collateral Agent for the ratable benefit of the First Lien Secured Parties, immediately upon acquisition thereof, all the Equity Interests and all evidence of Indebtedness held or received by such Pledgor or U.S. Subsidiary required to be pledged hereunder pursuant to Section 9.12 of the Credit Agreement or in any equivalent provision of any Additional First Lien Agreement, in each case pursuant to a supplement to this Pledge Agreement substantially in the form of Annex A hereto (it being understood that the execution and delivery of such a supplement shall not require the consent of any Pledgor hereunder and that the rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Pledgor as a party to this Pledge Agreement); and

(c) defend its and the Collateral Agent’s title and interest to and in all the Collateral (and in the Proceeds thereof) against any and all Liens (other than the Lien of this Pledge Agreement and the Liens permitted under the Credit Agreement and any Additional First Lien Agreement), however arising, and against any and all Persons whomsoever.

10. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints, which appointment is irrevocable and coupled with an interest, the Collateral Agent as such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to take any action and to execute any instrument, in each case after the occurrence and during the continuance of an Event of Default, that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement, including to receive, indorse and collect all instruments made payable to such Pledgor representing any dividend, distribution or principal or interest payment in respect of the Collateral or any part thereof and to give full discharge for the same.

11. The Collateral Agent’s Duties. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Shares, whether or not the Collateral Agent or any other First Lien Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.

12. Remedies. If any Event of Default shall have occurred and be continuing:

(a) Subject to the terms of any Intercreditor Agreement, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC or any other applicable law and also may without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Lender or elsewhere for cash or on credit or for future delivery at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent and any First Lien Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, subject to the terms of any Intercreditor Agreement, and the Collateral Agent or such First Lien Secured Party may pay the purchase price by crediting the amount thereof against the First Lien Obligations in accordance with the priorities set forth in Section 12(b). Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Pledgor hereby waives any claim against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

(b) The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral at any time after receipt as follows:

(i) first, to the payment of all reasonable and documented costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Pledge Agreement, the other Credit Documents, any Additional First Lien Agreement or

any of the First Lien Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder, under any other Credit Document (or under any Additional First Lien Agreement) on behalf of any Pledgor and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder, under any other Credit Document or under any Additional First Lien Agreement;

(ii) second, to the First Lien Secured Parties, an amount equal to all Obligations owing to them on the date of any such distribution, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such First Lien Secured Parties in proportion to the unpaid amounts thereof; and

(iii) third, any surplus then remaining shall be paid to the Pledgors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Notwithstanding the foregoing, if any Intercreditor Agreement has been entered into among the holders of First Lien Obligations which provides for the application of proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral, then such proceeds shall be applied pursuant to the terms of such Intercreditor Agreement and in making the determination and allocations required in any Intercreditor Agreement the Collateral Agent may conclusively rely upon information supplied by the applicable Authorized Representatives as to the amounts of unpaid principal and interest and other amounts outstanding with respect to such First Lien Obligations and the Collateral Agent shall have no liability to any of the First Lien Secured Parties for actions taken in reliance on such information.

Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

(c) Each Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency.

(d) The Collateral Agent may exercise any and all rights and remedies of each Pledgor in respect of the Collateral.

(e) All payments received by any Pledgor after the occurrence and during the continuance of an Event of Default in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary indorsement).

13. Amendments, etc. with Respect to the First Lien Obligations; Waiver of Rights. Each Pledgor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Pledgor and without notice to or further assent by any Pledgor, (a) any demand for payment of any of the First Lien Obligations made by the Collateral Agent or any other First Lien Secured Party may be rescinded by such party and any of the First Lien Obligations continued, (b) the First Lien

Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other First Lien Secured Party, (c) the Credit Agreement, the other Credit Documents, the Letters of Credit, any Additional First Lien Agreement and any other documents executed and delivered in connection therewith and the Hedge Agreements and any other documents executed and delivered in connection therewith and any documents entered into with the Administrative Agent or the Collateral Agent or any of their respective affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders (or if there are any Additional First Lien Obligations outstanding, subject to the terms of any Intercreditor Agreement among the holders of First Lien Obligations, the requisite holders or lenders of such Additional First Lien Obligations), as the case may be, or, in the case of any Hedge Agreement or documents entered into with the Administrative Agent or any of its affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds, the party thereto) may deem advisable from time to time, and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other First Lien Secured Party for the payment of the First Lien Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other First Lien Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the First Lien Obligations or for this Pledge Agreement or any property subject thereto. When making any demand hereunder against any Pledgor, the Collateral Agent or any other First Lien Secured Party may, but shall be under no obligation to, make a similar demand on the Borrower or any Pledgor or any other person, and any failure by the Collateral Agent or any other First Lien Secured Party to make any such demand or to collect any payments from the Borrower or any Pledgor or any other person or any release of the Borrower or any Pledgor or any other person shall not relieve any Pledgor in respect of which a demand or collection is not made or any Pledgor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other First Lien Secured Party against any Pledgor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

14. Continuing Security Interest; Assignments Under the Credit Agreement; Release.

(a) This Pledge Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Pledgor and the successors and assigns thereof, and shall inure to the benefit of the Collateral Agent and the other First Lien Secured Parties and their respective successors, indorsees, transferees and assigns until all the First Lien Obligations (other than any contingent indemnity obligations not then due) under the Credit Documents and any Additional First Lien Agreements shall have been satisfied by payment in full, the Commitments shall be terminated and no Letters of Credit shall be outstanding, notwithstanding that from time to time during the term of the Credit Agreement and any Hedge Agreement the Credit Parties may be free from any First Lien Obligations.

(b) A Subsidiary Pledgor shall automatically be released from its obligations hereunder and the pledge of such Subsidiary Pledgor shall be automatically released (x) as it relates to the Obligations, upon the consummation of any transaction permitted under the Credit Agreement, as a result of which such Subsidiary Pledgor ceases to be a Subsidiary Guarantor and (y) as it relates to any Additional First Lien Obligations under any Additional First Lien Agreement, upon the consummation of any transaction permitted by such Additional First Lien Agreement, as a result of which such Subsidiary Pledgor ceases to be a guarantor thereunder.

(c) Subject to the terms of any Intercreditor Agreement, the Security Interests in any Collateral created hereby shall be automatically released and such Collateral sold free and clear of the Lien and Security Interests created hereby (x) upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Credit Agreement and any Additional First Lien Agreements or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 13.1 of the Credit Agreement and any applicable provision in any Additional First Lien Agreement and (y) as otherwise provided in any applicable Intercreditor Agreement.

(d) In connection with any termination or release pursuant to the foregoing paragraph (a), (b) or (c), the Collateral Agent shall execute and deliver to any Pledgor, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 14 shall be without recourse to or warranty by the Collateral Agent.

15. Reinstatement. Each Pledgor further agrees that, if any payment made by any Credit Party or other Person and applied to the First Lien Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any First Lien Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including any Pledgor, under any bankruptcy law, state, federal or foreign law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Pledgor in respect of the amount of such payment.

16. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement (whether or not then in effect). All communications and notices hereunder to any Pledgor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Credit Agreement (whether or not then in effect). All notices to any holder of Additional First Lien Obligations shall be given to it in care of the applicable Authorized Representative at such Authorized Representative’s address set forth in the applicable Additional First Lien Secured Party Consent or Additional First Lien Agreement, as the case may be, as such address may be changed by written notice to the Collateral Agent and the Borrower.

17. Counterparts. This Pledge Agreement may be executed by one or more of the parties to this Pledge Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Pledge Agreement signed by all the parties shall be lodged with the Collateral Agent and the Borrower.

18. Severability. Any provision of this Pledge Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

19. Integration. This Pledge Agreement together with the other Credit Documents represents the agreement of each of the Pledgors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other First Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

20. Amendments in Writing; No Waiver; Cumulative Remedies.

(a) None of the terms or provisions of this Pledge Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Pledgor and the Administrative Agent in accordance with Section 13.1 of the Credit Agreement and by each other party to the extent required by, and in accordance with, any Intercreditor Agreement.

(b) Neither the Collateral Agent nor any First Lien Secured Party shall by any act (except by a written instrument pursuant to Section 20(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other First Lien Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other First Lien Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other First Lien Secured Party would otherwise have on any future occasion.

(c) The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

21. Section Headings. The Section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

22. Successors and Assigns. The provisions of this Pledge Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Pledge Agreement without the prior written consent of the Collateral Agent except pursuant to a transaction permitted by both the Credit Agreement and each Additional First Lien Agreement.

23. WAIVER OF JURY TRIAL. EACH PLEDGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS PLEDGE AGREEMENT, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

24. Submission to Jurisdiction; Waivers. Each of the Pledgors hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Pledge Agreement, the other Credit Documents and any Additional First Lien Agreement to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Pledgor at its address referred to in Section 16 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right of the Collateral Agent or any other First Lien Secured Party to effect service of process in any other manner permitted by law or shall limit the right of the Collateral Agent or any other First Lien Secured Party to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 24 any special, exemplary, punitive or consequential damages.

25. Acknowledgements. Each Pledgor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Pledge Agreement and the other Credit Documents to which it is a party;

(b) neither the Collateral Agent nor any other First Lien Secured Party has any fiduciary relationship with or duty (except as provided in Section 11 hereof) to any Pledgor arising out of or in connection with this Pledge Agreement, any of the other Credit Documents or any Additional First Lien Agreement, and the relationship between the Pledgors, on the one hand, and the Collateral Agent and the other First Lien Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders and any other First Lien Secured Party or among the Pledgors and the Lenders and any other First Lien Secured Party.

26. GOVERNING LAW. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

27. Intercreditor Agreement. Notwithstanding any provision to the contrary in this Pledge Agreement if any Additional First Lien Obligations are outstanding, this Pledge Agreement is subject to the provisions of any Intercreditor Agreement and in the event of any conflict or inconsistency between the provisions of any Intercreditor Agreement and this Pledge Agreement, the provisions of such Intercreditor Agreement shall prevail.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

SERENA SOFTWARE, INC.

By:
Name:
Title:

BARCLAYS BANK PLC,
as Collateral Agent

By:
Name:
Title:

SCHEDULE 1

TO THE PLEDGE AGREEMENT

Pledged Shares

Pledgor	Issuer	Class of Stock	Stock Certificate No(s)	No. of Shares	Percentage of Issued and Outstanding Shares
Serena Software, Inc.	Serena Software do Brasil LTDA	Quota (common)	Uncertificated	58,499	65%
Serena Software, Inc.	Serena Holdings	Ordinary	no number	40,612,128	65%
Serena Software, Inc.	Serena Software GmbH	n/a	Uncertificated	317	65%
Serena Software, Inc.	Serena Software Nordic AB	Position 1 (500 shares) Position 2 (500 shares)	Uncertificated	650	65%
Serena Software, Inc.	Serena Software Benelux BVBA	n/a	Uncertificated	482	65%
Serena Software, Inc.	Serena Software Canada Limited	Common shares	3	650	65%

Pledged Debt

Promissory Note dated April 6, 2006 in the amount of $38,227,000 payable by Serena Holdings to the Borrower with allonge.

ANNEX A

TO THE PLEDGE AGREEMENT

SUPPLEMENT NO. [    ] dated as of [            ] to the PLEDGE AGREEMENT dated as of [                    ], 2011, among SERENA SOFTWARE, INC., a Delaware corporation, (the “Borrower”), each of the Subsidiaries of the Borrower listed on the signature pages thereto (each such Subsidiary being a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; the Subsidiary Pledgors and the Borrower are referred to collectively as the “Pledgors”) and BARCLAYS BANK PLC, as Collateral Agent (in such capacity, the “Collateral Agent”) under the Credit Agreement referred to below.

A. Reference is made to [(a)] the Credit Agreement, dated as of [                    ], 2011 (as amended, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among the Borrower, the lending institutions from time to time party thereto (each a “Lender” and collectively, the “Lenders”), BARCLAYS BANK PLC, as Administrative Agent and as Collateral Agent, BARCLAYS CAPITAL as Lead Arranger and Bookrunner, and BARCLAYS CAPITAL as Syndication Agent [and (b) the Guarantee dated as of [ ], (as the same may be amended, restated, supplemented and or otherwise modified from time to time, the “Guarantee”), among the Guarantors party thereto and the Collateral Agent].1

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement.

C. The Pledgors have entered into the Pledge Agreement in order to induce the Administrative Agent, the Collateral Agent, the Syndication Agent, the Lenders and the Letter of Credit Issuer to enter into the Credit Agreement and to induce the respective Lenders, the Letter of Credit Issuer and any lender under any Additional First Lien Agreement to make their respective Extensions of Credit to the Borrower under the Credit Agreement or an Additional First Lien Agreement, as applicable, and to induce one or more Lenders or affiliates of Lenders to enter into Hedge Agreements.

D. The undersigned [Pledgors][Subsidiary Guarantors] (each an “Additional Pledgor”) are (a) the legal and beneficial owners of the Equity Interests described under Schedule 1 hereto and issued by the entities named therein (such pledged Equity Interests, together with any Equity Interests obtained in the future of the issuer of such Pledged Shares (the “After-acquired Additional Pledged Shares”), referred to collectively herein as the “Additional Pledged Shares”) and (b) the legal and beneficial owners of the Indebtedness (the “Additional Pledged Debt”) described under Schedule 1 hereto.

E. Section 9.12 of the Credit Agreement and Section 9(b) of the Pledge Agreement provide that additional Subsidiaries may become Subsidiary Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. Each undersigned Additional Pledgor is executing this Supplement in accordance with the requirements of Section 9(b) of the Pledge Agreement to pledge to the Collateral Agent for the ratable benefit of the First Lien Secured Parties the

[1]	There are no Guarantors as of the Closing Date; include to the extent Guarantees have been provided pursuant to the Credit Agreement.

Schedule 1-2

Additional Pledged Shares and the Additional Pledged Debt [and to become a Subsidiary Pledgor under the Pledge Agreement] in order to induce the Lenders and the Letter of Credit Issuer to make additional Extensions of Credit and as consideration for Extensions of Credit previously made.

Accordingly, the Collateral Agent and each undersigned Additional Pledgor agree as follows:

SECTION 1. In accordance with Section 9(b) of the Pledge Agreement, each Additional Pledgor by its signature hereby transfers, assigns and pledges to the Collateral Agent, for the ratable benefit of the First Lien Secured Parties, and hereby grants to the Collateral Agent, for the ratable benefit of the First Lien Secured Parties, a security interest in all of such Additional Pledgor’s right, title and interest in the following, whether now owned or existing or hereafter acquired or existing (collectively, the “Additional Collateral”):

(a) the Additional Pledged Shares held by such Additional Pledgor and the certificates representing such Additional Pledged Shares and any interest of such Additional Pledgor in the entries on the books of the issuer of the Additional Pledged Shares or any financial intermediary pertaining to the Additional Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Additional Pledged Shares;

(b) the Additional Pledged Debt and the instruments evidencing the Additional Pledged Debt owed to such Additional Pledgor, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Additional Pledged Debt; and

(c) to the extent not covered by clauses (a) and (b) above, respectively, all proceeds of any or all of the foregoing Additional Collateral. For purposes of this Supplement, the term “proceeds” includes whatever is receivable or received when Additional Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guarantee payable to any Additional Pledgor or the Collateral Agent from time to time with respect to any of the Additional Collateral.

For purposes of the Pledge Agreement, (x) the Collateral shall be deemed to include the Additional Collateral and (y) the After-acquired Pledged Shares shall be deemed to include the Additional After-acquired Pledged Shares.

[SECTION 2. Each Additional Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and each Additional Pledgor hereby agrees to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder. Each reference to a “Subsidiary Pledgor” or a “Pledgor” in the Pledge Agreement shall be deemed to include each Additional Pledgor. The Pledge Agreement is hereby incorporated herein by reference.]2

[2]	Include only for Additional Pledgors that are not already signatories to the Pledge Agreement.

Annex A-2

SECTION [2][3]. Each Additional Pledgor represents and warrants as follows:

(a) Schedule 1 hereto (i) correctly represents as of the date hereof (A) the issuer, the certificate number, the Pledgor and registered owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Additional Pledged Shares and (B) the issuer, the initial principal amount, the Pledgor and holder, date of and maturity date of all Additional Pledged Debt and (ii) together with Schedule 1 to the Pledge Agreement and the comparable schedules to each other Supplement to the Pledge Agreement, includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder. Except as set forth on Schedule 1 hereto, the Pledged Shares represent all of the issued and outstanding Equity Interests of each class of Equity Interests of the issuer on the date hereof.

(b) Such Additional Pledgor is the legal and beneficial owner of the Additional Collateral pledged or assigned by such Additional Pledgor hereunder free and clear of any Lien, except for the Lien created by this Supplement to the Pledge Agreement.

(c) As of the date of this Supplement, the Additional Pledged Shares pledged by such Additional Pledgor hereunder have been duly authorized and validly issued and, in the case of Additional Pledged Shares issued by a corporation, are fully paid and non-assessable.

(d) The execution and delivery by such Additional Pledgor of this Supplement and the pledge of the Additional Collateral pledged by such Additional Pledgor hereunder pursuant hereto create a valid and perfected first-priority security interest in the Additional Collateral, securing the payment of the Obligations, in favor of the Collateral Agent for the ratable benefit of the First Lien Secured Parties.

(e) Such Additional Pledgor has full power, authority and legal right to pledge all the Additional Collateral pledged by such Additional Pledgor pursuant to this Supplement and this Supplement constitutes a legal, valid and binding obligation of each Additional Pledgor, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

SECTION [3][4]. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent and the Borrower. This Supplement shall become effective as to each Additional Pledgor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such Additional Pledgor and the Collateral Agent.

SECTION [4][5]. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

SECTION [5][6]. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION [6][7]. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Pledge Agreement, and any

Annex A-3

such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION [7][8]. All notices, requests and demands pursuant hereto shall be made in accordance with Section 16 of the Pledge Agreement. All communications and notices hereunder to each Additional Pledgor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Credit Agreement (whether or not then in effect).

SECTION [8][9]. Each Additional Pledgor agrees to reimburse the Collateral Agent for its respective reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, each Additional Pledgor and the Collateral Agent have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

[NAME OF ADDITIONAL PLEDGOR]

By:
Name:
Title:

BARCLAYS BANK PLC, AS COLLATERAL AGENT

By:
Name:
Title:

Annex A-4

SCHEDULE 1

TO SUPPLEMENT NO. [    ]

TO THE PLEDGE AGREEMENT

Pledged Shares

Pledgor	Issuer	Class of Stock	Stock Certificate No(s)	Number of Shares	Percentage of Issued and Outstanding Shares

Pledged Debt

Pledgor	Issuer	Initial Principal Amount	Date of Note	Maturity Date

EXHIBIT D

TO THE CREDIT AGREEMENT

AMENDED AND RESTATED SECURITY AGREEMENT

AMENDED AND RESTATED SECURITY AGREEMENT dated as of March 2, 2011, among SERENA SOFTWARE, INC., a Delaware corporation (the “Borrower”), each of the Subsidiaries of the Borrower listed on the signature pages hereto (each such entity being a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors and the Borrower are referred to collectively as the “Grantors”) and BARCLAYS BANK PLC, as Collateral Agent (in such capacity, the “Collateral Agent”) under the Credit Agreement (as defined below) for the benefit of the First Lien Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, the Borrower entered into the Credit Agreement, dated as of March 10, 2006 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Original Credit Agreement”), among SPYGLASS MERGER CORP., (which merged into the Borrower), the Borrower, the lending institutions and other financial institutions from time to time party thereto and LEHMAN COMMERCIAL PAPER INC., as administrative agent and collateral agent thereunder (in such capacity, the “Original Agent”);

WHEREAS, pursuant to the Original Credit Agreement, the Borrower entered into the Security Agreement, dated as of March 10, 2006 (as amended, supplemented or otherwise modified prior to the date hereof, the “Original Security Agreement”) in favor of the Original Agent for the benefit of the lenders party to the Original Credit Agreement in order to secure the extensions of credit made to the Borrower thereunder;

WHEREAS, the Borrower, BARCLAYS BANK PLC and certain of the Lenders (as defined below) party thereto have entered into the Amendment Agreement, dated as March 2, 2011 (the “Amendment”) in order to amend the Original Credit Agreement, the Original Security Agreement and certain of the other Credit Documents (as defined in the Original Credit Agreement) and to appoint BARCLAYS BANK PLC as successor to the Original Agent;

WHEREAS, pursuant to the Amendment, the Borrower entered into the Amended and Restated Credit Agreement, dated as of March 2, 2011 (as amended, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among the Borrower, the lending institutions from time to time party thereto (each a “Lender” and collectively, the “Lenders”), BARCLAYS BANK PLC, as Administrative Agent and as Collateral Agent, BARCLAYS CAPITAL, as Lead Arranger and Bookrunner, and BARCLAYS CAPITAL, as Syndication Agent;

WHEREAS, (a) pursuant to the Credit Agreement, the Lenders have severally agreed to continue to make Loans to the Borrower and the Letter of Credit Issuer has agreed to issue Letters of Credit for the account of the Borrower upon the terms and subject to the conditions set forth therein, (b) one or more Lenders or affiliates of Lenders may from time to time enter into Hedge Agreements with the Borrower and (c) the Credit Parties may incur Additional First Lien Obligations from time to time to the extent permitted by the Credit Agreement and each Additional First Lien Agreement (clauses (a), (b) and (c), collectively, the “Extensions of Credit”);

WHEREAS, pursuant to the Guarantee (as amended, supplemented or modified from time to time, the “Guarantee”) entered into from time to time by the Subsidiary Grantors, each Subsidiary Grantor party thereto has unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, to the Collateral Agent for the benefit of the Secured Parties the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations;

WHEREAS, each of the Subsidiary Grantors may also unconditionally and irrevocably guaranty, as primary obligors and not merely as sureties, for the benefit of the First Lien Secured Parties under any Additional First Lien Agreements, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Additional First Lien Obligations;

WHEREAS, the proceeds of the Extensions of Credit have been or will be, as the case may be, used in part to enable the Borrower to make valuable transfers to the Subsidiary Grantors in connection with the operation of their respective businesses;

WHEREAS, each Grantor acknowledges that it has derived or will derive, as the case may be, substantial direct and indirect benefit from the making of the Extensions of Credit; and

WHEREAS, as a condition precedent to the obligation of the Lenders and the Letter of Credit Issuer to make their respective Extensions of Credit to the Borrower under the Original Credit Agreement the Grantors executed and delivered the Original Security Agreement to the Original Agent for the ratable benefit of the “Secured Parties” (as defined in the Original Credit Agreement);

WHEREAS, pursuant to the Amendment and the Credit Agreement, the Grantors have agreed to amend and restate the Original Security Agreement on the terms set forth in this Security Agreement for the benefit of the First Lien Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce each of the Administrative Agent, the Collateral Agent, the Syndication Agent, the Lenders and the Letter of Credit Issuer to enter into the Credit Agreement and to induce the respective Lenders and the Letter of Credit Issuer to make their respective Extensions of Credit to the Borrower under the Credit Agreement and to induce one or more Lenders or affiliates of Lenders to enter into Hedge Agreements, the Grantors hereby agree with the Collateral Agent, for the ratable benefit of the First Lien Secured Parties, to amend and restate the Original Security Agreement as follows:

1. Defined Terms.

1.1 Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

1.2 Terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC, including the following terms (which are capitalized herein): Account, Chattel Paper, Deposit Account; Documents, Instruments, Inventory, Letter-of-Credit Right, Securities Account; “Instruments” shall have the meaning given to such term in Article 9 of the UCC.

1.3 The following terms shall have the following meanings:

“Additional First Lien Agreement” shall mean any indenture, credit agreement or other document, instrument or agreement, if any, pursuant to which any Grantor has or will incur Additional

First Lien Obligations; provided that, in each case, the Indebtedness thereunder has been designated as Additional First Lien Obligations pursuant to and in accordance with Section 8.16.

“Additional First Lien Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Grantor arising under any Additional First Lien Agreement which is permitted under the Credit Agreement as Permitted Other Debt, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Grantor or any Affiliate thereof of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, in each case, that have been designated as Additional First Lien Obligations pursuant to and in accordance with Section 8.16.

“Additional First Lien Secured Party Consent” shall mean a consent in the form of Annex F to this Security Agreement.

“Authorized Representative” shall mean (i) the Administrative Agent with respect to the Credit Agreement and (ii) any duly authorized agent, trustee or representative of any other First Lien Secured Party under the Additional First Lien Agreements designated as “Authorized Representative” for any First Lien Secured Party in an Additional First Lien Secured Party Consent delivered to the Collateral Agent.

“Collateral” shall have the meaning provided in Section 2.

“Collateral Account” shall mean any collateral account established by the Collateral Agent as provided in Section 5.1 or Section 5.3.

“Collateral Agent” shall have the meaning provided in the preamble hereto.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any copyright now or hereafter owned by any Grantor (including all Copyrights) or that any Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“copyrights” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (i) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (ii) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.

“Copyrights” shall mean all copyrights now owned or hereafter acquired by any Grantor, including those listed on Schedule 1 hereto.

“Credit Party” shall mean the Borrower, the Subsidiary Grantors and each other Subsidiary of the Borrower that is a party to the Credit Agreement, any other Credit Document or any Additional First Lien Agreement.

“Default” or “Event of Default” shall mean a “default” or “event of default” under the Credit Agreement or under any Additional First Lien Agreement.

“equipment” shall mean all “equipment,” as such term is defined in Article 9 of the UCC, now or hereafter owned by any Grantor or to which any Grantor has rights and, in any event, shall include all machinery, equipment, furnishings, movable trade fixtures and vehicles now or hereafter owned by any Grantor or to which any Grantor has rights and any and all Proceeds, additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto; but excluding equipment to the extent it is subject to a Lien permitted by the Credit Agreement and the terms of the Indebtedness securing such Lien prohibit assignment of, or granting of a security interest in, such Grantor’s rights and interests therein (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law), provided, that immediately upon the repayment of all Indebtedness secured by such Lien, such Grantor shall be deemed to have granted a Security Interest in all the rights and interests with respect to such equipment.

“Extensions of Credit” shall have the meaning assigned to such term in the recitals hereto.

“First Lien Obligations” shall mean collectively, the Obligations and any Additional First Lien Obligations.

“First Lien Secured Parties” shall mean collectively, the Secured Parties and, if any, the holders of Additional First Lien Obligations and any Authorized Representative with respect thereto.

“General Intangibles” shall mean all “general intangibles” as such term is defined in Article 9 of the UCC and, in any event, including with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including (a) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guarantee with respect thereto, (c) all claims of such Grantor for damages arising out of any breach of or default thereunder and (d) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options thereunder, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a Security Interest pursuant to this Security Agreement in its right, title and interest in any such contract, agreement, instrument or indenture (i) is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, (ii) would not give any other party to any such contract, agreement, instrument or indenture the right to terminate its obligations thereunder or (iii) is permitted with consent if all necessary consents to such grant of a Security Interest have been obtained from the other parties thereto (other than to the extent that any such prohibition referred to in clauses (i), (ii) and (iii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents), provided that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a Security Interest pursuant to this Security Agreement in any Account or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

“Guarantee” shall have the meaning assigned to such term in the recitals hereto.

“Guarantors” shall mean each Subsidiary Guarantor.

“Grantor” shall have the meaning assigned to such term in the recitals hereto.

“Intellectual Property” shall mean all of the following now owned or hereafter acquired by any Grantor: rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise now owned or hereafter acquired, including (a) all information used or useful arising from the business including all goodwill, trade secrets, trade secret rights, know-how, customer lists, processes of production, ideas, confidential business information, techniques, processes, formulas and all other proprietary information, and (b) the Copyrights, the Patents, the Trademarks and the Licenses and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom, in each case to the extent the grant by such Grantor of a Security Interest pursuant to this Security Agreement in any such rights, priorities and privileges relating to intellectual property (i) is not prohibited by any contract, agreement or other instrument governing such rights, priorities and privileges without the consent of any other party thereto, (ii) would not give any other party to any such contract, agreement or other instrument the right to terminate its obligations thereunder or (iii) is permitted with consent if all necessary consents to such grant of a Security Interest have been obtained from the relevant parties (other than to the extent that any such prohibition referred to in clauses (i), (ii) and (iii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents).

“Intercreditor Agreement” shall mean the Pari Passu Intercreditor Agreement or any other intercreditor agreement among holders of First Lien Obligations.

“Investment Property” shall mean all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts of any Grantor (other than (A) as pledged pursuant to the Pledge Agreement or (B) Excluded Stock), whether now or hereafter acquired by any Grantor, in each case to the extent the grant by a Grantor of a Security Interest therein pursuant to this Security Agreement in its right, title and interest in any such Investment Property (i) is not prohibited by any contract, agreement, instrument or indenture governing such Investment Property without the consent of any other party thereto, (ii) would not give any other party to any such contract, agreement, instrument or indenture the right to terminate its obligations thereunder or (iii) is permitted with consent if all necessary consents to such grant of a Security Interest have been obtained from the other parties thereto (other than to the extent that any such prohibition referred to in clauses (i), (ii) and (iii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents).

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party.

“Obligations” shall mean the collective reference to (i) the due and punctual payment of (x) the principal of and premium, if any, and interest at the applicable rate provided in the Credit Agreement (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding, under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (y) each payment required to be made by the Borrower under the Credit Agreement or any other Credit Documents in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (z) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any proceeding under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding), of the Borrower or any other Credit Party to any of the Secured Parties under the Credit Agreement and any other Credit Documents, (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to the Credit Agreement and the other Credit Documents, (iii) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each other Credit Party under or pursuant to this Security Agreement or the other Credit Documents, (iv) the due and punctual payment and performance of all obligations of each Credit Party under each Hedge Agreement that (x) is in effect on the Closing Date with a counterparty that is a Lender or an affiliate of a Lender as of the Closing Date or (y) is entered into after the Closing Date with any counterparty that is a Lender or an affiliate of a Lender at the time such Hedge Agreement is entered into and (v) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to the Administrative Agent or its affiliates arising from or in connection with (a) treasury, depositary, cash management services or (b) automated clearinghouse transfer of funds.

“Original Agent” shall have the meaning assigned to such term in the recitals hereto.

“Original Credit Agreement” shall have the meaning assigned to such term in the recitals hereto.

“Original Security Agreement” shall have the meaning assigned to such term in the recitals hereto.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a patent, now or hereafter owned by any Grantor (including all Patents) or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“patents” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Patents” shall mean all patents now owned or hereafter acquired by any Grantor, including those listed on Schedule 2.

“Proceeds” shall mean all “proceeds” as such term is defined in Article 9 of the UCC and, in any event, shall include with respect to any Grantor, any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Collateral Agent, (b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Secured Parties” shall mean, collectively, (i) the Lenders, (ii) the Administrative Agent, (iii) the Collateral Agent, (iv) the Letter of Credit Issuer, (v) the Swingline Lender, (vi) the Syndication Agent, (vii) each counterparty to a Hedge Agreement the obligations under which constitute Obligations, (viii) the beneficiaries of each indemnification obligation undertaken by any Credit Party under the Credit Agreement or any document executed pursuant thereto and (ix) any successors, indorsees, transferees and assigns of each of the foregoing.

“Security Agreement” shall mean this Amended and Restated Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Security Interest” shall have the meaning provided in Section 2.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Grantor (including any Trademark) or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“trademarks” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, (ii) all goodwill associated therewith or symbolized thereby and (iii) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“Trademarks” shall mean all trademarks now owned or hereafter acquired by any Grantor, including those listed on Schedule 3 hereto; provided that any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed) are excluded from this definition.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the First Lien Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

1.4 The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement, and Section, subsection, clause and Schedule references are to this Security Agreement unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

1.5 The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

1.6 Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

1.7 References to “Lenders” in this Security Agreement shall be deemed to include Affiliates of any Lender that may from time to time enter into Hedge Agreements.

1.8 This Security Agreement amends and restates the Original Security Agreement. The Obligations of the Grantors under the Original Security Agreement and the grant of security interest in the Collateral by the Grantors under the Original Security Agreement shall continue under this Security Agreement, and shall not in any event be terminated, extinguished or annulled, but shall hereafter be governed by this Security Agreement. All references to the term “Security Agreement” in any Credit Document (other than this Security Agreement) or other document or instrument delivered in connection therewith shall be deemed to refer to this Security Agreement and the provisions hereof. It is understood and agreed that the Original Security Agreement is being amended and restated by entry into this Security Agreement on the date hereof.

2. Grant of Security Interest.

2.1 Each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, for the ratable benefit of the First Lien Secured Parties, and grants to the Collateral Agent, for the ratable benefit of the First Lien Secured Parties, and confirms its prior grant under the Original Security Agreement for the benefit of the Secured Parties of, a lien on and security interest in (the “Security Interest”), all of its right, title and interest in, to and under all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the First Lien Obligations:

(a) all Accounts;

(b) all cash;

(c) all Chattel Paper;

(d) all Documents;

(e) all equipment;

(f) all General Intangibles;

(g) all Instruments;

(h) all Intellectual Property;

(i) all Inventory;

(j) all Investment Property;

(k) all Letters of Credit and Letter-of-Credit Rights;

(l) all Supporting Obligations;

(m) all Collateral Accounts;

(n) all books and records pertaining to the Collateral;

the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

2.2 Each Grantor hereby irrevocably authorizes the Collateral Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Security Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets”, “all personal property” or words of similar effect. Each Grantor hereby also authorizes the Collateral Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements. A photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction to the Collateral Agent.

Each Grantor hereby agrees to provide to the Collateral Agent, promptly upon request, any information necessary to effectuate the filings or recordings authorized by this Section 2.2. Each Grantor also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent, as the case may be, as secured party.

The Security Interests are granted as security only and shall not subject the Collateral Agent or any other First Lien Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

Notwithstanding anything to the contrary in this Section 2, at the Borrower’s option, the term Collateral, as it refers to the Collateral securing Additional First Lien Obligations, shall not include any Stock and other securities of a Subsidiary to the extent that the pledge of such Stock and other securities would result in the Borrower being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence and only with respect to the relevant Additional First Lien Obligations affected; provided that neither the Borrower nor any Subsidiary shall take any action in the form of a reorganization, merger or other restructuring a principal purpose of which is to provide for the release of the Lien on any Stock pursuant to this clause (ii). In addition, in the event that Rule 3-16 of Regulation S-X under the Securities Act of 1933, as amended (“Rule 3-16”) is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other Governmental Authority) of separate financial statements of any Subsidiary of the Borrower due to the fact that such Subsidiary’s Stock secures the Additional First Lien Obligations affected thereby, then the Stock of such Subsidiary will automatically be deemed not to be part of the Collateral securing the relevant Additional First Lien Obligations affected thereby but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement. In such event, this Security Agreement may be amended or modified, without the consent of any First Lien Secured Party, to the extent necessary to release the Security Interests in favor of the Collateral Agent on the shares of Stock that are so deemed to no longer constitute part of the Collateral for the relevant Additional First Lien Obligations only. In the event that Rule 3-16 is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Stock to secure the Additional First Lien Obligations in excess of the amount then pledged without the filing with the SEC (or any other Governmental Authority) of separate financial statements of such Subsidiary, then the Stock of such Subsidiary will automatically be deemed to be a part of the Collateral for the relevant Additional First Lien Obligations. For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, nothing in this clause (d) shall limit the pledge of such Stock and other securities from securing the Obligations (as defined in the Credit Agreement) at all times or from securing any Additional First Lien Obligations that are not in respect of securities subject to regulation by the SEC.

3. Representations and Warranties.

Each Grantor hereby represents and warrants to the Collateral Agent and each First Lien Secured Party that:

3.1 Title; No Other Liens. Except for (a) the Security Interest granted to the Collateral Agent for the benefit of the First Lien Secured Parties pursuant to this Security Agreement, (b) the Liens permitted by the Credit Agreement and any Additional First Lien Agreement and (c) any Liens securing Indebtedness which is no longer outstanding or any Liens with respect to commitments to lend which have been terminated, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral that evidences a Lien securing any material Indebtedness is on file or of record in any public office, except such as (i) have been filed in favor of the Original Agent or the Collateral Agent, as the case may be, for the ratable benefit of the First Lien Secured Parties pursuant to this Security Agreement or are permitted by the Credit Agreement or (ii) are filed in respect of Liens permitted by the Credit Agreement and any Additional First Lien Agreement. For the avoidance of doubt, any reference herein to Liens permitted to be outstanding shall mean only Liens permitted to be outstanding under both the Credit Agreement (so long as it is in effect) and any Additional First Lien Agreement.

3.2 Perfected First Priority Liens.

(a) This Security Agreement is effective to create in favor of the Collateral Agent, for its benefit and for the benefit of the First Lien Secured Parties, legal, valid and enforceable Security Interests in the Collateral, subject to the effects of bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general equitable principles.

(b) Subject to the limitations set forth in clause (c) of this Section 3.2, the Security Interests granted pursuant to this Security Agreement (i) constitute and will continue to constitute valid and perfected Security Interests in the Collateral (as to which perfection may be obtained by the filings or other actions described in clause (A), (B) or (C) of this paragraph which actions have been taken prior to the date hereof to the extent required by the Original Security Agreement and shall continue to apply to the First Lien Obligations under this Security Agreement) in favor of the Collateral Agent, for the benefit of the First Lien Secured Parties, as collateral security for the First Lien Obligations, upon (A) the completion of the filing in the applicable filing offices of all financing statements, in each case, naming each Grantor as “debtor” and the Original Agent or the Collateral Agent as “secured party”, as the case may be, and describing the Collateral, (B) delivery of all Instruments, Chattel Paper, Certificated Securities and negotiable Documents in each case, properly endorsed for transfer to the Collateral Agent or in blank and (C) the completion of the filing, registration and recording of (x) each fully executed agreement in the form of Annex A hereto (together with the supplements thereto) filed prior, or subsequent, to the date hereof, with respect to Patents, and the form of Annex B hereto (together with the supplements thereto) filed prior, or subsequent, to the date hereof, with respect to Trademarks, containing a description of all Collateral constituting such Intellectual Property with the United States Patent and Trademark Office (or any successor office) within the three month period (commencing as of the date hereof) or, in the case of Collateral constituting such Intellectual Property acquired after the date hereof, thereafter pursuant to 35 USC § 261 and 15 USC § 1060 and the regulations thereunder with respect to United States Patents and United States registered Trademarks and (y) a fully executed agreement in the form of Annex C hereto (together with the supplements thereto) filed prior, or subsequent, to the date hereof, with respect to Copyrights, containing a description of all Collateral constituting such Intellectual Property with the United States Copyright Office (or any successor office) within the one month period (commencing as of the applicable date of acquisition or filing) or, in the case of Collateral constituting such Intellectual Property acquired after the date hereof, thereafter with respect to United States registered Copyrights pursuant to 17 USC § 205 and the regulations thereunder as soon as reasonably practicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction to the extent that a security interest may be perfected by such filings, registrations and recordings, and (ii) are prior to all other Liens on the Collateral other than Liens permitted pursuant to Section 10.2 of the Credit Agreement and the corresponding sections of any Additional First Lien Agreements.

(c) Notwithstanding anything to the contrary herein, no Grantor shall be required to perfect the Security Interests granted by this Security Agreement (including Security Interests in cash, cash accounts and Investment Property) by any means other than by (i) filings pursuant to the Uniform Commercial Code of the relevant State(s), (ii) filings with the registrars of motor vehicles or other appropriate authorities in the relevant jurisdictions, (iii) filings approved by United States government offices with respect to Intellectual Property or (iv) delivery to the Collateral Agent to be held in its possession of all Collateral consisting of Tangible Chattel Paper, Instruments, Certificated Securities or Negotiable Documents.

(d) It is understood and agreed that the Security Interests in cash and Investment Property created hereunder shall not prevent the Grantors from using such assets in the ordinary course of their respective businesses.

4. Covenants.

Each Grantor hereby covenants and agrees with the Collateral Agent and the First Lien Secured Parties that, from and after the date of this Security Agreement until (i) the Obligations under the Credit Documents are paid in full, the Commitments are terminated and no Letter of Credit remains outstanding and (ii) all Additional First Lien Obligations are paid in full (in each case, other than contingent indemnification or reimbursement obligations):

4.1 Maintenance of Perfected Security Interest; Further Documentation.

(a) Such Grantor shall maintain the Security Interest created by this Security Agreement as a perfected Security Interest having at least the priority described in Section 3.1 and shall defend such Security Interest against the claims and demands of all Persons whomsoever, in each case subject to Section 3.2(c).

(b) Such Grantor will furnish to the Collateral Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Collateral Agent may reasonably request. In addition, within 30 days after the end of each calendar quarter, such Grantor will deliver to the Collateral Agent a written supplement substantially in the form of Annex D hereto with respect to any additional Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses acquired by such Grantor after the date hereof, all in reasonable detail.

(c) Subject to clause (d) below and Section 3.2(c), each Grantor agrees that at any time and from time to time, at the expense of such Grantor, it will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents, including all applicable documents required under Section 3.2(b)(C)), which may be required under any applicable law, or which the Collateral Agent or the Required Lenders (or if there are any Additional First Lien Obligations outstanding, subject to the terms of any Intercreditor Agreement, the requisite holders or lenders of such Additional First Lien Obligations) may reasonably request, in order (x) to grant, preserve, protect and perfect the validity and priority of the Security Interests created or intended to be created hereby or (y) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the Security Interests created hereby and all applicable documents required under Section 3.2(b)(C), all at the expense of such Grantor.

(d) Notwithstanding anything in this Section 4.1 to the contrary, (i) with respect to any assets acquired by such Grantor after the date hereof that are required by the Credit Agreement or any Additional First Lien Agreement to be subject to the Lien created hereby or (ii) with respect to any Person that, subsequent to the date hereof, becomes a Subsidiary that is required by the Credit Agreement or any Additional First Lien Agreement to become a party hereto, the relevant Grantor after the acquisition or creation thereof shall promptly take all actions required by the Credit Agreement, any Additional First Lien Agreement or this Section 4.1.

4.2 Changes in Locations, Name, etc. Each Grantor will furnish to the Collateral Agent prompt written notice of any change (i) in its legal name, (ii) in its jurisdiction of organization or incorporation for purposes of the UCC, (iii) in any office in which it maintains books or records relating to Collateral owned by it (including the establishment of any such new office), (iv) in its identity or type of organization or corporate structure or (v) in its Federal Taxpayer Identification Number or organizational identification number. Each Grantor agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made and all actions have been taken under the UCC or that are otherwise required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral having at least the priority described in Section 3.2. Each

Grantor also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

4.3 Notices. Each Grantor will advise the Collateral Agent, the Lenders and each of the other Authorized Representatives promptly, in reasonable detail, of any Lien of which it has knowledge (other than the Security Interests created hereby or Liens permitted under the Credit Agreement and any Additional First Lien Agreement) on any of the Collateral which would adversely affect, in any material respect, the ability of the Collateral Agent to exercise any of its remedies hereunder.

4.4 Special Covenants with Respect to Equipment.

(a) Upon the occurrence and during the continuation of any Event of Default, all insurance payments in respect of equipment shall be paid to and applied by the Collateral Agent as specified in Section 5.4 hereof.

(b) At the Collateral Agent’s request at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Collateral Agent the certificates of title covering each item of equipment the perfection of which is governed by the notation on the certificate of title of the Collateral Agent’s Security Interest created hereunder.

5. Remedial Provisions.

5.1 Certain Matters Relating to Accounts.

(a) At any time after the occurrence and during the continuance of an Event of Default and after giving reasonable notice to the Borrower and any other relevant Grantor, the Administrative Agent or after Additional First Lien Obligations are incurred, the Applicable Authorized Representative (as defined in the Pari Passu Intercreditor Agreement) shall have the right, but not the obligation, to instruct the Collateral Agent to (and upon such instruction, the Collateral Agent shall) make test verifications of the Accounts in any manner and through any medium that such Applicable Authorized Representative reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may require in connection with such test verifications. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any First Lien Secured Party.

(b) The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Accounts and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required in writing by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of and on terms and conditions reasonably satisfactory to the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the First Lien Secured Parties only as provided in Section 5.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the First Lien Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At the Collateral Agent’s request at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including all original orders, invoices and shipping receipts.

(d) Upon the occurrence and during the continuance of an Event of Default, a Grantor shall not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon if the Collateral Agent shall have instructed the Grantors not to grant or make any such extension, credit, discount, compromise or settlement under any circumstances during the continuance of such Event of Default.

(e) At the direction of the Collateral Agent, upon the occurrence and during the continuance of an Event of Default, each Grantor shall assign to the Collateral Agent to the extent assignable, or grant to the Collateral Agent, as applicable, an irrevocable, non-exclusive, fully paid-up, royalty-free, worldwide license to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Grantor. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

5.2 Communications with Credit Parties; Grantors Remain Liable.

(a) The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default, after giving reasonable notice to the relevant Grantor of its intent to do so, communicate with obligors under the Accounts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Accounts. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any First Lien Secured Party.

(b) Upon the written request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Accounts that the Accounts have been assigned to the Collateral Agent for the ratable benefit of the First Lien Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any First Lien Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Collateral Agent or any First Lien Secured Party of any payment relating thereto, nor shall the Collateral Agent or any First Lien Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.3 Proceeds to be Turned Over to Collateral Agent. In addition to the rights of the Collateral Agent and the First Lien Secured Parties specified in Section 5.1 with respect to payments of Accounts, if an Event of Default shall occur and be continuing and the Collateral Agent so requires by notice in writing to the relevant Grantor (it being understood that the exercise of remedies by the First Lien Secured Parties pursuant to any Intercreditor Agreement in connection with an Event of Default under Section 11.5 of the Credit Agreement or any equivalent provision of any Additional First Lien

Agreement shall be deemed to constitute a request by the Collateral Agent for the purposes of this sentence and in such circumstances, no such written notice shall be required), all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the First Lien Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its dominion and control and on terms and conditions reasonably satisfactory to the Collateral Agent. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the First Lien Secured Parties) shall continue to be held as collateral security for all the First Lien Obligations and shall not constitute payment thereof until applied as provided in Section 5.4.

5.4 Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral as well as any Collateral consisting of cash, at any time after receipt as follows:

(i) first, to the payment of all reasonable and documented costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Security Agreement, the other Credit Documents, any Additional First Lien Agreement or any of the First Lien Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Credit Document on behalf of any Grantor and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document or under any Additional First Lien Agreement;

(ii) second, to the First Lien Secured Parties, an amount equal to all First Lien Obligations owing to them on the date of any distribution, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such First Lien Secured Parties in proportion to the unpaid amounts thereof; and

(iii) third, any surplus then remaining shall be paid to the Grantors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Notwithstanding the foregoing, if any Intercreditor Agreement has been entered into among the holders of First Lien Obligations which provides for the application of proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral, then such proceeds shall be applied pursuant to the terms of such Intercreditor Agreement and in making the determination and allocations required in any Intercreditor Agreement the Collateral Agent may conclusively rely upon information supplied by the applicable Authorized Representatives as to the amounts of unpaid principal and interest and other amounts outstanding with respect to such First Lien Obligations and the Collateral Agent shall have no liability to any of the First Lien Secured Parties for actions taken in reliance on such information.

Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

5.5 Code and Other Remedies. Subject to the terms of any Intercreditor Agreement, if an Event of Default shall occur and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC or any other applicable law and also may without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Lender or elsewhere for cash or on credit or for future delivery at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent and any First Lien Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, subject to the terms of any Intercreditor Agreement, and the Collateral Agent or such First Lien Secured Party may pay the purchase price by crediting the amount thereof against the First Lien Obligations. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Grantor hereby waives any claim against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Collateral Agent’s request to assemble the Collateral and make it available to the Collateral Agent, at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this subsection 5.5 in accordance with the provisions of subsection 5.4.

5.6 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its First Lien Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any First Lien Secured Party to collect such deficiency.

5.7 Amendments, etc. with Respect to the Obligations; Waiver of Rights. Each Grantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (a) any demand for payment of any of the First Lien Obligations made by the Collateral Agent or any other First Lien Secured Party may be rescinded by such party and any of the First Lien Obligations continued, (b) the First Lien Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other First Lien Secured Party, (c) the Credit Agreement, the other Credit Documents, the Letters of Credit, any Additional First Lien Agreement and any other documents executed and delivered in connection therewith and the Hedge Agreements and any other documents executed and delivered in connection therewith and any documents entered into with the Administrative Agent or the Collateral Agent or any of their respective affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds may be amended, modified, supplemented or terminated, in whole or in part, as the applicable Administrative Agent (or the Required Lenders (or if there are any Additional First Lien Obligations outstanding, subject to the terms of any Intercreditor Agreement, the requisite holders or lenders of such Additional First Lien Obligations), as the case may be, or, in the case of any Hedge Agreement or documents entered into with the Administrative Agent or any of its affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds, the party thereto) may deem advisable from time to time, and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other First Lien Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other First Lien Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the First Lien Obligations or for this Security Agreement or any property subject thereto. When making any demand hereunder against any Grantor, the Collateral Agent or any other First Lien Secured Party may, but shall be under no obligation to, make a similar demand on the Borrower or any Grantor or any other person, and any failure by the Collateral Agent or any other First Lien Secured Party to make any such demand or to collect any payments from the Borrower or any Grantor or any other person or any release of the Borrower or any Grantor or any other person shall not relieve any Grantor in respect of which a demand or collection is not made or any Grantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other First Lien Secured Party against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

6. The Collateral Agent.

6.1 Collateral Agent’s Appointment as Attorneys-in-Fact, etc.

(a) Each Grantor hereby appoints, which appointment is irrevocable and coupled with an interest, effective upon and during the occurrence of an Event of Default, the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, for the purpose of carrying out the terms of this Security Agreement and any Additional First Lien Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and any Additional First Lien Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, either in the Collateral Agent’s name or in the name of such Grantor or otherwise, without assent by such Grantor, to do any or all of the following, in each case after and during the occurrence of an Event of Default and after written notice by the Collateral Agent of its intent to do so:

(i) take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent’s and the First Lien Secured Parties’ Security Interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

(iv) execute, in connection with any sale provided for in Section 5.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(v) obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to Section 4.5;

(vi) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

(vii) ask or demand for, collect and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

(viii) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

(ix) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;

(x) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its affiliates in any manner other than with respect to its continuing rights in such Collateral);

(xi) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its affiliates in any manner other than with respect to its continuing rights in such Collateral);

(xii) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and

(xiii) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the First Lien Secured

Parties’ Security Interests therein and to effect the intent of this Security Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Security Agreement are coupled with an interest and are irrevocable until this Security Agreement is terminated and the Security Interests created hereby are released.

6.2 Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent, any First Lien Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the First Lien Secured Parties hereunder are solely to protect the Collateral Agent’s and the First Lien Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any First Lien Secured Party to exercise any such powers. The Collateral Agent and the First Lien Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

6.3 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Security Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Credit Agreement or, if there are any Additional First Lien Obligations, by this Agreement, any Intercreditor Agreement, and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the applicable First Lien Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

6.4 Security Interest Absolute. All rights of the Collateral Agent hereunder, the security interest and all obligations of the Grantors hereunder shall be absolute and unconditional.

6.5 Continuing Security Interest; Assignments Under the Credit Agreement or any Additional First Lien Agreement; Release.

(a) This Security Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Grantor and the successors and assigns thereof and shall inure to the benefit of the Collateral Agent and the other First Lien Secured Parties and their respective successors, indorsees, transferees and assigns until all Obligations under the Credit Documents (other than any contingent indemnity obligations not then due) and the obligations of each Grantor under this Security Agreement and any Additional First Lien Agreement shall have been satisfied by payment in full, the Commitments shall be terminated and no Letters of Credit shall be outstanding, notwithstanding that from time to time during the term of the Credit Agreement, any Additional First Lien Agreement and any Hedge Agreement the Credit Parties may be free from any First Lien Obligations.

(b) A Subsidiary Grantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Grantor shall be automatically released (x) as it relates to the Obligations, upon the consummation of any transaction permitted under the Credit Agreement as a result of which such Subsidiary Grantor ceases to be a Subsidiary Guarantor and (y) as it relates to any Additional First Lien Obligations under any Additional First Lien Agreement, upon the consummation of any transaction permitted by such Additional First Lien Agreement, as a result of which such Subsidiary Grantor ceases to be a guarantor thereunder.

(c) Subject to the terms of any Intercreditor Agreement, the Security Interests in any Collateral created hereby shall be automatically released and such Collateral sold free and clear of the Lien and Security Interests created hereby (x) upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement or each Additional First Lien Agreement (other than to another Grantor), (y) upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 13.1 of the Credit Agreement and each applicable provision in any Additional First Lien Agreement and (z) as otherwise provided in any applicable Intercreditor Agreement.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c), the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 6.5 shall be without recourse to or warranty by the Collateral Agent.

6.6 Reinstatement. Each Grantor further agrees that, if any payment made by any Credit Party or other Person and applied to the First Lien Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any First Lien Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.

7. Collateral Agent as Agent.

(a) Barclays Bank PLC has been appointed to act as the Collateral Agent under the Credit Agreement, by the Lenders under the Credit Agreement and, by their acceptance of the benefits hereof, the other First Lien Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Security Agreement and the Credit Agreement and any Intercreditor Agreement, provided that the Collateral Agent shall exercise, or refrain from exercising, any remedies provided for in Section 5 in accordance with the instructions of Required Lenders (or if there are any Additional First Lien Obligations outstanding, subject to the terms of any intercreditor agreement among the holders of First Lien Obligations, the requisite holders or lenders of such Additional First Lien Obligations). In furtherance of the foregoing provisions of this Section 7(a), each First Lien Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such First Lien Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the ratable benefit of the Lenders and First Lien Secured Parties in accordance with the terms of this Section 7(a).

(b) Until the Obligations under the Credit Agreement are paid in full, the Commitments are terminated and no Letter of Credit remains outstanding, the Collateral Agent shall at all times be the same Person that is the Collateral Agent under the Credit Agreement. Written notice of resignation by the Collateral Agent pursuant to Section 12.9 of the Credit Agreement shall also constitute notice of resignation as Collateral Agent under this Security Agreement; removal of the Collateral Agent shall also constitute removal under this Security Agreement; and appointment of a Collateral Agent pursuant to Section 12.9 of the Credit Agreement shall also constitute appointment of a successor Collateral Agent under this Security Agreement. Upon the acceptance of any appointment as Collateral Agent under Section 12.9 of the Credit Agreement by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Security Agreement, and the retiring or removed Collateral Agent under this Security Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Security Agreement, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the Security Interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Security Agreement. After any retiring or removed Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Security Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Security Agreement while it was Collateral Agent hereunder. After the Obligations under the Credit Agreement are paid in full, the Commitments are terminated and no Letters of Credit remains outstanding, the holders of Additional First Lien Obligations shall designate a duly authorized agent, trustee or representative as the successor Collateral Agent hereunder in accordance with the terms of the applicable Additional First Lien Agreement.

(c) The Collateral Agent shall not be deemed to have any duty whatsoever with respect to any First Lien Secured Party that is a counterparty to a Hedge Agreement the obligations under which constitute First Lien Obligations, unless it shall have received written notice in form and substance satisfactory to the Collateral Agent from a Grantor or any such First Lien Secured Party as to the existence and terms of the applicable Hedge Agreement.

8. Miscellaneous.

8.1 Amendments in Writing. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Grantor and the applicable Administrative Agent in accordance with Section 13.1 of the Credit Agreement and by each other party to the extent required by, and in accordance with, any Intercreditor Agreement.

8.2 Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement (whether or not then in effect). All communications and notices hereunder to any Subsidiary Grantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Credit Agreement (whether or not then in effect). All notices to any holder of Additional First Lien Obligations shall be given to it in care of the applicable Authorized Representative at such Authorized Representative’s address set forth in the applicable Additional First Lien Secured Party Consent or Additional First Lien Agreement, as the case may be, as such address may be changed by written notice to the Collateral Agent and the Borrower.

8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any First Lien Secured Party shall by any act (except by a written instrument pursuant to Section 8.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other First Lien Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other First Lien Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other First Lien Secured Party would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4 Enforcement Expenses; Indemnification.

(a) Each Grantor agrees to pay any and all expenses (including all reasonable fees and disbursements of counsel) that may be paid or incurred by any First Lien Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the First Lien Obligations and/or enforcing any rights with respect to, or collecting against, such Grantor under this Security Agreement.

(b) Each Grantor agrees to pay, and to save the Collateral Agent and the First Lien Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement.

(c) Each Grantor agrees to pay, and to save the Collateral Agent and the First Lien Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Security Agreement to the extent the Borrower would be required to do so pursuant to Section 12.7 of the Credit Agreement (whether or not then in effect) or any comparable provision of any Additional First Lien Agreement.

(d) The agreements in this Section 8.4 shall survive repayment of the First Lien Obligations and all other amounts payable under the Credit Agreement, the other Credit Documents and any Additional First Lien Agreements.

8.5 Successors and Assigns. The provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Grantor may assign, transfer or delegate any of its rights or obligations under this Security Agreement without the prior written consent of the Collateral Agent except pursuant to a transaction permitted by both the Credit Agreement and each Additional First Lien Agreement.

8.6 Counterparts. This Security Agreement may be executed by one or more of the parties to this Security Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Security Agreement signed by all the parties shall be lodged with the Collateral Agent and the Borrower.

8.7 Severability. Any provision of this Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

8.8 Section Headings. The Section headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.9 Integration. This Security Agreement together with the other Credit Documents and each Additional First Lien Agreement represents the agreement of each of the Grantors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other First Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents or any Additional First Lien Agreement (and each other agreement or instrument executed or issued in connection therewith).

8.10 GOVERNING LAW. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.11 Submission to Jurisdiction Waivers. Each Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Security Agreement, the other Credit Documents and any Additional First Lien Agreement to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right of the Collateral Agent or any other First Lien Secured Party to effect service of process in any other manner permitted by law or shall limit the right of the Collateral Agent or any First Lien Secured Party to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.11 any special, exemplary, punitive or consequential damages.

8.12 Acknowledgments. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Security Agreement, the other Credit Documents and any Additional First Lien Agreement to which it is a party;

(b) neither the Collateral Agent nor any other First Lien Secured Party has any fiduciary relationship with or duty (except as provided in Section 6.2 hereof) to any Grantor arising out of or in connection with this Security Agreement, any of the other Credit Documents or any Additional First Lien Agreement, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the other First Lien Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders and any other First Lien Secured Party or among the Grantors and the Lenders and any other First Lien Secured Party.

8.13 Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Security Agreement pursuant to Section 9.11 of the Credit Agreement and/or the equivalent provision of any Additional First Lien Agreement shall become a Grantor, with the same force and effect as if originally named as a Grantor herein, for all purposes of this Security Agreement upon execution and delivery by such Subsidiary of a written supplement substantially in the form of Annex E hereto. The execution and delivery of any instrument adding an additional Grantor as a party to this Security Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

8.14 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.15 Intercreditor Agreement. Notwithstanding any provision to the contrary in this Security Agreement, if any Additional First Lien Obligations are outstanding, this Security Agreement is subject to the provisions of any Intercreditor Agreement and in the event of any conflict or inconsistency between the provisions of such Intercreditor Agreement and this Security Agreement, the provisions of such Intercreditor Agreement shall prevail.

8.16 Additional First Lien Obligations. On or after the date hereof and so long as expressly permitted by the Credit Agreement and any Additional First Lien Agreement then outstanding, the Borrower may from time to time designate Indebtedness at the time of incurrence to be secured by Collateral on a pari passu basis with the Obligations or with any other First Lien Obligations if then in effect, as Additional First Lien Obligations hereunder by delivering to the Collateral Agent and if any Additional First Lien Agreement is then in effect, each Authorized Representative (a) a certificate signed by an Authorized Officer of the Borrower (i) identifying the obligations so designated and the initial aggregate principal amount or face amount thereof, (ii) stating that such obligations are designated as Additional First Lien Obligations for purposes hereof, (iii) representing that such designation of such obligations as Additional First Lien Obligations complies with the terms of the Credit Agreement and any Additional First Lien Agreement then outstanding and (iv) specifying the name and address of the Authorized Representative for such obligations, (b)(i) a fully executed Additional First Lien Secured Party Consent (in the form attached as Annex F) or (ii) any other instruments reasonably satisfactory to the Collateral Agent setting forth such Authorized Representative’s agreement, on behalf of the First Lien Secured Parties under the Additional First Lien Agreement, to be bound by the terms of this Security Agreement, the Guarantee and the Pledge Agreements and (c)(i) a fully executed Intercreditor Agreement or (ii) a fully executed joinder agreement to an Intercreditor Agreement if such agreement is then in effect. Each Authorized Representative agrees that upon the satisfaction of all conditions set forth in the preceding sentence, the Collateral Agent shall act as agent under and subject to the terms of the Security Documents and each Additional First Lien Agreement for the benefit of all First Lien Secured Parties, including without limitation, any First Lien Secured Parties that hold any such Additional First Lien Obligations, and each Authorized Representative, on behalf of the First Lien Secured Parties under the applicable Additional First Lien Agreement, agrees to and accepts the appointment of the Collateral Agent as agent for the holders of such Additional First Lien Obligations as set forth in each Additional First Lien Secured Party Consent and agrees, on behalf of itself and each First Lien Secured Party it represents, to be bound by this Security Agreement and any Intercreditor Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

SERENA SOFTWARE, INC.

By:
Name:
Title:

BARCLAYS BANK PLC, as Collateral Agent

By:
Name:
Title:

SCHEDULE 1 TO THE

SECURITY AGREEMENT

COPYRIGHTS

Registered Owner/Grantor	Title	Registration Number

SCHEDULE 2 TO THE

SECURITY AGREEMENT

PATENTS

Registered Owner/Grantor	Title	Registration Number

SCHEDULE 3 TO THE

SECURITY AGREEMENT

TRADEMARKS

Domestic Trademarks

Registered Owner/Grantor	Trademark	Registration No.	Application No.

Foreign Trademarks

Registered Owner/Grantor	Trademark	Registration No.	Application No.	Country

ANNEX A TO THE

SECURITY AGREEMENT

[Form of]

Patent Security Agreement

Patent Security Agreement, dated as of March [ ], 2011, by [                ] and [                ] (individually, a “Grantor”, and, collectively, the “Grantors”), in favor of BARCLAYS BANK PLC, in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Pledgors are party to a Security Agreement of even date herewith (the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgors are required to execute and deliver this Patent Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the First Lien Secured Parties, to enter into the Credit Agreement, the Pledgors hereby agree with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Patent Collateral. Each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the First Lien Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such Pledgor:

(a) Patents of such Pledgor listed on Schedule I1 attached hereto; and

(b) all Proceeds of any and all of the foregoing.

SECTION 3. Security Agreement. The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Patents made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

[1]	Should include same Patents listed on Schedule 12(a) of the Perfection Certificate.

SECTION 4. Termination. Upon the termination of the Security Agreement in accordance with its terms, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Patents under this Patent Security Agreement.

SECTION 5. Counterparts. This Patent Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Patent Security Agreement by signing and delivering one or more counterparts.

[signature page follows]

IN WITNESS WHEREOF, each Pledgor has caused this Patent Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

Very truly yours,

[PLEDGORS]

By:
Name:
Title:

Accepted and Agreed:

BARCLAYS BANK PLC, as Collateral Agent

By:
Name:
Title:

SCHEDULE I

to

PATENT SECURITY AGREEMENT

PATENT REGISTRATIONS AND PATENT APPLICATIONS

Patent Registrations:

OWNER	REGISTRATION NUMBER	NAME

Patent Applications:

OWNER	APPLICATION NUMBER	NAME

ANNEX B TO THE

SECURITY AGREEMENT

[Form of]

Trademark Security Agreement

Trademark Security Agreement, dated as of March [ ], 2011, by [                    ] and [                    ] (individually, a “Grantor”, and, collectively, the “Grantors”), in favor of BARCLAYS BANK PLC, in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Pledgors are party to a Security Agreement of even date herewith (the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgors are required to execute and deliver this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the First Lien Secured Parties, to enter into the Credit Agreement, the Pledgors hereby agree with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Trademark Collateral. Each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the First Lien Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such Pledgor:

(a) Trademarks of such Pledgor listed on Schedule I1 attached hereto; and

(b) all Proceeds of any and all of the foregoing.

SECTION 3. Security Agreement. The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademarks made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

[1]	Should include same Trademarks listed on Schedule 12(a) of the Perfection Certificate.

SECTION 4. Termination. Upon the termination of the Security Agreement in accordance with its terms, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Trademarks under this Trademark Security Agreement.

SECTION 5. Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Trademark Security Agreement by signing and delivering one or more counterparts.

[signature page follows]

IN WITNESS WHEREOF, each Pledgor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

Very truly yours,

[PLEDGORS]

By:
Name:
Title:

Accepted and Agreed:

BARCLAYS BANK PLC, as Collateral Agent

By:
Name:
Title:

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND TRADEMARK APPLICATIONS

Trademark Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK

Trademark Applications:

OWNER	APPLICATION NUMBER	TRADEMARK

ANNEX C TO THE

SECURITY AGREEMENT

[Form of]

Copyright Security Agreement

Copyright Security Agreement, dated as of March [ ], 2011, by [                    ] and [                    ] (individually, a “Grantor”, and, collectively, the “Grantors”), in favor of BARCLAYS BANK PLC, in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Pledgors are party to a Security Agreement of even date herewith (the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgors are required to execute and deliver this Copyright Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the First Lien Secured Parties, to enter into the Credit Agreement, the Pledgors hereby agree with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Copyright Collateral. Each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the First Lien Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such Pledgor:

(a) Copyrights of such Pledgor listed on Schedule I1 attached hereto; and

(b) all Proceeds of any and all of the foregoing.

SECTION 3. Security Agreement. The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyrights made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

[1]	Should include same Copyrights listed on Schedule 12(a) of the Perfection Certificate.

SECTION 4. Termination. Upon the termination of the Security Agreement in accordance with its terms, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Copyrights under this Copyright Security Agreement.

SECTION 5. Counterparts. This Copyright Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Copyright Security Agreement by signing and delivering one or more counterparts.

[signature page follows]

IN WITNESS WHEREOF, each Pledgor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

Very truly yours,

[PLEDGORS]

By:
Name:
Title:

Accepted and Agreed:

BARCLAYS BANK PLC, as Collateral Agent

By:
Name:
Title:

SCHEDULE I

to

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS AND COPYRIGHT APPLICATIONS

Copyright Registrations:

OWNER	REGISTRATION NUMBER	TITLE

Copyright Applications:

OWNER	TITLE

ANNEX D TO THE

SECURITY AGREEMENT

SUPPLEMENT NO. [     ] dated as of [            ], to the SECURITY AGREEMENT dated as of March [            ], 2011, among SERENA SOFTWARE, INC., a Delaware corporation (the “Borrower”), each of the Subsidiaries of the Borrower listed on the signature pages thereto (each such entity being a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors and the Borrower are referred to collectively as the “Grantors”) and BARCLAYS BANK PLC, as Collateral Agent (in such capacity, the “Collateral Agent”) under the Credit Agreement referred to below.

1. Reference is made to [(a)] the Credit Agreement, dated as of March [            ], 2011 (as amended, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among the Borrower, the lending institutions from time to time party thereto (each a “Lender” and collectively, the “Lenders”), BARCLAYS BANK PLC, as Administrative Agent and as Collateral Agent, BARCLAYS CAPITAL, as Lead Arranger and Bookrunner and BARCLAYS CAPITAL, as Syndication Agent [and (b) the Guarantee dated as of [ ], (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Guarantee”), among the Guarantors party thereto and the Collateral Agent]1.

2. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

3. The Grantors have entered into the Security Agreement in order to induce the Administrative Agent, the Collateral Agent, the Syndication Agent, the Lenders and the Letter of Credit Issuer to enter into the Credit Agreement and to induce the respective Lenders, the Letter of Credit Issuer and any lender under any Additional First Lien Agreement to make their respective Extensions of Credit to the Borrower under the Credit Agreement or an Additional First Lien Agreement, as applicable, and to induce one or more Lenders or affiliates of Lenders to enter into Hedge Agreements.

4. Section 9.11 of the Credit Agreement and Section 8.13 of the Security Agreement provide that each Subsidiary of the Borrower that is required to become a party to the Security Agreement pursuant to Section 9.11 of the Credit Agreement shall become a Grantor, with the same force and effect as if originally named as a Grantor therein, for all purposes of the Security Agreement upon execution and delivery by such Subsidiary of an instrument in the form of this Supplement. Each undersigned Subsidiary (each a “New Grantor”) is executing this Supplement in accordance with the requirements of the Security Agreement to become a Subsidiary Grantor under the Security Agreement in order to induce the Lenders and the Letter of Credit Issuer to make additional Extensions of Credit and as consideration for Extensions of Credit previously made.

Accordingly, the Collateral Agent and the New Grantors agree as follows:

1. In accordance with subsection 8.13 of the Security Agreement, each New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and

[1]	There are no Guarantors as of the Closing Date; include to the extent Guarantees have been provided pursuant to the Credit Agreement.

effect as if originally named therein as a Grantor and each New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, each New Grantor, as security for the payment and performance in full of the First Lien Obligations, does hereby bargain, sell, convey, assign, set over, mortgage, pledge, hypothecate and transfer to the Collateral Agent, for the ratable benefit of the First Lien Secured Parties, and hereby grants to the Collateral Agent, for the ratable benefit of the First Lien Secured Parties, a Security Interest in all of the Collateral of such New Grantor, in each case whether now or hereafter existing or in which now has or hereafter acquires an interest. Each reference to a “Grantor” in the Security Agreement shall be deemed to include each New Grantor. The Security Agreement is hereby incorporated herein by reference.

2. Each New Grantor represents and warrants to the Collateral Agent and the other First Lien Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent and the Borrower. This Supplement shall become effective as to each New Grantor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New Grantor and the Collateral Agent.

4. Each New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of such New Grantor, (b) set forth under its signature hereto is (i) the legal name of such New Grantor, (ii) the jurisdiction of incorporation or organization of such New Grantor, (iii) the true and correct location of the chief executive office and principal place of business and any office in which it maintains books or records relating to Collateral owned by it, (iv) the identity or type of organization or corporate structure of such New Grantor and (v) the Federal Taxpayer Identification Number and organizational identification number of such New Grantor and (c) as of each Closing Date (i) Schedule II hereto sets forth, in proper form for filing with the United States Copyright Office, all of each New Grantor’s Copyrights, (ii) Schedule III hereto sets forth, in proper form for filing with the United States Patent and Trademark Office, all of each New Grantor’s Patents, (iii) Schedule IV hereto sets forth, in proper form for filing with the United States Patent and Trademark Office, all of each New Grantor’s Trademarks.

5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

8. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement (whether or not then in effect). All communications and notices hereunder to each New Grantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Credit Agreement (whether or not then in effect).

9. Each New Grantor agrees to reimburse the Collateral Agent for its respective reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, each New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:
Name:
Title:

BARCLAYS BANK PLC, AS COLLATERAL AGENT

By:
Name:
Title:

SCHEDULE I

TO SUPPLEMENT NO.          TO THE

SECURITY AGREEMENT

COLLATERAL

Legal Name	Jurisdiction of Incorporation or Organization	Location of Chief Executive Office and Principal Place of Business	Type of Organization or Corporate Structure	Federal Taxpayer Identification Number and Organizational Identification Number

SCHEDULE II

TO SUPPLEMENT NO.         TO THE

SECURITY AGREEMENT

COPYRIGHTS

Registered Owner/Grantor	Title	Registration Number

SCHEDULE III

TO SUPPLEMENT NO.         TO THE

SECURITY AGREEMENT

PATENTS

Registered Owner/Grantor	Title	Registration Number

SCHEDULE IV

TO SUPPLEMENT NO.      TO THE

SECURITY AGREEMENT

TRADEMARKS

Domestic Trademarks

Registered Owner/Grantor	Trademark	Registration No.	Application No.

Foreign Trademarks

Registered Owner/Grantor	Trademark	Registration No.	Application No.	Country

ANNEX E TO THE

SECURITY AGREEMENT

SUPPLEMENT NO. [    ] dated as of [            ], to the SECURITY AGREEMENT dated as of March [    ], 2011, among SERENA SOFTWARE, INC., a Delaware corporation (the “Borrower”), each of the Subsidiaries of the Borrower listed on the signature pages thereto (each such entity being a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors and the Borrower are referred to collectively as the “Grantors”) and BARCLAYS BANK PLC, as Collateral Agent (in such capacity, the “Collateral Agent”) under the Credit Agreement referred to below.

1. Reference is made to [(a)] the Credit Agreement, dated as of March [    ], 2011 (as amended, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among the Borrower, the lending institutions from time to time party thereto (each a “Lender” and collectively, the “Lenders”), BARCLAYS BANK PLC, as Administrative Agent and as Collateral Agent, BARCLAYS CAPITAL, as Lead Arranger and Bookrunner and BARCLAYS CAPITAL, as Syndication Agent [and (b) the Guarantee dated as of [ ], (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Guarantee”), among the Guarantors party thereto and the Collateral Agent].1

2. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

3. The Grantors have entered into the Security Agreement in order to induce the Administrative Agent, the Collateral Agent, the Syndication Agent, the Lenders and the Letter of Credit Issuer to enter into the Credit Agreement and to induce the respective Lenders, the Letter of Credit Issuer and any lender under any Additional First Lien Agreement to make their respective Extensions of Credit to the Borrower under the Credit Agreement or an Additional First Lien Agreement, as applicable, and to induce one or more Lenders or affiliates of Lenders to enter into Hedge Agreements with the Borrower. Pursuant to Section 4.1(b) of the Security Agreement, within 30 days after the end of each calendar quarter, each Grantor has agreed to deliver to the Collateral Agent a written supplement substantially in the form of Annex B thereto with respect to any additional Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses acquired by such Grantor after the date of the Credit Agreement. The Grantors have identified on Schedules I, II and III hereto the additional Copyrights, Patents and Trademarks acquired by such Grantors after the date of the Credit Agreement. The undersigned Grantors are executing this Supplement in order to facilitate supplemental filings to be made by the Collateral Agent with the United States Copyright Office and the United States Patent and Trademark Office.

Accordingly, the Collateral Agent and the Grantors agree as follows:

1. (a) Schedule 1 of the Security Agreement is hereby supplemented, as applicable, by the information set forth in the Schedule I hereto, (b) Schedule 2 of the Security Agreement is hereby supplemented, as applicable, by the information set forth in the Schedule II hereto and (c) Schedule 3 of

[1]	There are no Guarantors as of the Closing Date; include to the extent Guarantees have been provided pursuant to the Credit Agreement.

the Security Agreement is hereby supplemented, as applicable, by the information set forth in the Schedule III hereto.

2. Each Grantor hereby grants to the Collateral Agent for the benefit of the First Lien Secured Parties a security interest in the Intellectual Property set forth in Schedules I, II and III hereto. Each Grantor hereby represents and warrants that the information set forth on Schedules I, II and III hereto is true and correct.

3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent and the Borrower. This Supplement shall become effective as to each Grantor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such Grantor and the Collateral Agent.

4. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

6. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

7. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement (whether or not then in effect). All communications and notices hereunder to each Grantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Credit Agreement (whether or not then in effect).

8. Each Grantor agrees to reimburse the Collateral Agent for its respective reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

BARCLAYS BANK PLC, AS COLLATERAL AGENT

By:
Name:
Title:

SCHEDULE I

TO SUPPLEMENT NO.      TO THE

SECURITY AGREEMENT

COPYRIGHTS

Registered Owner/Grantor	Title	Registration Number

SCHEDULE II

TO SUPPLEMENT NO.      TO THE

SECURITY AGREEMENT

PATENTS

Registered Owner/Grantor	Title	Registration Number

SCHEDULE III

TO SUPPLEMENT NO.      TO THE

SECURITY AGREEMENT

TRADEMARKS

Domestic Trademarks

Registered Owner/Grantor	Trademark	Registration No.	Application No.

Foreign Trademarks

Registered Owner/Grantor	Trademark	Registration No.	Application No.	Country

ANNEX F TO THE

SECURITY AGREEMENT

[Form of]

ADDITIONAL FIRST LIEN SECURED PARTY CONSENT

[Name of Additional First Lien Secured Party]

[Address of Additional First Lien Secured Party]

[Date]

____________________

____________________

____________________

____________________

The undersigned is the Authorized Representative for Persons wishing to become First Lien Secured Parties (the “New Secured Parties”) under (i) the Amended and Restated Security Agreement dated as of March [ ], 2011 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement” (terms used without definition herein have the meanings assigned to such term by the Security Agreement)) among each of the Grantors listed on the signature pages thereto and BARCLAYS BANK PLC, as Collateral Agent for the First Lien Secured Parties, (ii) the Amended and Restated Pledge Agreement dated as of March [ ], 2011 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Pledge Agreement”) among each of the Pledgors listed on the signature pages thereto and BARCLAYS BANK PLC, as Collateral Agent for the First Lien Secured Parties, (iii) each other Security Document and [(iv) the Guarantee dated as of March [ ], 2011 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Guarantee”) among each of the Guarantors listed on the signature pages thereto and BARCLAYS BANK PLC, as Collateral Agent for the First Lien Secured Parties].

In consideration of the foregoing, the undersigned hereby:

(i) represents that the Authorized Representative has been duly authorized by the New Secured Parties to become a party to the Security Agreement, the Pledge Agreement, the other Security Documents and the Guarantee on behalf of the New Secured Parties under that [DESCRIBE OPERATIVE AGREEMENT] (the “New Secured Obligation”) and to act as the Authorized Representative for the New Secured Parties;

(ii) acknowledges that the New Secured Parties have received copies of the Security Agreement, the Pledge Agreement, the other Security Documents and the Guarantee;

(iii) appoints and authorizes the Collateral Agent to take such action as agent on its behalf and on behalf of all other First Lien Secured Parties and to exercise such powers under the Security Agreement, the Pledge Agreement, each other Security Document and the Guarantee as are delegated to the Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto;

(iv) agrees that its address for receiving notices pursuant to the Security Agreement, the Pledge Agreement, each other Security Document and the Guarantee shall be as follows:

[Address]

The Collateral Agent, by acknowledging and agreeing to this Additional First Lien Secured Party Consent, accepts the appointment set forth in clause (iii) above.

THIS ADDITIONAL FIRST LIEN SECURED PARTY CONSENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Additional First Lien Secured Party Consent to be duly executed by its authorized officer as of the      day of 20    .

[NAME OF AUTHORIZED REPRESENTATIVE]

By:
Name:
Title:

Acknowledged and Agreed

BARCLAYS BANK PLC, as Collateral Agent

By:
Name:
Title:

SERENA SOFTWARE, INC.
The other Grantors, Pledgors and Guarantors party to the Security Agreement, the Pledge Agreement and the Guarantee, each as Grantor, Pledgor and Guarantor

By:
Name:
Title:

EXHIBIT E

TO THE CREDIT AGREEMENT

FORM OF LETTER OF CREDIT REQUEST

No. [1]	Dated [2]

To:	BARCLAYS BANK PLC, as Administrative Agent and
[ ], as Letter of Credit Issuer

[                    ], as the Letter of Credit Issuer, under the Amended and Restated Credit Agreement, dated as of March 2, 2011 (as amended, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among SERENA SOFTWARE, INC., a Delaware corporation (the “Borrower”), the lending institutions from time to time party thereto (each a “Lender” and collectively, the “Lenders”), BARCLAYS BANK PLC, as Administrative Agent and as Collateral Agent, BARCLAYS CAPITAL, as Lead Arranger and Bookrunner, and BARCLAYS CAPITAL, as Syndication Agent.

Ladies and Gentlemen:

The undersigned hereby requests that the Letter of Credit Issuer issue a Letter of Credit on                     3 (the “Date of Issuance”) in the aggregate stated amount of $                    .4

For purposes of this Letter of Credit Request, unless otherwise defined, all capitalized terms used herein that are defined in the Credit Agreement shall have the respective meanings provided therein.

[1]	Letter of Credit Request Number.
[2]

Date of standby Letter of Credit Request (at least five Business Days prior to the Date of Issuance or such lesser number of Business Days as may be agreed by the Administrative Agent and such Letter of Credit Issuer).

[3]	Date of Issuance.
[4]	Aggregate initial stated amount of Letter of Credit.

The beneficiary of the requested Letter of Credit will be                     5, and such Letter of Credit will be in support of             6 and will have a stated termination date of                     7.

The undersigned hereby certifies that:

(a) All representations and warranties made by any Credit Party contained in the Credit Agreement or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Date of Issuance (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date).

(b) No Default or Event of Default has occurred and is continuing as of the date hereof nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Default or Event of Default occur.

Copies of all documentation with respect to the supported transaction are attached hereto.

[signature page follows]

[5]	Insert name and address of beneficiary.
[6]	Insert description of supported obligations and name of agreement to which it relates, if any.
[7]	Insert last date upon which drafts may be presented.

SERENA SOFTWARE, INC.

By:
Name:
Title:

EXHIBIT F

TO THE CREDIT AGREEMENT

[RESERVED]

F-2

EXHIBIT G

TO THE CREDIT AGREEMENT

[RESERVED]

EXHIBIT H

TO THE CREDIT AGREEMENT

FORM OF ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date (as defined below) and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used in this Assignment and Acceptance and not otherwise defined herein shall have the meanings specified in the Credit Agreement, dated as of [            ], 2011 (as amended, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among SERENA SOFTWARE, INC., a Delaware corporation (the “Borrower”), the lending institutions from time to time party thereto (each a “Lender” and collectively, the “Lenders”), BARCLAYS BANK PLC, as Administrative Agent and as Collateral Agent, BARCLAYS CAPITAL, as Lead Arranger and Bookrunner, and BARCLAYS CAPITAL, as Syndication Agent. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor (the “Assignor”): _______________________

2.	Assignee (the “Assignee”): _______________________

3.	Assigned Interest:

Credit Facility	Aggregate amount of Commitments/ Loans of all Lenders	Amount of Commitments/ Loans Assigned	Percentage Assigned of Total Commitments/ Loans of all Lenders[1]		CUSIP Number[2]
2012 Revolving Credit Facility	$	$	[0.000000000	%]
2013 Term Loan Facility	$	$	[0.000000000	%]
2015 Revolving Credit Facility	$	$	[0.000000000	%]
2016 Term Loan Facility	$	$	[0.000000000	%]

4.	Effective Date of Assignment (the “Effective Date”: , 20 [3].

[1]	Set forth, to at least 9 decimals, as a percentage of the Total Commitment of all Lenders.
[2]	If none, state “NONE”.
[3]	To be inserted by the Administrative Agent and which shall be the effective date of recordation of the transfer in the Register therefor.

The terms set forth in this Assignment and Acceptance are hereby agreed to:

[NAME OF ASSIGNOR], as Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE], as Assignee

By:
Name:
Title:

[Consented to and][4] Accepted:

[BARCLAYS BANK PLC], as Administrative Agent

By:
Name:
Title:

[Consented to:

SERENA SOFTWARE, INC.

By:
Name:
	Title:	][5]

[4]	See Section 13.6 of Credit Agreement
[5]	See Section 13.6 of Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties and Agreements.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition the Borrower, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document of any of their respective obligations under any Credit Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender thereunder, (iii) from and after the Effective Date, it shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender under the Credit Agreement, and (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 9.1 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender, including, if it is a Non-U.S. Lender, its obligations pursuant to Section 5.4 of the Credit Agreement.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions.

3.1 In accordance with Section 13.6 of the Credit Agreement, upon execution, delivery, acceptance and recording of this Assignment and Acceptance, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender under the Credit Agreement with a Commitment as set forth herein and (b) the Assignor shall, to the extent of the Assigned Interest assigned pursuant to this Assignment and Acceptance, be released from its obligations under the Credit Agreement (and, in the case of this Assignment and Acceptance covers all of the Assignor’s rights and obligations under the Credit Agreement, the Assignor shall cease to be a party to the Credit Agreement but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 3.5, 5.4 and 13.5 thereof).

3.2 This Assignment and Acceptance shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed by one or more of the parties to this Assignment and Acceptance on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Assignment and Acceptance and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by and interpreted under the law of the state of New York.

EXHIBIT I-1

TO THE CREDIT AGREEMENT

FORM OF PROMISSORY NOTE

(2013 TERM LOANS)

$	New York, New York
[DATE]

FOR VALUE RECEIVED, the undersigned, SERENA SOFTWARE, INC., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to the order of [            ] or its registered assigns (the “2013 Term Loan Lender”), at the Administrative Agent’s Office or such other place as BARCLAYS BANK PLC (the “Administrative Agent”) shall have specified, in Dollars and in immediately available funds, in accordance with Section 2.5 of the Credit Agreement (as defined below; capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement referred to below) on the 2013 Term Loan Maturity Date, the principal amount of [            ] Dollars ($[            ]) or, if less, the aggregate unpaid principal amount of all 2013 Term Loans, if any, made by the 2013 Term Loan Lender to the Borrower pursuant to the Credit Agreement. The Borrower further unconditionally promises to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates per annum and on the dates specified in Section 2.8 of the Credit Agreement.

This promissory note (this “Promissory Note”) is one of the Notes referred to in Section 13.6 of the Amended and Restated Credit Agreement, dated as of [            ], 2011 (as amended, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among the Borrower, the lending institutions from time to time party thereto, BARCLAYS BANK PLC, as Administrative Agent and as Collateral Agent, BARCLAYS CAPITAL, as Lead Arranger and Bookrunner, and BARCLAYS CAPITAL, as Syndication Agent. This Promissory Note is subject to, and the 2013 Term Loan Lender is entitled to the benefits of, the provisions of the Credit Agreement, and the 2013 Term Loans evidenced hereby are guaranteed and secured as provided therein and in the other Credit Documents. The 2013 Term Loans evidenced hereby are subject to prepayment prior to the 2013 Term Loan Maturity Date, in whole or in part, as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Promissory Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever in connection with this Promissory Note. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or the 2013 Term Loan Lender, any right, remedy, power or privilege hereunder or under the Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. A waiver by any Administrative Agent or the 2013 Term Loan Lender of any right, remedy, power or privilege hereunder or under any Credit Document on any one occasion shall not be construed as a bar to any right or remedy that any Administrative Agent or the 2013 Term Loan Lender would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights, remedies, powers and privileges provided by law.

All payments in respect of the principal of and interest on this Promissory Note shall be made to the Person recorded in the Register as the holder of this Promissory Note, as described more fully in Section 2.5 of the Credit Agreement, and such Person shall be treated as the 2013 Term Loan Lender hereunder for all purposes of the Credit Agreement.

(signature page follows)

THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SERENA SOFTWARE, INC.

By:
Name:
Title:

EXHIBIT I-2

TO THE CREDIT AGREEMENT

FORM OF PROMISSORY NOTE

(2016 TERM LOANS)

$	New York, New York
[DATE]

FOR VALUE RECEIVED, the undersigned, SERENA SOFTWARE, INC., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to the order of [            ] or its registered assigns (the “2016 Term Loan Lender”), at the Administrative Agent’s Office or such other place as BARCLAYS BANK PLC (the “Administrative Agent”) shall have specified, in Dollars and in immediately available funds, in accordance with Section 2.5 of the Credit Agreement (as defined below; capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement referred to below) on the 2016 Term Loan Maturity Date, the principal amount of [            ] Dollars ($[            ]) or, if less, the aggregate unpaid principal amount of all 2016 Term Loans, if any, made by the 2016 Term Loan Lender to the Borrower pursuant to the Credit Agreement. The Borrower further unconditionally promises to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates per annum and on the dates specified in Section 2.8 of the Credit Agreement.

This promissory note (this “Promissory Note”) is one of the Notes referred to in Section 13.6 of the Amended and Restated Credit Agreement, dated as of [            ], 2011 (as amended, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among the Borrower, the lending institutions from time to time party thereto, BARCLAYS BANK PLC, as Administrative Agent and as Collateral Agent, BARCLAYS CAPITAL, as Lead Arranger and Bookrunner, and BARCLAYS CAPITAL, as Syndication Agent. This Promissory Note is subject to, and the 2016 Term Loan Lender is entitled to the benefits of, the provisions of the Credit Agreement, and the 2016 Term Loans evidenced hereby are guaranteed and secured as provided therein and in the other Credit Documents. The 2016 Term Loans evidenced hereby are subject to prepayment prior to the 2016 Term Loan Maturity Date, in whole or in part, as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Promissory Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever in connection with this Promissory Note. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or the 2016 Term Loan Lender, any right, remedy, power or privilege hereunder or under the Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. A waiver by any Administrative Agent or the 2016 Term Loan Lender of any right, remedy, power or privilege hereunder or under any Credit Document on any one occasion shall not be construed as a bar to any right or remedy that any Administrative Agent or the 2016 Term Loan Lender would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights, remedies, powers and privileges provided by law.

All payments in respect of the principal of and interest on this Promissory Note shall be made to the Person recorded in the Register as the holder of this Promissory Note, as described more fully in Section 2.5 of the Credit Agreement, and such Person shall be treated as the 2016 Term Loan Lender hereunder for all purposes of the Credit Agreement.

(signature page follows)

THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SERENA SOFTWARE, INC.

By:
Name:
Title:

EXHIBIT I-3

TO THE CREDIT AGREEMENT

FORM OF PROMISSORY NOTE

(2012 REVOLVING CREDIT LOANS)

$	New York, New York
[DATE]

FOR VALUE RECEIVED, the undersigned, SERENA SOFTWARE, INC., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to the order of [                    ] or its registered assigns (the “Lender”), at the Administrative Agent’s Office or such other place as BARCLAYS BANK PLC (the “Administrative Agent”) shall have specified, in Dollars and in immediately available funds, in accordance with Section 2.5 of the Credit Agreement (as defined below; capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement referred to below) on the 2012 Revolving Credit Maturity Date the principal amount of [            ] Dollars ($[            ]) or, if less, the aggregate unpaid principal amount of all advances made by the Lender to the Borrower as 2012 Revolving Credit Loans pursuant to the Credit Agreement. The Borrower further unconditionally promises to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates per annum and on the dates specified in Section 2.8 of the Credit Agreement.

This promissory note (this “Promissory Note”) is one of the Notes referred to in Section 13.6 of the Amended and Restated Credit Agreement, dated as of [            ], 2011 (as amended, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among the Borrower, the lending institutions from time to time party thereto, BARCLAYS BANK PLC, as Administrative Agent and as Collateral Agent, BARCLAYS CAPITAL, as Lead Arranger and Bookrunner, and BARCLAYS CAPITAL, as Syndication Agent. This Promissory Note is subject to, and the 2012 Revolving Credit Lender is entitled to the benefits of, the provisions of the Credit Agreement, and the 2012 Revolving Credit Loans evidenced hereby are guaranteed and secured as provided therein and in the other Credit Documents. The 2012 Revolving Credit Loans evidenced hereby are subject to prepayment prior to the 2012 Revolving Credit Maturity Date, in whole or in part, as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Promissory Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever in connection with this Promissory Note. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or the 2012 Revolving Credit Lender, any right, remedy, power or privilege hereunder or under the Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. A waiver by the Administrative Agent or the 2012 Revolving Credit Lender of any right, remedy, power or privilege hereunder or under any Credit Document on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent or the 2012 Revolving Credit Lender would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights, remedies, powers and privileges provided by law.

All payments in respect of the principal of and interest on this Promissory Note shall be made to the Person recorded in the Register as the holder of this Promissory Note, as described more fully in Section 2.5 of the Credit Agreement, and such Person shall be treated as the 2012 Revolving Credit Lender hereunder for all purposes of the Credit Agreement.

(signature page follows)

THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SERENA SOFTWARE, INC.

By:
Name:
Title:

TRANSACTIONS ON

2012 Revolving Credit LOAN NOTE

Date	Amount of 2012 Revolving Credit Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT I-4

TO THE CREDIT AGREEMENT

FORM OF PROMISSORY NOTE

(2015 REVOLVING CREDIT LOANS AND SWINGLINE LOANS)

$	New York, New York
[DATE]

FOR VALUE RECEIVED, the undersigned, SERENA SOFTWARE, INC., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to the order of [            ] or its registered assigns (the “Lender”), at the Administrative Agent’s Office or such other place as BARCLAYS BANK PLC (the “Administrative Agent”) shall have specified, in Dollars and in immediately available funds, in accordance with Section 2.5 of the Credit Agreement (as defined below; capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement referred to below) on the [2015 Revolving Credit] [Swingline] Maturity Date the principal amount of [            ] Dollars ($[            ]) or, if less, the aggregate unpaid principal amount of all advances made by the Lender to the Borrower as [2015 Revolving Credit] [Swingline] Loans pursuant to the Credit Agreement. The Borrower further unconditionally promises to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates per annum and on the dates specified in Section 2.8 of the Credit Agreement.

This promissory note (this “Promissory Note”) is one of the Notes referred to in Section 13.6 of the Amended and Restated Credit Agreement, dated as of [            ], 2011 (as amended, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among the Borrower, the lending institutions from time to time party thereto, BARCLAYS BANK PLC, as Administrative Agent and as Collateral Agent, BARCLAYS CAPITAL, as Lead Arranger and Bookrunner, and BARCLAYS CAPITAL, as Syndication Agent. This Promissory Note is subject to, and the [2015 Revolving Credit] [Swingline] Lender is entitled to the benefits of, the provisions of the Credit Agreement, and the [2015 Revolving Credit] [Swingline] Loans evidenced hereby are guaranteed and secured as provided therein and in the other Credit Documents. The [2015 Revolving Credit] [Swingline] Loans evidenced hereby are subject to prepayment prior to the [2015 Revolving Credit] [Swingline] Maturity Date, in whole or in part, as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Promissory Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever in connection with this Promissory Note. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or the [2015 Revolving Credit] [Swingline] Lender, any right, remedy, power or privilege hereunder or under the Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. A waiver by the Administrative Agent or the [2015 Revolving Credit] [Swingline] Lender of any right, remedy, power or privilege hereunder or under any Credit Document on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent or the [2015 Revolving Credit] [Swingline] Lender would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights, remedies, powers and privileges provided by law.

All payments in respect of the principal of and interest on this Promissory Note shall be made to the Person recorded in the Register as the holder of this Promissory Note, as described more fully in Section 2.5 of the Credit Agreement, and such Person shall be treated as the [2015 Revolving Credit] [Swingline] Lender hereunder for all purposes of the Credit Agreement.

(signature page follows)

THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SERENA SOFTWARE, INC.

By:
Name:
Title:

TRANSACTIONS ON

[2015 Revolving Credit] [Swingline] LOAN NOTE

Date	Amount of [2015 Revolving Credit Loan] [Swingline Loan] Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT I-5

TO THE CREDIT AGREEMENT

FORM OF PROMISSORY NOTE

(NEW TERM LOANS)

$	New York, New York
[DATE]

FOR VALUE RECEIVED, the undersigned, SERENA SOFTWARE, INC., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to the order of [            ] or its registered assigns (the “New Term Loan Lender”), at the Administrative Agent’s Office or such other place as BARCLAYS BANK PLC (the “Administrative Agent”) shall have specified, in Dollars and in immediately available funds, in accordance with Section 2.5 of the Credit Agreement (as defined below; capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement referred to below) on the New Term Loan Maturity Date, the principal amount of [            ] Dollars ($[            ]) or, if less, the aggregate unpaid principal amount of all New Term Loans, if any, made by the New Term Loan Lender to the Borrower pursuant to the Credit Agreement. The Borrower further unconditionally promises to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates per annum and on the dates specified in Section 2.8 of the Credit Agreement.

This promissory note (this “Promissory Note”) is one of the Notes referred to in Section 13.6 of the Amended ann Restated Credit Agreement, dated as of [            ], 2011 (as amended, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among the Borrower, the lending institutions from time to time party thereto, BARCLAYS BANK PLC, as Administrative Agent and as Collateral Agent, BARCLAYS CAPITAL, as Lead Arranger and Bookrunner, and BARCLAYS CAPITAL, as Syndication Agent. This Promissory Note is subject to, and the New Term Loan Lender is entitled to the benefits of, the provisions of the Credit Agreement, and the New Term Loans evidenced hereby are guaranteed and secured as provided therein and in the other Credit Documents. The New Term Loans evidenced hereby are subject to prepayment prior to the New Term Loan Maturity Date, in whole or in part, as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Promissory Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever in connection with this Promissory Note. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or the New Term Loan Lender, any right, remedy, power or privilege hereunder or under the Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. A waiver by any Administrative Agent or the New Term Loan Lender of any right, remedy, power or privilege hereunder or under any Credit Document on any one occasion shall not be construed as a bar to any right or remedy that any Administrative Agent or the New Term Loan Lender would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights, remedies, powers and privileges provided by law.

All payments in respect of the principal of and interest on this Promissory Note shall be made to the Person recorded in the Register as the holder of this Promissory Note, as described more fully in Section 2.5 of the Credit Agreement, and such Person shall be treated as the New Term Loan Lender hereunder for all purposes of the Credit Agreement.

(signature page follows)

THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SERENA SOFTWARE, INC.

By:
Name:
Title:

EXHIBIT J

TO THE CREDIT AGREEMENT

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of [            ], 20[            ] (this “Agreement”), by and among [NEW LOAN LENDERS] (each, a “New Loan Lender” and, collectively, the “New Loan Lenders”), SERENA SOFTWARE, INC., the “Borrower”), BARCLAYS BANK PLC, as Administrative Agent and as Collateral Agent.

RECITALS:

WHEREAS, reference is hereby made to the Amended and Restated Credit Agreement, dated as of March 2, 2011 (as amended, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among Borrower, the lending institutions from time to time party thereto (each a “Lender” and collectively, the “Lenders”), BARCLAYS BANK PLC, as Administrative Agent and as Collateral Agent, BARCLAYS CAPITAL, as Lead Arranger and Bookrunner, and BARCLAYS CAPITAL, as Syndication Agent. (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement); and

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish New Revolving Credit Commitments and/or New Term Loan Commitments by, among other things, entering into one or more Joinder Agreements with New Term Loan Lenders and/or New Revolving Loan Lenders, as applicable;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each New Loan Lender party hereto hereby agrees to commit to provide its respective New Revolving Credit Commitment (in the case of each New Loan Lender that is a New Revolving Loan Lender) and/or New Term Loan Commitment (in the case of each New Loan Lender that is a New Term Loan Lender), as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below:

Each New Loan Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other New Loan Lender or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a New Term Loan Lender and/or New Revolving Loan Lender, as the case may be.

Each New Loan Lender hereby agrees to make its respective Commitment on the following terms and conditions:1

1.	Applicable Margin. The Applicable LIBOR Margin and the Applicable ABR Margin for each Series [__] New Term Loan shall mean, as of any date of determination, a percentage per annum as set forth below plus the pricing premium, if any, less the pricing reduction, if any, in each case as set forth below:

Series [__] New Term Loans
Total Leverage Ratio	LIBOR Loans	ABR Loans
___:___	%	%

2.	Principal Payments. The Borrower shall make principal payments on the Series [__] New Term Loans in installments on the dates and in the amounts set forth below:

(A) New Term Loan Repayment Date	(B) Scheduled Repayment of Series [__] New Term Loans

$____________

$____________

$____________

$____________

$____________

$____________

$____________

$____________

$____________

$____________

$____________

$____________

$____________

$____________

$____________

3.	Voluntary and Mandatory Prepayments. Scheduled installments of principal of the Series [__] New Term Loans set forth above shall be reduced in connection with any voluntary or mandatory

[1]	Insert completed items 1-7 as applicable, with respect to New Term Loans with such modifications as may be agreed to by the parties hereto to the extent consistent with the Credit Agreement.

prepayments of the Series [__] New Term Loans in accordance with Sections 5.1 and 5.2 of the Credit Agreement respectively.

4.	Prepayment Fees. Borrower agrees to pay to each New Term Loan Lender the following prepayment fees, if any: [ ].

[Insert other additional prepayment provisions with respect to New Term Loans]

5.	Other Fees. Borrower agrees to pay each [New Term Loan Lender] [New Revolving Loan Lender] its Pro Rata Share of an aggregate fee equal to [ ] on [ , ].

6.	Proposed Borrowing. This Agreement represents Borrower’s request to borrow Series [ ] New Term Loans from the New Term Loan Lenders as follows (the “Proposed Borrowing”):

a.	Business Day of Proposed Borrowing: ,

b.	Amount of Proposed Borrowing: $

c.	Interest rate option:

a.	ABR Loan(s)

b.	LIBOR Loans

with an initial Interest

Period of              month(s)

7.

[New Loan Lenders. Each New Loan Lender acknowledges and agrees that upon its execution of this Agreement and the making of New Revolving Loans and/or Series [            ] New Term Loans, as the case may be, that such New Loan Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.][2]

8.	Credit Agreement Governs. Except as set forth in this Agreement, the New Revolving Loans and/or Series [ ] New Term Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Credit Documents.

9.	Borrower’s Certifications. By its execution of this Agreement, the undersigned officer, to the best of his or her knowledge, and the Borrower hereby certifies that:

i.	The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date;

[2]	Insert bracketed language if the lending institution is not already a Lender

ii.	No event has occurred and is continuing or would result from the consummation of the proposed Borrowing contemplated hereby that would constitute a Default or an Event of Default; and

iii.	Borrower has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof.

10.	Borrower Covenants. By its execution of this Agreement, the Borrower hereby covenants that:

i.	[Borrower shall make any payments required pursuant to Section 2.11 of the Credit Agreement in connection with the New Revolving Credit Commitments;][3]

ii.	Borrower shall deliver or cause to be delivered the following legal opinions and documents: [ ], together with all other legal opinions and other documents reasonably requested by the Administrative Agent in connection with this Agreement; and

iii.	Set forth on the attached Officers’ Certificate are the calculations (in reasonable detail) demonstrating compliance with the financial tests described in Section 10.9 and 10.10 of the Credit Agreement as of the last day of the most recently ended fiscal quarter after giving effect to such New Loan Commitments and such other adjustment events in connection with any concurrent Permitted Acquisitions or Dispositions.

11.	Notice. For purposes of the Credit Agreement, the initial notice address of each New Loan Lender shall be as set forth below its signature below.

12.	Non-US Lenders. For each New Loan Lender that is a Non-US Lender, delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such New Loan Lender may be required to deliver to the Administrative Agent pursuant to subsection 5.4(d) of the Credit Agreement.

13.	Recordation of the New Loans. Upon execution and delivery hereof, the Administrative Agent will record the Series [ ] New Term Loans and/or New Revolving Loans, as the case may be, made by each New Loan Lender in the Register.

14.	Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

15.	Entire Agreement. This Agreement, the Credit Agreement and the other Credit Documents represent the entire agreement among the parties hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the parties hereto relative to the subject matter hereof not expressly set forth or referred to herein or in the Credit Agreement or other Credit Documents.

[3]	Select this provision in the circumstance where the Lender is a New Revolving Loan Lender.

16.	GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

17.	Severability. Any term or provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

18.	Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of [            ,     ].

[NAME OF NEW LOAN LENDER]

By:
Name:
Title:

Notice Address:
Attention:
Telephone:
Facsimile:

SERENA SOFTWARE, INC.

By:
Name:
Title:

Consented to by:

BARCLAYS BANK PLC,

as Administrative Agent

By:
Name:
Title:

SCHEDULE A

TO JOINDER AGREEMENT

Name of New Loan Lender	Type of Commitment	Amount
[ ]	New Term Loan Commitment	$_________________
[ ]	New Revolving Credit Commitment	$_________________
Total: $____________

EXHIBIT K

TO THE CREDIT AGREEMENT

[RESERVED]

EXHIBIT L-1

TO THE CREDIT AGREEMENT

FORM OF PARI PASSU INTERCREDITOR AGREEMENT

PARI PASSU INTERCREDITOR AGREEMENT

Among

SERENA SOFTWARE, INC.,

as Borrower,

the other Grantors party hereto,

BARCLAYS BANK PLC,

as [Credit Agreement] Collateral Agent for the Credit Agreement Secured Parties

BARCLAYS BANK PLC,

as Authorized Representative for the Credit Agreement Secured Parties,

[[                     ]

as the Additional First Lien Collateral Agent]

[                     ]

as the Initial Additional Authorized Representative,

and

each additional Authorized Representative from time to time party hereto

dated as of [            ], 20[     ]

PARI PASSU INTERCREDITOR AGREEMENT, dated as of [            ], 20[    ] (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, this “Agreement”), among SERENA SOFTWARE, INC., a Delaware corporation (the “Borrower”), the other Grantors (as defined below) from time to time party hereto, BARCLAYS BANK PLC (“BARCLAYS”), as collateral agent for the Credit Agreement Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “[Credit Agreement]1 Collateral Agent”), BARCLAYS, as Authorized Representative for the Credit Agreement Secured Parties (as each such term is defined below), [[            ], as collateral agent for the Additional First Lien Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Additional First

[1]	NOTE, TO THE EXTENT THE FIRST LIEN SECURED PARTIES ARE PARTY TO THE SAME SECURITY AGREEMENT, THEY WILL SHARE COLLATERAL AGENT. REMOVE BRACKETS ACCORDINGLY

Lien Collateral Agent”), [            ],] as Authorized Representative for the Initial Additional First Lien Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Initial Additional Authorized Representative”) and each additional Authorized Representative from time to time party hereto for the other Additional First Lien Secured Parties of the Series (as defined below) with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Collateral Agent, the Administrative Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Additional Authorized Representative (for itself and on behalf of the Initial Additional First Lien Secured Parties) and each additional Authorized Representative (for itself and on behalf of the Additional First Lien Secured Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

[“Additional First Lien Collateral Agent” has the meaning assigned thereto in the introductory paragraph of this Agreement.]

“Additional First Lien Documents” means, with respect to the Initial Additional First Lien Obligations or any Series of Additional Senior Class Debt, the notes, indentures, security documents and other operative agreements evidencing or governing such indebtedness and liens securing such indebtedness, including the Initial Additional First Lien Documents and the Additional First Lien Security Documents and each other agreement entered into for the purpose of securing the Initial Additional First Lien Obligations or any Series of Additional Senior Class Debt; provided that, in each case, the Indebtedness thereunder (other than the Initial Additional First Lien Obligations) has been designated as Additional First Lien Obligations pursuant to Section 5.13 hereto.

“Additional First Lien Obligations” means all amounts owing to any Additional First Lien Secured Party (including the Initial Additional First Lien Secured Parties) pursuant to the terms of any Additional First Lien Document (including the Initial Additional First Lien Documents), including, without limitation, all amounts in respect of any principal, premium, interest (including any interest accruing subsequent to the commencement of a Bankruptcy Case at the rate provided for in the respective Additional First Lien Document, whether or not such interest is an allowed claim under any such proceeding or under applicable state, federal or foreign law), penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts.

“Additional First Lien Secured Party” means the holders of any Additional First Lien Obligations and any Authorized Representative with respect thereto, and shall include the Initial Additional First Lien Secured Parties.

“Additional First Lien Secured Party Consent” means a consent in the form of Annex F to the Security Agreement pursuant to which any Additional First Lien Secured Parties, acting through their Authorized Representative, agree to have their respective Additional First Lien Obligations secured pursuant to the Credit Agreement Collateral Documents.

“Additional First Lien Security Documents” means any security agreement or any other document now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure the Additional First Lien Obligations, which shall include any Credit Agreement Collateral Document to the extent an Authorized Representative becomes party thereto by validly executing and delivering an Additional First Lien Secured Party Consent.

“Additional Senior Class Debt” has the meaning assigned to such term in Section 5.13.

“Additional Senior Class Debt Parties” has the meaning assigned to such term in Section 5.13.

“Additional Senior Class Debt Representative” has the meaning assigned to such term in Section 5.13.

“Administrative Agent” has the meaning assigned to such term in the definition of “Credit Agreement”.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Authorized Representative” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Administrative Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

[“Applicable Collateral Agent” means (i) until the earlier of (x) Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Credit Agreement Collateral Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Additional First Lien Collateral Agent.]

“Authorized Representative” means, at any time, (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Administrative Agent, (ii) in the case of the Initial Additional First Lien Obligations or the Initial Additional First Lien Secured Parties, the Initial Additional Authorized Representative, and (iii) in the case of any other Series of Additional First Lien Obligations or Additional First Lien Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Barclays” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Collateral” means all assets and properties subject to Liens created pursuant to any First Lien Security Document to secure one or more Series of First Lien Obligations.

“Collateral Agent” means [(i) in the case of any Credit Agreement Obligations, the Credit Agreement Collateral Agent and (ii) in the case of the Additional First Lien Obligations, the Additional First Lien Collateral Agent][Barclays, until such time as it resigns as Collateral Agent under the Security Agreement and, thereafter, the successor collateral agent to Barclays selected in accordance with the terms of the Security Agreement].

“Controlling Secured Parties” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Credit Agreement Secured Parties and (ii) at any other time, the Series of First Lien Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of March [2], 2011, among the Borrower, the lenders from time to time party thereto, Barclays, as administrative agent (in such capacity and together with its successors in such capacity, the “Administrative Agent”) and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

[“Credit Agreement Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.]

“Credit Agreement Collateral Documents” means the Security Agreement, the other Security Documents (as defined in the Credit Agreement) and each other agreement entered into in favor of the [Credit Agreement] Collateral Agent for the purpose of securing any Credit Agreement Obligations.

“Credit Agreement Obligations” means all Obligations as defined in the Credit Agreement.

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of First Lien Obligations, the date on which such Series of First Lien Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the Credit Agreement Obligations with respect to such Shared Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with additional First Lien Obligations secured by such Shared Collateral under an Additional First Lien Document which has been designated in writing by the Administrative Agent (under the Credit Agreement so Refinanced) to the [Additional First Lien] Collateral Agent and each other Authorized Representative as the “Credit Agreement” for purposes of this Agreement.

“Event of Default” means an “Event of Default” (or similarly defined term) as defined in any Secured Credit Document.

“First Lien Obligations” means, collectively, (i) the Credit Agreement Obligations and (ii) each Series of Additional First Lien Obligations.

“First Lien Secured Parties” means (i) the Credit Agreement Secured Parties and (ii) the Additional First Lien Secured Parties with respect to each Series of Additional First Lien Obligations.

“First Lien Security Documents” means, collectively, (i) the Credit Agreement Collateral Documents and (ii) the Additional First Lien Security Documents.

“Grantors” means the Borrower and each of the other Subsidiary Guarantors (as defined in the Credit Agreement) and each other Subsidiary of the Borrower which has granted a security interest pursuant to any First Lien Security Document to secure any Series of First Lien Obligations. The Grantors existing on the date hereof are set forth in Annex I hereto.

“Impairment” has the meaning assigned to such term in Section 1.03.

“Initial Additional Authorized Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Initial Additional First Lien Agreement” mean that certain [Indenture] [Other Agreement], dated as of [            ], among the Borrower, [the Guarantors identified therein], and [            ], as [trustee], as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Initial Additional First Lien Documents” means the Initial Additional First Lien Agreement, the debt securities issued thereunder, the Initial Additional First Lien Security Agreement and any security documents and other operative agreements evidencing or governing the Indebtedness thereunder, and the liens securing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Additional First Lien Obligations which shall include any Credit Agreement Collateral Document to the extent the Initial Additional Authorized Representative becomes party thereto by validly executing and delivering an Additional First Lien Secured Party Consent.

“Initial Additional First Lien Obligations” means the [Obligations] as such term is defined in the Initial Additional First Lien Security Agreement.

“Initial Additional First Lien Secured Parties” means the [Additional First Lien Collateral Agent,] the Initial Additional Authorized Representative and the holders of the Initial Additional First Lien Obligations issued pursuant to the Initial Additional First Lien Agreement.

“Initial Additional First Lien Security Agreement” means the security agreement, dated as of the date among the Borrower[, the Additional First Lien Collateral Agent] and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time hereof, including, to the extent the Initial Additional Authorized Representative executes an Additional First Lien Secured Party Consent, the Security Agreement.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against the Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” has the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means a joinder to this Agreement in the form of Annex II hereof required to be delivered by an Authorized Representative to [each][the] Collateral Agent and each Authorized Representative pursuant to Section 5.13 hereof in order to establish an additional Series of Additional First Lien Obligations and add Additional First Lien Secured Parties hereunder.

“Lien” means any mortgage, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement or any lease in the nature thereof.

“Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral, the Authorized Representative of the Series of Additional First Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First Lien Obligations with respect to such Shared Collateral; provided, however, that if there are two outstanding Series of Additional First Lien Obligations which have an equal outstanding principal amount, the Series of Additional First Lien Obligations with the earlier maturity date shall be considered to have the larger outstanding principal amount for purposes of this definition.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 90 days (throughout which 90 day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Additional First Lien Document under which such Non-Controlling Authorized Representative is the Authorized

Representative) and (ii) [each][the] Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Additional First Lien Document under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the Additional First Lien Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Additional First Lien Document; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Administrative Agent or the [Credit Agreement] Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the First Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Possessory Collateral” means any Shared Collateral in the possession of [a][the] Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the First Lien Security Documents.

“Proceeds” has the meaning assigned to such term in Section 2.01(a).

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Secured Credit Document” means (i) the Credit Agreement and each Credit Document (as defined in the Credit Agreement), (ii) each Initial Additional First Lien Document, and (iii) each Additional First Lien Document.

“Security Agreement” means the Amended and Restated Security Agreement, dated as of March [2], 2011, among the Borrower, the [Credit Agreement] Collateral Agent and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Initial Additional First Lien Secured Parties (in their capacities as such), and (iii) the Additional First Lien Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of (i) the Credit Agreement Obligations, (ii) the Initial Additional First Lien Obligations, and (iii) the Additional First Lien Obligations incurred pursuant to any Additional First Lien Document, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional First Lien Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of First Lien Obligations hold a valid and perfected security interest at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Lien Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

SECTION 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

SECTION 1.03 Impairments. It is the intention of the First Lien Secured Parties of each Series that the holders of First Lien Obligations of such Series (and not the First Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations), (y) any of the First Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations or (ii) the existence of any Collateral for any other Series of First Lien Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First Lien Obligations, an “Impairment” of such Series); provided, that the existence of a maximum claim with respect to any real property subject to a mortgage which applies to all First Lien Obligations shall not be deemed to be an Impairment of any Series of First Lien Obligations. In the event of any Impairment with respect to any Series of First Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First Lien Obligations, and the rights of the holders of such Series of First Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of First Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First Lien Obligations subject to such Impairment. Additionally, in the event the First Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such First Lien Obligations or the First Lien

Security Documents governing such First Lien Obligations shall refer to such obligations or such documents as so modified.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01 Priority of Claims.

(a) Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.03 and 2.01(d)), if an Event of Default has occurred and is continuing, and the [Applicable] Collateral Agent or any First Lien Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of the Borrower or any other Grantor or any First Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Collateral by any First Lien Secured Party or received by the [Applicable] Collateral Agent or any First Lien Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the First Lien Obligations are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to [each][the] Collateral Agent (in its capacity as such) pursuant to the terms of any Secured Credit Document, (ii) SECOND, subject to Section 1.03, to the payment in full of the First Lien Obligations of each Series on a ratable basis, with such Proceeds to be applied to the First Lien Obligations of a given Series in accordance with the terms of the applicable Secured Credit Documents and (iii) THIRD, after payment of all First Lien Obligations, to the Borrower and the other Grantors or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. If, despite the provisions of this Section 2.01(a), any First Lien Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the First Lien Obligations to which it is then entitled in accordance with this Section 2.01(a), such First Lien Secured Party shall hold such payment or recovery in trust for the benefit of all First Lien Secured Parties for distribution in accordance with this Section 2.01(a). Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Lien Obligations (such third party, an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of First Lien Obligations with respect to which such Impairment exists.

(b) It is acknowledged that the First Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the First Lien Secured Parties of any Series.

(c) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the First Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each First Lien Secured Party hereby agrees that the Liens securing each Series of First Lien Obligations on any Shared Collateral shall be of equal priority.

(d) Notwithstanding anything herein to the contrary, the Additional First Lien Secured Parties that are not represented by the Credit Agreement Collateral Agent, may agree in a separate agreement that any proceeds of Collateral or other payments to be distributed to such Additional First Lien Secured Parties pursuant to Section 2.01 will be as between such Additional First Lien Secured Parties shared in a different order of priority.

SECTION 2.02 Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a) Only the [Applicable] Collateral Agent shall act or refrain from acting with respect to any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral). [At any time when the Credit Agreement Collateral Agent is the Applicable Collateral Agent][Until the Non-Controlling Authorized Representative Enforcement Date], no Additional First Lien Secured Party shall or shall instruct [any][the] Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Additional First Lien Security Document, applicable law or otherwise, it being agreed that only the [Credit Agreement] Collateral Agent, acting in accordance with the Credit Agreement Collateral Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral at such time.

(b) With respect to any Shared Collateral [at any time when the Additional First Lien Collateral Agent is the Applicable Collateral Agent,] (i) the [Applicable] Collateral Agent shall act only on the instructions of the Applicable Authorized Representative, (ii) the [Applicable] Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other First Lien Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other First Lien Secured Party (other than the Applicable Authorized Representative) shall or shall instruct the [Applicable] Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any First Lien Security Document, applicable law or otherwise, it being agreed that only the [Applicable] Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the Additional First Lien Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral.

(c) Notwithstanding any equal priority of the Liens securing each Series of First Lien Obligations, the [Applicable] Collateral Agent [(in the case of the Additional First Lien Collateral Agent, acting on the instructions of the Applicable Authorized Representative)] may deal with the Shared Collateral as if [such Applicable][the] Collateral Agent had a senior Lien on such Collateral. No

Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the [Applicable] Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party or any other exercise by the [Applicable] Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the[ Applicable] Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any First Lien Secured Party, the [Applicable] Collateral Agent or any Authorized Representative with respect to any Collateral not constituting Shared Collateral.

(d) Each of the First Lien Secured Parties agrees that it will not (and hereby waives any right to) question or contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of [any][the] Collateral Agent or any Authorized Representative to enforce this Agreement.

SECTION 2.03 No Interference; Payment Over.

(a) Each First Lien Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any First Lien Obligations of any Series or any First Lien Security Document or the validity, attachment, perfection or priority of any Lien under any First Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the [Applicable] Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the [Applicable] Collateral Agent or any other First Lien Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the [Applicable] Collateral Agent or any other First Lien Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the [Applicable] Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the [Applicable] Collateral Agent, any Applicable Authorized Representative or any other First Lien Secured Party shall be liable for any action taken or omitted to be taken by the [Applicable] Collateral Agent, such Applicable Authorized Representative or other First Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the [Applicable] Collateral Agent or any other First Lien Secured Party to enforce this Agreement.

(b) Each First Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any First Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the First Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other First

Lien Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the [Applicable] Collateral Agent, to be distributed in accordance with the provisions of Section 2.01 hereof.

SECTION 2.04 Automatic Release of Liens; Amendments to First Lien Security Documents.

(a) If, at any time the [Applicable] Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of [the other Collateral Agent for the benefit of] each Series of First Lien Secured Parties upon such Shared Collateral will automatically be released and discharged as and when, but only to the extent, such Liens of the [Applicable] Collateral Agent on such Shared Collateral are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01.

(b) Each Collateral Agent and Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the [Applicable] Collateral Agent to evidence and confirm any release of Shared Collateral provided for in this Section.

SECTION 2.05 Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against the Borrower or any of its Subsidiaries.

(b) If the Borrower and/or any other Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each First Lien Secured Party (other than any Controlling Secured Party or Authorized Representative of any Controlling Secured Party) agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Authorized Representative of any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are sub-ordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pani passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the First Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the First Lien Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to Section 2.01, and (D) if any First Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01; provided that the First Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing or use of cash collateral.

SECTION 2.06 Reinstatement. In the event that any of the First Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such First Lien Obligations shall again have been paid in full in cash.

SECTION 2.07 Insurance. As between the First Lien Secured Parties, the [Applicable] Collateral Agent, [(and in the case of the Additional First Lien Collateral Agent, acting at the direction of the Applicable Authorized Representative)], shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 2.08 Refinancings. The First Lien Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document) of any First Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09 Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a) The Possessory Collateral shall be delivered to the [Credit Agreement] Collateral Agent and the [Credit Agreement] Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09; [provided that at any time the Credit Agreement Collateral Agent is not the Applicable Collateral Agent, the Credit Agreement Collateral Agent shall, at the request of the Additional First Lien Collateral Agent, promptly deliver all Possessory Collateral to the Additional First Lien Collateral Agent together with any necessary endorsements (or otherwise allow the Additional First Lien Collateral Agent to obtain control of such Possessory Collateral).] The Borrower shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify [each][the] Collateral Agent for loss or damage suffered by such Collateral Agent as a result of such transfer except for loss or damage suffered by such Collateral Agent as a result of its own willful misconduct, gross negligence or bad faith.

(b) The [Applicable] Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(c) The duties or responsibilities of [each][the] Collateral Agent under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other First Lien Secured Party for purposes of perfecting the Lien held by such First Lien Secured Parties therein.

SECTION 2.10 Amendments to Security Documents.

(a) Without the prior written consent of the Administrative Agent, each of the other Authorized Representatives agrees that no Additional First Lien Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Additional First Lien Security Document would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(b) Without the prior written consent of the Administrative Agent, the [Credit Agreement] Collateral Agent agrees that no Credit Agreement Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Credit Agreement Collateral Document would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(c) In making determinations required by this Section 2.10, [each][the] Collateral Agent may conclusively rely on an officer’s certificate of the Borrower.

ARTICLE III

Existence and Amounts of Liens and Obligations

SECTION 3.01 Determinations with Respect to Amounts of Liens and Obligations. Whenever [a][the] Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative [or Collateral Agent] and shall be entitled to make such determination or not make any determination on the basis of the information so furnished; provided, however, that if an Authorized Representative [or a Collateral Agent] shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Borrower. [Each][The] Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First Lien Secured Party or any other person as a result of such determination.

ARTICLE IV

The [Applicable] Collateral Agent

SECTION 4.01 Authority.

(a) Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on [any Applicable][the] Collateral Agent to any Non-Controlling Secured Party or give any Non-Controlling Secured Party the right to direct [any Applicable][the] Collateral Agent, except that [each Applicable][the] Collateral Agent shall be obligated to distribute proceeds of any Shared Collateral in accordance with Section 2.01 hereof.

(b) In furtherance of the foregoing, each Non-Controlling Secured Party acknowledges and agrees that the [Applicable] Collateral Agent shall be entitled, for the benefit of the First Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First Lien Security Documents, as applicable, for which the [Applicable] Collateral Agent is the collateral agent of such Shared Collateral, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the First Lien Obligations held by such Non-Controlling Secured Parties. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the [Applicable] Collateral Agent, the Applicable Authorized Representative or any other First Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the First Lien Secured Parties waives any claim it may now or hereafter have against [any][the] Collateral Agent or the Authorized Representative of any other Series of First Lien Obligations or any other First Lien Secured Party of any other Series arising out of (i) any actions which [any][the] Collateral Agent, Authorized Representative or the First Lien Secured Parties take or omit to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Security Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, (ii) any election by any Applicable Authorized Representative or any holders of First Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, by the Borrower or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the [Applicable] Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any First Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of First Lien Obligations for whom such Collateral constitutes Shared Collateral.

ARTICLE V

Miscellaneous

SECTION 5.01 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the [Credit Agreement] Collateral Agent or the Administrative Agent, to it at [                            ], Attention of [            ] (Fax No. [            ]);

(b) if to the [Additional First Lien Collateral Agent or the] Initial Additional Authorized Representative, to it at [        ];

(c) if to any other Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date three Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among [each][the] Collateral Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 5.02 Waivers; Amendment; Joinder Agreements.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and [each][the] Collateral Agent (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Borrower’s consent or which increases the obligations or reduces the rights of the Borrower or any other Grantor, with the consent of the Borrower).

(c) Notwithstanding the foregoing, without the consent of any First Lien Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder

Agreement in accordance with Section 5.13 and upon such execution and delivery, such Authorized Representative and the Additional First Lien Secured Parties and Additional First Lien Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the Additional First Lien Security Documents applicable thereto.

(d) Notwithstanding the foregoing, without the consent of any other Authorized Representative or First Lien Secured Party, the Collateral Agent[s] may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional First Lien Obligations in compliance with the Credit Agreement and the other Secured Credit Documents.

SECTION 5.03 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.06 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.08 Submission to Jurisdiction Waivers; Consent to Service of Process. [Each][The] Collateral Agent and each Authorized Representative, on behalf of itself and the First Lien Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the First Lien Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York located in the Borough of Manhattan, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address set forth in Section 5.01;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any First Lien Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any First Lien Secured Party) to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR FOR ANY COUNTERCLAIM THEREIN.

SECTION 5.10 Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the First Lien Security Documents or any of the other Secured Credit Documents, the provisions of this Agreement shall control.

SECTION 5.12 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties in relation to one another. None of the Borrower, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.08, 2.09 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Credit Agreement or any Additional First Lien Documents), and none of the Borrower or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13 Additional Senior Debt. To the extent, but only to the extent permitted by the provisions of the Credit Agreement and the Additional First Lien Documents, the Borrower may incur additional indebtedness after the date hereof that is permitted by the Credit Agreement and the Additional First Lien Documents to be incurred and secured on an equal and ratable basis by the Liens securing the First Lien Obligations (such indebtedness referred to as “Additional Senior Class Debt”). Any such Additional Senior Class Debt may be secured by a Lien and may be Guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Additional First Lien Documents, if and subject to the condition that the Authorized Representative of any such Additional Senior Class Debt (each, an “Additional Senior Class Debt Representative”), acting on behalf of the holders of such Additional Senior Class Debt (such Authorized Representative and holders in respect of any Additional Senior Class Debt being referred to as the “Additional Senior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.

In order for an Additional Senior Class Debt Representative to become a party to this Agreement,

(i) such Additional Senior Class Debt Representative, [each][the] Collateral Agent, each Authorized Representative and each Grantor shall have executed and delivered an instrument substantially in the form of Annex II (with such changes as may be reasonably approved by [each][the] Collateral Agent and such Additional Senior Class Debt Representative) pursuant to which such Additional Senior Class Debt Representative becomes an Authorized Representative hereunder, and the Additional Senior Class Debt in respect of which such Additional Senior Class Debt Representative is the Authorized Representative and the related Additional Senior Class Debt Parties become subject hereto and bound hereby;

(ii) the Borrower shall have (x) delivered to [each][the] Collateral Agent true and complete copies of each of the Additional First Lien Documents relating to such Additional Senior Class Debt, certified as being true and correct by an authorized officer of the Borrower and (y) identified in a certificate of an authorized officer the obligations to be designated as Additional First Lien Obligations and the initial aggregate principal amount or face amount thereof;

(iii) all filings, recordations and/or amendments or supplements to the First Lien Security Documents necessary or desirable in the reasonable judgment of the [Additional First Lien] Collateral Agent to confirm and perfect the Liens securing the relevant obligations relating to such Additional Senior Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordings have been taken in the reasonable judgment of the [Additional First Lien] Collateral Agent), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of the [Additional First Lien] Collateral Agent); and

(iv) the Additional First Lien Documents, as applicable, relating to such Additional Senior Class Debt shall provide, in a manner reasonably satisfactory to [each][the] Collateral Agent, that each Additional Senior Class Debt Party with respect to such Additional Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional Senior Class Debt.

Each Authorized Representative acknowledges and agrees that upon execution and delivery of a Joinder Agreement substantially in the form of Annex II by an Additional Senior Class Debt Representative and each Grantor in accordance with this Section 5.13, the [Additional First Lien] Collateral Agent will continue to act in its capacity as [Additional First Lien] Collateral Agent in respect of the then existing Authorized Representatives (other than the Administrative Agent) and such additional Authorized Representative.

SECTION 5.14 Agent Capacities. Except as expressly provided herein or in the Credit Agreement Collateral Documents, Barclays is acting in the capacities of Administrative Agent and [Credit Agreement] Collateral Agent solely for the Credit Agreement Secured Parties. Except as expressly provided herein or in the Additional First Lien Security Documents, [[            ] is acting in the capacity of [Additional First Lien] Collateral Agent solely for the Additional First Lien Secured Parties.] Except as expressly set forth herein, none of the Administrative Agent, the [Credit Agreement] Collateral Agent [or the Additional First Lien Collateral Agent] shall have any duties or obligations in respect of any of the Collateral, all of such duties and obligations, if any, being subject to and governed by the applicable Secured Credit Documents.

SECTION 5.15 Integration. This Agreement together with the other Secured Credit Documents and the First Lien Security Documents represents the agreement of each of the Grantors and the First Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the [Credit Agreement] Collateral Agent, or any other First Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the First Lien Security Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BARCLAYS BANK PLC,
as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

BARCLAYS BANK PLC,
as Authorized Representative for the Credit Agreement Secured Parties

By:
Name:
Title:

By:
Name:
Title:

[[ ],
as Additional First Lien Collateral Agent

By:
Name:
Title:]

[ ],
as Initial Additional Authorized Representative

By:
Name:
Title:

SERENA SOFTWARE, INC.

By:
Name:
Title:

[GRANTORS]

By:
Name:
Title:

ANNEX I

Grantors

Schedule 1

ANNEX II

[FORM OF] JOINDER NO. [        ] dated as of [            ], 20[ ] to the PARI PASSU INTERCREDITOR AGREEMENT dated as of [            ], 20[ ] (the “Pari Passu Intercreditor Agreement”), among SERENA SOFTWARE, INC., a Delaware corporation (the “Borrower”), certain subsidiaries and affiliates of the Borrower (each a “Grantor”), BARCLAYS BANK PLC, as [Credit Agreement] Collateral Agent for the Credit Agreement Secured Parties under the First Lien Security Documents (in such capacity, the “Credit Agreement Collateral Agent”), BARCLAYS BANK PLC, as Authorized Representative for the Credit Agreement Secured Parties, [                ][, as Additional First Lien Collateral Agent, [            ],] as Initial Additional Authorized Representative, and the additional Authorized Representatives from time to time a party thereto.1

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Pari Passu Intercreditor Agreement.

B. As a condition to the ability of the Borrower to incur Additional First Lien Obligations and to secure such Additional Senior Class Debt with the liens and security interests created by the Additional First Lien Security Documents, the Additional Senior Class Debt Representative in respect of such Additional Senior Class Debt is required to become an Authorized Representative, and such Additional Senior Class Debt and the Additional Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the Pari Passu Intercreditor Agreement. Section 5.13 of the Pari Passu Intercreditor Agreement provides that such Additional Senior Class Debt Representative may become an Authorized Representative, and such Additional Senior Class Debt and such Additional Senior Class Debt Parties may become subject to and bound by the Pari Passu Intercreditor Agreement upon the execution and delivery by the Senior Debt Class Representative of an instrument in the form of this Joinder and the satisfaction of the other conditions set forth in Section 5.13 of the Pari Passu Intercreditor Agreement. The undersigned Additional Senior Class Debt Representative (the “New Representative”) are executing this Joinder Agreement in accordance with the requirements of the Pari Passu Intercreditor Agreement and the First Lien Security Documents.

Accordingly, [each][the] Collateral Agent, each Authorized Representative and the New Representative agree as follows:

SECTION 1. In accordance with Section 5.13 of the Pari Passu Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, and the related Additional Senior Class Debt and Additional Senior Class Debt Parties become subject to and bound by, the Pari Passu Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative and the New Representative, on its behalf and on behalf of such Additional Senior Class Debt Parties, hereby agrees to all the terms and provisions of the Pari Passu Intercreditor Agreement applicable to it as Authorized Representative and to the Additional Senior Class Debt Parties that it represents as Additional First Lien Secured Parties. Each reference to an “Authorized Representative” in the Pari Passu Intercreditor Agreement shall be deemed to

[1]	In the event of the Refinancing of the Credit Agreement Obligations, revise to reflect joinder by a new Credit Agreement Collateral Agent include the New Representative. The Pari Passu Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to [each][the] Collateral Agent, each Authorized Representative and the other First Lien Secured Parties, individually, that (i) it has full power and authority to enter into this Joinder, in its capacity as [agent] [trustee], (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and (iii) the Additional First Lien Documents relating to such Additional Senior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Additional Senior Class Debt Parties in respect of such Additional Senior Class Debt will be subject to and bound by the provisions of the Pari Passu Intercreditor Agreement as Additional First Lien Secured Parties.

SECTION 3. This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when [each][the] Collateral Agent shall have received a counterpart of this Joinder that bears the signatures of the New Representative. Delivery of an executed signature page to this Joinder by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Joinder.

SECTION 4. Except as expressly supplemented hereby, the Pari Passu Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pari Passu Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Pari Passu Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at its address set forth below its signature hereto.

SECTION 8. The Borrower agrees to reimburse [each][the] Collateral Agent and each Authorized Representative for its reasonable out-of-pocket expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel.

IN WITNESS WHEREOF, the New Representative has duly executed this Joinder to the Pari Passu Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ],

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

Acknowledged by:

BARCLAYS BANK PLC, as the [Credit Agreement] Collateral Agent and Authorized Representative,

By:
Name:
Title:

By:
Name:
Title:

[ ], as the [Additional First Lien Collateral Agent and] Initial Additional Authorized Representative,

By:
Name:
Title:

[OTHER AUTHORIZED REPRESENTATIVES]

SERENA SOFTWARE, INC., as Borrower

By:
Name:
Title:

THE OTHER GRANTORS LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

Schedule I to the

Supplement to the

Pari Passu Intercreditor Agreement

Grantors

[                    ]

EXHIBIT L-2

TO THE CREDIT AGREEMENT

FORM OF FIRST LIEN/SECOND LIEN INTERECREDITOR AGREEMENT

FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT

Among

SERENA SOFTWARE, INC.

as Borrower,

the other Grantors party hereto,

BARCLAYS BANKS PLC

as Senior Representative for the Credit Agreement Secured Parties

[             ],

as the Initial Additional Second Priority Representative

and

each additional Representative from time to time party hereto dated as of [ ], 20[ ]

FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT dated as of [            ], 20[ ] (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among SERENA SOFTWARE, INC., a Delaware corporation (the “Borrower”), the other Grantors (as defined below) party hereto, BARCLAYS BANK PLC (“Barclays”) as Representative for the Credit Agreement Secured Parties (in such capacity, the “Administrative Agent”), [INSERT NAME AND CAPACITY], as Representative for the Initial Second Priority Debt Parties (in such capacity and together with its successors in such capacity, the “Initial Second Priority Representative”), and each additional Second Priority Representative and Senior Representative that from time to time becomes a party hereto pursuant to Section 8.09.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Administrative Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Second Priority Representative (for itself and on behalf of the Initial Second Priority Debt Parties) and each additional Senior Representative (for itself and on behalf of the Additional Senior Debt Parties under the applicable Additional Senior Debt Facility) and each additional Second Priority Representative (for itself and on behalf of the Second Priority Debt Parties under the applicable Second Priority Debt Facility) agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional Senior Debt” means any Indebtedness that is issued or guaranteed by the Borrower and/or any other Guarantor (other than Indebtedness constituting Credit Agreement Obligations) which Indebtedness and Guarantees are secured by the Senior Collateral (or a portion thereof) on a pari passu basis (but without regard to control or remedies) with the Credit Agreement Obligations; provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each Senior Debt Document and Second Priority Debt Document and (ii) the Representative for the holders of such Indebtedness shall have become party to (A) this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof and (B) the First Lien Intercreditor Agreement pursuant to, and by satisfying the conditions set forth in, Section 5.13 thereof, provided further that, if such Indebtedness will be the initial Additional Senior Debt incurred by the Borrower after the date hereof, then the Guarantors, the Administrative Agent and the Representative for such Indebtedness shall have executed and delivered the First Lien Intercreditor Agreement. Additional Senior Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Guarantors issued in exchange therefor. Notwithstanding anything herein to the contrary, the Administrative Agent shall have no obligation to distribute any proceeds of Collateral or other payments to be distributed by it under the First Lien Intercreditor Agreement in any priority other than the payment priority set forth in Section 2.01 of the First Lien Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Additional Senior Debt Parties that are not represented by the Administrative Agent, may agree in a separate agreement that any proceeds of Collateral or other payments to be distributed to such Additional Senior Debt Parties pursuant to the first sentence of Section 4.01 will be as between such Additional Senior Debt Parties shared in a different order of priority.

“Additional Senior Debt Documents” means, with respect to any series, issue or class of Additional Senior Debt, the promissory notes, indentures, Collateral Documents or other operative agreements evidencing or governing such Indebtedness, including the Senior Collateral Documents.

“Additional Senior Debt Facility” means each indenture or other governing agreement with respect to any Additional Senior Debt.

“Additional Senior Debt Obligations” means, with respect to any series, issue or class of Additional Senior Debt, (a) all principal of, and interest (including, without limitation, any interest which accrues after the commencement of any Bankruptcy Case, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional Senior Debt, (b) all other amounts payable to the related Additional Senior Debt Parties under the related Additional Senior Debt Documents and (c) any renewals or extensions of the foregoing.

“Additional Senior Debt Parties” means, with respect to any series, issue or class of Additional Senior Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Additional Senior Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Borrower or any Guarantor under any related Additional Senior Debt Documents.

“Administrative Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor administrative agent and collateral agent as provided in Section 12 of the Credit Agreement.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Barclays” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Class Debt” has the meaning assigned to such term in Section 8.09.

“Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Class Debt Representatives” has the meaning assigned to such term in Section 8.09.

“Collateral” means the Senior Collateral and the Second Priority Collateral.

“Collateral Documents” means the Senior Collateral Documents and the Second Priority Collateral Documents.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of [            ], 2011, among the Borrower, the lenders from time to time party thereto, Barclays, as administrative agent, and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Credit Agreement Credit Documents” means the Credit Agreement and the other “Credit Documents” as defined in the Credit Agreement.

“Credit Agreement Obligations” means the “Obligations” as defined in the Credit Agreement.

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement.

“Debt Facility” means any Senior Facility and any Second Priority Debt Facility.

“Designated Second Priority Representative” means (i) the Initial Second Priority Representative, until such time as the Second Priority Debt Facility under the Initial Second Priority Debt Documents ceases to be the only Second Priority Debt Facility under this Agreement and (ii) thereafter, the Second Priority Representative designated from time to time by the Second Priority Instructing Group, in a notice to the Designated Senior Representative and the Borrower hereunder, as the “Designated Second Priority Representative” for purposes hereof.

“Designated Senior Representative” means (i) if at any time there is only one Senior Representative for a Senior Facility with respect to which the Discharge of Senior Obligations has not occurred, such Senior Representative and (ii) at any time when clause (i) does not apply, the Applicable Authorized Representative (as defined in the First Lien Intercreditor Agreement) at such time.

“DIP Financing” has the meaning assigned to such term in Section 6.01.

“Discharge” means, with respect to any Shared Collateral and any Debt Facility, the date on which such Debt Facility and the Senior Obligations or Second Priority Debt Obligations thereunder, as the case may be, are no longer secured by such Shared Collateral pursuant to the terms of the documentation governing such Debt Facility. The term “Discharged” shall have a corresponding meaning.

“Discharge of Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the Credit Agreement Obligations with respect to such Shared Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with an Additional Senior Debt Facility secured by such Shared Collateral under one or more Additional Senior Debt Documents which has been designated in writing by the Administrative Agent (under the Credit Agreement so Refinanced) to the Designated Senior Representative as the “Credit Agreement” for purposes of this Agreement.

“Discharge of Senior Obligations” means the date on which the Discharge of Credit Agreement Obligations and the Discharge of each Additional Senior Debt Facility has occurred.

“First Lien Intercreditor Agreement” means the “Pari Passu Intercreditor Agreement”, as such term is defined in the Credit Agreement and in such form as agreed upon by the Administrative Agent and holders of Additional Senior Debt.

“Grantors” means the Borrower and each Subsidiary which has granted a security interest pursuant to any Collateral Document to secure any Obligations.

“Guarantors” means the “Subsidiary Guarantors” as defined in the Credit Agreement.

“Initial Second Priority Debt” means the Second Priority Debt incurred pursuant to the Initial Second Priority Debt Documents.

“Initial Second Priority Debt Documents” means that certain [[Indenture], dated as of [            ], 20[    ], among the Borrower, [the Guarantors identified therein,] [ ], as [trustee] , and [ ], as [paying agent, registrar and transfer agent]] and any notes, security documents and other operative agreements evidencing or governing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Second Priority Debt Obligations.

“Initial Second Priority Debt Obligations” means the Second Priority Debt Obligations arising pursuant to the Initial Second Priority Debt Documents.

“Initial Second Priority Debt Parties” means the holders of any Initial Second Priority Debt Obligations and the Initial Second Priority Representative.

“Initial Second Priority Representative” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against the Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property” means all “Copyrights,” “Patents” and “Trademarks,” each as defined in the Security Agreement.

“Joinder Agreement” means a supplement to this Agreement in the form of Annex III or Annex IV hereof required to be delivered by a Representative to the Designated Senior Representative pursuant to Section 8.09 hereof in order to include an additional Debt Facility hereunder and to become the Representative hereunder for the Senior Secured Parties or Second Priority Secured Parties, as the case may be, under such Debt Facility.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Major Second Priority Representative” means, with respect to any Shared Collateral, the Second Priority Representative of the series of Second Priority Debt that (a) constitutes the largest outstanding principal amount of any then outstanding series of Second Priority Debt with respect to such Shared Collateral and (b) is larger than the largest outstanding principal amount of any then outstanding series of Indebtedness constituting Senior Obligations with respect to such Shared Collateral.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Officer’s Certificate” has the meaning assigned to such term in Section 8.08.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a).

“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral and any payment or distribution made in respect of Shared Collateral in a Bankruptcy Case and any amounts received by any Senior Representative or any Senior Secured Party from a Second Priority Debt Party in respect of Shared Collateral pursuant to this Agreement.

“Recovery” has the meaning assigned to such term in Section 6.04.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees) issued in a dollar for dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Representatives” means the Senior Representatives and the Second Priority Representatives.

“SEC” means the United States Securities and Exchange Commission and any successor agency thereto.

“Second Priority Class Debt” has the meaning assigned to such term in Section 8.09.

“Second Priority Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Second Priority Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Second Priority Collateral” means any “Collateral” as defined in any Second Priority Debt Document or any other assets of the Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Second Priority Collateral Document as security for any Second Priority Debt Obligation.

“Second Priority Collateral Documents” means the Initial Second Priority Collateral Documents and each of the security agreements and other instruments and documents executed and delivered by the Borrower or any Grantor for purposes of providing collateral security for any Second Priority Debt Obligation.

“Second Priority Debt” means any Indebtedness of the Borrower or any other Grantor, including the Initial Second Priority Debt, which Indebtedness (and any guarantees thereof) are secured by the Second Priority Collateral on a subordinate basis to the Senior Debt Obligations (and which is not secured by Liens on any assets of the Borrower or any other Grantor other than the Second Priority

Collateral or which are not included in the Senior Collateral); provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each Senior Debt Document and Second Priority Debt Document and (ii) except in the case of the Initial Second Priority Debt hereunder, the Representative for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof. Second Priority Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Guarantors issued in exchange therefor.

“Second Priority Debt Documents” means the Initial Second Priority Debt Documents and, with respect to any series, issue or class of Second Priority Debt, the promissory notes, indentures, Collateral Documents or other operative agreements evidencing or governing such Indebtedness, including the Second Priority Collateral Documents.

“Second Priority Debt Facility” means each indenture or other governing agreement with respect to any Second Priority Debt.

“Second Priority Debt Obligations” means the Initial Second Priority Debt Obligations and, with respect to any series, issue or class of Second Priority Debt, (a) all principal of, and interest (including, without limitation, any interest which accrues after the commencement of any Bankruptcy Case, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Second Priority Debt, (b) all other amounts payable to the related Second Priority Debt Parties under the related Second Priority Debt Documents and (c) any renewals or extensions of the foregoing.

“Second Priority Debt Parties” means the Initial Second Priority Debt Parties and, with respect to any series, issue or class of Second Priority Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Second Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Borrower or any other Grantor under any related Second Priority Debt Documents.

“Second Priority Enforcement Date” means, with respect to any Second Priority Representative, the date which is 180 days (through which 180 day period such Second Priority Representative was the Major Second Priority Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Second Priority Debt Document for which such Second Priority Representative has been named as Representative) and (ii) the Designated Senior Representative’s and each other Representative’s receipt of written notice from such Second Priority Representative that (x) such Second Priority Representative is the Major Second Priority Representative and that an Event of Default (under and as defined in the Second Priority Debt Document for which such Second Priority Representative has been named as Representative) has occurred and is continuing and (y) the Second Priority Debt Obligations of the series with respect to which such Second Priority Representative is the Second Priority Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Second Priority Debt Document; provided that the Second Priority Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Designated Senior Representative has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to ) any Insolvency or Liquidation Proceeding.

“Second Priority Instructing Group” means Second Priority Representatives with respect to Second Priority Debt Facilities under which at least a majority of the then aggregate amount of Second Priority Debt Obligations are outstanding that agree to vote together or direct or instruct the Designated Second Priority Representative together.

“Second Priority Lien” means the Liens on the Second Priority Collateral in favor of Second Priority Debt Parties under Second Priority Collateral Documents.

“Second Priority Representative” means (i) in the case of the Initial Second Priority Debt Facility covered hereby, the Initial Second Priority Representative and (ii) in the case of any Second Priority Debt Facility and the Second Priority Debt Parties thereunder the trustee, administrative agent, collateral agent, security agent or similar agent under such Second Priority Debt Facility that is named as the Representative in respect of such Second Priority Debt Facility in the applicable Joinder Agreement.

“Secured Obligations” means the Senior Obligations and the Second Priority Debt Obligations.

“Secured Parties” means the Senior Secured Parties and the Second Priority Debt Parties. “Security Agreement” means the “Security Agreement” as defined in the Credit Agreement.

“Senior Class Debt” has the meaning assigned to such term in Section 8.09.

“Senior Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Senior Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Senior Collateral” means any “Collateral” as defined in any Credit Agreement Credit Document or any Additional Senior Debt Document or any other assets of the Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Senior Collateral Document as security for any Senior Obligations.

“Senior Collateral Documents” means the “Security Agreement” and the other “Security Documents” as defined in the Credit Agreement, the First Lien Intercreditor Agreement (upon and after the initial execution and delivery thereof by the initial parties thereto) and each of the security agreements and other instruments and documents executed and delivered by the Borrower or any other Grantor for purposes of providing collateral security for any Senior Obligation.

“Senior Debt Documents” means (a) the Credit Agreement Credit Documents and (b) any Additional Senior Debt Documents.

“Senior Facilities” means the Credit Agreement and any Additional Senior Debt Facilities.

“Senior Lien” means the Liens on the Senior Collateral in favor of the Senior Secured Parties under the Senior Collateral Documents.

“Senior Obligations” means the Credit Agreement Obligations and any Additional Senior Debt Obligations.

“Senior Representative” means (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Administrative Agent, (ii) in the case of any Additional Senior Debt Facility and the Additional Senior Debt Parties thereunder (including with respect to any Additional Senior Debt Facility initially covered hereby on the date of this Agreement) the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Senior Debt Facility that is named as the Representative in respect of such Additional Senior Debt Facility in the applicable Joinder Agreement.

“Senior Secured Parties” means the Credit Agreement Secured Parties and any Additional Senior Debt Parties.

“Shared Collateral” means, at any time, Collateral in which the holders of Senior Obligations under at least one Senior Facility and the holders of Second Priority Debt Obligations under at least one Second Priority Debt Facility (or their Representatives) hold a security interest at such time (or, in the case of the Senior Facilities, are deemed pursuant to Article II to hold a security interest). If, at any time, any portion of the Senior Collateral under one or more Senior Facilities does not constitute Second Priority Collateral under one or more Second Priority Debt Facilities, then such portion of such Senior Collateral shall constitute Shared Collateral only with respect to the Second Priority Debt Facilities for which it constitutes Second Priority Collateral and shall not constitute Shared Collateral for any Second Priority Debt Facility which does not have a security interest in such Collateral at such time.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Uniform Commercial Code” or “UCC” means, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York.

SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01. Subordination. Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any Second Priority Representative or any Second Priority Debt Parties on the Shared Collateral or of any

Liens granted to any Senior Representative or any other Senior Secured Party on the Shared Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the UCC, any applicable law, any Second Priority Debt Document or any Senior Debt Document or any other circumstance whatsoever, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, hereby agrees that (a) any Lien on the Shared Collateral securing any Senior Obligations now or hereafter held by or on behalf of any Senior Representative or any other Senior Secured Party or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing any Second Priority Debt Obligations and (b) any Lien on the Shared Collateral securing any Second Priority Debt Obligations now or hereafter held by or on behalf of any Second Priority Representative, any Second Priority Debt Parties or any other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing any Senior Obligations. All Liens on the Shared Collateral securing any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing any Second Priority Debt Obligations for all purposes, whether or not such Liens securing any Senior Obligations are subordinated to any Lien securing any other obligation of the Borrower, any Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.

SECTION 2.02. Nature of Senior Lender Claims. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges that (a) a portion of the Senior Obligations is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (b) the terms of the Senior Debt Documents and the Senior Obligations may be amended, supplemented or otherwise modified, and the Senior Obligations, or a portion thereof, may be Refinanced from time to time and (c) the aggregate amount of the Senior Obligations may be increased, in each case, without notice to or consent by the Second Priority Representatives or the Second Priority Debt Parties and without affecting the provisions hereof. The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, supplement or other modification, or any Refinancing, of either the Senior Obligations or the Second Priority Debt Obligations, or any portion thereof. As between the Borrower and the other Grantors and the Second Priority Debt Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Borrower and the other Grantors contained in any Second Priority Debt Document with respect to the incurrence of additional Senior Obligations.

SECTION 2.03. Prohibition on Contesting Liens. Each of the Second Priority Representatives, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Senior Obligations held (or purported to be held) by or on behalf of any Senior Representative or any of the other Senior Secured Parties or other agent or trustee therefor in any Senior Collateral, and the each Senior Representative, for itself and on behalf of each Senior Secured Party under its Senior Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Second Priority Debt Obligations held (or purported to be held) by or on behalf of any of any Second Priority Representative or any of the Second Priority Debt Parties in the Second Priority Collateral. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of any Senior Representative to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 2.01) or any of the Senior Debt Documents.

SECTION 2.04. No New Liens. The parties hereto agree that, so long as the Discharge of Senior Obligations has not occurred, (a) none of the Grantors shall grant or permit any additional Liens on any asset or property of any Grantor to secure any Second Priority Debt Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Grantor to secure the Senior Obligations; and (b) if any Second Priority Representative or any Second Priority Debt Party shall hold any Lien on any assets or property of any Grantor securing any Second Priority Obligations that are not also subject to the first-priority Liens securing all Senior Obligations under the Senior Collateral Documents, such Second Priority Representative or Second Priority Debt Party (i) shall notify the Designated Senior Representative promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien on such assets or property to each Senior Representative as security for the Senior Obligations, shall assign such Lien to the Designated Senior Representative as security for all Senior Obligations for the benefit of the Senior Secured Parties (but may retain a junior lien on such assets or property subject to the terms hereof) and (ii) until such assignment or such grant of a similar Lien to each Senior Representative, shall be deemed to hold and have held such Lien for the benefit of each Senior Representative and the other Senior Secured Parties as security for the Senior Obligations.

SECTION 2.05. Perfection of Liens. Except for the limited agreements of the Senior Representatives pursuant to Section 5.05 hereof, none of the Senior Representatives or the Senior Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Second Priority Representatives or the Second Priority Debt Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Secured Parties and the Second Priority Debt Parties and shall not impose on the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives, the Second Priority Debt Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

SECTION 2.06. Certain Cash Collateral. Notwithstanding anything in this Agreement or any other Senior Debt Documents or Second Priority Debt Documents to the contrary, collateral consisting of cash and cash equivalents pledged to secure Credit Document Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the Administrative Agent pursuant to Sections 2.1(c), 2.16(a), 3.1(b), or 5.2(e) of the Credit Agreement (or any equivalent successor provision) shall be applied as specified in the Credit Agreement and will not constitute Shared Collateral.

ARTICLE III

Enforcement

SECTION 3.01. Exercise of Remedies.

(a) So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor, (i) neither any Second Priority Representative nor any Second Priority Debt Party will (x) exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Second Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Shared Collateral or any other Senior Collateral by any Senior Representative or any Senior Secured Party in respect of the Senior Obligations, the exercise of any right by any Senior Representative or any Senior Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Senior Representative or any Senior Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the Senior Debt Documents or otherwise in respect of the Senior Collateral or the Senior Obligations, or (z) object to the forbearance by the Senior Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of Senior Obligations and (ii) except as otherwise provided herein, the Senior Representatives and the Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Shared Collateral without any consultation with or the consent of any Second Priority Representative or any Second Priority Debt Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower or any other Grantor, any Second Priority Representative may file a claim or statement of interest with respect to the Second Priority Debt Obligations under its Second Priority Debt Facility, (B) any Second Priority Representative may take any action (not adverse to the Liens on the Shared Collateral securing the Senior Obligations or the rights of the Senior Representatives or the Senior Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral, (C) any Second Priority Representative and the Second Priority Secured Parties may exercise their rights and remedies as unsecured creditors, as provided in Section 5.04, (D) any Second Priority Representative may exercise the rights and remedies provided for in Section 6.03 and (E) from and after the Second Priority Enforcement Date, the Major Second Priority Representative may exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Second Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), but only so long as (1) the Designated Senior Representative has not commenced and is not diligently pursuing any enforcement action with respect to such Shared Collateral or (2) the Grantor which has granted a security interest in such Shared Collateral is not then a debtor under or with respect to (or otherwise subject to ) any Insolvency or Liquidation Proceeding. In exercising rights and remedies with respect to the Senior Collateral, the Senior Representatives and the Senior Secured Parties may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) So long as the Discharge of Senior Obligations has not occurred, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will not, in the context of its role as secured creditor, take or receive any Shared Collateral or any Proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Shared Collateral in respect of Second Priority Debt Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.01(a), the sole right of the Second Priority Representatives and the Second Priority Debt Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Second Priority Debt Obligations pursuant to the Second Priority Debt Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Senior Obligations has occurred.

(c) Subject to the proviso in clause (ii) of Section 3.01(a), (i) each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt

Facility, agrees that neither such Second Priority Representative nor any such Second Priority Debt Party will take any action that would hinder any exercise of remedies undertaken by any Senior Representative or any Senior Secured Party with respect to the Shared Collateral under the Senior Debt Documents, including any sale, lease, exchange, transfer or other disposition of the Shared Collateral, whether by foreclosure or otherwise, and (ii) each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives any and all rights it or any such Second Priority Debt Party may have as a junior lien creditor or otherwise to object to the manner in which the Senior Representatives or the Senior Secured Parties seek to enforce or collect the Senior Obligations or the Liens granted on any of the Senior Collateral, regardless of whether any action or failure to act by or on behalf of any Senior Representative or any other Senior Secured Party is adverse to the interests of the Second Priority Debt Parties.

(d) Each Second Priority Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Priority Debt Document shall be deemed to restrict in any way the rights and remedies of the Senior Representatives or the Senior Secured Parties with respect to the Senior Collateral as set forth in this Agreement and the Senior Debt Documents.

(e) Until the Discharge of Senior Obligations, the Designated Senior Representative shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto. Following the Discharge of Senior Obligations, the Second Priority Instructing Group and the Designated Second Priority Representative shall have the exclusive right to exercise any right or remedy with respect to the Collateral, and the Second Priority Instructing Group and Designated Second Priority Representative shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Second Priority Debt Parties with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Second Priority Representatives, or for the taking of any other action authorized by the Second Priority Collateral Documents; provided, however, that nothing in this Section shall impair the right of any Second Priority Representative or other agent or trustee acting on behalf of the Second Priority Debt Parties to take such actions with respect to the Collateral after the Discharge of Senior Obligations as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Second Priority Debt Parties or the Second Priority Debt Obligations.

SECTION 3.02. Cooperation. Subject to the proviso in clause (ii) of Section 3.01(a), each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that, unless and until the Discharge of Senior Obligations has occurred, it will not commence, or join with any Person (other than the Senior Secured Parties and the Senior Representatives upon the request of the Designated Senior Representative) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Second Priority Debt Documents or otherwise in respect of the Second Priority Debt Obligations.

SECTION 3.03. Actions upon Breach. Should any Second Priority Representative or any Second Priority Debt Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, any Senior Representative or other Senior Secured Party (in its or their own name or in the name of the Borrower or any other Grantor) or the Borrower may obtain relief against such Second Priority Representative or such Second Priority Debt Party by injunction, specific performance or other appropriate equitable relief. Each

Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Facility, hereby (i) agrees that the Senior Secured Parties’ damages from the actions of the Second Priority Representatives or any Second Priority Debt Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Borrower, any other Grantor or the Senior Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any Senior Representative or any other Senior Secured Party.

ARTICLE IV

Payments

SECTION 4.01. Application of Proceeds. After an event of default under any Senior Debt Document has occurred and until such event of default is cured or waived, so long as the Discharge of Senior Obligations has not occurred, the Shared Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Shared Collateral upon the exercise of remedies shall be applied by the Designated Senior Representative to the Senior Obligations in such order as specified in the relevant Senior Debt Documents until the Discharge of Senior Obligations has occurred. Upon the Discharge of Senior Obligations, each applicable Senior Representative shall deliver promptly to the Designated Second Priority Representative any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Second Priority Representative to the Second Priority Debt Obligations in such order as specified in the relevant Second Priority Debt Documents.

SECTION 4.02. Payments Over. So long as the Discharge of Senior Obligations has not occurred, any Shared Collateral or Proceeds thereof received by any Second Priority Representative or any Second Priority Debt Party in connection with the exercise of any right or remedy (including setoff) relating to the Shared Collateral in contravention of this Agreement shall be segregated and held in trust for the benefit of and forthwith paid over to the Designated Senior Representative for the benefit of the Senior Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Designated Senior Representative is hereby authorized to make any such endorsements as agent for each of the Second Priority Representatives or any such Second Priority Debt Party. This authorization is coupled with an interest and is irrevocable.

ARTICLE V

Other Agreements

SECTION 5.01. Releases.

(a) Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that, in the event of a sale, transfer or other disposition of any specified item of Shared Collateral (including all or substantially all of the equity interests of any subsidiary of the Grantors) (i) in connection with the exercise of remedies in respect of such Shared Collateral or (ii) if not in connection with the exercise of remedies in respect of such Shared Collateral, so long as (A) an Event of Default (as defined in and under any Second Priority Debt Document) has not occurred and is continuing or (B) such sale, transfer or other disposition is permitted by the terms of the Second Priority Debt Documents, the Liens granted to the Second Priority Representatives and the Second Priority Debt Parties upon such Shared Collateral to secure Second Priority Debt

Obligations shall terminate and be released, automatically and without any further action, concurrently with the termination and release of all Liens granted upon such Shared Collateral to secure Senior Obligations. Upon delivery to a Second Priority Representative of an Officer’s Certificate stating that any such termination and release of Liens securing the Senior Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Second Priority Debt Parties and the Second Priority Representatives) and any necessary or proper instruments of termination or release prepared by the Borrower or any other Grantor, such Second Priority Representative will promptly execute, deliver or acknowledge, at the Borrower’s or the other Grantor’s sole cost and expense, such instruments to evidence such termination and release of the Liens. Nothing in this Section 5.01(a) will be deemed to affect any agreement of a Second Priority Representative, for itself and on behalf of the Second Priority Debt Parties under its Second Priority Debt Facility, to release the Liens on the Second Priority Collateral as set forth in the relevant Second Priority Debt Documents.

(b) Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby irrevocably constitutes and appoints the Designated Senior Representative and any officer or agent of the Designated Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Second Priority Representative or such Second Priority Debt Party or in the Designated Senior Representative’s own name, from time to time in the Designated Senior Representative’s discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, endorsements or other instruments of transfer or release.

(c) Unless and until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby consents to the application, whether prior to or after an event of default under any Senior Debt Document of proceeds of Shared Collateral to the repayment of Senior Obligations pursuant to the Senior Debt Documents, provided that nothing in this Section 5.01(c) shall be construed to prevent or impair the rights of the Second Priority Representatives or the Second Priority Debt Parties to receive proceeds in connection with the Second Priority Debt Obligations not otherwise in contravention of this Agreement.

(d) Notwithstanding anything to the contrary in any Second Priority Collateral Document, in the event the terms of a Senior Collateral Document and a Second Priority Collateral Document each require any Grantor (i) to make payment in respect of any item of Shared Collateral, (ii) to deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) to register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder, (v) hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, both the Designated Senior Representative and any Second Priority Representative or Second Priority Debt Party, such Grantor may, until the applicable Discharge of Senior Obligations has occurred, comply with such requirement under the Second Priority Collateral Document as it relates to such Shared

Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Designated Senior Representative.

SECTION 5.02. Insurance and Condemnation Awards. Unless and until the Discharge of Senior Obligations has occurred, the Designated Senior Representative and the Senior Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Debt Documents, (a) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Grantor, (b) to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder and (c) to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. Unless and until the Discharge of Senior Obligations has occurred, all proceeds of any such policy and any such award, if in respect of the Shared Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of Senior Obligations, to the Designated Senior Representative for the benefit of Senior Secured Parties pursuant to the terms of the Senior Debt Documents, (ii) second, after the occurrence of the Discharge of Senior Obligations, to the Designated Second Priority Representative for the benefit of the Second Priority Debt Parties pursuant to the terms of the applicable Second Priority Debt Documents and (iii) third, if no Second Priority Debt Obligations are outstanding, to the owner of the subject property, or such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Second Priority Representative or any Second Priority Debt Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Designated Senior Representative in accordance with the terms of Section 4.02.

SECTION 5.03. Amendments to Second Priority Collateral Documents.

(a) Except to the extent not prohibited by any Senior Debt Document, no Second Priority Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Priority Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement. The Borrower agrees to deliver to the Designated Senior Representative copies of (i) any amendments, supplements or other modifications to the Second Priority Collateral Documents and (ii) any new Second Priority Collateral Documents promptly after effectiveness thereof. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that each Second Priority Collateral Document under its Second Priority Debt Facility shall include the following language (or language to similar effect reasonably approved by the Designated Senior Representative):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the [Second Priority Representative] pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties (as defined in the Intercreditor Agreement referred to below), including liens and security interests granted to Barclays Bank PLC, as administrative agent, pursuant to or in connection with the Credit Agreement dated as of [            ], 2011 (as amended, restated, supplemented or otherwise modified from time to time), among Serena Software, Inc., the lenders from time to time party thereto and Barclays Bank PLC, as administrative agent, and the other parties thereto, and (ii) the exercise of any right or remedy by the [Second Priority Representative] hereunder is subject to the limitations and provisions of the Intercreditor Agreement dated as of [ ], 20[ ] (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Barclays Bank PLC, as Administrative Agent, [ ] and its subsidiaries and affiliated entities party thereto. In the event of any conflict between the terms of the

Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.”

(b) In the event that each applicable Senior Representative and/or the Senior Secured Parties enter into any amendment, waiver or consent in respect of any of the Senior Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Senior Representatives, the Senior Secured Parties, the Borrower or any other Grantor thereunder (including the release of any Liens in Senior Collateral) in a manner that is applicable to all Senior Facilities, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Second Priority Collateral Document without the consent of any Second Priority Representative or any Second Priority Debt Party and without any action by any Second Priority Representative, the Borrower or any other Grantor; provided, however, that written notice of such amendment, waiver or consent shall have been given to each Second Priority Representative within 10 Business Days after the effectiveness of such amendment, waiver or consent.

SECTION 5.04. Rights as Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Second Priority Representatives and the Second Priority Debt Parties may exercise rights and remedies as unsecured creditors against the Borrower and any other Grantor in accordance with the terms of the Second Priority Debt Documents and applicable law so long as such rights and remedies do not violate any express provision of this Agreement. Nothing in this Agreement shall prohibit the receipt by any Second Priority Representative or any Second Priority Debt Party of the required payments of principal, premium, interest, fees and other amounts due under the Second Priority Debt Documents so long as such receipt is not the direct or indirect result of the exercise by a Second Priority Representative or any Second Priority Debt Party of rights or remedies as a secured creditor in respect of Shared Collateral. In the event any Second Priority Representative or any Second Priority Debt Party becomes a judgment lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second Priority Debt Obligations, such judgment lien shall be subordinated to the Liens securing Senior Obligations on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Senior Representatives or the Senior Secured Parties may have with respect to the Senior Collateral.

SECTION 5.05. Gratuitous Bailee for Perfection.

(a) Each Senior Representative acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of such Senior Representative, or of agents or bailees of such Person (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, the applicable Senior Representative shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the relevant Second Priority Representatives, in each case solely for the purpose of perfecting the Liens granted under the relevant Second Priority Collateral Documents and subject to the terms and conditions of this Section 5.05.

(b) In the event that any Senior Representative (or its agents or bailees) has Lien filings against Intellectual Property that is part of the Shared Collateral that are necessary for the perfection of Liens in such Shared Collateral, such Senior Representative agrees to hold such Liens as sub-agent and gratuitous bailee for the relevant Second Priority Representatives and any assignee thereof, solely for the purpose of perfecting the security interest granted in such Liens pursuant to the relevant Second Priority Collateral Documents, subject to the terms and conditions of this Section 5.05.

(c) Except as otherwise specifically provided herein, until the Discharge of Senior Obligations has occurred, the Senior Representatives and the Senior Secured Parties shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the Senior Debt Documents as if the Liens under the Second Priority Collateral Documents did not exist. The rights of the Second Priority Representatives and the Second Priority Debt Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(d) The Senior Representatives and the Senior Secured Parties shall have no obligation whatsoever to the Second Priority Representatives or any Second Priority Debt Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.05. The duties or responsibilities of the Senior Representatives under this Section 5.05 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.05 as sub-agent and gratuitous bailee for the relevant Second Priority Representative for purposes of perfecting the Lien held by such Second Priority Representative.

(e) The Senior Representatives shall not have by reason of the Second Priority Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Second Priority Representative or any Second Priority Debt Party, and each, Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives and releases the Senior Representatives from all claims and liabilities arising pursuant to the Senior Representatives’ roles under this Section 5.05 as sub-agents and gratuitous bailees with respect to the Shared Collateral.

(f) Upon the Discharge of the Senior Obligations, each applicable Senior Representative shall, at the Grantors’ sole cost and expense, (i) (A) deliver to the Designated Second Priority Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Senior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Grantor that the Designated Second Priority Representative is entitled to approve any awards granted in such proceeding. The Borrower and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Senior Representative for loss or damage suffered by such Senior Representative as a result of such transfer, except for loss or damage suffered by any such Person as a result of its own willful misconduct, gross negligence or bad faith. The Senior Representatives have no obligations to follow instructions from any Second Priority Representative or any other Second Priority Debt Party in contravention of this Agreement.

(g) None of the Senior Representatives nor any of the other Senior Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Borrower or any Subsidiary to any Senior Representative or any Senior Secured Party under the Senior Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

SECTION 5.06. When Discharge of Senior Obligations Deemed to Not Have Occurred. If, at any time after the Discharge of Senior Obligations has occurred, the Borrower or any Subsidiary incurs any Senior Obligations (other than in respect of the payment of indemnities surviving the Discharge of Senior Obligations), then such Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Obligations) and the applicable agreement governing such Senior Obligations shall automatically be treated as a Senior Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the agent, representative or trustee for the holders of such Senior Obligations shall be the Senior Representative for all purposes of this Agreement. Upon receipt of notice of such incurrence (including the identity of the new Senior Representative), each Second Priority Representative (including the Designated Second Priority Representative) shall promptly (a) enter into such documents and agreements (at the expense of the Borrower), including amendments or supplements to this Agreement, as the Borrower or such new Senior Representative shall reasonably request in writing in order to provide the new Senior Representative the rights of a Senior Representative contemplated hereby, (b) deliver to such Senior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Second Priority Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, (c) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (d) notify any governmental authority involved in any condemnation or similar proceeding involving a Grantor that the new Senior Representative is entitled to approve any awards granted in such proceeding.

ARTICLE VI

Insolvency or Liquidation Proceedings

SECTION 6.01. Financing Issues. Until the Discharge of Senior Obligations has occurred, if the Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and any Senior Representative or any Senior Secured Party shall desire to consent (or not object) to the sale, use or lease of cash or other collateral or to consent (or not object) to the Borrower’s or any other Grantor’s obtaining financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (“DIP Financing”), then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will raise no (a) objection to and will not otherwise contest such sale, use or lease of such cash or other collateral or such DIP Financing and, except to the extent permitted by the proviso in clause (ii) of Section 3.01(a) and Section 6.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing any Senior Obligations are subordinated or pari passu with such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the

Shared Collateral to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Second Priority Debt Obligations are so subordinated to Liens securing Senior Obligations under this Agreement and (y) to any “carve-out” for professional and United States Trustee fees agreed to by the Senior Representatives, (b) objection to (and will not otherwise contest) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Obligations made by any Senior Representative or any other Senior Secured Party, (c) objection to (and will not otherwise contest) any lawful exercise by any Senior Secured Party of the right to credit bid Senior Obligations at any sale in foreclosure of Senior Collateral, (d) objection to (and will not otherwise contest) any other request for judicial relief made in any court by any Senior Secured Party relating to the lawful enforcement of any Lien on Senior Collateral or (e) objection to (and will not otherwise contest or oppose) any order relating to a sale or other disposition of assets of any Grantor for which any Senior Representative has consented that provides, to the extent such sale or other disposition is to be free and clear of Liens, that the Liens securing the Senior Obligations and the Second Priority Debt Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the Senior Obligations rank to the Liens on the Shared Collateral securing the Second Priority Debt Obligations pursuant to this Agreement. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that notice received two Business Days prior to the entry of an order approving such usage of cash or other collateral or approving such financing shall be adequate notice.

SECTION 6.02. Relief from the Automatic Stay. Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Shared Collateral, without the prior written consent of the Designated Senior Representative.

SECTION 6.03. Adequate Protection. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that none of them shall object, contest or support any other Person objecting to or contesting (a) any request by any Senior Representative or any Senior Secured Parties for adequate protection, (b) any objection by any Senior Representative or any Senior Secured Parties to any motion, relief, action or proceeding based on any Senior Representative’s or Senior Secured Party’s claiming a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts of any Senior Representative or any other Senior Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law. Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, (i) if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral or superpriority claims in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, may seek or request adequate protection in the form of a replacement Lien or superpriority claim on such additional collateral, which Lien or superpriority claim is subordinated to the Liens securing all Senior Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to the Liens securing Senior Obligations under this Agreement and (ii) in the event any Second Priority Representatives, for themselves and on behalf of the Second Priority Debt Parties under their Second Priority Debt Facilities, seek or request adequate protection and such adequate protection is granted in the form of additional collateral, then such Second Priority Representatives, for themselves and on behalf of each Second Priority Debt Party under their Second Priority Debt Facilities, agree that each Senior Representative shall also be granted a senior Lien on such additional collateral as security for the Senior Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Second Priority Debt Obligations shall be subordinated to the Liens on such collateral securing the Senior Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the Senior Secured Parties as adequate protection on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement.

SECTION 6.04. Preference Issues. If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Borrower or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Secured Parties shall be entitled to the benefits of this Agreement until a Discharge of Senior Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

SECTION 6.05. Separate Grants of Security and Separate Classifications. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Collateral Documents and the Second Priority Collateral Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Shared Collateral, the Second Priority Debt Obligations are fundamentally different from the Senior Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that any claims of the Senior Secured Parties and the Second Priority Debt Parties in respect of the Shared Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral (with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Debt Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest (whether or not allowed or allowable) before any distribution is made in respect of the Second Priority Debt Obligations, with each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby acknowledging and agreeing to turn over to the Designated Senior Representative amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Debt Parties.

SECTION 6.06. No Waivers of Rights of Senior Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit any Senior Representative or any other Senior Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Second Priority Debt Party, including the seeking by any Second Priority Debt Party of adequate protection or the asserting by any Second Priority Debt Party of any of its rights and remedies under the Second Priority Debt Documents or otherwise.

SECTION 6.07. Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights as to the Shared Collateral and proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

SECTION 6.08. Other Matters. To the extent that any Second Priority Representative or any Second Priority Debt Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, such Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees not to assert any such rights without the prior written consent of each Senior Representative, provided that if requested by any Senior Representative, such Second Priority Representative shall timely exercise such rights in the manner requested by the Senior Representatives (acting unanimously), including any rights to payments in respect of such rights.

SECTION 6.09. 506(c) Claims. Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Shared Collateral.

SECTION 6.10. Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the Senior Obligations and the Second Priority Debt Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations and on account of the Second Priority Debt Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

ARTICLE VII

Reliance; etc.

SECTION 7.01. Reliance. The consent by the Senior Secured Parties to the execution and delivery of the Second Priority Debt Documents to which the Senior Secured Parties have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Secured Parties to the Borrower or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges that it and such Second Priority

Debt Parties have, independently and without reliance on any Senior Representative or other Senior Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Second Priority Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decision in taking or not taking any action under the Second Priority Debt Documents or this Agreement.

SECTION 7.02. No Warranties or Liability. (a) Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges and agrees that neither any Senior Representative nor any other Senior Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Second Priority Representatives and the Second Priority Debt Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither any Senior Representative nor any other Senior Secured Party shall have any duty to any Second Priority Representative or Second Priority Debt Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with the Borrower or any Subsidiary (including the Second Priority Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectibility of any of the Senior Obligations, the Second Priority Debt Obligations or any guarantee or security which may have been granted to any of them in connection therewith,

(b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.

SECTION 7.03. Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Senior Debt Document or any Second Priority Debt Document;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Second Priority Debt Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Credit Agreement or any other Senior Debt Document or of the terms of any Second Priority Debt Document;

(c) any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Second Priority Debt Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, (i) the Borrower or any other Grantor in respect of the Senior Obligations or (ii) any Second Priority Representative or Second Priority Debt Party in respect of this Agreement.

ARTICLE VIII

Miscellaneous

SECTION 8.01. Conflicts. Subject to Section 8.18, in the event of any conflict between the provisions of this Agreement and the provisions of any Senior Debt Document or any Second Priority Debt Document, the provisions of this Agreement shall govern. Notwithstanding the foregoing, the relative rights and obligations of the Administrative Agent, any other Senior Representatives and the Senior Secured Parties (as amongst themselves) with respect to any Senior Collateral shall be governed by the terms of the First Lien Intercreditor Agreement and in the event of any conflict between the First Lien Intercreditor Agreement and this Agreement, the provisions of the First Lien Intercreditor Agreement shall control.

SECTION 8.02. Continuing Nature of this Agreement; Severability. Subject to Sections 5.06 and 6.04, this Agreement shall continue to be effective until the Discharge of Senior Obligations shall have occurred. This is a continuing agreement of Lien subordination, and the Senior Secured Parties may continue, at any time and without notice to the Second Priority Representatives or any Second Priority Debt Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower or any Subsidiary constituting Senior Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.03. Amendments; Waivers.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) This Agreement may be amended in writing signed by each Representative (in each case, acting in accordance with the documents governing the applicable Debt Facility); provided that any such amendment, supplement or waiver which by the terms of this Agreement requires the Borrower’s consent or which increases the obligations or reduces the rights of the Borrower or any Grantor, shall require the consent of the Borrower. Any such amendment, supplement or waiver shall be in writing and shall be binding upon the Senior Secured Parties and the Second Priority Debt Parties and their respective successors and assigns.

(c) Notwithstanding the foregoing, without the consent of any Secured Party, any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.09 of this Agreement and upon such execution and delivery, such Representative and the Secured Parties and Senior Obligations or Second Priority Debt Obligations of the Debt Facility for which such Representative is acting shall be subject to the terms hereof.

SECTION 8.04. Information Concerning Financial Condition of the Borrower and the Subsidiaries. The Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Borrower and the Subsidiaries and all endorsers or guarantors of the Senior Obligations or the Second Priority Debt Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Second Priority Debt Obligations. The Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any Senior Representative, any Senior Secured Party, any Second Priority Representative or any Second Priority Debt Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

SECTION 8.05. Subrogation. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred.

SECTION 8.06. Application of Payments. Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Debt Documents. Except as otherwise provided herein, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

SECTION 8.07. Additional Grantors. The Borrower agrees that, if any Subsidiary shall become a Grantor after the date hereof, they will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex II. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Designated Second Priority Representative and the

Designated Senior Representative. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 8.08. Dealings with Grantors. Upon any application or demand by the Borrower or any other Grantor to any Representative to take or permit any action under any of the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), the Borrower or such other Grantor, as appropriate, shall furnish to such Representative a certificate of an Authorized Officer (an “Officer’s Certificate”) stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

SECTION 8.09. Additional Debt Facilities. To the extent, but only to the extent, permitted by the provisions of the Senior Debt Documents and the Second Priority Debt Documents, the Borrower or any other Grantor may incur or issue and sell one or more series or classes of Second Priority Debt and one or more series or classes of Additional Senior Debt. Any such additional class or series of Second Priority Debt (the “Second Priority Class Debt”) may be secured by a second priority, subordinated Lien on Shared Collateral, in each case under and pursuant to the relevant Second Priority Collateral Documents for such Second Priority Class Debt, if and subject to the condition that the Representative of any such Second Priority Class Debt (each, a “Second Priority Class Debt Representative”), acting on behalf of the holders of such Second Priority Class Debt (such Representative and holders in respect of any Second Priority Class Debt being referred to as the “Second Priority Class Debt Parties”), becomes a party to this Agreement by satisfying conditions (i) through (iii), as applicable, of the immediately succeeding paragraph. Any such additional class or series of Senior Facilities (the “Senior Class Debt”; and the Senior Class Debt and Second Priority Class Debt, collectively, the “Class Debt”) may be secured by a senior Lien on Shared Collateral, in each case under and pursuant to the Senior Collateral Documents, if and subject to the condition that the Representative of any such Senior Class Debt (each, a “Senior Class Debt Representative”; and the Senior Class Debt Representatives and Second Priority Class Debt Representatives, collectively, the “Class Debt Representatives”), acting on behalf of the holders of such Senior Class Debt (such Representative and holders in respect of any such Senior Class Debt being referred to as the “Senior Class Debt Parties”; and the Senior Class Debt Parties and Second Priority Class Debt Parties, collectively, the “Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iii), as applicable, of the immediately succeeding paragraph. In order for a Class Debt Representative to become a party to this Agreement:

(i) such Class Debt Representative shall have executed and delivered a Joinder Agreement substantially in the form of Annex III (if such Representative is a Second Priority Class Debt Representative) or Annex IV (if such Representative is a Senior Class Debt Representative) (with such changes as may be reasonably approved by the Designated Senior Representative and such Class Debt Representative) pursuant to which it becomes a Representative hereunder, and the Class Debt in respect of which such Class Debt Representative is the Representative and the related Class Debt Parties become subject hereto and bound hereby;

(ii) the Borrower shall have delivered to the Designated Senior Representative an Officer’s Certificate stating that the conditions set forth in this Section 8.09 are satisfied with respect to such Class Debt and, if requested, true and complete copies of each of the Second Priority Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt, certified as being true and correct by an Authorized Officer of the Borrower; and

(iii) the Second Priority Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt shall provide that each Class Debt Party with respect to such Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Class Debt.

SECTION 8.10. Consent to Jurisdiction; Waivers. Each Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 8.11;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.10 any special, exemplary, punitive or consequential damages.

SECTION 8.11. Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(i) if to the Borrower or any Grantor, to the Borrower, at its address at:[ ], Attention of [ ], telecopy [ ];

(ii) if to the Initial Second Priority Representative to it at [ ] Attention of [ ], telecopy [ ];

(iii) if to the Administrative Agent, to it at: [Barclays Bank PLC, [•], Attention of [•] (Fax No.: [•]) (email: [•]), with a copy];

(iv) if to any other Representative, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 8.09.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among each Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 8.12. Further Assurances. Each Senior Representative, on behalf of itself and each Senior Secured Party under the Senior Debt Facility for which it is acting, each Second Priority Representative, on behalf of itself, and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

SECTION 8.13. GOVERNING LAW; WAIVER OF JURY TRIAL.

(A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(B) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 8.14. Binding on Successors and Assigns. This Agreement shall be binding upon the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives, the Second Priority Debt Parties, the Borrower, the other Grantors party hereto and their respective successors and assigns.

SECTION 8.15. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

SECTION 8.16. Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or other electronic method, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 8.17. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Administrative Agent represents and warrants that this Agreement is binding upon the Credit Agreement Secured Parties. The Initial Second Priority Representative represents and warrants that this Agreement is binding upon the Initial Second Priority Debt Parties.

SECTION 8.18. No Third Party Beneficiaries; Successors and Assigns. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights.

SECTION 8.19. Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto.

SECTION 8.20. Administrative Agent and Representative. It is understood and agreed that (a) the Administrative Agent is entering into this Agreement in its capacity as administrative agent and collateral agent under the Credit Agreement and the provisions of Section 12 of the Credit Agreement applicable to the Agents (as defined therein) thereunder shall also apply to the Administrative Agent hereunder and (b) [ ] is entering into this Agreement in its capacity as [Trustee] under [indenture] and the provisions of Article [ ] of such [indenture] applicable to the Trustee thereunder shall also apply to the Trustee hereunder.

SECTION 8.21. Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.01(a), 5.01(d) or 5.03(b)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the Credit Agreement, any other Senior Debt Document or any Second Priority Debt Documents, or permit the Borrower or any other Grantor to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the Credit Agreement or any other Senior Debt Document or any Second Priority Debt Documents, (b) change the relative priorities of the Senior Obligations or the Liens granted under the Senior Collateral Documents on the Shared Collateral (or any other assets) as among the Senior Secured Parties, (c) otherwise change the relative rights of the Senior Secured Parties in respect of the Shared Collateral as among such Senior Secured Parties or (d) obligate the Borrower or any other Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Credit Agreement or any other Senior Debt Document or any Second Priority Debt Document.

SECTION 8.22. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BARCLAYS BANK PLC as Administrative Agent

By:
Name:
Title:

[ ], as Initial Additional Authorized Representative

By:
Name:
Title:

SERENA SOFTWARE, INC.

By:
Name:
Title:

THE GRANTORS LISTED ON ANNEX I HERETO

By:
Name:
Title:

ANNEX I

Grantors

[                 ]

ANNEX II

[FORM OF] SUPPLEMENT NO. [ ] dated as of [            ], 20[ ] to the FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT dated as of [            ], 20[ ] (the “First Lien/Second Lien Intercreditor Agreement”), among Serena Software, Inc., a Delaware corporation (the “Borrower”), certain subsidiaries and affiliates of the Borrower from time to time party thereto (together with the Borrower, “Grantors”), Barclays Bank PLC, as Administrative Agent under the Credit Agreement, [ ], as Initial Second Priority Representative, and the additional Representatives from time to time a party thereto.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the First Lien/Second Lien Intercreditor Agreement.

B. The Grantors have entered into the First Lien/Second Lien Intercreditor Agreement. Pursuant to the Credit Agreement, certain Additional Senior Debt Documents and certain Second Priority Debt Documents, certain newly acquired or organized Subsidiaries of the Borrower are required to enter into the First Lien/Second Lien Intercreditor Agreement. Section 8.07 of the First Lien/Second Lien Intercreditor Agreement provides that such Subsidiaries may become party to the First Lien/Second Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement, the Second Priority Debt Documents and Additional Senior Debt Documents.

Accordingly, the Designated Senior Representative and the New Subsidiary Grantor agree as follows:

SECTION 1. In accordance with Section 8.07 of the First Lien/Second Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the First Lien/Second Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the First Lien/Second Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the First Lien/Second Lien Intercreditor Agreement shall be deemed to include the New Grantor. The First Lien/Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Designated Senior Representative and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic method shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the First Lien/Second Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien/Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the First Lien/Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Borrower as specified in the First Lien/Second Lien Intercreditor Agreement.

SECTION 8. The Borrower agrees to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative.

IN WITNESS WHEREOF, the New Grantor, and the Designated Senior Representative have duly executed this Supplement to the First Lien/Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY GRANTOR],

By:
Name:
Title:

Acknowledged by: [ ], as Designated Senior Representative,

By:
Name:
Title:

[ ], as Designated Second Priority Representative,

By:
Name:
Title:

ANNEX III

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [ ] dated as of [            ], 20[ ] to the FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT dated as of [            ], 20[ ] (the “First Lien/Second Lien Intercreditor Agreement”), among Serena Software, Inc., a Delaware corporation (the “Borrower”), certain subsidiaries and affiliates of the Borrower from time to time party thereto (together with the Borrower, “Grantors”), Barclays Bank PLC, as Administrative Agent under the Credit Agreement, [ ], as Initial Second Priority Representative, and the additional Representatives from time to time a party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien/Second Lien Intercreditor Agreement.

B. As a condition to the ability of the Borrower or any other Grantor to incur Second Priority Debt and to secure such Second Priority Class Debt with the Second Priority Lien and to have such Second Priority Class Debt guaranteed by the Grantors on a subordinated basis, in each case under and pursuant to the Second Priority Collateral Documents, the Second Priority Class Representative in respect of such Second Priority Class Debt is required to become a Representative under, and such Second Priority Class Debt and the Second Priority Class Debt Parties in respect thereof are required to become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement. Section 8.09 of the First Lien/Second Lien Intercreditor Agreement provides that such Second Priority Class Debt Representative may become a Representative under, and such Second Priority Class Debt and such Second Priority Class Debt Parties may become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement, pursuant to the execution and delivery by the Second Priority Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the First Lien/Second Lien Intercreditor Agreement. The undersigned Second Priority Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Second Priority Debt Documents.

Accordingly, the Designated Senior Representative and the New Representative agree as follows:

SECTION 1. In accordance with Section 8.09 of the First Lien/Second Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Second Priority Class Debt and Second Priority Class Debt Parties become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Second Priority Class Debt Parties, hereby agrees to all the terms and provisions of the First Lien/Second Lien Intercreditor Agreement applicable to it as a Second Priority Representative and to the Second Priority Class Debt Parties that it represents as Second Priority Debt Parties. Each reference to a “Representative” or “Second Priority Representative” in the First Lien/Second Lien Intercreditor Agreement shall be deemed to include the New Representative. The First Lien/Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to the Designated Senior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Second Priority Debt Documents relating to such Second Priority Class Debt provide that, upon the New Representative’s entry into this Agreement, the Second Priority Class Debt Parties in respect of such Second Priority Class Debt will be subject to and bound by the provisions of the First Lien/Second Lien Intercreditor Agreement as Second Priority Debt Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the First Lien/Second Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien/Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the First Lien/Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Borrower agrees to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative.

IN WITNESS WHEREOF, the New Representative and the Designated Senior Representative have duly executed this Representative Supplement to the First Lien/Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],
as [ ] for the holders of [ ],

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

[ ], as Designated Senior Representative,

By:
Name:
Title:

Acknowledged by:

SERENA SOFTWARE, INC.

By:
Name:
Title:

THE GRANTORS LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

Grantors

[                    ]

ANNEX IV

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [ ] dated as of [            ], 20[ ] to the FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT dated as of [            ], 20[ ] (the “First Lien/Second Lien Intercreditor Agreement”), among Serena Software, Inc., a Delaware corporation (the “Borrower”), certain subsidiaries and affiliates of the Borrower from time to time party thereto (together with the Borrower, “Grantors”), Barclays Bank PLC, as Administrative Agent under the Credit Agreement, [ ], as Initial Second Priority Representative, and the additional Representatives from time to time a party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien/Second Lien Intercreditor Agreement.

B. As a condition to the ability of the Borrower or any other Grantor to incur Senior Class Debt after the date of the First Lien/Second Lien Intercreditor Agreement and to secure such Senior Class Debt with the Senior Lien and to have such Senior Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Senior Collateral Documents, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become a Representative under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement. Section 8.09 of the First Lien/Second Lien Intercreditor Agreement provides that such Senior Class Debt Representative may become a Representative under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement, pursuant to the execution and delivery by the Senior Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the First Lien/Second Lien Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Second Priority Debt Documents.

Accordingly, the Designated Senior Representative and the New Representative agree as follows:

SECTION 1. In accordance with Section 8.09 of the First Lien/Second Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the First Lien/Second Lien Intercreditor Agreement applicable to it as a Senior Representative and to the Senior Class Debt Parties that it represents as Senior Debt Parties. Each reference to a “Representative” or “Senior Representative” in the First Lien/Second Lien Intercreditor Agreement shall be deemed to include the New Representative. The First Lien/Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to the Designated Senior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Senior Debt Documents relating to such Senior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the First Lien/Second Lien Intercreditor Agreement as Senior Secured Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the First Lien/Second Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien/Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the First Lien/Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Borrower agrees to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative.

IN WITNESS WHEREOF, the New Representative and the Designated Senior Representative have duly executed this Representative Supplement to the First Lien/Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ],

By:
Name:
Title:

Address for notices:

attention of: ___________________________
Telecopy: _____________________________

[ ], as Designated Senior Representative,

By:
Name:
Title:

Acknowledged by: SERENA SOFTWARE, INC.

By:
Name:
Title:

THE GRANTORS LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

Grantors

[                 ]